 Prospectus Supplement dated June 5, 2006 (To Prospectus Dated April 26, 2006)

$984,500,000 (Approximate)

Mortgage Loan Asset Backed Certificates, Series 2006-2

Principal and interest distributable monthly, beginning in June 2006

Saxon Mortgage, Inc.

Saxon Asset Securities Company

Sponsor, Seller and Master Servicer

Depositor

Saxon Asset Securities Trust 2006-2
Issuing Entity

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart below:

Class	Certificate Principal Balance(1)	Interest Rate(2)	Approximate Proceeds to Depositor(3)
Class A-1	$197,376,000	Adjustable	99.76%
Class A-2	$197,374,000	Adjustable	99.76%
Class A-3A	$206,173,000	Adjustable	99.76%
Class A-3B	$ 58,031,000	Adjustable	99.76%
Class A-3C	$101,549,000	Adjustable	99.76%
Class A-3D	$ 28,997,000	Adjustable	99.76%
Class M-1	$ 37,500,000	Adjustable	99.76%
Class M-2	$ 34,500,000	Adjustable	99.76%
Class M-3	$ 22,000,000	Adjustable	99.76%
Class M-4	$ 18,500,000	Adjustable	99.76%
Class M-5	$ 18,500,000	Adjustable	99.76%
Class M-6	$ 16,000,000	Adjustable	99.76%
Class B-1	$ 16,000,000	Adjustable	99.76%
Class B-2	$ 13,500,000	Adjustable	99.64%
Class B-3	$ 8,500,000	Adjustable	99.76%
Class B-4	$ 10,000,000	Adjustable	89.15%

______________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under “Summary of Terms.”

(3)

Represents the approximate amount of proceeds the Depositor expects to receive before deducting expenses.

Principal and interest on the offered certificates will be distributable monthly, as described in this prospectus supplement.  The first expected distribution date is June 26, 2006. Credit enhancement for the offered certificates includes overcollateralization, excess interest, pledged prepayment penalties, subordination and loan level primary mortgage insurance on certain mortgage loans.  Amounts payable under the interest rate swap agreement and the interest rate cap agreement, each provided by Credit Suisse International, will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses on the offered certificates in the case of the interest rate swap agreement and to pay certain interest shortfalls on the Class A-3A and Class A-3B Certificates in the case of the interest rate cap agreement.

________________

The offered certificates will represent interests in the trust fund of the issuing entity only, which will include a pool of first lien, fixed and adjustable rate, conforming balance and non-conforming balance residential mortgage loans secured by one- to four-family residential properties, consisting of three loan groups, each with the characteristics described in this prospectus supplement.  The issuing entity will also hold cash for the purchase of subsequent mortgage loans on or before August 7, 2006.  The offered certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, any of their affiliates or any other entity.

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the certificates offered by this prospectus supplement involves significant risks.  You should carefully consider the risk factors included in this prospectus supplement.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company or upon request through Clearstream and the Euroclear System on or about June 7, 2006.

CREDIT SUISSE

BANC OF AMERICA SECURITIES LLC

JPMORGAN

MERRILL LYNCH & CO.

RBS GREENWICH CAPITAL

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) this prospectus supplement, which describes the specific terms of your offered certificates.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of the offered certificates.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

For European  Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), they have not made and will not make an offer of offered certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of offered certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

TABLE OF CONTENTS

Prospectus Supplement

OFFERED CERTIFICATES

S-3

SUMMARY OF TERMS

S-5

RISK FACTORS

S-19

MATERIAL LEGAL PROCEEDINGS

S-26

SERVICING; THE MASTER SERVICER AND THE SERVICER

S-27

THE MORTGAGE LOAN POOL

S-33

STATIC POOL INFORMATION

S-44

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

S-45

ADDITIONAL INFORMATION

S-45

PREPAYMENT AND YIELD CONSIDERATIONS

S-46

DESCRIPTION OF THE OFFERED CERTIFICATES

S-75

ADMINISTRATION OF THE TRUST

S-93

THE AGREEMENT

S-98

FEDERAL INCOME TAX CONSEQUENCES

S-110

ERISA CONSIDERATIONS

S-113

RATINGS

S-115

LEGAL INVESTMENT CONSIDERATIONS

S-115

USE OF PROCEEDS

S-116

LEGAL MATTERS

S-116

UNDERWRITING

S-116

GLOSSARY

S-118

Annex 1   Scheduled Notional Amounts  for the Swap Agreement

S-136

Annex 2  Scheduled Notional Amounts and Strike Rates for the Cap Agreement

S-137

Appendix A: Mortgage Loan Pool Information

S-A-1

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS PROSPECTUS AND

THE PROSPECTUS SUPPLEMENT

2

RISK FACTORS

3

DESCRIPTION OF THE SECURITIES

32

REGISTRATION OF THE OFFERED

SECURITIES

33

MATURITY, PREPAYMENT AND YIELD
CONSIDERATIONS

45

THE TRUSTS

47

CREDIT ENHANCEMENT

67

DERIVATIVES

71

THE SPONSORS AND THE MASTER SERVICERS

73

THE DEPOSITOR

75

SAXON MORTGAGE SERVICES, INC. – THE SERVICER

76

THE ISSUING ENTITY

76

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

77

ORIGINATION OF MORTGAGE LOANS

77

SERVICING OF MORTGAGE LOANS

79

THE AGREEMENTS

87

MATERIAL LEGAL ASPECTS OF
MORTGAGE LOANS

104

USE OF PROCEEDS

116

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES

116

STATE AND LOCAL TAX CONSIDERATIONS

141

ERISA CONSIDERATIONS

142

LEGAL INVESTMENT MATTERS

148

PLAN OF DISTRIBUTION

150

STATIC POOL INFORMATION

150

ADDITIONAL INFORMATION

151

INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE

151

REPORTS TO SECURITYHOLDERS AND TO THE SEC

152

OFFERED CERTIFICATES

The issuing entity will issue the following classes of certificates that are being offered by this prospectus supplement.  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	Class Principal Balance(1)	Initial Interest Rate(2)	Pass-Through Rate Formula (until Optional Call Date)(3)	Pass-Through Rate Formula (after Optional Call Date)(4)	Principal Type	Interest Type	Initial Ratings(5)
							S&P	Moody’s	Fitch
A-1	$197,376,000	5.260%	LIBOR + 0.130%	LIBOR + 0.260%	Senior	Variable Rate	AAA	Aaa	AAA
A-2	$197,374,000	5.260%	LIBOR + 0.130%	LIBOR + 0.260%	Senior	Variable Rate	AAA	Aaa	AAA
A-3A	$206,173,000	5.160%	LIBOR + 0.030%	LIBOR + 0.060%	Senior Sequential	Variable Rate	AAA	Aaa	AAA
A-3B	$ 58,031,000	5.220%	LIBOR + 0.090%	LIBOR + 0.180%	Senior Sequential	Variable Rate	AAA	Aaa	AAA
A-3C	$101,549,000	5.280%	LIBOR + 0.150%	LIBOR + 0.300%	Senior Sequential	Variable Rate	AAA	Aaa	AAA
A-3D	$ 28,997,000	5.370%	LIBOR + 0.240%	LIBOR + 0.480%	Senior Sequential	Variable Rate	AAA	Aaa	AAA
M-1	$ 37,500,000	5.420%	LIBOR + 0.290%	LIBOR + 0.435%	Subordinate	Variable Rate	AA+	Aa1	AA+
M-2	$ 34,500,000	5.430%	LIBOR + 0.300%	LIBOR + 0.450%	Subordinate	Variable Rate	AA+	Aa2	AA+
M-3	$ 22,000,000	5.450%	LIBOR + 0.320%	LIBOR + 0.480%	Subordinate	Variable Rate	AA	Aa3	AA
M-4	$ 18,500,000	5.480%	LIBOR + 0.350%	LIBOR + 0.525%	Subordinate	Variable Rate	AA-	A1	AA-
M-5	$ 18,500,000	5.520%	LIBOR + 0.390%	LIBOR + 0.585%	Subordinate	Variable Rate	A+	A2	A+
M-6	$ 16,000,000	5.590%	LIBOR + 0.460%	LIBOR + 0.690%	Subordinate	Variable Rate	A	A3	A
B-1	$ 16,000,000	6.030%	LIBOR + 0.900%	LIBOR + 1.350%	Subordinate	Variable Rate	A-	Baa1	A-
B-2	$ 13,500,000	6.280%	LIBOR + 1.150%	LIBOR + 1.725%	Subordinate	Variable Rate	BBB+	Baa2	BBB+
B-3	$ 8,500,000	7.030%	LIBOR + 1.900%	LIBOR + 2.850%	Subordinate	Variable Rate	BBB	Baa3	BBB
B-4	$ 10,000,000	7.630%	LIBOR + 2.500%	LIBOR + 3.750%	Subordinate	Variable Rate	BBB-	Ba1	BBB-

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under “Summary of Terms.”

(3)

Reflects the summary pass-through rate formula up to and including the initial clean-up call date as described under “The Agreement — Termination.”

(4)

Reflects the summary pass-through rate formula after the option to purchase the mortgage loans is not exercised by the master servicer at the initial clean-up call date as described in this prospectus supplement under “The Agreement — Termination.”

(5)   It is a condition of the issuance of the offered certificates that they receive ratings as set forth above.

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period (2)	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Distribution Date(3)	Minimum Denomination	Incremental Denomination	CUSIP Number

A-1	DD	0 day	Actual/360	September 2036	January 2022	$25,000	$1,000	80556X AA 5
A-2	DD	0 day	Actual/360	September 2036	January 2022	$25,000	$1,000	80556X AB 3
A-3A	DD	0 day	Actual/360	September 2036	March 2008	$25,000	$1,000	80556X AC 1
A-3B	DD	0 day	Actual/360	September 2036	August 2008	$25,000	$1,000	80556X AD 9
A-3C	DD	0 day	Actual/360	September 2036	September 2012	$25,000	$1,000	80556X AE 7
A-3D	DD	0 day	Actual/360	September 2036	September 2021	$25,000	$1,000	80556X AF 4
M-1	DD	0 day	Actual/360	September 2036	July 2019	$100,000	$1,000	80556X AG 2
M-2	DD	0 day	Actual/360	September 2036	December 2018	$100,000	$1,000	80556X AH 0
M-3	DD	0 day	Actual/360	September 2036	May 2018	$100,000	$1,000	80556X AJ 6
M-4	DD	0 day	Actual/360	September 2036	November 2017	$100,000	$1,000	80556X AK 3
M-5	DD	0 day	Actual/360	September 2036	May 2017	$100,000	$1,000	80556X AL 1
M-6	DD	0 day	Actual/360	September 2036	November 2016	$100,000	$1,000	80556X AM 9
B-1	DD	0 day	Actual/360	September 2036	April 2016	$100,000	$1,000	80556X AN 7
B-2	DD	0 day	Actual/360	September 2036	August 2015	$100,000	$1,000	80556X AP 2
B-3	DD	0 day	Actual/360	September 2036	December 2014	$100,000	$1,000	80556X AQ 0
B-4	DD	0 day	Actual/360	September 2036	May 2014	$100,000	$1,000	80556X AR 8

(1)

DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

0 Day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or June 7, 2006 in the case of the first interest accrual period) and ending on the calendar day immediately before the related distribution date.

(3)

Calculated based on the assumptions as set forth under “Prepayment and Yield Considerations — Prepayments and Yields for the Offered Certificates.”

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

·

This summary provides an overview of structural provisions, calculations, cashflows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cashflows and other information in this prospectus supplement and the accompanying prospectus.

Issuing Entity

Saxon Asset Securities Trust 2006-2, a common law trust formed under the laws of the State of New York.

Sponsor and Seller

Saxon Mortgage, Inc., an affiliate of the depositor, will sell the mortgage loans to the depositor.

Depositor

Saxon Asset Securities Company, an affiliate of the seller and a Virginia corporation, will sell the mortgage loans to the issuing entity.  The depositor’s address is 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 and its telephone number is (804) 967-7400.

Master Servicer

Saxon Mortgage, Inc.

Trustee

Deutsche Bank National Trust Company.

Servicer

Saxon Mortgage Services, Inc., an affiliate of the seller and the depositor.

Swap Provider

Credit Suisse International.

Cap Provider

Credit Suisse International.

Mortgage Insurance Provider

On the closing date, Mortgage Guaranty Insurance Corporation will provide primary mortgage insurance for approximately 17.72% of the initial mortgage loans, each of which has an original loan-to-value ratio in excess of 80%.

Cut-off Date

As of the close of business on May 1, 2006 for the mortgage loans to be sold to the issuing entity on the closing date.

Closing Date

On or about June 7, 2006.

The Offered Certificates

The classes of Saxon Asset Securities Trust 2006-2 Mortgage Loan Asset Backed Certificates issued with the initial approximate characteristics set forth under “Offered Certificates” in the table on page S-3.

The offered certificates will be issued in book-entry form.  See “Description of the Offered Certificates — General” in this prospectus supplement.  The minimum denomination and the incremental denomination of each class of offered certificates are set forth in the table on page S-4.

In addition to the offered certificates, the issuing entity will issue the Class C and Class R Certificates, which will not be entitled to monthly distributions of principal and interest, but rather solely to any excess cashflow remaining after all distributions on the offered certificates and certain other fees and expenses of the issuing entity have been made on the related distribution date.  The Class C and Class R Certificates are not offered by this prospectus supplement.

The certificates will represent ownership interests in the assets of the issuing entity, which will consist primarily of first lien, fixed and adjustable rate, conforming balance and non-conforming balance residential mortgage loans secured by one- to four-family residential properties and interests in the supplemental interest trust described in this prospectus supplement.

The offered certificates will have an approximate total initial principal balance of $984,500,000.  Any difference between the total principal balance of the certificates on the date they are issued and the approximate total principal balance of the certificates on the date of this prospectus supplement will not exceed 5%.

Certificates with a class designation beginning with an “A” are referred to herein as senior certificates.  All other classes of certificates are referred to herein as subordinate certificates.

As described in this prospectus supplement, for purposes of allocating collections on the mortgage loans, the mortgage loans will be divided into three groups, Group I, Group II and Group III.  Group I and Group II consist of mortgage loans with original principal balances that do not exceed the applicable Freddie Mac and Fannie Mae original loan amount limitations for one- to four- family residential mortgaged properties (i.e., conforming balance mortgage loans).  Group III consists of both conforming balance and non-conforming balance mortgage loans.

Principal and interest of the Class A-1 Certificates will be payable primarily from collections received from the Group I mortgage loans; principal and interest of the Class A-2 Certificates will be payable primarily from collections received from the Group II mortgage loans; principal and interest of the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates will be payable primarily from collections received from the Group III mortgage loans and principal and interest of the certificates with an “M” or “B” class designation will be payable primarily from collections received from all of the mortgage loans in the aggregate.

Distribution Date

The trustee will make distributions of principal and interest on the 25th day of each month, or if that day is not a business day, the next business day.  The first distribution date will be June 26, 2006.

Fees and Expenses

Before distributions are made on the certificates, the servicer will be paid from interest collections on the related mortgage loans, prior to deposit into the collection account, a monthly fee, equal to the principal balance of each mortgage loan serviced by the servicer multiplied by one-twelfth of: (i) approximately 0.30% per annum for such of the first ten distribution dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth distribution dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth distribution dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth distribution date following the closing date and each distribution date thereafter, as provided in the pooling and servicing agreement.  The servicer will also be entitled to receive, to the extent provided in the pooling and servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a collection account pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

Before distributions are made on the certificates, the master servicer will be paid from interest collections on the mortgage loans, prior to deposit into the distribution account, a monthly fee for each mortgage loan calculated as 0.05% annually on the total principal balance of the mortgage loans, and as additional compensation, the master servicer will retain investment income on funds in the master servicer custodial account and the pre-funding subaccounts.

As compensation for its services, the trustee will be paid a monthly fee calculated as 0.0036% annually on the total principal balance of the mortgage loans.

Expenses of the servicer, the master servicer, the trustee and the custodian that are permitted to be reimbursed under the pooling and servicing agreement and the custody agreement will be paid prior to any distributions to certificateholders, to the extent payable by the trust fund of the issuing entity.

See “The Agreement — Fees and Expenses of the Issuing Entity” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the distribution date specified in the table on page S-4.  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

Pass-Through Rates

The pass-through rates on each class of offered certificates adjust on each distribution date, based on the value of one-month LIBOR.

The pass-through rate of each class of offered certificates will be subject to limitation (or will be “capped”) as described in this prospectus supplement.  Whenever a pass-through rate for an offered certificate is capped, any shortfall in interest on that certificate resulting from the application of the related cap will be carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest, pledged prepayment penalties and payments received by the trustee, on behalf of the supplemental interest trust, under the swap agreement (and, in the case of the Class A-3A and Class A-3B Certificates, payments received by the trustee under the cap agreement).

Interest Distributions

On each distribution date, the trustee will generally distribute interest funds with respect to each loan group, in the following order:

·

to the supplemental interest trust account, amounts payable to the counterparty, excluding swap termination payments payable to the counterparty when the counterparty is the sole affected or defaulting party;

·

to the related senior certificates, all interest due thereon;

·

to the unrelated senior certificates (after application of interest funds from the loan group for such unrelated senior certificates);

·

to the subordinate certificates, in the order of priority described in this prospectus supplement, monthly interest due such certificates; and

·

any remaining interest funds to be applied as described under “¾Excess Interest and Pledged Prepayment Penalties” below.

Excess Interest and Pledged Prepayment Penalties

On each distribution date, the trustee will distribute any excess interest and the prepayment penalties received from the mortgage loans in the following order:

·

for the first two distribution dates only, to the offered certificates entitled thereto, in order of seniority, any interest shortfall resulting from application of a cap;

·

to the offered certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

·

to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

·

to the offered certificates entitled thereto, in order of seniority, any interest shortfall resulting from application of a cap;

·

to specified classes of certificates to the extent of any remaining losses allocated thereto;

·

to the supplemental interest trust account for payment to the counterparty of termination payments in certain circumstances described in this prospectus supplement, and

·

to the Class C and Class R Certificates, any remaining amount.

Principal Distributions

On each distribution date, after making the required payments to the supplemental interest trust account, the trustee will apply the principal distribution amount for each loan group, first to make the required distributions of principal on the related senior certificates and second, if the principal balances of the related senior certificates have been reduced to zero, to make the required distributions of principal on the remaining senior certificates, in each case as described under “Description of the Offered Certificates—Distributions—General—Distributions of Principal.”  Thereafter, to the extent described under “Description of the Offered Certificates—Distributions—General—Distributions of Principal,” any remaining principal payments received on the mortgage loans not required to maintain the principal balances of the senior certificates at the required levels, as described above, will be distributed to the subordinate certificates, sequentially, in the order of their seniority, up to the required distribution amounts, provided a trigger event has not occurred, as described in this prospectus supplement.

The amount of principal distributable with respect to each class of certificates that is entitled to principal distributions will be determined primarily by (1) funds received on the mortgage loans that are available to make distributions on each class of certificates, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (3) the application of excess interest and pledged prepayment penalties to pay principal on each class of certificates, calculated as described in this prospectus supplement.

Funds received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

·

whether a distribution date occurs before the “step-down date,” which is the earlier to occur of (i) the later to occur of (A) the distribution date in June 2009 and (B) the first distribution date on which  the certificate principal balance of the senior certificates immediately prior to such distribution date (less the principal funds for such distribution date) is less than or equal to 54.60%, of the assumed principal balance on the related determination date, and (ii) the distribution date after which the aggregate certificate principal balance of the senior certificates has been reduced to zero; and

·

whether a “trigger event” has occurred, and cumulative losses or delinquencies on the mortgage loans are higher than certain levels specified in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal distributions on the certificates will be the assets of the trust fund of the issuing entity.  The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise, payments received under an interest rate swap agreement as described below under “Swap Agreement,” payments under the MGIC PMI Policy described in this prospectus supplement and, for the benefit of the holders of the Class A-3A and Class A-3B Certificates only, payments received under an interest rate cap agreement described in this prospectus supplement.  No other entity will be required or expected to make any distributions on the certificates.

Credit Enhancement

Credit enhancement refers to various mechanisms that are intended to protect certificateholders against losses due to defaults on the mortgage loans.

The offered certificates will have the benefit of the following types of credit enhancement:

·

the use of excess interest and pledged prepayment penalties, if any, from the mortgage loans as described under “—Excess Interest and Pledged Prepayment Penalties” above;

·

the subordination of distributions of interest and principal on the subordinate certificates to required payments of interest and principal on the more senior certificates; and

·

limited protection against losses on the mortgage loans provided by a loan level primary mortgage insurance policy covering certain mortgage loans with original loan-to-value ratios greater than 80%.

On the closing date, the outstanding scheduled principal balance of the mortgage loans, together with the amount on deposit in the pre-funding subaccounts is expected to exceed the aggregate principal balance of the offered certificates by approximately $15,500,000, which represents approximately 1.55% of the assumed principal balance as of the cut-off date.  As described above, excess interest and pledged prepayment penalties, if any, will be used to build and maintain such overcollateralization at required levels.  We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required levels of overcollateralization.

Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with the counterparty.  Under the interest rate swap agreement, one business day prior to each distribution date, commencing with the distribution date in September 2006 and ending with the distribution date in May 2010, the supplemental interest trust will be obligated to make payments at the applicable fixed rate of payment owed by the trust fund, as described in this prospectus supplement, and the counterparty will be obligated to make payments at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount.  To the extent that a fixed rate payment exceeds the floating rate payment related to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the counterparty, and to the extent that a floating rate payment exceeds the fixed rate payment related to any distribution date, the counterparty will owe a net swap payment to the supplemental interest trust. Any net amounts received by the supplemental interest trust under the interest rate swap agreement will be paid by the supplemental interest trust and applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

Cap Agreement

The Class A-3A and Class A-3B Certificates will have the benefit of an interest rate cap agreement as described under “Description of the Offered Certificates―Cap Agreement Reserve Fund” in this prospectus supplement.  No other class of offered certificates will have the benefit of an interest rate cap agreement.

See “Description of the Offered Certificates—Supplemental Interest Trust” and “—Distributions” in this prospectus supplement.

Mortgage Loans

On the closing date, in addition to amounts on deposit in the pre-funding subaccounts, the assets of the trust fund of the issuing entity will consist of approximately 4,367 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $814,058,047.

Information presented with respect to the mortgage loans in this prospectus supplement is derived solely from initial mortgage loans identified for inclusion in the trust fund of the issuing entity as of the date of this prospectus supplement.  Accordingly, such statistical data reflects only a portion of the loans to be included in the trust fund of the issuing entity.  After the closing date, subsequent mortgage loans may, because of the application of funds in the pre-funding subaccounts, be conveyed to the issuing entity until August 7, 2006.  The characteristics of the initial mortgage loans to be conveyed to the issuing entity on the closing date will vary from the characteristics of the subsequent mortgage loans to be conveyed to the issuing entity after the closing date.

The mortgage loans were or will be originated or acquired in accordance with the mortgage loan program for non-conforming credits of the seller.  We refer you to “Risk Factors—Non-conforming underwriting standards” in this prospectus supplement for additional information.

The initial mortgage loans in the trust fund of the issuing entity are secured by one- to four-family residential properties and include first lien, fixed and adjustable rate, conforming balance and non-conforming balance mortgage loans.

The initial mortgage loans to be included in the trust fund of the issuing entity are separated into three groups:

Group I and Group II consist of fixed and adjustable rate, first lien conforming balance mortgage loans.  Group III consists of fixed and adjustable rate, first lien conforming balance and non-conforming balance mortgage loans.

See Appendix A hereto for a description of the initial mortgage loans.

Initial Mortgage Pool Summary

Total Outstanding Principal Balance:	$814,058,046.59
Number of Loans:	4,367

	Average	Minimum	Maximum

Original Loan Amount:	$186,515.62	$45,432.00	$1,325,000.00
Outstanding Principal Balance:	$186,411.28	$45,432.00	$1,325,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.357%	5.650%	12.700%

Gross Margin:	6.237%	2.820%	10.500%
Initial Periodic Rate Cap:	2.989%	1.000%	5.000%
Periodic Rate Cap:	1.003%	1.000%	1.500%
Life Floor:	6.563%	2.000%	12.700%
Life Cap:	14.425%	10.920%	18.700%
Months to Roll:	27	5	60
Original LTV(1):	78.47%	14.68%	100.00%
Credit Score(2):	606	455	801

Original Term (months):	358	120	360
Remaining Term (months):	357	119	360
Seasoning (months):	1	0	79

Top Property State Concentrations:	MD (15.27%), CA (13.06%), FL (10.93%)
Maximum Zip Code Concentrations:	20735 (0.69%), 20772 (0.41%), 21207 (0.40%)

Adjustable Rate:	75.52%
Fixed Rate:	24.48%

	Earliest	Latest

First Distribution Date:	November 1, 1999	July 1, 2006
Maturity Date:	April 1, 2016	June 1, 2036

First Lien:	100.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 99.92% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Group I Initial Mortgage Loans

Total Outstanding Principal Balance:	$ 203,515,235.66
Number of Loans:	1,147

	Average	Minimum	Maximum

Original Loan Amount:	$177,513.70	$50,000.00	$467,500.00
Outstanding Principal Balance:	$177,432.64	$49,935.19	$467,380.80

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.280%	5.650%	11.800%

Gross Margin:	6.131%	2.820%	7.990%
Initial Periodic Rate Cap:	2.981%	1.000%	3.000%
Periodic Rate Cap:	1.004%	1.000%	1.500%
Life Floor:	6.508%	3.450%	11.750%
Life Cap:	14.299%	10.920%	17.750%
Months to Roll:	28	17	58
Original LTV(1):	78.30%	14.68%	100.00%
Credit Score(2):	601	481	798

Original Term (months):	358	180	360
Remaining Term (months):	357	177	360
Seasoning (months):	1	0	7

Top Property State Concentrations:	MD (18.82%), FL (10.68%), NY (9.42%)
Maximum Zip Code Concentrations:	20735 (1.16%), 20743 (0.77%), 11221 (0.60%)

Adjustable Rate:	75.16%
Fixed Rate:	24.84%

	Earliest	Latest

First Distribution Date:	November 1, 2005	July 1, 2006
Maturity Date:	February 1, 2021	June 1, 2036

First Lien:	100.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 100.00% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Group II Initial Mortgage Loans

Total Outstanding Principal Balance:	$203,513,912.28
Number of Loans:	1,145

	Average	Minimum	Maximum

Original Loan Amount:	$177,836.26	$50,000.00	$528,000.00
Outstanding Principal Balance:	$177,741.41	$49,757.73	$528,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.424%	5.990%	12.700%

Gross Margin:	6.297%	3.000%	10.150%
Initial Periodic Rate Cap:	2.989%	1.000%	3.000%
Periodic Rate Cap:	1.004%	1.000%	1.500%
Life Floor:	6.733%	2.000%	12.700%
Life Cap:	14.498%	11.990%	18.700%
Months to Roll:	28	19	57
Original LTV(1):	78.66%	22.12%	100.00%
Credit Score(2):	606	476	784

Original Term (months):	357	120	360
Remaining Term (months):	356	119	360
Seasoning (months):	1	0	7

Top Property State Concentrations:	MD (15.89%), FL (12.26%), NY (9.83%)
Maximum Zip Code Concentrations:	11208 (0.88%), 21061 (0.79%), 20735 (0.67%)

Adjustable Rate:	75.22%
Fixed Rate:	24.78%

	Earliest	Latest

First Distribution Date:	November 1, 2005	July 1, 2006
Maturity Date:	April 1, 2016	June 1, 2036

First Lien:	100.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 99.93% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Group III Initial Mortgage Loans

Total Outstanding Principal Balance:	$407,028,898.65
Number of Loans:	2,075

	Average	Minimum	Maximum

Original Loan Amount:	$196,280.96	$45,432.00	$1,325,000.00
Outstanding Principal Balance:	$196,158.51	$45,432.00	$1,325,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.362%	5.850%	11.950%

Gross Margin:	6.260%	3.500%	10.500%
Initial Periodic Rate Cap:	2.993%	1.000%	5.000%
Periodic Rate Cap:	1.003%	1.000%	1.500%
Life Floor:	6.507%	3.750%	11.350%
Life Cap:	14.452%	11.850%	17.990%
Months to Roll:	27	5	60
Original LTV(1):	78.46%	17.01%	100.00%
Credit Score(2):	608	455	801

Original Term (months):	358	180	360
Remaining Term (months):	357	176	360
Seasoning (months):	1	0	79

Top Property State Concentrations:	CA (18.42%), MD (13.18%), FL (10.40%)
Maximum Zip Code Concentrations:	20772 (0.56%), 20735 (0.47%), 21207 (0.45%)

Adjustable Rate:	75.85%
Fixed Rate:	24.15%

	Earliest	Latest

First Distribution Date:	November 1, 1999	July 1, 2006
Maturity Date:	January 1, 2021	June 1, 2036

First Lien:	100.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 99.88% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Pre-Funding Feature

Subsequent to the closing date but on or before August 7, 2006, the issuing entity may purchase subsequent mortgage loans for inclusion in any of the loan groups.  At the closing, the trustee will hold in trust in three separate pre-funding subaccounts, from the proceeds of the sale of the offered certificates, (i) approximately $46,485,654, which may be applied to the purchase of subsequent fixed and adjustable rate, first lien conforming balance mortgage loans for inclusion in Group I, (ii) approximately $46,485,351, which may be applied to the purchase of subsequent fixed and adjustable rate, first lien conforming balance mortgage loans for inclusion in Group II, and (iii) approximately $92,970,948, which may be applied to the purchase of subsequent fixed and adjustable rate, first lien conforming balance and non-conforming balance mortgage loans for inclusion in Group III.  Pre-funding amounts allocated to one group may not be used to purchase mortgage loans in the other groups.  If these funds are not completely used to acquire subsequent mortgage loans by August 7, 2006, any remaining pre-funding amounts will be paid as principal on the related offered certificates in the order of priority set forth in this prospectus supplement.  This distribution will be made on the August 2006 distribution date.

Certain subsequent mortgage loans may be purchased by the trustee on behalf of the issuing entity in connection with the exercise of clean-up calls with respect to trusts previously established by the depositor.  These subsequent mortgage loans may, therefore, have been originated under underwriting guidelines that differ from those applicable to the initial mortgage loans and will have shorter remaining terms to maturity than mortgage loans originated more recently.

Optional Redemption

The master servicer has the right to exercise a clean-up call on any distribution date on which the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and the amounts deposited in the pre-funding subaccounts on the closing date.

Realized Losses

If, (1) the trustee disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust fund of the issuing entity will incur a realized loss.

If, on any distribution date, the aggregate certificate principal balance of the offered certificates exceeds the aggregate principal balance of the mortgage loans and the amounts deposited in the pre-funding subaccounts, the certificate principal balances of the subordinate certificates will be reduced in reverse order of seniority.  After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.

Mortgage Loan Representations and Warranties

The sponsor has made certain representations and warranties concerning the mortgage loans.  These representations and warranties will be assigned to the depositor under a sales agreement and, in turn, will be assigned by the depositor to the trustee on behalf of the issuing entity under the pooling and servicing agreement.  In addition, the sponsor will represent that none of the mortgage loans in the trust fund of the issuing entity will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the holders of the offered certificates (or, in the case of certain representations and warranties with respect to the Group I mortgage loans and the Group II mortgage loans described under “The Agreement — Sale of Mortgage Loans,” any breach thereof regardless of its effect on the interests of the holders of the offered certificates), the sponsor will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund of the issuing entity because of a breach of a representation or warranty, a mortgage loan that is materially similar to the defective mortgage loan must be available for substitution, and the substitution must be made within two years of the closing date.

See “The Trusts — Assignment of Mortgage Assets” in the prospectus.

Mortgage Loan Servicing

The servicer will service the mortgage loans in the trust fund pursuant to the pooling and servicing agreement, as described in this prospectus supplement and the accompanying prospectus.

The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of the servicing fee, in certain circumstances described under “Servicing; The Master Servicer and the Servicer — Advances and Payment of Compensating Interest” in this prospectus supplement.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.

Any transfer of servicing to one or more successor servicers is subject to the conditions set forth in the pooling and servicing agreement, as described in this prospectus supplement.

See “Servicing; the Master Servicer and the Servicer,” in this prospectus supplement.

Financing

The underwriters, or affiliates of the underwriters, have provided financing for certain of the mortgage loans.  A portion of the proceeds of the sale of the offered certificates will be used to repay this financing.

Tax Status

An election will be made to treat a portion of the trust fund as multiple REMICs for federal income tax purposes.  Each of the offered certificates will represent ownership of “regular interests” in a REMIC, along with certain contractual rights and obligations.  The Class R Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, employee benefit plans and any other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986 or any similar applicable law may acquire the offered certificates.  However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under “ERISA Considerations.”

RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered certificates.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the cut-off date, unless otherwise specified.

Potential inadequacy of credit enhancement

Overcollateralization.  In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the offered certificates, any net swap payments or (except in the limited circumstances described in this prospectus supplement) swap termination payments payable to the counterparty under the swap agreement and the fees and expenses of the issuing entity.  We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the expected weighted average of the pass-through rates on the offered certificates.  We cannot assure you, however, that enough excess interest will be generated to achieve and maintain the overcollateralization levels required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  The effect on the offered certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to all of the holders of the offered certificates, so less cash will be available as excess interest to build and maintain required levels of overcollateralization.

Mortgage interest on the mortgage loans may limit interest payments on the offered certificates

Generally, the pass-through rates on the offered certificates adjust monthly based upon one-month LIBOR.  However, approximately 75.52% of the initial mortgage loans have interest rates that adjust periodically based on the six-month LIBOR index, beginning at a specified point after origination, and all of the remaining mortgage loans have fixed interest rates.·

In a rising interest rate environment, the interest rates on these one-month LIBOR classes of offered certificates may rise before the interest rates on the related adjustable rate mortgage loans, and/or may rise above the fixed rates on the related fixed rate mortgage loans.One-month LIBOR may respond to economic and market factors that differ from those affecting the other indices on which the mortgage interest rates are based.  It could rise while the other indices are stable or are falling.  Even if the other indices move in the same direction, one-month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the pass-through rates on the offered certificates may be limited by application of the related net wac cap.  If, on any distribution date, the pass-through rate on any class of offered certificates is so limited, a “Cap Carryover Amount” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the applicable net wac cap over interest calculated at the related net wac capped rate.  On any distribution date, the trustee will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose and to the extent of amounts available under the interest rate swap agreement as described in this prospectus supplement (and, in the case of the Class A-3A and Class A-3B Certificates, amounts available under the interest rate cap agreement as described in this prospectus supplement).  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the offered certificates do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

Subordinate certificates bear primary risk of loss

On any distribution date, amounts received by the trustee on the mortgage loans will be distributed as follows:

·

to the Class M-1 Certificates, only after required distributions to the Class A Certificates;

· to the Class M-2 Certificates, only after required distributions to the Class A and Class M-1 Certificates;
· to the Class M-3 Certificates only after required distributions to the Class A, Class M-1 and Class M-2 Certificates;
· to the Class M-4 Certificates, only after required distributions to the Class A, Class M-1, Class M-2 and Class M-3 Certificates;
· to the Class M-5 Certificates, only after required distributions to the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates;
· to the Class M-6 Certificates, only after required distributions to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates;
· to the Class B-1 Certificates, only after required distributions to the Class A and Class M Certificates;
· to the Class B-2 Certificates, only after required distributions to the Class A, Class M and Class B-1 Certificates;
· to the Class B-3 Certificates, only after required distributions to the Class A, Class M, Class B-1 and Class B-2 Certificates; and
· to the Class B-4 Certificates, only after required distributions to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates.

If the trust fund of the issuing entity does not have sufficient funds to distribute interest to all classes of offered certificates (including, without limitation, as a result of the application of the Servicemembers Civil Relief Act or prepayment interest shortfalls that are not covered by compensating interest paid by the master servicer), the shortfall will be borne by the certificates in reverse order of seniority.If the trust fund of the issuing entity disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans.  In that event, the trust fund will generally reduce the certificate principal balance of the Class B-4 Certificates first, and then reduce the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of all mortgage loan groups, since distributions on such certificates are determined on the basis of all loan groups.

You should fully consider the subordination risks associated with an investment in the Class M and Class B Certificates.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

Payments made by the issuing entity under the swap agreement may reduce the amounts available to make payments with respect to the offered certificates

Net amounts payable to the counterparty under the swap agreement will generally reduce the amounts available for payment to the certificateholders, and may reduce the pass-through rate of the offered certificates.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments are due under the swap agreement are calculated will represent a greater portion of the total principal balance of the mortgage loans than anticipated, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the counterparty.  The combination of a rapid rate of mortgage loan repayment and low prevailing interest rates could adversely affect the yields on the offered certificates.  In addition, a termination payment payable to the counterparty in the event of an early termination of the swap agreement will reduce amounts available for payments to the certificateholders except in certain limited circumstances described in this prospectus supplement.

A default or downgrade of the counterparty under the swap agreement may result in the downgrade of the offered certificates

The only assets available under the swap agreement are payments made by the counterparty under the swap agreement.  In the event that the counterparty were to default under the swap agreement, if the ratings of the counterparty to the swap agreement as of the closing date were to be reduced, withdrawn or qualified or if the swap agreement was to terminate for any reason, the ratings on the offered certificates may be downgraded.  Any such downgrade may affect the value and marketability of the offered certificates.

A default or downgrade of the primary mortgage insurer may result in the downgrade of the offered certificates

The ratings assigned to the offered certificates by the rating agencies will be based in part on the credit ratings assigned to Mortgage Guaranty Insurance Corporation, the insurer providing the loan-level primary mortgage insurance coverage described in this prospectus supplement.    Any qualification, reduction or withdrawal of the ratings assigned to such insurance company could result in reduction of the ratings assigned to the offered certificates.  Any such downgrade may affect the value and marketability of the offered certificates.

Loan characteristics of the final aggregate mortgage loan pool may vary from the characteristics of the initial mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be included in the trust fund.  The subsequent mortgage loans to be purchased by the trustee on behalf of the issuing entity after the closing date but on or before August 7, 2006 with amounts on deposit in the pre-funding subaccounts may have characteristics that differ from the initial mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool—Conveyance of Subsequent Mortgage Loans” herein.

There is a risk of early prepayment of principal associated with the pre-funding subaccounts

The seller anticipates that the issuing entity will use substantially all of the funds in the pre-funding subaccounts to purchase subsequent mortgage loans for the trust fund on or prior to August 7, 2006.  However, if the principal amount of eligible subsequent mortgage loans for Group I, Group II or Group III available during the pre-funding period is less than the full pre-funded amount on deposit in the related pre-funding subaccount, the seller will not have sufficient subsequent mortgage loans to sell to the trust fund of the issuing entity.  This could result in a prepayment of principal to holders of the related senior certificates and the subordinate certificates as described in this prospectus supplement, which could adversely affect the yields of such offered certificates to the extent such certificates were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the mortgage loans were or will be originated in accordance with Saxon Mortgage, Inc.’s mortgage loan program for non-conforming credits—a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.These mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration; natural disasters

The mortgaged premises for approximately 18.82% and 10.68% of the initial Group I mortgage loans and approximately 15.89% and 12.26% of the initial Group II mortgage loans (in each case, based on the aggregate cut-off date principal balance of the applicable group) are located in Maryland and Florida, respectively.  The mortgaged premises for approximately 18.42%, 13.18% and 10.40% of the initial Group III mortgage loans (based on the aggregate cut-off date principal balance of the initial Group III mortgage loans) are located in California, Maryland and Florida, respectively.  An overall decline in the residential real estate market, or the occurrence of natural disasters such as earthquakes, mudslides and wildfires, in California, Florida or Maryland could adversely affect the values of the mortgaged premises located in California, Florida or Maryland and increase the risk of loss on the related mortgage loans.

In addition, natural disasters affect other regions of the United States from time to time and could adversely affect the values of the mortgaged premises located in those regions and increase the risk of loss on the related mortgage loans.

The seller has made a representation to the effect that none of the mortgaged premises has suffered material damage.  As provided in the agreement, in the event of a breach of this representation that materially and adversely affects the interests of offered certificateholders, the seller may be obligated to purchase the related loan at a price described in this prospectus supplement.  The yield to maturity of any offered certificate acquired at a premium may be substantially reduced by a related early payment of principal.  See “Prepayment and Yield Considerations” in this prospectus supplement.

Interest-only loans

Approximately 24.00%, 24.00% and 22.02% of the initial Group I, initial Group II and initial Group III mortgage loans, respectively, based on the related aggregate cut-off date principal balances provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of two or five years following origination.  Following that interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.  The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these loans not been included in the pool of mortgage loans.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the first two or five years of the terms of a mortgage loan as a disincentive to prepayment.  After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

Balloon loans

Approximately 23.94%, 24.60% and 26.16% of the initial Group I, initial Group II and initial Group III mortgage loans, respectively, based on the related aggregate cut-off date principal balances are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  Approximately 38.23%, 38.94% and 34.29% of the initial Group I, initial Group II and initial Group III mortgage loans, respectively, based on the related aggregate cut-off date principal balances had original loan-to-value ratios in excess of 80%.  On the closing date, a loan-level primary mortgage insurance policy will be obtained by or on behalf of the issuing entity from Mortgage Guaranty Insurance Corporation for mortgage loans constituting approximately 15.52%, 20.08% and 17.63% of the initial Group I, initial Group II and initial Group III mortgage loans, respectively, based on the related aggregate cut-off date principal balances, each of which have original loan-to-value ratios in excess of 80%.  For those covered mortgage loans that are limited documentation, stated documentation or twelve-month bank statement mortgage loans with original loan-to-value ratios greater than 80%, the primary mortgage insurance policy generally covers a portion of the loss to a level where the uninsured loss of the mortgage loan is reduced to an amount equal to approximately 80% of the original loan–to-value ratio of the covered mortgage loan; and in the case of covered mortgage loans that are full documentation mortgage loans with original loan-to-value ratios greater than 90%, the uninsured loss of the mortgage loan is reduced to an amount equal to approximately 90% of the original loan-to-value ratio of the covered mortgage loan.  Accordingly, such primary mortgage insurance will provide only limited protection against losses on defaulted mortgage loans.

Mortgage loans with second liens on the mortgaged property increase risk of loss

At the time of origination of approximately 8.61%, 11.37% and 17.93% of the initial Group I, initial Group II and initial Group III mortgage loans, respectively, based on the related aggregate cut-off date principal balances, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust fund of the issuing entity.  Investors should also be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans in the trust fund of the issuing entity.  Mortgage loans of borrowers that have also obtained second lien mortgage loans secured by the same mortgaged property may experience higher rates of default than mortgage loans of borrowers that have not obtained second lien mortgage loans.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

MATERIAL LEGAL PROCEEDINGS

Because the seller, the servicer and their affiliates are subject to many laws and regulations, including but not limited to federal and state consumer protection laws, they are regularly involved in numerous lawsuits filed against them, some of which seek certification as class action lawsuits on behalf of similarly situated individuals.  The following is a summary of litigation matters that could be significant because class action status has been asserted.  If class actions are certified and there is an adverse outcome or we do not otherwise prevail in the following matters, the seller, the servicer and/or their affiliates could suffer material losses.

Bauer, et al., v. Saxon Mortgage Services, Inc., et al. is a matter filed on December 1, 2004 in the Civil District Court for the Parish of Orleans, State of Louisiana, Case No. 2004-17015. On January 26, 2005, the plaintiffs filed a motion to dismiss the case without prejudice, and the court entered an order dismissing the case on January 31, 2005.  On February 17, 2005, the plaintiffs re-filed the case as two separate class action lawsuits, Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana, and Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana.  In the Bauer case, none of the seller, the servicer nor any of their affiliates are a named defendant but the servicer may owe defense and indemnification to Deutsche Bank Trust Company Americas, N.A., as custodian of a mortgage loan for which one named plaintiff is mortgagor.  The servicer is a named defendant in the Patterson case.  In both cases, the named plaintiffs allege misrepresentation, fraud, conversion and unjust enrichment on the part of the lender defendants and a law firm hired by a number of defendants, including the servicer, to enforce mortgage loan obligations against borrowers who had become delinquent pursuant to the terms of their mortgage loan documents.  Specifically, the plaintiffs alleged that the law firm quoted inflated court costs and sheriff’s fees on reinstatement proposals to the plaintiffs.  In both cases, the plaintiffs seek certification as a class action, compensatory damages, pre-judgment interest, attorneys’ fees, litigation costs, and other unspecified general, special and equitable relief.  At the present time, we cannot predict the outcome of the case and cannot reasonably estimate a range of possible loss given the current status of the litigation.  On January 24, 2006, the United States District Court for the Eastern District of Louisiana granted the servicer’s motion to compel arbitration and stayed the court proceedings as to named plaintiffs Keenan and Karen Duckworth in Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana.  On January 25, 2006, the United States District Court for the Eastern District of Louisiana granted the servicer’s motion to compel arbitration and stayed the court proceedings as to named plaintiff Debra Herron in Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana.  The court subsequently remanded the underlying court proceedings in both the Bauer and Patterson cases to the Civil District Court for the Parish of Orleans, State of Louisiana.

Cechini, et al., v. America’s MoneyLine, Inc. is a matter filed on August 10, 2005 in the United States District Court for the Northern District of Illinois, Eastern Division, as Case No. 05C 4570.  The plaintiff filed the case as a class action, alleging violation of the Fair Credit Reporting Act in connection with the use of pre-approved offers of credit by an affiliate of the seller, the servicer and the depositor, America’s MoneyLine, Inc.  At this time, we cannot predict the outcome of this matter and cannot reasonably estimate a range of possible loss given the current status of the litigation.

Jumar Hooks and Diane Felder, et al., v. Saxon Mortgage, Inc. is a matter filed on October 12, 2005 in the Common Pleas Court for Cuyahoga County, Ohio as Case No. CV 05 574577.  The plaintiffs filed this case as a class action, alleging, on behalf of themselves and similarly situated Ohio borrowers, that the seller engaged in unlawful practices in originating and servicing the plaintiffs’ loans.  The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court.  At the present time, we cannot predict the outcome of this case.

Brian Harris, et al., v. Capital Mortgage Company, et al., is a matter filed in the Circuit Court of Cook County, County Department-Chancery Division, Illinois as Case No. 05CH 22369.  The servicer was served with a summons and complaint on March 1, 2006. The plaintiffs included a class action claim, alleging, on behalf of themselves and those similarly situated, that the servicer and other named defendants engaged in unfair and deceptive acts and violated the Illinois Consumer Fraud Act in connection with originating and servicing the plaintiffs’ loans. The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court. As with other pending litigation, if a class is certified and there is an adverse outcome or the servicer does not otherwise prevail in the matter, the servicer could suffer material losses.  At the present time, we cannot predict the outcome of this case.

SERVICING; THE MASTER SERVICER AND THE SERVICER

The Master Servicer

Saxon Mortgage, Inc. (in its capacity as master servicer, the “Master Servicer”) is a Virginia corporation with executive offices located at 4860 Cox Road, Suite 300, Glen Allen, VA. 23060.  The master servicer will:

·

supervise the servicing of the mortgage loans;

·

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

·

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance;

·

make payments of Compensating Interest to the extent the servicer has failed to make any such payments; and

·

appoint a successor servicer if the servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of 0.05% per annum multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date.  The master servicer will pay the trustee its monthly fees and expenses out of the master servicing fee.

The servicer or one or more subservicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described under “Servicing of Mortgage Loans” in the prospectus.

See “The Sponsors and the Master Servicers” in the prospectus.

The Servicer

General

Saxon Mortgage Services, Inc. (“SMSI”), an affiliate of the sponsor, the seller and the depositor, will service 100% of the mortgage loans.  For a general description of SMSI and its servicing experience, see “Saxon Mortgage Services, Inc. — The Servicer” in the prospectus.

SMSI services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as seven days following the origination or purchase of a mortgage loan, SMSI attempts to establish a consistent payment relationship with the borrower. In addition, SMSI’s call center uses a predictive dialer, where permitted, to create calling campaigns for delinquent loans based upon the borrower’s historical payment patterns and the borrower’s risk profile. SMSI’s technology delivers extensive data regarding the loan and the borrower to the desktop of the individual providing service. Contact with borrowers is tailored to reflect the borrower’s payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. SMSI’s website provides borrowers with access to account information and online payment alternatives.

SMSI’s goal is to provide the most efficient and economical solutions to the processes SMSI manages in the servicing area. Outsourcing of appropriate servicing functions has allowed SMSI to maintain a high quality of performance and reduced costs while allowing SMSI to apply its expertise to managing the outsourced service providers.  In the past, SMSI has successfully outsourced areas including tax tracking, insurance tracking and foreclosure and bankruptcy tracking. In 2005, SMSI outsourced the document management area, resulting in faster imaging of mortgage loan documents with fewer document exception rates.

SMSI is now able to deliver online access to selected mortgage loan documents and an online interview guiding the borrower through alternatives to foreclosure.

Once a mortgage loan becomes thirty days delinquent, the related borrower receives a breach notice allowing thirty days, or more if required by applicable law, to cure the default before the account is referred for foreclosure.  The call center continues active collection campaigns and may offer the borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less.

Accounts moving from thirty days delinquent to sixty or more days delinquent are transferred to the Loss Mitigation department, which is supported by the predictive dialer, as well as the Mortgage Serv system. The Loss Mitigation department continues to actively attempt to resolve the delinquency while SMSI’s Foreclosure department refers the file to local counsel to begin the foreclosure process.

SMSI’s core servicing platform, Mortgage Serv, is able to service virtually any type of mortgage loan product.  Presently, SMSI has not programmed its servicing platform for any HELOC products.  It provides all the mortgage loan level detail and interacts with all of SMSI’s supplemental products such as the dialer, pay-by-phone and website activity. The Mortgage Serv system provides functionality that was not available with SMSI’s prior systems, allowing the retirement of proprietary systems supporting SMSI’s Loss Mitigation, Foreclosure, and REO departments. Incorporating those automated processes while providing direct interfaces with service providers enhances SMSI’s efficiency.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the Mortgage Serv system. The Mortgage Serv system schedules key dates throughout the foreclosure process, enhancing the outsourcer’s ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

SMSI services nine securitizations for which servicer events of default have occurred.  Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level.  Each of these securitizations was issued in or prior to 2001.  SMSI has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements.  In addition to the nine securitizations above, SMSI services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels.  Typically, this results in a re-direction of bond principal payments to the most senior classes.  SMSI has not failed to make required advances with respect to any securitizations for which it is servicer.

Size, Composition and Growth of Servicer’s Portfolio of Serviced Assets

Currently, substantially all of SMSI’s servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The following table reflects the size and composition of SMSI’s affiliate-owned and third party servicing portfolio as of the end of each indicated period.

Servicer’s Portfolio of Mortgage Loans

Unpaid Principal Balance as of:

(Dollar Amounts, in thousands)

	March 31,	December 31,	December 31,	December 31,
	2006	2005	2004	2003
SMSI Affiliate	$6,496,358	$6,394,873	$5,950,965	$4,665,770
Third Party	20,262,680	18,365,897	14,214,977	5,233,753
Total	$26,759,038	$24,760,770	$ 20,165,942	$9,899,523

SMSI Rating Information

SMSI’s residential sub-prime servicing operations are currently rated as "Above Average" by S&P.  Fitch has rated SMSI "RPS2+" as a primary servicer of residential Alt-A and sub-prime products.  Moody’s has rated SMSI "SQ2" as a primary servicer of residential sub-prime mortgage loans.  SMSI is an approved Freddie Mac and Fannie Mae servicer.

SMSI’s Delinquency and Foreclosure Experience

The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by SMSI at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  A mortgage loan is considered delinquent for these purposes if the full monthly payment of principal and interest has not been paid by the next scheduled due date.  Saxon’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool.  The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the rates of delinquencies and foreclosures could increase.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Finally, the statistics shown below represent the delinquency experience for Saxon’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.  These statistics were derived by using one generally accepted method of calculating and reporting delinquency.  SMSI may change its method of reporting delinquency experience to another generally accepted method.  Such a change may affect these statistics.

SMSI Mortgage Loan Servicing Portfolio
Delinquencies and Foreclosures(1)

	(Dollar Amounts in Thousands)

	March 31,	December 31,
	2006	2005	2004	2003
	Total Servicing Portfolio	Total Servicing Portfolio	Total Servicing Portfolio	Total Servicing Portfolio

Total outstanding principal balance (at period end)	$26,759,038	$24,760,770	$20,165,942	$9,899,523
Delinquency (at period end):
30-59 days:
Principal balance	$1,198,704	$1,442,450	$956,478	$605,980
Delinquency percentage	4.48%	5.83%	4.74%	6.12%
60-89 days:
Principal balance	$404,546	$465,173	$247,863	$138,253
Delinquency percentage	1.51%	1.88%	1.23%	1.40%
90 days or more:
Principal balance	$356,931	$391,147	$172,124	$96,388
Delinquency percentage	1.33%	1.58%	0.85%	0.97%
Bankruptcies (2):
Principal balance	$425,446	$491,243	$279,331	$300,282
Delinquency percentage	1.59%	1.98%	1.39%	3.03%
Foreclosures:
Principal balance	$632,403	$595,905	$314,253	$298,658
Delinquency percentage	2.36%	2.41%	1.56%	3.02%
Real Estate Owned:
Principal balance	$245,233	$187,449	$107,939	$107,202
Delinquency percentage	0.92%	0.76%	0.54%	1.08%

________________

(1)

Bankruptcies include both non-performing and performing mortgage loans in which the borrower is in bankruptcy.  Amounts included for contractually current bankruptcies for the total servicing portfolio for March 31, 2006, December 31, 2005, 2004 and 2003 are $103.3 million, $133.5 million, $47.5 million and $43.7 million, respectively.

(2)

Seriously delinquent is defined as loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

Servicing and Other Compensation and Payment of Expenses; Repurchase

The servicing fee rate applicable to each mortgage loan, and with respect to each distribution date, equals the scheduled principal balance of the mortgage loan on the first day of the month preceding the month of such distribution date multiplied by one-twelfth of: (i) approximately 0.30% per annum for such of the first ten distribution dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth distribution dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth distribution dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth distribution date following the closing date and each distribution date thereafter.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer will have the right, but not the obligation, to repurchase from the trust fund any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of any servicing fees, unless the servicer believes that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

•

late collections in respect of such loan;

•

insurance proceeds in respect of such loan; and

•

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the pooling and servicing agreement, potentially resulting in the servicer’s removal.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the issuing entity.

Unless otherwise provided in the pooling and servicing agreement, the servicer may also be terminated upon the occurrence of one or more specified events (including a Servicing Trigger Event).  Generally, a “Servicing Trigger Event” will exist if the aggregate amount of losses on the mortgage loans exceed a specified percentage of the mortgage loans, expected to be approximately:  (i) 8.50% on any determination date up to, and including, the fifth anniversary of the cut-off date; or (ii) 10.82% on any determination date from the fifth to, and including, the tenth anniversary of cut-off date.  Following the tenth anniversary of the cut-off date, no Servicing Trigger Event will exist.  See “Servicing of Mortgage Loans—Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit, in the Distribution Account on or before the distribution date in the immediately succeeding month, Compensating Interest in an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the servicing fee payable with respect to such distribution date.  If the servicer fails to deposit any Compensating Interest, as required, the master servicer will be obligated to deposit such Compensating Interest in an amount equal to any such Prepayment Interest Shortfall, but only to the extent of the master servicing fee payable with respect to such distribution date.

THE MORTGAGE LOAN POOL

General

On the closing date, in addition to amounts on deposit in the pre-funding subaccounts the assets of the trust fund will consist of approximately 4,367 initial mortgage loans with an aggregate principal balance as of the cut-off date of approximately $814,058,047.  The seller originated or acquired or will originate or acquire all of the mortgage loans to be included in the trust fund in accordance with its mortgage loan program, as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination or purchase of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan ineligible for purchase by Fannie Mae or Freddie Mac due to characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Consequently, mortgage loans to be included in the trust fund that are originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than those experienced by mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached or attached:

·

one- to four- family dwellings;

·

condominium units;

·

townhouses;

·

manufactured housing; and

·

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second homes and vacation homes.  The mortgage loans are or will be secured by first mortgages on the mortgaged premises.

None of the initial mortgage loans are in violation of the Arkansas Home Loan Protection Act, the Georgia Fair Lending Act, the New York Anti-Predatory Lending Law, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Illinois High Risk Home Loan Act, the Illinois Interest Act or any similar “predatory lending” statute, ordinance or law.

This prospectus supplement contains statistical information with respect to only the initial mortgage loans to be sold to the trust fund of the issuing entity on the closing date. Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the initial mortgage loans as of May 1, 2006; no information is included, therefore, with respect to any subsequent mortgage loans to be purchased by the trust fund of the issuing entity after the closing date. Whenever reference is made to the characteristics of the initial mortgage loans or to a percentage of the initial mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans.

The issuing entity may purchase subsequent mortgage loans after the closing date until August 7, 2006.  The characteristics of the mortgage loans as a whole may change at the closing date and will change upon the acquisition of subsequent mortgage loans.  See “—Conveyance of Subsequent Mortgage Loans” herein.

The initial mortgage loans satisfy certain criteria including:

·

a remaining term to stated maturity of no more than 360 months; and

·

a weighted average current mortgage interest rate of approximately 8.357%.

None of the initial mortgage loans had an original loan-to-value ratio in excess of 100.00%.  In addition, approximately 99.08% of the initial mortgage loans were originated on or after January 1, 2006.  Any subsequent mortgage loans to be purchased after the closing date will be selected using generally the same criteria used to select the initial mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those subsequent mortgage loans.

Of the initial mortgage loans, 672 mortgage loans representing approximately 56.39% of the aggregate principal balance of the mortgage loans in Group I as of the cut-off date, 679 mortgage loans representing approximately 56.10% of the aggregate principal balance of the mortgage loans in Group II as of the cut-off date, and 1,457 mortgage loans representing approximately 67.38% of the aggregate principal balance of the mortgage loans in Group III as of the cut-off date, provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for these initial mortgage loans varies from one to three years in the case of the Group I Mortgage Loans and the Group II Mortgage Loans and one to five years in the case of the Group III Mortgage Loans, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  Prepayment penalties owed by borrowers will be paid to holders of the offered certificates to the extent and in the manner described under “Description of the Offered Certificates—Excess Interest and Pledged Prepayment Penalty Cashflow.”

All of the initial adjustable rate mortgage loans as of the cut-off date, are subject to:

·

periodic interest rate adjustment caps;

·

lifetime interest rate ceilings; and

·

lifetime interest rate floors.

Substantially all of the initial adjustable rate mortgage loans had interest rates which were not fully indexed as of the cut-off date.  This means the mortgage interest rates did not equal the sum of the applicable gross margin and the applicable index as of that date.

The minimum mortgage rate for any initial adjustable rate mortgage loan will range from 2.000% to 12.700%, with a weighted average minimum mortgage rate as of the cut-off date of approximately 6.563%.  The maximum mortgage rates on the initial adjustable rate mortgage loans will range from 10.920% to 18.700% with a weighted average maximum mortgage rate as of the cut-off date of approximately 14.425%.  The gross margins for the initial adjustable rate mortgage loans range from 2.820% to 10.500%, with a weighted average gross margin as of the cut-off date of approximately 6.237%.

The initial adjustable rate mortgage loans include:

·

2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans which bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR (i.e., the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal).

Detailed information on the initial mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate principal balance of the initial mortgage loans as of the cut-off date.  This information does not include information about the subsequent mortgage loans to be purchased after the closing date. Totals may not add completely to 100% because of rounding.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the initial mortgage loans as of the cut-off date.

Conveyance of Subsequent Mortgage Loans

The issuing entity may acquire, with amounts on deposit in the pre-funding subaccounts, after the closing date approximately $46,485,654 in aggregate principal balance of mortgage loans for addition to Group I, approximately $46,485,351 in aggregate principal balance of mortgage loans for addition to Group II, and approximately $92,970,948 in aggregate principal balance of mortgage loans for addition to Group III.  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of Group I, Group II and Group III will change after the acquisition by the issuing entity of subsequent mortgage loans. The depositor has agreed to deliver subsequent mortgage loans for inclusion in the trust fund after the closing date that will not materially change the initial characteristics of the Group I, Group II and Group III initial mortgage loans.  The amounts on deposit in the pre-funding subaccounts represent 18.59% of the trust fund and 18.89% of the certificate principal balances of the offered certificates.  The amounts on deposit in the group I pre-funding subaccount represent 23.55% of the certificate principal balance of the Class A-1 Certificates.  The amounts on deposit in the group II pre-funding subaccount represent 23.55% of the certificate principal balance of the Class A-2 Certificates.  The amounts on deposit in the group III pre-funding subaccount represent 23.55% of the certificate principal balances of the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

As of the cut-off date, the mortgage loans expected to be conveyed as subsequent mortgage loans by the seller are expected to have the following characteristics:

Total Principal Balance	$185,941,953
Mortgage Rates:
Weighted Average	8.300%
Range	5.000% to 15.000%
Weighted Average Remaining Term to Maturity (in months)	356
Original Loan-to-Value Ratios:
Weighted Average	79.00%
Range	10.00% to 100.00%
Principal Balances:
Average	$185,000
Range	$40,000 to $1,400,000

Certain subsequent mortgage loans conveyed to the trust fund of the issuing entity after the closing date may be purchased by the master servicer or its affiliates in connection with the exercise of one or more clean-up calls with respect to one or more trusts previously established by the depositor. Such subsequent mortgage loans will have shorter remaining terms to maturity than mortgage loans originated more recently and may, therefore, result in shorter weighted average lives on the offered certificates.

The delivery of subsequent mortgage loans will be subject to the following requirements:

·

no such mortgage loan will be selected in a manner adverse to the interests of the certificateholders;

·

the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the offered certificates;

·

each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines at the time of origination;

·

no such mortgage loan may have a remaining term to maturity exceeding 360 months;

·

no such mortgage loan may have a loan-to-value ratio greater than 100%;

·

no such mortgage loan may be a second lien mortgage loan;

·

each such mortgage loan included in Group I and Group II will be a conforming balance mortgage loan;

·

at the end of the pre-funding period, no more than 24% (based on principal balance) of the mortgage loans will constitute interest only mortgage loans;

·

at the end of the pre-funding period, no more than 25% (based on principal balance) of the mortgage loans will constitute fixed rate mortgage loans;

·

the trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the pooling and servicing agreement and opinions of counsel with respect to certain corporate and tax matters relating to the transfer of subsequent mortgage loans; and

·

the conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates.

Following the purchase of all subsequent mortgage loans by the issuing entity, the mortgage loans in the trust fund will have the following characteristics as of their respective cut-off dates:

·

a weighted average mortgage interest rate of at least 8.3%;

·

a weighted average original loan-to-value ratio of not more than 79%;

·

at least 88% (based on principal balance) will have credit grades of A- or better; and

·

the weighted average credit score will be no less than 604.

Underwriting Standards

The mortgage loans to be included in the trust fund were originated or acquired or will be originated or acquired in accordance with the underwriting guidelines of the seller. These underwriting guidelines provide for an analysis of the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness.  Specific compensating factors include:

·

loan-to-value ratio;

·

mortgage payment history;

·

disposable income;

·

employment stability; and

·

number of years at residence.

The seller underwrites each loan individually.  The underwriting decision is based on the risk profile of the loan, even in instances where a group of mortgage loans is purchased in bulk.  In some of these bulk purchases, contract underwriters may be engaged to underwrite individual mortgage loans under the direct supervision of the senior underwriting staff of the seller.

The seller customarily employs underwriting guidelines to aid in assessing:

·

the borrower’s ability and willingness to repay a loan according to its terms; and

·

whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

The seller has established classifications with respect to the credit profile of the borrower.  The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower.  Borrowers with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

The seller’s underwriting standards are applied in accordance with applicable federal and state laws and regulations and may permit the use of an insured automated valuation model (“AVM”), a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards, or both.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home.  The appraisal may be no more than 180 days old on the day the loan is originated.  In most instances, a second full appraisal will be required for loan amounts over $500,000.

The seller has four loan documentation programs:

·

Full Documentation—underwriter review of the borrower’s credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits, such as W-2’s and pay stubs, or signed tax returns for the past two years;

·

12 Months Personal Bank Statements – the underwriter will review 12 months consecutive personal bank statements to document the borrowers stated cash flow;

·

Limited Documentation— six months of personal and/or business bank statements are acceptable documentation of the borrower’s stated cash flow; and

·

Stated Income—the borrower’s income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified.  The existence of the business and employment is, however, confirmed; and any self-employed business must have been in existence for at least two years.

The seller may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

The seller has developed several primary underwriting programs:

·

The ScorePlus Underwriting Program (1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score.  Accordingly, credit score minimums apply for each credit grade.

Approximately 98.68% (by principal balance) of the initial mortgage loans as of the cut-off date were underwritten under the ScorePlus Underwriting Program. The seller’s ScorePlus guidelines for full income documentation are set forth below.  Limited and stated income documentation are available also, usually at lower LTVs and lower loan amounts.

A+	A	A-	B+	B	C
Mortgage History
No late payments	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months	Maximum of three 30-day late payments	Maximum of one 60-day late payment in last 12 months	Maximum of one 90-day late payment in last 12 months

Secondary Credit
Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500 525 for LTV>80% 640 for LTV > 85%	Minimum Credit Score 500 525 for LTV>70% 660 for LTV > 80%

Debt-To-Income Ratio*
50%	50%	50%	50%	50%	50%

Maximum Loan-To-Value (1st lien mortgage loans only)
100%	100%	100%	95%	90%	85%

Bankruptcy
	Full Documentation and 12 months bank statements	Stated or Limited Documentation
Chapter 7

Full Doc and 12 months bank statement loans allow a bankruptcy discharged at least 6 months as long as the credit score is at least 600, else:

Discharge 2 years if LTV > 85%

Discharge 1.5 years if LTV > 80% but <=85%

Discharge 1 day if LTV <=80%

Discharge 2 years if LTV > 80% Discharge 1.5 years if LTV > 70% but <=80% Discharge 1 day if LTV <=70%
Chapter 11, 13	Discharge 2 years if LTV > 90% Discharge 1.5 years if LTV > 80% but <=90% Discharge 1 day and paid as agreed if LTV <=80%	Discharge 2 years if LTV > 80% Discharge 1.5 years if LTV > 70% but <=80% Discharge 1 day and paid as agreed if LTV <=70%

Foreclosure
Full Documentation, 12 months bank statements, Stated or Limited Documentation
3 years if LTV >80% Less than 3 years if LTV <=80%

* A Debt-To-Income ratio of 55% is allowed on Full Doc or 12 month bank statement loans with a minimum credit score of 620 and a maximum LTV of 90% (or credit score minimum of 575 and maximum LTV of 80%), as long as there is monthly gross disposable income of at least $2,500 for the family.  A Debt-To-Income ratio over 50% is not allowed on Interest Only loans or loans for borrowers whose income source is solely fixed income.

·

The ScoreDirect Underwriting Program (owner occupied, fully documented 1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding, foreclosure and bankruptcy histories) is evaluated by credit score and the customary credit grading methodology is replaced by credit score tiers.

Approximately 1.30% (by principal balance) of the initial mortgage loans as of the cut-off date were underwritten under the ScoreDirect Underwriting Program.  The seller’s general guidelines for the ScoreDirect Underwriting Program are set forth below:

Credit Score
640+	620-639	600-619	580-599

Bankruptcy Discharge
All chapters must be discharged at least 6 months.

Debt-to-Income Ratio
50%	50%	50%	50%

Maximum LTV (1st lien mortgage loans only)
100%	100%	95%	90%

Foreclosure

Borrowers currently in Foreclosure are not eligible.  Borrowers who have lost a property to foreclosure are not eligible.  Any Foreclosure event in the last 3 years is ineligible under ScoreDirect.  Borrowers that have experienced foreclosure events within 3 to 5 years are limited to a maximum LTV of 90% and no subordinate financing is allowed. The term Foreclosure includes:  NOD filed, delinquencies greater than 120 days, short pay, settled for less than loan amount balance or foreclosure redeemed, consummated or filed.   Mortgages for all properties (primary, second home or investment) apply.

For additional information regarding the sponsor and seller and its origination/acquisition program, see “The Sponsors and Master Servicers” in the prospectus.

Primary Mortgage Insurance

A loan level primary mortgage insurance policy (the “MGIC PMI Policy”) will be acquired from Mortgage Guaranty Insurance Corporation (“MGIC”) on or prior to the closing date for approximately 15.52% of the Group I initial mortgage loans, approximately 20.08% of the Group II initial mortgage loans, and approximately 17.63% of the Group III initial mortgage loans (in each case, based on the aggregate cut-off date principal balance of the applicable group), each of which have original loan-to-value ratios in excess of 80% to provide primary mortgage guaranty insurance coverage.

The premiums payable (the “PMI Insurance Premiums”) with respect to the MGIC PMI Policy for coverage of each insured mortgage loan (a “PMI Mortgage Loan”) will be paid from Interest Funds. These premiums are calculated as an annual percentage (the “Insurance Fee Rate”) of the scheduled principal balance of each mortgage loan insured.

For those covered mortgage loans that are limited documentation, stated documentation or twelve-month bank statement mortgage loans with original loan-to-value ratios greater than 80%, the MGIC PMI Policy generally covers a portion of the loss to a level where the uninsured loss of the mortgage loan is reduced to an amount equal to approximately 80% of the original loan–to-value ratio of the covered mortgage loan. For those covered mortgage loans that are full documentation mortgage loans with original loan-to-value ratios greater than 90%, the MGIC PMI Policy generally covers a portion of the loss to a level where the uninsured loss of the mortgage loan is reduced to an amount equal to approximately 90% of the original loan-to-value ratio of the covered mortgage loan.

The MGIC PMI Policy is subject to various limitations and exclusions as provided below or in the MGIC PMI Policy, and will provide only limited protection against losses on defaulted mortgage loans.

The following is a brief description of MGIC and the MGIC PMI Policy.

MGIC is a wholly owned subsidiary of MGIC Investment Corporation. As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of “AA” from S&P, “Aa2” from Moody’s and “AA+” from Fitch. Each rating agency issuing an insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time.

For further information regarding MGIC, investors are directed to MGIC Investment Corporation’s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

The amount of coverage provided by the MGIC PMI Policy (the “Insured Percentage of the Claim”) varies on a loan-by-loan basis based upon the original loan-to- value ratio of the Mortgage Loan.

The MGIC PMI Policy is required to remain in force with respect to each PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full; (ii) the principal balance of the PMI Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the PMI Mortgage Loan of 75.00% or less; provided, however, that no coverage of any PMI Mortgage Loan under the MGIC PMI Policy is required where prohibited by applicable law; or (iii) any event specified in the MGIC PMI Policy occurs that allows for the termination of the MGIC PMI Policy by MGIC.

The MGIC PMI Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however that MGIC has previously provided written consent to the assignment of coverage on individual PMI Mortgage Loans to the seller in connection with any PMI Mortgage Loan repurchased or substituted for by the seller.

The MGIC PMI Policy generally requires that delinquencies on any PMI Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the PMI Mortgage Loan must be submitted to MGIC on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default.  As a condition to submitting a claim under the MGIC PMI Policy, the insured must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such MGIC PMI Policy, and (ii) if the PMI Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC PMI Policy. No payment for a loss will be made under the MGIC PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any pre-existing primary mortgage insurance policy covering the PMI Mortgage Loan).  When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the PMI Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the PMI Mortgage Loan) and with the insured retaining title to the property securing such PMI Mortgage Loan, or (iii) if the property securing the PMI Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC PMI Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when such PMI Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC PMI Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC’s receipt of such incomplete claim.  In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of the PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the PMI Mortgage Loan; nor may the lender make any change in the property or other collateral securing the PMI Mortgage Loan, nor may any mortgagor be released under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the PMI Mortgage Loan under the MGIC PMI Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any PMI Mortgage Loan covered by the MGIC PMI Policy, the applicable servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the PMI Mortgage Loan.

The MGIC PMI Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the PMI Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC PMI Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a PMI Mortgage Loan; (viii) any claim arising from the failure of the borrower under a covered PMI Mortgage Loan to make any balloon payment, if applicable, under such PMI Mortgage Loan, and (ix) any claim submitted in connection with a PMI Mortgage Loan if the PMI Mortgage Loan did not meet MGIC’s requirements applicable to the origination of the PMI Mortgage Loan.

In issuing the MGIC PMI Policy, MGIC has relied upon certain information and data regarding the PMI Mortgage Loans furnished to it by the seller. The MGIC PMI Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the PMI Mortgage Loan; (ii) negligence or fraud by the applicable servicer of the PMI Mortgage Loan, and (iii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. The MGIC PMI Policy permits MGIC to cancel coverage of a PMI Mortgage Loan under the MGIC PMI Policy or deny any claim submitted under the MGIC PMI Policy in connection with a PMI Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of a covered PMI Mortgage Loan.

The preceding description of the MGIC PMI Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC PMI Policy, a copy of which is available upon request from the trustee.

As of the closing date, it is not expected that MGIC will be liable or contingently liable under the MGIC PMI Policy to provide payments representing 10% or more of the cashflows with respect to the offered certificates, as determined for purposes of Item 1114 of Regulation AB.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools formed during the period from January 1, 2001 to May 2, 2006, presented by pool, is available online at www.saxonmortgage.com/staticpool.    Access to this web address is unrestricted and free of charge.    Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The underwriters, or affiliates of the underwriters, have provided financing for certain of the mortgage loans.  A portion of the proceeds of the sale of the certificates will be used to repay this financing.

The Counterparty is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., one of the underwriters, is expected to acquire the Class R Certificates on the closing date.  The Class C Certificates are expected to be divided into the Class C-1 Certificates and the Class C-2 Certificates.  The Class C-1 Certificates are expected to be acquired on the closing date by Saxon Securities and Certificates, Inc., an affiliate of the depositor, the seller and sponsor and the servicer.  The Class C-2 Certificates are expected to be acquired on the closing date by TRS Securities and Certificates, Inc., an affiliate of the depositor, the seller and sponsor and the servicer.

See “Affiliations and Certain Relationships and Related Transactions” in the prospectus.

ADDITIONAL INFORMATION

A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement and certain other transaction documents, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the issuance of the offered certificates.

The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of initial mortgage loans, as constituted at the close of business on the cut-off date, except where otherwise specifically indicated.  The pool of mortgage loans will include subsequent mortgage loans to be acquired during the pre-funding period.  In addition, the depositor may remove mortgage loans included in the pool of initial mortgage loans prior to closing:

·

as a result of incomplete documentation or non-compliance with representations and warranties; or

·

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the pooling and servicing agreement.  The seller believes that the information set forth in this prospectus supplement with respect to the mortgage loan pool is representative of the characteristics of the mortgage loan pool as it will be constituted on the closing date.

In the event that mortgage loans are removed from or added to the trust fund, such removal or addition, to the extent material, will be certified in the Current Report on Form 8-K.

In addition, periodic and annual reports regarding the Issuing Entity will be filed with the SEC as described under “Incorporation of Certain Documents by Reference” and “Reports to Securityholders and to the SEC” in the prospectus.

See “Additional Information” in the prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of offered certificates will be directly related to the rate of payment of principal of the related mortgage loans, including:

·

payments prior to stated maturity;

·

liquidations due to defaults;

·

casualties and condemnations; and

·

repurchases of mortgage loans by the depositor.

As described herein, principal on the Class A-1 Certificates will be payable primarily from principal payments attributable to the Group I mortgage loans, principal on the Class A-2 Certificates will be payable primarily from principal payments attributable to the Group II mortgage loans, principal on the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates will be payable primarily from principal payments attributable to the Group III mortgage loans and principal on the remaining classes of offered certificates will be payable primarily from principal payments attributable to the mortgage loans in the aggregate.  If the actual rate of principal payments on the applicable mortgage loans is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the applicable mortgage loans is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of residential mortgage loans, such as the mortgage loans, is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

·

the age of the mortgage loans;

·

the geographic locations of the properties securing the loans;

·

the extent of the mortgagors’ equity in the properties;

·

changes in the mortgagors’ housing needs, job or employment status; and

·

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the servicer or the master servicer of any Nonrecoverable Mortgage Loan in exercise of the option to purchase a delinquent loan, or by the master servicer as part of an optional termination, may result in reduced yields on the offered certificates, and in particular, subordinate classes of offered certificates.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer, an affiliate of the initial holders of the Class C Certificates.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of an offered certificate until each dollar of principal of that offered certificate will be paid to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of offered certificates will be influenced by the rate at which principal payments on the mortgage loans are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the issuing entity.

As described herein, Excess Interest and Pledged Prepayment Penalties will be applied, to the extent available, as an additional payment of principal on the offered certificates to build and maintain overcollateralization at levels required as set forth in the pooling and servicing agreement.  See “Description of the Offered Certificates—Excess Interest and Pledged Prepayment Penalty Cashflow” herein.  The level of Excess Interest and Pledged Prepayment Penalties available on any distribution date will be influenced by, among other things:

·

The overcollateralization level provided by the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a principal balance higher than the aggregate principal balances of the offered certificates;

·

The loss experience of the mortgage loans.  For example, Excess Interest available to pay principal on the classes of offered certificates will be reduced as a result of realized losses on the mortgage loans;

·

The extent to which the Weighted Average Net Rate of the mortgage loans exceeds the weighted average of the pass-through rates of the related offered certificates;

·

The extent to which amounts are paid to, or received from, the Counterparty under the Swap Agreement; and

·

The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest (or Pledged Prepayment Penalties) available for payments on the offered certificates at any time or in the aggregate.

The yields on the offered certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will generally reduce amounts available for distribution to certificateholders. If the rate of prepayments on the mortgage loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the aggregate Group Balances, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding subaccounts after the end of the pre-funding period will be applied as a payment of principal on the related offered certificates as described in this prospectus supplement under the heading “Description of the Offered Certificates—Distributions.”  The seller believes that almost all of the original pre-funded amount will be used by the trustee to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased for Group I, Group II or Group III will be identical to the applicable original pre-funded amount.  Consequently, certificateholders may receive some prepayment of principal.  See “Description of the Offered Certificates—Pre-Funding Subaccounts.”

Prepayments and Yields for the Offered Certificates

Approximately 24.84% of the initial mortgage loans (by principal balance as of the cut-off date) in Group I, approximately 24.78% of the initial mortgage loans (by principal balance as of the cut-off date) in Group II and approximately 24.15% of the initial mortgage loans (by principal balance as of the cut-off date) in Group III, as of the cut-off date, are fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Approximately 75.16% of the initial mortgage loans (by principal balance as of the cut-off date) in Group I, approximately 75.22% of the initial mortgage loans (by principal balance as of the cut-off date) in Group II and approximately 75.85% of the initial mortgage loans (by principal balance as of the cut-off date) in Group III, as of the cut-off date, are adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class A-1 Certificates will generally reflect the prepayment experience of the group I mortgage loans, the Class A-2 Certificates will generally reflect the prepayment experience of the group II mortgage loans and the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates will generally reflect the prepayment experience of the group III mortgage loans.  The subordinate certificates will generally reflect the prepayment experience of all the mortgage loans in the trust fund.

The final scheduled distribution date for each class of offered certificates is the latest possible maturity date of the mortgage loans plus one month.

The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

·

Excess Interest will be applied to build and maintain overcollateralization;

·

prepayments are likely to occur which will be paid in reduction of the certificate principal balances of the offered certificates; and

·

the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of:

·

the aggregate principal balance of the initial mortgage loans as of the cut-off date, and

·

any amounts deposited in the pre-funding subaccounts on the closing date.

The actual final distribution date with respect to each class of offered certificates will also be affected by the default and recovery experience of the mortgage loans.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for the fixed rate and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption assumes prepayment rates of 2.20% building linear to 22% per annum rounded to the nearest hundredth of the then outstanding principal balance of the fixed rate mortgage loans in the first month of the life of those mortgage loans and in each month thereafter up to and including the tenth month.  Beginning in the tenth month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of 22% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption assumes prepayment rates of 8.00% per annum of the then outstanding principal balance of the adjustable rate mortgage loans in the first month of the life of those mortgage loans and an additional approximately 2.00% per annum in each month thereafter until reaching a constant prepayment rate of 30% in month twelve and remaining constant at such 30% rate until month twenty-two, remaining constant at a prepayment rate of 55% from month twenty-three through month twenty-seven, and then remaining constant at a prepayment rate of 35% beginning in month twenty-eight and thereafter.  As used in the tables below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

·

the mortgage loans of each loan group prepay at the indicated percentage of the related prepayment assumption;

·

payments on the offered certificates are received, in cash, on the 25th day of each month, commencing in June 2006, in accordance with the payment priorities set forth in this prospectus supplement;

·

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

·

unless otherwise indicated, scheduled payments on the initial mortgage loans are assumed to be received on the first day of each due period commencing in June 2006, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in May 2006 include 30 days’ interest thereon;

·

six month LIBOR remains constant at 5.27%;

·

one month LIBOR remains constant at 5.08%;

·

the weighted average Insurance Fee Rate is 0.15%;

·

the closing date for the offered certificates is June 7, 2006;

·

there is zero reinvestment income on all amounts in the Distribution Account;

·

cash on deposit in the pre-funding subaccounts does not accrue interest;

·

all subsequent mortgage loans are conveyed on August 7, 2006;

·

100.00% of any prepayment penalties to which the trust fund is entitled is collected at a 100.00% collection rate;

·

no early termination of the issuing entity has occurred, unless otherwise indicated;

·

the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

·

the assumed level of the applicable index, and

·

the respective gross margin; and

·

the mortgage loans have the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding subaccounts as of the closing date may vary from the assumed amount used in preparing the following tables.

Initial Group I Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)
321,291.82	9.439	180	179	180	N/A	0	0
192,232.50	7.416	180	178	180	1 Yr - 6 mo adv intr	12	0
113,683.49	8.450	180	179	180	3 Yr - 2%	36	0
499,068.35	8.489	180	179	180	3 Yr - 6 mo adv intr	36	0
696,806.03	8.995	240	239	240	N/A	0	0
95,212.59	8.990	240	238	240	3 Yr - 2 mo adv intr	36	0
454,518.51	9.447	240	239	240	3 Yr - 2%	36	0
439,986.51	8.847	240	239	240	3 Yr - 6 mo adv intr	36	0
885,081.04	7.843	300	299	300	N/A	0	0
95,170.29	7.900	300	298	300	2 Yr - 6 mo adv intr	24	0
61,000.00	8.450	300	300	300	3 Yr - 1%	36	0
599,523.10	7.396	300	299	300	3 Yr - 6 mo adv intr	36	0
9,433,746.03	8.891	360	359	360	N/A	0	0
4,179,065.40	7.716	360	359	360	1 Yr - 6 mo adv intr	12	0
90,250.00	11.100	360	360	360	4.8 months interest	12	0
255,756.66	10.347	360	359	360	2 Yr - 6 mo adv intr	24	0
2,494,356.25	8.300	360	359	360	3 Yr - 1%	36	0
5,627,441.30	7.990	360	359	360	3 Yr - 2%	36	0
389,728.14	8.646	360	359	360	3 Yr - 5% Prpymt Amt	36	0
14,613,092.21	7.952	360	359	360	3 Yr - 6 mo adv intr	36	0
421,131.86	7.886	360	360	360	3 Yr - Saxon 3-2-1	36	0
162,702.00	9.088	360	360	360	'5-4-3	36	0
779,038.05	8.079	360	359	360	4.8 months interest	36	0
1,827,400.09	8.537	360	359	480	N/A	0	0
1,735,623.04	8.170	360	359	480	1 Yr - 6 mo adv intr	12	0
554,387.18	9.070	360	359	480	3 Yr - 1%	36	0
397,199.52	8.290	360	360	480	3 Yr - 2%	36	0
3,082,511.18	7.831	360	359	480	3 Yr - 6 mo adv intr	36	0
50,000.00	10.769	360	360	480	4.8 months interest	36	0

Initial Group I Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original* Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)	Index
12,833,111.91	8.797	360	359	360	6.193	14.821	6.718	23	6	3.000	1.008	N/A	0	0	6 Mo LIBOR
219,919.17	10.862	360	359	360	7.200	16.862	7.200	23	6	3.000	1.000	1 Yr - 2%	12	0	6 Mo LIBOR
118,326.77	8.400	360	359	360	6.150	14.400	7.400	23	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
169,600.00	9.750	360	360	360	6.550	15.750	6.550	24	6	3.000	1.000	2 Yr - 3 mo adv int	24	0	6 Mo LIBOR
333,700.50	9.262	360	358	360	6.786	15.262	8.507	22	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
14,704,591.03	8.333	360	359	360	6.061	14.287	6.644	23	6	2.947	1.008	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
4,748,970.88	8.256	360	359	360	6.078	14.289	6.540	23	6	2.951	1.016	2Yr 2%	24	0	6 Mo LIBOR
367,800.00	9.333	360	360	360	7.119	15.333	7.643	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
3,320,414.55	8.835	360	359	360	6.702	14.835	7.133	23	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
125,000.00	9.400	360	360	360	6.000	15.400	6.000	24	6	3.000	1.000	3/2 Prepay	24	0	6 Mo LIBOR
289,248.35	8.850	360	358	360	6.551	14.850	6.551	22	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
622,435.39	8.939	360	359	360	6.845	14.939	6.845	23	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
151,811.36	8.400	360	358	360	6.400	14.400	6.400	22	6	3.000	1.000	2.5 Yr - 1%	30	0	6 Mo LIBOR
982,350.25	8.394	360	359	360	5.941	14.394	6.201	23	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
339,953.61	8.756	360	359	360	7.000	14.756	7.813	23	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
838,815.51	7.138	360	359	360	5.529	13.138	6.750	23	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
6,157,659.48	8.749	360	359	480	6.299	14.749	6.458	23	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
325,000.00	8.600	360	360	480	6.700	14.600	6.700	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
232,408.75	7.917	360	359	480	6.016	13.917	6.016	23	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
10,560,583.76	8.580	360	359	480	6.689	14.588	6.806	23	6	3.000	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
1,602,434.47	8.370	360	359	480	6.609	14.370	6.609	23	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
1,031,563.35	8.927	360	359	480	6.651	14.927	6.651	23	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
217,950.59	8.800	360	359	480	5.600	14.800	5.800	23	6	3.000	1.000	2.5 Yr - 1%	30	0	6 Mo LIBOR
290,315.93	8.920	360	359	480	6.963	14.920	6.963	23	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
744,069.78	9.135	360	360	480	6.592	15.135	6.592	24	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
738,574.42	9.043	360	360	480	7.229	15.043	7.229	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
189,896.00	7.750	360	357	336	6.300	13.750	7.750	21	6	3.000	1.000	2 Yr - 6 mo adv intr	24	24	6 Mo LIBOR
6,721,270.33	8.062	360	359	300	6.091	14.110	6.442	23	6	2.961	1.024	N/A	0	60	6 Mo LIBOR
395,458.20	6.900	360	358	300	4.100	12.900	4.100	22	6	3.000	1.000	1 Yr - 6 mo adv intr	12	60	6 Mo LIBOR
8,971,663.59	7.919	360	359	300	5.887	13.919	6.643	23	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
2,741,349.66	8.358	360	359	300	6.121	14.358	6.443	23	6	3.000	1.000	2Yr 2%	24	60	6 Mo LIBOR
808,000.00	7.481	360	359	300	4.810	13.481	5.555	23	6	3.000	1.000	2Yr 2mo	24	60	6 Mo LIBOR
709,659.34	8.116	360	359	300	6.165	14.116	6.886	23	6	3.000	1.000	2Yr - 1%	24	60	6 Mo LIBOR
225,000.00	8.100	360	358	300	4.950	14.100	7.100	22	6	3.000	1.000	4.8 months interest	24	60	6 Mo LIBOR
206,500.00	7.589	360	360	300	6.010	13.589	6.010	24	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
468,800.00	6.661	360	359	300	5.047	12.661	5.047	23	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
1,310,550.00	7.791	360	359	300	5.935	13.791	6.415	23	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
14,639,136.92	8.473	360	359	360	5.964	14.477	6.243	35	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
189,786.92	10.149	360	357	360	7.275	16.149	9.538	33	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
77,600.00	10.000	360	360	360	7.000	16.000	10.000	36	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
98,472.52	8.200	360	358	360	6.200	14.200	6.200	34	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
299,835.79	8.990	360	359	360	5.500	14.990	8.250	36	6	3.000	1.000	2.5 Yr - 1%	30	0	6 Mo LIBOR
2,403,141.09	9.256	360	359	360	6.506	15.256	8.435	35	6	2.708	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
536,000.00	9.093	360	360	360	6.531	15.093	8.093	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
960,759.68	8.447	360	359	360	6.195	14.447	7.371	35	6	2.902	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
114,239.30	7.790	360	358	360	5.790	14.790	7.790	34	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
2,614,951.32	8.704	360	359	360	6.420	14.763	7.054	35	6	2.882	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
83,473.61	8.425	360	359	360	4.950	14.425	8.425	35	6	3.000	1.000	3 Yr - Saxon 3-2-1	36	0	6 Mo LIBOR
699,346.59	8.604	360	359	360	6.105	14.604	7.811	35	6	3.000	1.000	4.8 months interest	36	0	6 Mo LIBOR
13,569,501.04	8.146	360	359	480	6.092	14.174	6.153	35	6	2.958	1.014	N/A	0	0	6 Mo LIBOR
156,000.00	10.525	360	360	480	6.525	16.525	6.525	36	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
620,870.57	8.886	360	360	480	6.872	14.886	7.438	36	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
93,500.00	7.900	360	360	480	4.950	13.900	4.950	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
575,353.13	7.861	360	359	480	5.821	13.861	5.821	35	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
4,088,579.74	8.574	360	359	480	6.354	14.574	6.447	35	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
74,684.00	8.990	360	359	480	7.600	14.990	7.600	35	6	3.000	1.000	'5-4-3	36	0	6 Mo LIBOR
21,511,712.99	7.543	360	359	300	5.854	13.543	5.911	35	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
257,000.00	8.350	360	360	300	6.600	14.350	6.600	36	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
487,698.21	8.367	360	359	300	6.032	14.367	7.602	35	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
153,750.00	7.200	360	360	300	5.050	13.200	5.050	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
978,997.00	7.631	360	358	300	6.098	13.631	6.267	34	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
2,582,753.41	7.854	360	359	300	5.715	13.854	6.457	35	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
124,950.00	8.450	360	358	300	5.200	14.450	7.450	34	6	3.000	1.000	'5-4-3	36	60	6 Mo LIBOR
161,381.76	10.900	360	358	360	7.800	16.900	7.800	58	6	3.000	1.000	N/A	0	0	6 Mo LIBOR

* Original Amortization term will begin after the Original Interest Only period for the IO loans.

Subsequent Group I Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)
73,387.43	9.439	180	180	180	N/A	0	0
43,908.52	7.416	180	180	180	1 Yr - 6 mo adv intr	12	0
25,966.86	8.450	180	180	180	3 Yr - 2%	36	0
113,994.01	8.489	180	180	180	3 Yr - 6 mo adv intr	36	0
159,159.99	8.995	240	240	240	N/A	0	0
21,747.85	8.990	240	240	240	3 Yr - 2 mo adv intr	36	0
103,818.22	9.447	240	240	240	3 Yr - 2%	36	0
100,498.92	8.847	240	240	240	3 Yr - 6 mo adv intr	36	0
202,164.57	7.843	300	300	300	N/A	0	0
21,738.19	7.900	300	300	300	2 Yr - 6 mo adv intr	24	0
13,933.23	8.450	300	300	300	3 Yr - 1%	36	0
136,939.25	7.396	300	300	300	3 Yr - 6 mo adv intr	36	0
2,154,796.18	8.891	360	360	360	N/A	0	0
954,555.50	7.716	360	360	360	1 Yr - 6 mo adv intr	12	0
20,614.33	11.100	360	360	360	4.8 months interest	12	0
58,418.31	10.347	360	360	360	2 Yr - 6 mo adv intr	24	0
569,744.97	8.300	360	360	360	3 Yr - 1%	36	0
1,285,384.30	7.990	360	360	360	3 Yr - 2%	36	0
89,019.22	8.646	360	360	360	3 Yr - 5% Prpymt Amt	36	0
3,337,829.44	7.952	360	360	360	3 Yr - 6 mo adv intr	36	0
96,192.26	7.886	360	360	360	3 Yr - Saxon 3-2-1	36	0
37,163.35	9.088	360	360	360	'5-4-3	36	0
177,942.91	8.079	360	360	360	4.8 months interest	36	0
417,403.09	8.537	360	360	480	N/A	0	0
396,439.96	8.170	360	360	480	1 Yr - 6 mo adv intr	12	0
126,629.59	9.070	360	360	480	3 Yr - 1%	36	0
90,725.78	8.290	360	360	480	3 Yr - 2%	36	0
704,087.57	7.831	360	360	480	3 Yr - 6 mo adv intr	36	0
11,420.68	10.769	360	360	480	4.8 months interest	36	0

Subsequent Group I Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original* Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)	Index
$2,931,257.68	8.797	360	360	360	6.193	14.821	6.718	24	6	3.000	1.008	N/A	0	0	6 Mo LIBOR
$50,232.54	10.862	360	360	360	7.200	16.862	7.200	24	6	3.000	1.000	1 Yr - 2%	12	0	6 Mo LIBOR
$27,027.45	8.400	360	360	360	6.150	14.400	7.400	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$38,738.95	9.750	360	360	360	6.550	15.750	6.550	24	6	3.000	1.000	2 Yr - 3 mo adv int	24	0	6 Mo LIBOR
$76,221.74	9.262	360	360	360	6.786	15.262	8.507	24	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
$3,358,729.01	8.333	360	360	360	6.061	14.287	6.644	24	6	2.947	1.008	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
$1,084,729.68	8.256	360	360	360	6.078	14.289	6.540	24	6	2.951	1.016	2Yr 2%	24	0	6 Mo LIBOR
$84,010.53	9.333	360	360	360	7.119	15.333	7.643	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
$758,427.94	8.835	360	360	360	6.702	14.835	7.133	24	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
$28,551.70	9.400	360	360	360	6.000	15.400	6.000	24	6	3.000	1.000	3/2 Prepay	24	0	6 Mo LIBOR
$66,068.27	8.850	360	360	360	6.551	14.850	6.551	24	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
$142,172.73	8.939	360	360	360	6.845	14.939	6.845	24	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
$34,675.78	8.400	360	360	360	6.400	14.400	6.400	24	6	3.000	1.000	2.5 Yr - 1%	30	0	6 Mo LIBOR
$224,382.19	8.394	360	360	360	5.941	14.394	6.201	24	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$77,650.04	8.756	360	360	360	7.000	14.756	7.813	24	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$191,596.90	7.138	360	360	360	5.529	13.138	6.750	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$1,406,493.35	8.749	360	360	480	6.299	14.749	6.458	24	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
$74,234.43	8.600	360	360	480	6.700	14.600	6.700	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$53,085.33	7.917	360	360	480	6.016	13.917	6.016	24	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
$2,412,181.27	8.580	360	360	480	6.689	14.588	6.806	24	6	3.000	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
$366,017.87	8.370	360	360	480	6.609	14.370	6.609	24	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
$235,623.13	8.927	360	360	480	6.651	14.927	6.651	24	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
$49,782.89	8.800	360	360	480	5.600	14.800	5.800	24	6	3.000	1.000	2.5 Yr - 1%	30	0	6 Mo LIBOR
$66,312.12	8.920	360	360	480	6.963	14.920	6.963	24	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$169,955.68	9.135	360	360	480	6.592	15.135	6.592	24	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$168,700.46	9.043	360	360	480	7.229	15.043	7.229	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$43,374.83	7.750	360	360	336	6.300	13.750	7.750	24	6	3.000	1.000	2 Yr - 6 mo adv intr	24	24	6 Mo LIBOR
$1,535,229.75	8.062	360	360	300	6.091	14.110	6.442	24	6	2.961	1.024	N/A	0	60	6 Mo LIBOR
$90,328.04	6.900	360	360	300	4.100	12.900	4.100	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	60	6 Mo LIBOR
$2,049,250.25	7.919	360	360	300	5.887	13.919	6.643	24	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
$626,161.63	8.358	360	360	300	6.121	14.358	6.443	24	6	3.000	1.000	2Yr 2%	24	60	6 Mo LIBOR
$184,558.21	7.481	360	360	300	4.810	13.481	5.555	24	6	3.000	1.000	2Yr 2mo	24	60	6 Mo LIBOR
$162,095.87	8.116	360	360	300	6.165	14.116	6.886	24	6	3.000	1.000	2Yr - 1%	24	60	6 Mo LIBOR
$51,393.07	8.100	360	360	300	4.950	14.100	7.100	24	6	3.000	1.000	4.8 months interest	24	60	6 Mo LIBOR
$47,167.41	7.589	360	360	300	6.010	13.589	6.010	24	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
$107,080.31	6.661	360	360	300	5.047	12.661	5.047	24	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
$299,347.48	7.791	360	360	300	5.935	13.791	6.415	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
$3,343,778.40	8.473	360	360	360	5.964	14.477	6.243	36	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
$43,349.92	10.149	360	360	360	7.275	16.149	9.538	36	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$17,724.90	10.000	360	360	360	7.000	16.000	10.000	36	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
$22,492.47	8.200	360	360	360	6.200	14.200	6.200	36	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
$68,486.58	8.990	360	360	360	5.500	14.990	8.250	37	6	3.000	1.000	2.5 Yr - 1%	30	0	6 Mo LIBOR
$548,910.18	9.256	360	360	360	6.506	15.256	8.435	36	6	2.708	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$122,429.71	9.093	360	360	360	6.531	15.093	8.093	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
$219,450.61	8.447	360	360	360	6.195	14.447	7.371	36	6	2.902	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$26,093.81	7.790	360	360	360	5.790	14.790	7.790	36	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
$597,290.52	8.704	360	360	360	6.420	14.763	7.054	36	6	2.882	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$19,066.51	8.425	360	360	360	4.950	14.425	8.425	36	6	3.000	1.000	3 Yr - Saxon 3-2-1	36	0	6 Mo LIBOR
$159,740.29	8.604	360	360	360	6.105	14.604	7.811	36	6	3.000	1.000	4.8 months interest	36	0	6 Mo LIBOR
$3,099,458.99	8.146	360	360	480	6.092	14.174	6.153	36	6	2.958	1.014	N/A	0	0	6 Mo LIBOR
$35,632.53	10.525	360	360	480	6.525	16.525	6.525	36	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$141,815.30	8.886	360	360	480	6.8720	14.886	7.438	36	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$21,356.67	7.900	360	360	480	4.9500	13.900	4.950	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
$131,418.50	7.861	360	360	480	5.821	13.861	5.821	36	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$933,887.34	8.574	360	360	480	6.354	14.574	6.447	36	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$17,058.84	8.990	360	360	480	7.600	14.990	7.600	36	6	3.000	1.000	'5-4-3	36	0	6 Mo LIBOR
$4,913,568.45	7.543	360	360	300	5.854	13.543	5.911	36	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
$58,702.30	8.350	360	360	300	6.600	14.350	6.600	36	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
$111,396.92	8.367	360	360	300	6.032	14.367	7.602	36	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
$35,118.60	7.200	360	360	300	5.050	13.200	5.050	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
$223,616.26	7.631	360	360	300	6.098	13.631	6.267	36	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
$589,936.08	7.854	360	360	300	5.715	13.854	6.457	36	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
$28,540.28	8.450	360	360	300	5.200	14.450	7.450	36	6	3.000	1.000	'5-4-3	36	60	6 Mo LIBOR
$36,861.79	10.900	360	360	360	7.800	16.900	7.800	60	6	3.000	1.000	N/A	0	0	6 Mo LIBOR

* Original Amortization term will begin after the Original Interest Only period for the IO loans.

Initial Group II Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)
59,627.81	7.750	120	119	120	'5-4-3	36	0
130,399.08	6.550	144	143	144	3 Yr - 6 mo adv intr	36	0
516,117.21	9.181	180	179	180	N/A	0	0
264,838.08	8.884	180	179	180	1 Yr - 6 mo adv intr	12	0
157,500.00	7.750	180	180	180	3/2 Prepay	24	0
148,133.03	10.244	180	178	180	3 Yr - 1%	36	0
153,389.63	8.210	180	179	180	3 Yr - 2%	36	0
630,920.96	7.955	180	179	180	3 Yr - 6 mo adv intr	36	0
50,000.00	8.500	180	180	180	'5-4-3	36	0
218,316.48	8.733	240	238	240	N/A	0	0
66,089.09	8.550	240	238	240	1 Yr - 6 mo adv intr	12	0
87,832.09	7.050	240	239	240	3 Yr - 2%	36	0
566,459.68	8.087	240	240	240	3 Yr - 6 mo adv intr	36	0
181,735.03	8.900	300	299	300	N/A	0	0
111,000.00	7.900	300	300	300	1 Yr - 6 mo adv intr	12	0
212,922.07	9.010	300	299	300	3 Yr - 1%	36	0
517,311.46	8.715	300	298	300	3 Yr - 2%	36	0
593,038.49	7.977	300	299	300	3 Yr - 6 mo adv intr	36	0
10,912,509.79	8.625	360	359	360	N/A	0	0
1,749,074.15	8.032	360	359	360	1 Yr - 6 mo adv intr	12	0
75,000.00	7.100	360	360	360	4.8 months interest	12	0
2,072,026.71	8.468	360	359	360	3 Yr - 1%	36	0
354,700.23	7.380	360	359	360	3 Yr - 2 mo adv intr	36	0
5,041,680.78	7.933	360	359	360	3 Yr - 2%	36	0
344,652.08	9.753	360	358	360	3 Yr - 5% Prpymt Amt	36	0
13,448,264.01	8.008	360	359	360	3 Yr - 6 mo adv intr	36	0
96,425.00	9.450	360	360	360	'5-4-3	36	0
371,320.44	8.218	360	358	360	4.8 months interest	36	0
1,800,679.86	8.080	360	359	480	N/A	0	0
1,663,393.63	8.669	360	359	480	1 Yr - 6 mo adv intr	12	0
786,909.58	8.534	360	359	480	3 Yr - 1%	36	0
235,836.60	7.350	360	358	480	3 Yr - 2%	36	0
3,358,284.46	8.421	360	359	480	3 Yr - 6 mo adv intr	36	0
1,669,592.29	8.198	360	359	300	N/A	0	60
345,000.00	8.400	360	360	300	4.8 months interest	12	60
414,495.84	9.009	360	358	300	3 Yr - 1%	36	60
304,446.00	6.650	360	359	300	3 Yr - 2%	36	60
728,200.00	7.974	360	360	300	3 Yr - 6 mo adv intr	36	60

Initial Group II Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original* Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)	Index
18,136,633.32	9.090	360	359	360	6.511	15.142	7.287	23	6	2.996	1.009	N/A	0	0	6 Mo LIBOR
116,814.72	7.190	360	358	360	5.190	13.190	5.190	23	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
92,080.00	10.80	360	360	360	7.800	16.800	10.800	24	6	3.000	1.000	1 Yr - 2%	12	0	6 Mo LIBOR
288,819.45	8.350	360	359	360	6.700	14.350	6.700	23	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
12,726,432.32	8.412	360	359	360	6.169	14.440	6.794	23	6	2.977	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
5,258,521.45	8.634	360	359	360	6.380	14.634	6.663	23	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
821,910.00	8.818	360	360	360	6.346	14.818	6.670	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
4,728,265.51	9.414	360	359	360	6.624	15.431	7.519	23	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
190,206.57	8.456	360	359	360	6.570	14.456	6.570	23	6	3.000	1.000	3/2 Prepay	24	0	6 Mo LIBOR
343,088.14	10.742	360	358	360	7.742	16.742	8.909	22	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
1,331,928.21	8.552	360	357	360	6.531	14.832	7.574	21	6	2.618	1.000	4.8 months interest	24	0	6 Mo LIBOR
768,986.22	10.043	360	358	360	6.339	16.043	9.442	22	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
733,894.60	9.108	360	358	360	7.644	15.530	8.009	22	6	3.000	1.211	3 Yr - 2%	36	0	6 Mo LIBOR
1,493,744.55	8.030	360	359	360	5.615	14.030	7.585	23	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
6,363,709.02	8.383	360	359	480	6.145	14.383	6.251	23	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
129,600.00	10.250	360	360	480	7.650	16.250	7.650	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
674,705.36	8.749	360	359	480	6.217	14.749	6.217	23	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
9,241,016.48	8.615	360	359	480	6.623	14.615	6.817	23	6	3.000	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
2,543,030.56	7.954	360	359	480	6.357	13.954	6.357	23	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
243,000.00	9.400	360	360	480	5.200	15.400	5.200	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
662,583.84	9.307	360	360	480	7.770	15.307	7.770	24	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
85,500.00	9.500	360	360	480	6.790	15.500	6.790	24	6	3.000	1.000	3/2 Prepay	24	0	6 Mo LIBOR
326,242.10	9.298	360	358	480	7.431	15.298	7.431	22	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
1,164,277.08	8.534	360	359	480	6.490	14.534	6.490	23	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
426,136.00	8.088	360	360	480	6.370	14.088	6.370	24	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
2,005,941.46	8.010	360	360	480	6.895	14.010	6.895	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
171,139.80	8.440	360	358	336	5.990	14.940	8.440	22	6	3.000	1.000	N/A	0	24	6 Mo LIBOR
5,851,045.42	8.963	360	359	300	6.659	14.981	7.293	23	6	3.000	1.009	N/A	0	60	6 Mo LIBOR
174,400.00	7.150	360	359	300	5.750	13.150	5.750	23	6	3.000	1.000	1 Yr - 2%	12	60	6 Mo LIBOR
109,800.00	7.800	360	360	300	5.900	13.800	5.900	24	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	60	6 Mo LIBOR
11,125,203.76	8.006	360	359	300	6.205	14.006	6.681	23	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
153,600.00	7.550	360	360	300	4.950	13.550	4.950	23	6	3.000	1.000	2Yr 2%	24	60	6 Mo LIBOR
1,814,250.00	8.233	360	359	300	6.358	14.233	6.809	23	6	3.000	1.000	2Yr 2%	24	60	6 Mo LIBOR
400,000.00	7.800	360	360	300	5.225	13.800	5.225	24	6	3.000	1.000	2Yr 2mo	24	60	6 Mo LIBOR
274,000.00	9.736	360	360	300	6.873	15.736	9.736	24	6	3.000	1.000	2Yr - 1%	24	60	6 Mo LIBOR
234,400.00	7.990	360	359	300	6.990	13.990	6.990	23	6	3.000	1.000	4.8 months interest	24	60	6 Mo LIBOR
202,500.00	7.840	360	359	300	5.840	13.840	5.840	23	6	3.000	1.000	2.5 Yr - 1%	30	60	6 Mo LIBOR
118,346.00	8.600	360	358	300	7.350	14.600	7.350	22	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
919,500.00	8.316	360	359	300	6.229	14.316	6.465	23	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
140,000.00	8.000	360	358	300	8.000	15.000	8.000	22	6	3.000	1.500	3 Yr - 3 mo adv intr	36	60	6 Mo LIBOR
982,795.00	7.701	360	358	300	5.895	13.701	6.956	22	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
11,026,563.25	8.568	360	359	360	6.062	14.618	6.577	35	6	3.000	1.017	N/A	0	0	6 Mo LIBOR
64,755.28	8.700	360	357	360	5.700	14.700	8.700	33	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
1,992,030.48	8.933	360	359	360	6.550	14.933	7.298	35	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
813,600.00	9.411	360	360	360	6.308	15.411	7.459	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
882,597.32	8.428	360	359	360	6.270	14.428	6.396	35	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
2,911,393.66	9.008	360	359	360	6.682	15.008	7.510	35	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
129,823.37	11.950	360	358	360	8.850	17.950	8.850	34	6	3.000	1.000	'5-4-3	36	0	6 Mo LIBOR
481,216.86	8.877	360	359	360	6.014	15.122	8.877	35	6	1.949	1.000	4.8 months interest	36	0	6 Mo LIBOR
14,696,478.51	8.074	360	359	480	6.111	14.074	6.130	35	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
179,863.00	7.650	360	359	480	5.750	13.650	5.750	35	6	3.000	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
247,000.00	9.304	360	360	480	8.133	15.304	8.133	36	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
420,000.00	8.443	360	360	480	5.800	14.443	5.800	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
656,600.00	8.192	360	360	480	5.886	14.192	5.886	36	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
2,013,407.70	8.273	360	359	480	6.378	14.364	6.759	35	6	2.819	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
149,849.11	8.483	360	356	480	6.400	14.483	8.483	32	6	3.000	1.000	4.8 months interest	36	0	6 Mo LIBOR
17,682,578.64	7.983	360	359	300	5.979	13.983	6.061	35	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
180,900.00	9.300	360	358	300	6.800	15.300	6.800	34	6	3.000	1.000	2.5 Yr - 1%	30	60	6 Mo LIBOR
758,631.13	8.900	360	359	300	6.647	14.900	6.647	35	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
249,300.00	8.100	360	360	300	6.550	14.100	6.550	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
1,422,274.00	7.273	360	360	300	5.738	13.273	6.116	36	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
2,242,440.62	7.885	360	359	300	5.887	13.885	6.067	35	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
175,500.00	7.750	360	357	300	5.700	13.750	5.700	33	6	3.000	1.000	4.8 months interest	36	60	6 Mo LIBOR
130,940.77	8.125	360	357	360	4.625	14.125	8.125	57	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR

* Original Amortization term will begin after the Original Interest Only period for the IO loans.

Subsequent Group II Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)
13,619.80	7.750	120	120	120	'5-4-3	36	0
29,784.93	6.550	144	144	144	3 Yr - 6 mo adv intr	36	0
117,888.21	9.181	180	180	180	N/A	0	0
60,492.63	8.884	180	180	180	1 Yr - 6 mo adv intr	12	0
35,975.15	7.750	180	180	180	3/2 Prepay	24	0
33,835.60	10.244	180	180	180	3 Yr - 1%	36	0
35,036.28	8.210	180	180	180	3 Yr - 2%	36	0
144,110.95	7.955	180	180	180	3 Yr - 6 mo adv intr	36	0
11,420.68	8.500	180	180	180	'5-4-3	36	0
49,866.46	8.733	240	240	240	N/A	0	0
15,095.65	8.550	240	240	240	1 Yr - 6 mo adv intr	12	0
20,062.05	7.050	240	240	240	3 Yr - 2%	36	0
129,387.11	8.087	240	240	240	3 Yr - 6 mo adv intr	36	0
41,510.76	8.900	300	300	300	N/A	0	0
25,353.91	7.900	300	300	300	1 Yr - 6 mo adv intr	12	0
48,634.30	9.010	300	300	300	3 Yr - 1%	36	0
118,160.99	8.715	300	300	300	3 Yr - 2%	36	0
135,458.07	7.977	300	300	300	3 Yr - 6 mo adv intr	36	0
2,492,565.97	8.625	360	360	360	N/A	0	0
399,512.38	8.032	360	360	360	1 Yr - 6 mo adv intr	12	0
17,131.02	7.100	360	360	360	4.8 months interest	12	0
473,279.14	8.468	360	360	360	3 Yr - 1%	36	0
81,018.37	7.380	360	360	360	3 Yr - 2 mo adv intr	36	0
1,151,588.61	7.933	360	360	360	3 Yr - 2%	36	0
78,723.23	9.753	360	360	360	3 Yr - 5% Prpymt Amt	36	0
3,071,766.80	8.008	360	360	360	3 Yr - 6 mo adv intr	36	0
22,024.78	9.450	360	360	360	'5-4-3	36	0
84,814.65	8.218	360	360	360	4.8 months interest	36	0
411,299.82	8.080	360	360	480	N/A	0	0
379,941.78	8.669	360	360	480	1 Yr - 6 mo adv intr	12	0
179,740.87	8.534	360	360	480	3 Yr - 1%	36	0
53,868.29	7.350	360	360	480	3 Yr - 2%	36	0
767,077.94	8.421	360	360	480	3 Yr - 6 mo adv intr	36	0
381,357.64	8.198	360	360	300	N/A	0	60
78,802.70	8.400	360	360	300	4.8 months interest	12	60
94,676.50	9.009	360	360	300	3 Yr - 1%	36	60
69,539.62	6.650	360	360	300	3 Yr - 2%	36	60
166,330.81	7.974	360	360	300	3 Yr - 6 mo adv intr	36	60

Subsequent Group II Adjustable Rate Mortgage Loan Characteristics

Current Balane ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original* Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)	Index

4,142,654.25

9.090

360

360

360

6.511

15.142

7.287

24

6

2.996

1.009

N/A

0

0

6 Mo LIBOR

26,682.07

7.190

360

360

360

5.190

13.190

5.190

25

6

3.000

1.000

N/A

0

0

6 Mo LIBOR

21,032.33

10.800

360

360

360

7.800

16.800

10.800

24

6

3.000

1.000

1 Yr - 2%

12

0

6 Mo LIBOR

65,970.30

8.350

360

360

360

6.700

14.350

6.700

24

6

3.000

1.000

1 Yr - 6 mo adv intr

12

0

6 Mo LIBOR

2,906,890.60

8.412

360

360

360

6.169

14.440

6.794

24

6

2.977

1.000

2 Yr - 6 mo adv intr

24

0

6 Mo LIBOR

1,201,117.97

8.634

360

360

360

6.380

14.634

6.663

24

6

3.000

1.000

2Yr 2%

24

0

6 Mo LIBOR

187,735.45

8.818

360

360

360

6.346

14.818

6.670

24

6

3.000

1.000

2Yr 2mo

24

0

6 Mo LIBOR

1,080,000.29

9.414

360

360

360

6.624

15.431

7.519

24

6

3.000

1.000

2Yr - 1%

24

0

6 Mo LIBOR

43,445.77

8.456

360

360

360

6.570

14.456

6.570

24

6

3.000

1.000

3/2 Prepay

24

0

6 Mo LIBOR

78,366.01

10.742

360

360

360

7.742

16.742

8.909

24

6

3.000

1.000

5-4 Prepay

24

0

6 Mo LIBOR

304,230.56

8.552

360

360

360

6.531

14.832

7.574

24

6

2.618

1.000

4.8 months interest

24

0

6 Mo LIBOR

175,646.93

10.043

360

360

360

6.339

16.043

9.442

24

6

3.000

1.000

3 Yr - 1%

36

0

6 Mo LIBOR

167,631.53

9.108

360

360

360

7.644

15.530

8.009

24

6

3.000

1.211

3 Yr - 2%

36

0

6 Mo LIBOR

341,191.61

8.030

360

360

360

5.615

14.030

7.585

24

6

3.000

1.000

3 Yr - 6 mo adv intr

36

0

6 Mo LIBOR

1,453,557.88

8.383

360

360

480

6.145

14.383

6.251

24

6

3.000

1.000

N/A

0

0

6 Mo LIBOR

29,602.41

10.250

360

360

480

7.650

16.250

7.650

24

6

3.000

1.000

1 Yr - 6 mo adv intr

12

0

6 Mo LIBOR

154,111.90

8.749

360

360

480

6.217

14.749

6.217

24

6

3.000

1.000

2 Yr - 5% Prpymt Amt

24

0

6 Mo LIBOR

2,110,774.12

8.615

360

360

480

6.623

14.615

6.817

24

6

3.000

1.000

2 Yr - 6 mo adv intr

24

0

6 Mo LIBOR

580,862.84

7.954

360

360

480

6.357

13.954

6.357

24

6

3.000

1.000

2Yr 2%

24

0

6 Mo LIBOR

55,504.51

9.400

360

360

480

5.200

15.400

5.200

24

6

3.000

1.000

2Yr 2mo

24

0

6 Mo LIBOR

151,343.18

9.307

360

360

480

7.770

15.307

7.770

24

6

3.000

1.000

2Yr - 1%

24

0

6 Mo LIBOR

19,529.37

9.500

360

360

480

6.790

15.500

6.790

24

6

3.000

1.000

3/2 Prepay

24

0

6 Mo LIBOR

74,518.14

9.298

360

360

480

7.431

15.298

7.431

24

6

3.000

1.000

4.8 months interest

24

0

6 Mo LIBOR

265,936.75

8.534

360

360

480

6.490

14.534

6.490

24

6

3.000

1.000

3 Yr - 1%

36

0

6 Mo LIBOR

97,335.27

8.088

360

360

480

6.370

14.088

6.370

24

6

3.000

1.000

3 Yr - 2%

36

0

6 Mo LIBOR

458,184.37

8.010

360

360

480

6.895

14.010

6.895

24

6

3.000

1.000

3 Yr - 6 mo adv intr

36

0

6 Mo LIBOR

39,090.66

8.440

360

360

336

5.990

14.940

8.440

24

6

3.000

1.000

N/A

0

24

6 Mo LIBOR

1,336,458.52

8.963

360

360

300

6.659

14.981

7.293

24

6

3.000

1.009

N/A

0

60

6 Mo LIBOR

39,835.34

7.150

360

360

300

5.750

13.150

5.750

24

6

3.000

1.000

1 Yr - 2%

12

60

6 Mo LIBOR

25,079.82

7.800

360

360

300

5.900

13.800

5.900

24

6

3.000

1.000

2 Yr - 5% Prpymt Amt

24

60

6 Mo LIBOR

2,541,148.18

8.006

360

360

300

6.205

14.006

6.681

24

6

3.000

1.000

2 Yr - 6 mo adv intr

24

60

6 Mo LIBOR

35,084.33

7.550

360

360

300

4.950

13.550

4.950

23

6

3.000

1.000

2Yr 2%

24

60

6 Mo LIBOR

414,399.43

8.233

360

360

300

6.358

14.233

6.809

24

6

3.000

1.000

2Yr 2%

24

60

6 Mo LIBOR

91,365.45

7.800

360

360

300

5.225

13.800

5.225

24

6

3.000

1.000

2Yr 2mo

24

60

6 Mo LIBOR

62,585.33

9.736

360

360

300

6.873

15.736

9.736

24

6

3.000

1.000

2Yr - 1%

24

60

6 Mo LIBOR

53,540.15

7.990

360

360

300

6.990

13.990

6.990

24

6

3.000

1.000

4.8 months interest

24

60

6 Mo LIBOR

46,253.76

7.840

360

360

300

5.840

13.840

5.840

24

6

3.000

1.000

2.5 Yr - 1%

30

60

6 Mo LIBOR

27,031.84

8.600

360

360

300

7.350

14.600

7.350

24

6

3.000

1.000

3 Yr - 1%

36

60

6 Mo LIBOR

210,026.33

8.316

360

360

300

6.229

14.316

6.465

24

6

3.000

1.000

3 Yr - 2%

36

60

6 Mo LIBOR

31,977.91

8.000

360

360

300

8.000

15.000

8.000

24

6

3.000

1.500

3 Yr - 3 mo adv intr

36

60

6 Mo LIBOR

224,483.77

7.701

360

360

300

5.895

13.701

6.956

24

6

3.000

1.000

3 Yr - 6 mo adv intr

36

60

6 Mo LIBOR

2,518,617.34

8.568

360

360

360

6.062

14.618

6.577

36

6

3.000

1.017

N/A

0

0

6 Mo LIBOR

14,790.99

8.700

360

360

360

5.700

14.700

8.700

36

6

3.000

1.000

2Yr 2%

24

0

6 Mo LIBOR

455,006.91

8.933

360

360

360

6.550

14.933

7.298

36

6

3.000

1.000

3 Yr - 1%

36

0

6 Mo LIBOR

185,837.33

9.411

360

360

360

6.308

15.411

7.459

36

6

3.000

1.000

3 Yr - 2 mo adv intr

36

0

6 Mo LIBOR

201,597.26

8.428

360

360

360

6.270

14.428

6.396

36

6

3.000

1.000

3 Yr - 2%

36

0

6 Mo LIBOR

665,001.99

9.008

360

360

360

6.682

15.008

7.510

36

6

3.000

1.000

3 Yr - 6 mo adv intr

36

0

6 Mo LIBOR

29,653.43

11.950

360

360

360

8.850

17.950

8.850

36

6

3.000

1.000

'5-4-3

36

0

6 Mo LIBOR

109,916.49

8.877

360

360

360

6.014

15.122

8.877

36

6

1.949

1.000

4.8 months interest

36

0

6 Mo LIBOR

3,356,876.00

8.074

360

360

480

6.111

14.074

6.130

36

6

3.000

1.000

N/A

0

0

6 Mo LIBOR

41,083.16

7.650

360

360

480

5.750

13.650

5.750

36

6

3.000

1.000

2 Yr - 6 mo adv intr

24

0

6 Mo LIBOR

56,418.17

9.304

360

360

480

8.133

15.304

8.133

36

6

3.000

1.000

3 Yr - 1%

36

0

6 Mo LIBOR

95,933.72

8.443

360

360

480

5.800

14.443

5.800

36

6

3.000

1.000

3 Yr - 2 mo adv intr

36

0

6 Mo LIBOR

149,976.39

8.192

360

360

480

5.886

14.192

5.886

36

6

3.000

1.000

3 Yr - 2%

36

0

6 Mo LIBOR

459,889.76

8.273

360

360

480

6.378

14.364

6.759

36

6

2.819

1.000

3 Yr - 6 mo adv intr

36

0

6 Mo LIBOR

34,227.58

8.483

360

360

480

6.400

14.483

8.483

36

6

3.000

1.000

4.8 months interest

36

0

6 Mo LIBOR

4,038,941.97

7.983

360

360

300

5.979

13.983

6.061

36

6

3.000

1.000

N/A

0

60

6 Mo LIBOR

41,320.03

9.300

360

360

300

6.800

15.300

6.800

36

6

3.000

1.000

2.5 Yr - 1%

30

60

6 Mo LIBOR

173,281.69

8.900

360

360

300

6.647

14.900

6.647

36

6

3.000

1.000

3 Yr - 1%

36

60

6 Mo LIBOR

56,943.52

8.100

360

360

300

6.550

14.100

6.550

36

6

3.000

1.000

3 Yr - 2 mo adv intr

36

60

6 Mo LIBOR

324,866.77

7.273

360

360

300

5.738

13.273

6.116

36

6

3.000

1.000

3 Yr - 2%

36

60

6 Mo LIBOR

512,204.00

7.885

360

360

300

5.887

13.885

6.067

36

6

3.000

1.000

3 Yr - 6 mo adv intr

36

60

6 Mo LIBOR

40,086.59

7.750

360

360

300

5.700

13.750

5.700

36

6

3.000

1.000

4.8 months interest

36

60

6 Mo LIBOR

29,908.66

8.125

360

360

360

4.625

14.125

8.125

60

6

3.000

1.000

3 Yr - 2%

36

0

6 Mo LIBOR

* Original Amortization term will begin after the Original Interest Only period for the IO loans.

Initial Group III Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)
536,289.60	9.216	180	179	180	N/A	0	0
387,227.20	8.967	180	180	180	1 Yr - 6 mo adv intr	12	0
546,516.40	6.990	180	178	180	4.8 months interest	12	0
104,863.02	8.128	180	180	180	3 Yr - 1%	36	0
271,519.30	7.376	180	180	180	3 Yr - 2%	36	0
571,979.42	8.256	180	180	180	3 Yr - 6 mo adv intr	36	0
271,741.43	8.809	240	239	240	N/A	0	0
1,088,713.02	8.219	240	240	240	1 Yr - 6 mo adv intr	12	0
445,850.83	8.663	240	239	240	3 Yr - 1%	36	0
80,000.00	9.275	240	240	240	3 Yr - 2%	36	0
1,044,146.68	7.962	240	239	240	3 Yr - 6 mo adv intr	36	0
111,684.11	9.500	240	238	240	3 Yr - Saxon 3-2-1	36	0
117,439.29	8.695	300	299	300	N/A	0	0
110,000.00	8.550	300	300	300	1 Yr - 6 mo adv intr	12	0
324,000.00	8.457	300	300	300	3 Yr - 1%	36	0
156,851.59	8.650	300	299	300	3 Yr - 2%	36	0
780,542.83	8.090	300	298	300	3 Yr - 6 mo adv intr	36	0
80,592.96	8.500	300	298	300	'5-4-3	36	0
74,000.00	8.990	300	300	300	4.8 months interest	36	0
16,519,620.88	8.397	360	359	360	N/A	0	0
9,033,779.24	7.684	360	359	360	1 Yr - 6 mo adv intr	12	0
89,610.14	8.500	360	353	360	2 Yr - 6 mo adv intr	24	0
313,500.00	8.050	360	360	360	2Yr 2%	24	0
381,337.77	9.111	360	359	360	2Yr - 1%	24	0
455,691.41	7.962	360	359	360	2.5 Yr - 1%	30	0
4,429,738.69	8.741	360	359	360	3 Yr - 1%	36	0
1,240,595.63	9.105	360	359	360	3 Yr - 2 mo adv intr	36	0
6,289,726.57	8.102	360	359	360	3 Yr - 2%	36	0
512,233.84	9.237	360	359	360	3 Yr - 5% Prpymt Amt	36	0
36,902,339.71	7.939	360	359	360	3 Yr - 6 mo adv intr	36	0
153,019.98	10.526	360	359	360	3 Yr - Saxon 3-2-1	36	0
640,725.05	10.008	360	358	360	'5-4-3	36	0
573,853.53	7.913	360	359	360	4.8 months interest	36	0
127,907.75	8.664	360	353	360	5 Yr - 5% Prpymt Amt	60	0
82,248.80	8.490	360	357	360	5 Yr - 6 mo adv intr	60	0
2,474,857.17	8.462	360	359	480	N/A	0	0
4,067,338.82	7.388	360	359	480	1 Yr - 6 mo adv intr	12	0
192,896.82	8.250	360	358	480	2 Yr - 6 mo adv intr	24	0
484,304.13	8.602	360	358	480	2.5 Yr - 1%	30	0
642,640.25	9.027	360	359	480	3 Yr - 1%	36	0
1,054,738.25	8.210	360	359	480	3 Yr - 2%	36	0
4,014,016.72	7.843	360	359	480	3 Yr - 6 mo adv intr	36	0
83,225.80	7.950	360	359	480	'5-4-3	36	0
112,000.00	7.550	360	359	300	3 Yr - 2%	36	60
312,534.00	7.475	360	359	300	3 Yr - 6 mo adv intr	36	60

Initial Group III Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original* Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)	Index
24,918,446.81	8.829	360	359	360	6.371	14.831	6.961	23	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
259,825.00	9.200	360	360	360	7.450	15.200	7.450	24	6	3.000	1.000	1 Yr - 2%	12	0	6 Mo LIBOR
292,303.33	7.990	360	359	360	6.990	13.990	6.990	23	6	3.000	1.000	1 Yr - 5% Prpymt Amt	12	0	6 Mo LIBOR
316,506.85	9.312	360	359	360	6.828	15.312	6.828	23	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
892,920.38	9.434	360	359	360	6.927	15.434	7.988	23	6	2.891	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
32,904,900.06	8.650	360	359	360	6.340	14.671	6.592	23	6	2.990	1.001	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
9,632,698.90	8.664	360	359	360	6.298	14.664	6.635	23	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
1,515,901.41	9.171	360	360	360	6.872	15.171	7.304	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
12,216,837.55	9.497	360	359	360	7.143	15.497	7.752	23	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
118,919.99	7.990	360	359	360	6.350	13.990	6.350	23	6	3.000	1.000	3/2 Prepay	24	0	6 Mo LIBOR
203,773.95	8.950	360	358	360	7.200	14.950	7.200	22	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
2,026,128.84	8.925	360	359	360	6.765	14.959	7.645	23	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
169,782.45	8.250	360	358	360	8.250	15.250	8.250	22	6	3.000	1.500	2.5 Yr - 1%	30	0	6 Mo LIBOR
2,174,099.74	9.762	360	359	360	6.949	15.762	7.925	23	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
693,145.96	8.792	360	359	360	6.913	14.792	7.325	23	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
123,154.12	10.800	360	359	360	6.800	16.800	6.800	23	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
2,180,431.20	8.825	360	359	360	6.156	14.646	7.650	23	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
10,744,512.17	8.775	360	359	480	6.533	14.797	6.585	23	6	2.967	1.011	N/A	0	0	6 Mo LIBOR
1,754,468.71	9.184	360	358	480	6.951	15.184	7.237	22	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
570,437.88	8.995	360	359	480	6.285	14.995	6.734	23	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
31,662,643.11	8.372	360	359	480	6.402	14.377	6.473	23	6	2.989	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
5,655,510.73	8.421	360	359	480	6.474	14.421	6.474	23	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
500,000.00	10.195	360	360	480	6.556	16.195	6.556	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
969,599.75	9.075	360	359	480	6.947	15.075	6.947	23	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
280,000.00	8.750	360	360	480	5.900	14.750	5.900	24	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
152,898.48	7.500	360	358	480	6.500	13.500	6.500	22	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
974,757.04	8.865	360	359	480	6.948	14.865	6.948	23	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
464,383.67	8.445	360	359	480	6.404	14.445	6.404	23	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
6,773,305.64	8.493	360	359	480	6.289	14.493	6.289	23	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
107,794.40	8.250	360	353	480	6.750	15.250	8.250	17	6	1.500	1.500	5 Yr - 1%	60	0	6 Mo LIBOR
686,800.00	7.442	360	357	336	5.271	14.152	7.442	21	6	1.934	1.355	N/A	0	24	6 Mo LIBOR
13,686,355.86	8.357	360	359	300	6.157	14.369	6.374	23	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
347,200.00	7.639	360	359	300	6.167	13.639	6.167	23	6	3.000	1.000	1 Yr - 2%	12	60	6 Mo LIBOR
29,169,754.94	8.058	360	359	300	5.909	14.058	5.999	23	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
4,692,895.06	7.941	360	359	300	6.066	13.941	6.164	23	6	3.000	1.000	2Yr 2%	24	60	6 Mo LIBOR
504,800.00	7.789	360	360	300	4.747	13.789	4.747	24	6	3.000	1.000	2Yr 2mo	24	60	6 Mo LIBOR
1,317,950.00	8.303	360	358	300	5.866	14.303	6.075	22	6	3.000	1.000	2Yr - 1%	24	60	6 Mo LIBOR
317,189.04	9.441	360	359	300	6.890	15.441	6.890	23	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
466,640.00	8.400	360	359	300	5.400	14.400	5.400	23	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
4,171,144.53	7.945	360	358	300	6.095	13.945	6.457	22	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
19,158,789.49	8.321	360	359	360	5.913	14.332	6.356	35	6	3.000	1.006	N/A	0	0	6 Mo LIBOR
369,310.55	9.633	360	357	360	6.664	15.633	8.917	33	6	2.307	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
185,160.26	7.250	360	357	360	6.750	13.250	6.750	33	6	3.000	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
3,354,770.10	8.926	360	358	360	6.247	14.926	7.468	34	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
90,950.00	10.800	360	360	360	7.650	16.800	9.800	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
2,171,970.84	8.470	360	359	360	6.257	14.470	6.257	35	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
226,601.67	9.350	360	357	360	9.350	16.350	9.350	33	6	3.000	1.500	3 Yr - 3 mo adv intr	36	0	6 Mo LIBOR
125,969.08	9.245	360	360	360	5.542	15.245	9.245	36	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
8,686,095.27	8.321	360	359	360	5.963	14.379	6.330	35	6	2.900	1.004	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
941,367.88	7.812	360	359	360	4.945	13.891	5.604	35	6	2.841	1.000	4.8 months interest	36	0	6 Mo LIBOR
21,453,627.90	8.389	360	359	480	6.265	14.389	6.272	35	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
676,512.41	9.412	360	359	480	7.069	15.412	7.069	35	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
479,895.82	8.547	360	359	480	6.547	14.547	6.547	35	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
1,150,317.10	8.113	360	359	480	6.298	14.113	6.298	35	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
129,868.20	10.850	360	358	480	8.000	16.850	8.000	34	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
8,762,569.93	8.032	360	359	480	6.423	14.032	6.539	35	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
193,888.17	7.990	360	358	480	6.000	13.990	6.000	34	6	3.000	1.000	4.8 months interest	36	0	6 Mo LIBOR
22,078,242.30	7.912	360	359	300	5.900	13.912	5.932	35	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
270,000.00	9.250	360	360	300	6.700	15.250	6.700	36	6	3.000	1.000	2.5 Yr - 1%	30	60	6 Mo LIBOR
422,750.00	8.632	360	359	300	6.765	14.632	6.765	35	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
496,800.00	8.100	360	360	300	6.550	14.100	6.550	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
1,702,979.02	7.775	360	359	300	6.062	13.775	6.062	35	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
7,858,606.48	7.709	360	359	300	5.872	13.709	5.956	35	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
143,200.00	7.950	360	360	360	5.950	13.950	5.950	60	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
561,000.00	6.500	360	351	300	6.500	12.500	6.500	51	6	5.000	1.000	1 Yr - 6 mo adv intr	12	60	6 Mo LIBOR
$438,400.00	7.400	360	359	300	5.150	13.400	5.150	59	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR

* Original Amortization term will begin after the Original Interest Only period for the IO loans.

Subsequent Group III Fixed Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)
$122,495.85	9.216	180	180	180	N/A	0	0
$88,447.97	8.967	180	180	180	1 Yr - 6 mo adv intr	12	0
$124,831.79	6.990	180	180	180	4.8 months interest	12	0
$23,952.14	8.128	180	180	180	3 Yr - 1%	36	0
$62,018.71	7.376	180	180	180	3 Yr - 2%	36	0
$130,647.90	8.256	180	180	180	3 Yr - 6 mo adv intr	36	0
$62,069.45	8.809	240	240	240	N/A	0	0
$248,676.89	8.219	240	240	240	1 Yr - 6 mo adv intr	12	0
$101,838.41	8.663	240	240	240	3 Yr - 1%	36	0
$18,273.09	9.275	240	240	240	3 Yr - 2%	36	0
$238,497.33	7.962	240	240	240	3 Yr - 6 mo adv intr	36	0
$25,510.17	9.500	240	240	240	3 Yr - Saxon 3-2-1	36	0
$26,824.73	8.695	300	300	300	N/A	0	0
$25,125.50	8.550	300	300	300	1 Yr - 6 mo adv intr	12	0
$74,006.02	8.457	300	300	300	3 Yr - 1%	36	0
$35,827.04	8.650	300	300	300	3 Yr - 2%	36	0
$178,286.62	8.090	300	300	300	3 Yr - 6 mo adv intr	36	0
$18,408.53	8.500	300	300	300	'5-4-3	36	0
$16,902.61	8.990	300	300	300	4.8 months interest	36	0
$3,773,306.57	8.397	360	360	360	N/A	0	0
$2,063,438.31	7.684	360	360	360	1 Yr - 6 mo adv intr	12	0
$20,468.18	8.500	360	360	360	2 Yr - 6 mo adv intr	24	0
$71,607.67	8.050	360	360	360	2Yr 2%	24	0
$87,102.74	9.111	360	360	360	2Yr - 1%	24	0
$104,086.13	7.962	360	360	360	2.5 Yr - 1%	30	0
$1,011,812.69	8.741	360	360	360	3 Yr - 1%	36	0
$283,368.95	9.105	360	360	360	3 Yr - 2 mo adv intr	36	0
$1,436,659.28	8.102	360	360	360	3 Yr - 2%	36	0
$117,001.19	9.237	360	360	360	3 Yr - 5% Prpymt Amt	36	0
$8,428,997.37	7.939	360	360	360	3 Yr - 6 mo adv intr	36	0
$34,951.85	10.526	360	360	360	3 Yr - Saxon 3-2-1	36	0
$146,350.33	10.008	360	360	360	'5-4-3	36	0
$131,075.97	7.913	360	360	360	4.8 months interest	36	0
$29,215.87	8.664	360	360	360	5 Yr - 5% Prpymt Amt	60	0
$18,786.75	8.490	360	360	360	5 Yr - 6 mo adv intr	60	0
$565,291.11	8.462	360	360	480	N/A	0	0
$929,035.62	7.388	360	360	480	1 Yr - 6 mo adv intr	12	0
$44,060.26	8.250	360	360	480	2 Yr - 6 mo adv intr	24	0
$110,621.66	8.602	360	360	480	2.5 Yr - 1%	30	0
$146,787.79	9.027	360	360	480	3 Yr - 1%	36	0
$240,916.59	8.210	360	360	480	3 Yr - 2%	36	0
$916,856.13	7.843	360	360	480	3 Yr - 6 mo adv intr	36	0
$19,009.91	7.950	360	360	480	'5-4-3	36	0
$25,582.33	7.550	360	360	300	3 Yr - 2%	36	60
$71,387.03	7.475	360	360	300	3 Yr - 6 mo adv intr	36	60

Subsequent Group III Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original* Amortization Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Reset	Rate Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Prepayment Penalty Description	Original Prepayment Penalty Term (months)	Original Interest Only Term (months)	Index
$5,691,712.89	8.829	360	360	360	6.371	14.831	6.961	24	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
$59,347.57	9.200	360	360	360	7.450	15.200	7.450	24	6	3.000	1.000	1 Yr - 2%	12	0	6 Mo LIBOR
$66,766.06	7.990	360	360	360	6.990	13.990	6.990	24	6	3.000	1.000	1 Yr - 5% Prpymt Amt	12	0	6 Mo LIBOR
$72,294.48	9.312	360	360	360	6.828	15.312	6.828	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$203,955.19	9.434	360	360	360	6.927	15.434	7.988	24	6	2.891	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
$7,515,927.67	8.650	360	360	360	6.340	14.671	6.592	24	6	2.990	1.001	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
$2,200,239.72	8.664	360	360	360	6.298	14.664	6.635	24	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
$346,252.54	9.171	360	360	360	6.872	15.171	7.304	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
$2,790,492.21	9.497	360	360	360	7.143	15.497	7.752	24	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
$27,162.95	7.990	360	360	360	6.350	13.990	6.350	24	6	3.000	1.000	3/2 Prepay	24	0	6 Mo LIBOR
$46,544.75	8.950	360	360	360	7.200	14.950	7.200	24	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
$462,795.44	8.925	360	360	360	6.765	14.959	7.645	24	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
$38,780.63	8.250	360	360	360	8.250	15.250	8.250	24	6	3.000	1.500	2.5 Yr - 1%	30	0	6 Mo LIBOR
$496,594.01	9.762	360	360	360	6.949	15.762	7.925	24	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$158,323.98	8.792	360	360	360	6.913	14.792	7.325	24	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$28,130.08	10.800	360	360	360	6.800	16.800	6.800	24	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
$498,040.21	8.825	360	360	360	6.156	14.646	7.650	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$2,454,193.03	8.775	360	360	480	6.533	14.797	6.585	24	6	2.967	1.011	N/A	0	0	6 Mo LIBOR
$400,744.57	9.184	360	360	480	6.951	15.184	7.237	24	6	3.000	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$130,295.79	8.995	360	360	480	6.285	14.995	6.734	24	6	3.000	1.000	2 Yr - 5% Prpymt Amt	24	0	6 Mo LIBOR
$7,232,179.25	8.372	360	360	480	6.402	14.377	6.473	24	6	2.989	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
$1,291,795.74	8.421	360	360	480	6.474	14.421	6.474	24	6	3.000	1.000	2Yr 2%	24	0	6 Mo LIBOR
$114,206.82	10.195	360	360	480	6.556	16.195	6.556	24	6	3.000	1.000	2Yr 2mo	24	0	6 Mo LIBOR
$221,469.80	9.075	360	360	480	6.947	15.075	6.947	24	6	3.000	1.000	2Yr - 1%	24	0	6 Mo LIBOR
$63,955.82	8.750	360	360	480	5.900	14.750	5.900	24	6	3.000	1.000	5-4 Prepay	24	0	6 Mo LIBOR
$34,924.10	7.500	360	360	480	6.500	13.500	6.500	24	6	3.000	1.000	4.8 months interest	24	0	6 Mo LIBOR
$222,647.79	8.865	360	360	480	6.948	14.865	6.948	24	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$106,071.56	8.445	360	360	480	6.404	14.445	6.404	24	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$1,547,115.33	8.493	360	360	480	6.289	14.493	6.289	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$24,621.71	8.250	360	360	480	6.750	15.250	8.250	24	6	1.500	1.500	5 Yr - 1%	60	0	6 Mo LIBOR
$156,874.48	7.442	360	360	336	5.271	14.152	7.442	24	6	1.934	1.355	N/A	0	24	6 Mo LIBOR
$3,126,150.22	8.357	360	360	300	6.157	14.369	6.374	24	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
$79,305.21	7.639	360	360	300	6.167	13.639	6.167	24	6	3.000	1.000	1 Yr - 2%	12	60	6 Mo LIBOR
$6,662,769.61	8.058	360	360	300	5.909	14.058	5.999	24	6	3.000	1.000	2 Yr - 6 mo adv intr	24	60	6 Mo LIBOR
$1,071,921.20	7.941	360	360	300	6.066	13.941	6.164	24	6	3.000	1.000	2Yr 2%	24	60	6 Mo LIBOR
$115,303.20	7.789	360	360	300	4.747	13.789	4.747	24	6	3.000	1.000	2Yr 2mo	24	60	6 Mo LIBOR
$301,037.74	8.303	360	360	300	5.866	14.303	6.075	24	6	3.000	1.000	2Yr - 1%	24	60	6 Mo LIBOR
$72,450.30	9.441	360	360	300	6.890	15.441	6.890	24	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
$106,586.94	8.400	360	360	300	5.400	14.400	5.400	24	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
$952,746.26	7.945	360	360	300	6.095	13.945	6.457	24	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
$4,376,128.65	8.321	360	360	360	5.913	14.332	6.356	36	6	3.000	1.006	N/A	0	0	6 Mo LIBOR
$84,355.56	9.633	360	360	360	6.664	15.633	8.917	36	6	2.307	1.000	1 Yr - 6 mo adv intr	12	0	6 Mo LIBOR
$42,293.13	7.250	360	360	360	6.750	13.250	6.750	36	6	3.000	1.000	2 Yr - 6 mo adv intr	24	0	6 Mo LIBOR
$766,275.22	8.926	360	360	360	6.247	14.926	7.468	36	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$20,774.22	10.800	360	360	360	7.650	16.800	9.800	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
$496,107.74	8.470	360	360	360	6.257	14.470	6.257	36	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$51,758.91	9.350	360	360	360	9.350	16.350	9.350	36	6	3.000	1.500	3 Yr - 3 mo adv intr	36	0	6 Mo LIBOR
$28,773.05	9.245	360	360	360	5.542	15.245	9.245	36	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
$1,984,022.55	8.321	360	360	360	5.963	14.379	6.330	36	6	2.900	1.004	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$215,021.25	7.812	360	360	360	4.945	13.891	5.604	35	6	2.841	1.000	4.8 months interest	36	0	6 Mo LIBOR
$4,900,301.02	8.389	360	360	480	6.265	14.389	6.272	36	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
$154,524.66	9.412	360	360	480	7.069	15.412	7.069	36	6	3.000	1.000	3 Yr - 1%	36	0	6 Mo LIBOR
$109,614.75	8.547	360	360	480	6.547	14.547	6.547	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	0	6 Mo LIBOR
$262,748.10	8.113	360	360	480	6.298	14.113	6.298	36	6	3.000	1.000	3 Yr - 2%	36	0	6 Mo LIBOR
$29,663.67	10.850	360	360	480	8.000	16.850	8.000	36	6	3.000	1.000	3 Yr - 5% Prpymt Amt	36	0	6 Mo LIBOR
$2,001,490.41	8.032	360	360	480	6.423	14.032	6.539	36	6	3.000	1.000	3 Yr - 6 mo adv intr	36	0	6 Mo LIBOR
$44,286.70	7.990	360	360	480	6.000	13.990	6.000	36	6	3.000	1.000	4.8 months interest	36	0	6 Mo LIBOR
$5,042,971.47	7.912	360	360	300	5.900	13.912	5.932	36	6	3.000	1.000	N/A	0	60	6 Mo LIBOR
$61,671.68	9.250	360	360	300	6.700	15.250	6.700	36	6	3.000	1.000	2.5 Yr - 1%	30	60	6 Mo LIBOR
$96,561.86	8.632	360	360	300	6.765	14.632	6.765	36	6	3.000	1.000	3 Yr - 1%	36	60	6 Mo LIBOR
$113,475.89	8.100	360	360	300	6.550	14.100	6.550	36	6	3.000	1.000	3 Yr - 2 mo adv intr	36	60	6 Mo LIBOR
$388,983.62	7.775	360	360	300	6.062	13.775	6.062	36	6	3.000	1.000	3 Yr - 2%	36	60	6 Mo LIBOR
$1,795,012.83	7.709	360	360	300	5.872	13.709	5.956	36	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR
$32,708.83	7.950	360	360	360	5.950	13.950	5.950	60	6	3.000	1.000	N/A	0	0	6 Mo LIBOR
$128,140.05	6.500	360	360	300	6.500	12.500	6.500	60	6	5.000	1.000	1 Yr - 6 mo adv intr	12	60	6 Mo LIBOR
$100,136.54	7.400	360	360	300	5.150	13.400	5.150	60	6	3.000	1.000	3 Yr - 6 mo adv intr	36	60	6 Mo LIBOR

* Original Amortization term will begin after the Original Interest Only period for the IO loans.

PREPAYMENT SCENARIOS

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII

Fixed Rate Prepayment Assumption:	0%	50%	75%	100%	125%	150%	175%
Adjustable Rate Prepayment Assumption:	0%	50%	75%	100%	125%	150%	175%

The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after the distribution date occurring in each month shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table above entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class A-1 Scenario								Class A-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	97	86	80	74	68	62	56	May 2007	97	86	80	74	68	62	56
May 2008	97	67	53	40	28	17	4	May 2008	97	67	53	40	28	17	4
May 2009	96	50	32	16	3	0	0	May 2009	96	50	32	16	3	0	0
May 2010	95	37	25	16	3	0	0	May 2010	95	37	25	16	3	0	0
May 2011	95	30	19	12	3	0	0	May 2011	95	30	19	12	3	0	0
May 2012	94	25	15	8	3	0	0	May 2012	94	25	15	8	3	0	0
May 2013	93	21	11	6	3	0	0	May 2013	93	21	11	6	3	0	0
May 2014	91	18	9	4	2	0	0	May 2014	91	18	9	4	2	0	0
May 2015	90	15	7	3	1	0	0	May 2015	90	15	7	3	1	0	0
May 2016	89	13	5	2	1	0	0	May 2016	89	13	5	2	1	0	0
May 2017	87	10	4	2	1	0	0	May 2017	87	10	4	2	1	0	0
May 2018	85	9	3	1	*	0	0	May 2018	85	9	3	1	*	0	0
May 2019	83	7	2	1	0	0	0	May 2019	83	7	2	1	0	0	0
May 2020	81	6	2	*	0	0	0	May 2020	81	6	2	*	0	0	0
May 2021	79	5	2	*	0	0	0	May 2021	79	5	1	*	0	0	0
May 2022	76	4	1	0	0	0	0	May 2022	76	4	1	0	0	0	0
May 2023	73	4	1	0	0	0	0	May 2023	73	4	1	0	0	0	0
May 2024	70	3	1	0	0	0	0	May 2024	70	3	1	0	0	0	0
May 2025	66	2	*	0	0	0	0	May 2025	67	2	*	0	0	0	0
May 2026	62	2	*	0	0	0	0	May 2026	63	2	*	0	0	0	0
May 2027	58	2	0	0	0	0	0	May 2027	59	2	0	0	0	0	0
May 2028	53	1	0	0	0	0	0	May 2028	54	1	0	0	0	0	0
May 2029	48	1	0	0	0	0	0	May 2029	49	1	0	0	0	0	0
May 2030	42	1	0	0	0	0	0	May 2030	43	1	0	0	0	0	0
May 2031	36	1	0	0	0	0	0	May 2031	36	1	0	0	0	0	0
May 2032	31	*	0	0	0	0	0	May 2032	32	*	0	0	0	0	0
May 2033	27	*	0	0	0	0	0	May 2033	27	*	0	0	0	0	0
May 2034	22	0	0	0	0	0	0	May 2034	22	0	0	0	0	0	0
May 2035	16	0	0	0	0	0	0	May 2035	17	0	0	0	0	0	0
May 2036	2	0	0	0	0	0	0	May 2036	2	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	20.87	4.71	3.24	2.38	1.69	1.28	1.13	Maturity (Yrs.)	20.96	4.71	3.24	2.38	1.69	1.28	1.13
Optional Termination (Yrs.)	20.87	4.37	2.98	2.18	1.56	1.28	1.13	Optional Termination (Yrs.)	20.96	4.37	2.98	2.18	1.56	1.28	1.13

	Class A-3A Scenario								Class A-3B Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	95	72	61	50	38	26	15	May 2007	100	100	100	100	100	100	100
May 2008	93	36	10	0	0	0	0	May 2008	100	100	100	48	0	0	0
May 2009	92	4	0	0	0	0	0	May 2009	100	100	0	0	0	0	0
May 2010	91	0	0	0	0	0	0	May 2010	100	27	0	0	0	0	0
May 2011	90	0	0	0	0	0	0	May 2011	100	0	0	0	0	0	0
May 2012	88	0	0	0	0	0	0	May 2012	100	0	0	0	0	0	0
May 2013	86	0	0	0	0	0	0	May 2013	100	0	0	0	0	0	0
May 2014	84	0	0	0	0	0	0	May 2014	100	0	0	0	0	0	0
May 2015	81	0	0	0	0	0	0	May 2015	100	0	0	0	0	0	0
May 2016	79	0	0	0	0	0	0	May 2016	100	0	0	0	0	0	0
May 2017	76	0	0	0	0	0	0	May 2017	100	0	0	0	0	0	0
May 2018	72	0	0	0	0	0	0	May 2018	100	0	0	0	0	0	0
May 2019	69	0	0	0	0	0	0	May 2019	100	0	0	0	0	0	0
May 2020	64	0	0	0	0	0	0	May 2020	100	0	0	0	0	0	0
May 2021	60	0	0	0	0	0	0	May 2021	100	0	0	0	0	0	0
May 2022	55	0	0	0	0	0	0	May 2022	100	0	0	0	0	0	0
May 2023	50	0	0	0	0	0	0	May 2023	100	0	0	0	0	0	0
May 2024	44	0	0	0	0	0	0	May 2024	100	0	0	0	0	0	0
May 2025	37	0	0	0	0	0	0	May 2025	100	0	0	0	0	0	0
May 2026	30	0	0	0	0	0	0	May 2026	100	0	0	0	0	0	0
May 2027	22	0	0	0	0	0	0	May 2027	100	0	0	0	0	0	0
May 2028	13	0	0	0	0	0	0	May 2028	100	0	0	0	0	0	0
May 2029	3	0	0	0	0	0	0	May 2029	100	0	0	0	0	0	0
May 2030	0	0	0	0	0	0	0	May 2030	72	0	0	0	0	0	0
May 2031	0	0	0	0	0	0	0	May 2031	28	0	0	0	0	0	0
May 2032	0	0	0	0	0	0	0	May 2032	0	0	0	0	0	0	0
May 2033	0	0	0	0	0	0	0	May 2033	0	0	0	0	0	0	0
May 2034	0	0	0	0	0	0	0	May 2034	0	0	0	0	0	0	0
May 2035	0	0	0	0	0	0	0	May 2035	0	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	May 2036	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	15.22	1.63	1.22	1.00	0.84	0.74	0.66	Maturity (Yrs.)	24.51	3.73	2.50	2.00	1.74	1.50	1.30
Optional Termination (Yrs.)	15.22	1.63	1.22	1.00	0.84	0.74	0.66	Optional Termination (Yrs.)	24.51	3.73	2.50	2.00	1.74	1.50	1.30

*   Represents less than ½ of 1%, but is greater than 0%.

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class A-3C Scenario								Class A-3D Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	100	100	100	100	100	100	100	May 2007	100	100	100	100	100	100	100
May 2008	100	100	100	100	80	34	0	May 2008	100	100	100	100	100	100	44
May 2009	100	100	93	33	0	0	0	May 2009	100	100	100	100	43	0	0
May 2010	100	100	69	33	0	0	0	May 2010	100	100	100	100	43	0	0
May 2011	100	88	46	17	0	0	0	May 2011	100	100	100	100	43	0	0
May 2012	100	69	28	3	0	0	0	May 2012	100	100	100	100	43	0	0
May 2013	100	53	15	0	0	0	0	May 2013	100	100	100	78	38	0	0
May 2014	100	40	5	0	0	0	0	May 2014	100	100	100	55	24	0	0
May 2015	100	29	0	0	0	0	0	May 2015	100	100	90	39	16	0	0
May 2016	100	20	0	0	0	0	0	May 2016	100	100	69	27	10	0	0
May 2017	100	12	0	0	0	0	0	May 2017	100	100	53	19	4	0	0
May 2018	100	5	0	0	0	0	0	May 2018	100	100	41	14	0	0	0
May 2019	100	0	0	0	0	0	0	May 2019	100	98	32	10	0	0	0
May 2020	100	0	0	0	0	0	0	May 2020	100	82	24	5	0	0	0
May 2021	100	0	0	0	0	0	0	May 2021	100	68	19	1	0	0	0
May 2022	100	0	0	0	0	0	0	May 2022	100	56	14	0	0	0	0
May 2023	100	0	0	0	0	0	0	May 2023	100	47	11	0	0	0	0
May 2024	100	0	0	0	0	0	0	May 2024	100	38	7	0	0	0	0
May 2025	100	0	0	0	0	0	0	May 2025	100	31	3	0	0	0	0
May 2026	100	0	0	0	0	0	0	May 2026	100	26	*	0	0	0	0
May 2027	100	0	0	0	0	0	0	May 2027	100	21	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	May 2028	100	17	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	May 2029	100	13	0	0	0	0	0
May 2030	100	0	0	0	0	0	0	May 2030	100	10	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	May 2031	100	6	0	0	0	0	0
May 2032	98	0	0	0	0	0	0	May 2032	100	3	0	0	0	0	0
May 2033	81	0	0	0	0	0	0	May 2033	100	0	0	0	0	0	0
May 2034	62	0	0	0	0	0	0	May 2034	100	0	0	0	0	0	0
May 2035	42	0	0	0	0	0	0	May 2035	100	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	May 2036	37	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	28.42	7.68	5.08	3.40	2.23	1.94	1.74	Maturity (Yrs.)	29.98	17.65	12.17	8.98	5.38	2.34	2.00
Optional Termination (Yrs.)	28.42	7.68	5.08	3.40	2.23	1.94	1.74	Optional Termination (Yrs.)	29.88	13.29	8.87	6.46	3.78	2.34	2.00

	Class M-1 Scenario								Class M-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	100	100	100	100	100	100	100	May 2007	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	76	69	May 2009	100	100	100	100	100	100	100
May 2010	100	100	73	67	100	76	69	May 2010	100	100	73	49	100	100	31
May 2011	100	87	56	34	96	76	49	May 2011	100	87	56	34	20	30	6
May 2012	100	73	43	24	36	55	28	May 2012	100	73	43	24	13	7	3
May 2013	100	61	33	17	8	34	13	May 2013	100	61	33	17	8	4	0
May 2014	100	51	25	12	5	20	2	May 2014	100	51	25	12	5	0	0
May 2015	100	43	19	8	4	8	0	May 2015	100	43	19	8	4	0	0
May 2016	100	36	15	6	1	0	0	May 2016	100	36	15	6	0	0	0
May 2017	100	30	12	4	0	0	0	May 2017	100	30	12	4	0	0	0
May 2018	100	25	9	3	0	0	0	May 2018	100	25	9	3	0	0	0
May 2019	100	21	7	*	0	0	0	May 2019	100	21	7	0	0	0	0
May 2020	100	18	5	0	0	0	0	May 2020	100	18	5	0	0	0	0
May 2021	100	15	4	0	0	0	0	May 2021	100	15	4	0	0	0	0
May 2022	100	12	3	0	0	0	0	May 2022	100	12	3	0	0	0	0
May 2023	100	10	2	0	0	0	0	May 2023	100	10	0	0	0	0	0
May 2024	100	8	0	0	0	0	0	May 2024	100	8	0	0	0	0	0
May 2025	100	7	0	0	0	0	0	May 2025	100	7	0	0	0	0	0
May 2026	100	6	0	0	0	0	0	May 2026	100	6	0	0	0	0	0
May 2027	100	5	0	0	0	0	0	May 2027	100	5	0	0	0	0	0
May 2028	100	4	0	0	0	0	0	May 2028	100	4	0	0	0	0	0
May 2029	100	3	0	0	0	0	0	May 2029	100	2	0	0	0	0	0
May 2030	100	1	0	0	0	0	0	May 2030	100	0	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	May 2031	100	0	0	0	0	0	0
May 2032	92	0	0	0	0	0	0	May 2032	92	0	0	0	0	0	0
May 2033	80	0	0	0	0	0	0	May 2033	80	0	0	0	0	0	0
May 2034	66	0	0	0	0	0	0	May 2034	66	0	0	0	0	0	0
May 2035	50	0	0	0	0	0	0	May 2035	50	0	0	0	0	0	0
May 2036	7	0	0	0	0	0	0	May 2036	7	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	28.55	9.66	6.51	5.31	5.97	5.97	4.67	Maturity (Yrs.)	28.55	9.64	6.49	5.15	5.06	4.86	3.88
Optional Termination (Yrs.)	28.53	8.75	5.83	4.78	4.97	3.62	2.68	Optional Termination (Yrs.)	28.53	8.75	5.83	4.64	4.65	3.97	2.97

*   Represents less than ½ of 1%, but is greater than 0%.

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class M-3 Scenario								Class M-4 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	100	100	100	100	100	100	100	May 2007	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	56	May 2009	100	100	100	100	100	100	20
May 2010	100	100	73	49	81	36	11	May 2010	100	100	73	49	32	19	11
May 2011	100	87	56	34	20	11	6	May 2011	100	87	56	34	20	11	6
May 2012	100	73	43	24	13	7	1	May 2012	100	73	43	24	13	7	0
May 2013	100	61	33	17	8	4	0	May 2013	100	61	33	17	8	2	0
May 2014	100	51	25	12	5	0	0	May 2014	100	51	25	12	5	0	0
May 2015	100	43	19	8	3	0	0	May 2015	100	43	19	8	0	0	0
May 2016	100	36	15	6	0	0	0	May 2016	100	36	15	6	0	0	0
May 2017	100	30	12	4	0	0	0	May 2017	100	30	12	4	0	0	0
May 2018	100	25	9	0	0	0	0	May 2018	100	25	9	0	0	0	0
May 2019	100	21	7	0	0	0	0	May 2019	100	21	7	0	0	0	0
May 2020	100	18	5	0	0	0	0	May 2020	100	18	5	0	0	0	0
May 2021	100	15	4	0	0	0	0	May 2021	100	15	3	0	0	0	0
May 2022	100	12	0	0	0	0	0	May 2022	100	12	0	0	0	0	0
May 2023	100	10	0	0	0	0	0	May 2023	100	10	0	0	0	0	0
May 2024	100	8	0	0	0	0	0	May 2024	100	8	0	0	0	0	0
May 2025	100	7	0	0	0	0	0	May 2025	100	7	0	0	0	0	0
May 2026	100	6	0	0	0	0	0	May 2026	100	6	0	0	0	0	0
May 2027	100	5	0	0	0	0	0	May 2027	100	5	0	0	0	0	0
May 2028	100	3	0	0	0	0	0	May 2028	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	May 2029	100	0	0	0	0	0	0
May 2030	100	0	0	0	0	0	0	May 2030	100	0	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	May 2031	100	0	0	0	0	0	0
May 2032	92	0	0	0	0	0	0	May 2032	92	0	0	0	0	0	0
May 2033	80	0	0	0	0	0	0	May 2033	80	0	0	0	0	0	0
May 2034	66	0	0	0	0	0	0	May 2034	66	0	0	0	0	0	0
May 2035	50	0	0	0	0	0	0	May 2035	50	0	0	0	0	0	0
May 2036	7	0	0	0	0	0	0	May 2036	7	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	28.55	9.61	6.47	5.06	4.69	4.21	3.27	Maturity (Yrs.)	28.55	9.59	6.44	5.01	4.51	3.94	3.02
Optional Termination (Yrs.)	28.53	8.75	5.83	4.57	4.30	3.89	2.94	Optional Termination (Yrs.)	28.53	8.75	5.82	4.53	4.13	3.64	2.76

	Class M-5 Scenario								Class M-6 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	100	100	100	100	100	100	100	May 2007	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	20	May 2009	100	100	100	100	100	100	20
May 2010	100	100	73	49	32	19	11	May 2010	100	100	73	49	32	19	11
May 2011	100	87	56	34	20	11	6	May 2011	100	87	56	34	20	11	4
May 2012	100	73	43	24	13	7	0	May 2012	100	73	43	24	13	7	0
May 2013	100	61	33	17	8	0	0	May 2013	100	61	33	17	8	0	0
May 2014	100	51	25	12	5	0	0	May 2014	100	51	25	12	2	0	0
May 2015	100	43	19	8	0	0	0	May 2015	100	43	19	8	0	0	0
May 2016	100	36	15	6	0	0	0	May 2016	100	36	15	5	0	0	0
May 2017	100	30	12	0	0	0	0	May 2017	100	30	12	0	0	0	0
May 2018	100	25	9	0	0	0	0	May 2018	100	25	9	0	0	0	0
May 2019	100	21	7	0	0	0	0	May 2019	100	21	7	0	0	0	0
May 2020	100	18	5	0	0	0	0	May 2020	100	18	1	0	0	0	0
May 2021	100	15	0	0	0	0	0	May 2021	100	15	0	0	0	0	0
May 2022	100	12	0	0	0	0	0	May 2022	100	12	0	0	0	0	0
May 2023	100	10	0	0	0	0	0	May 2023	100	10	0	0	0	0	0
May 2024	100	8	0	0	0	0	0	May 2024	100	8	0	0	0	0	0
May 2025	100	7	0	0	0	0	0	May 2025	100	7	0	0	0	0	0
May 2026	100	6	0	0	0	0	0	May 2026	100	2	0	0	0	0	0
May 2027	100	1	0	0	0	0	0	May 2027	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	May 2028	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	May 2029	100	0	0	0	0	0	0
May 2030	100	0	0	0	0	0	0	May 2030	100	0	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	May 2031	100	0	0	0	0	0	0
May 2032	92	0	0	0	0	0	0	May 2032	92	0	0	0	0	0	0
May 2033	80	0	0	0	0	0	0	May 2033	80	0	0	0	0	0	0
May 2034	66	0	0	0	0	0	0	May 2034	66	0	0	0	0	0	0
May 2035	50	0	0	0	0	0	0	May 2035	50	0	0	0	0	0	0
May 2036	7	0	0	0	0	0	0	May 2036	7	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	28.55	9.55	6.42	4.95	4.37	3.75	2.85	Maturity (Yrs.)	28.55	9.51	6.38	4.90	4.26	3.61	2.75
Optional Termination (Yrs.)	28.53	8.75	5.82	4.50	4.01	3.47	2.60	Optional Termination (Yrs.)	28.53	8.75	5.82	4.48	3.93	3.35	2.51
*   Represents less than ½ of 1%, but is greater than 0%.

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class B-1 Scenario								Class B-2 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	100	100	100	100	100	100	100	May 2007	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	67	20	May 2009	100	100	100	100	100	34	20
May 2010	100	100	73	49	32	19	11	May 2010	100	100	73	49	32	19	11
May 2011	100	87	56	34	20	11	0	May 2011	100	87	56	34	20	11	0
May 2012	100	73	43	24	13	2	0	May 2012	100	73	43	24	13	0	0
May 2013	100	61	33	17	8	0	0	May 2013	100	61	33	17	2	0	0
May 2014	100	51	25	12	0	0	0	May 2014	100	51	25	12	0	0	0
May 2015	100	43	19	8	0	0	0	May 2015	100	43	19	3	0	0	0
May 2016	100	36	15	0	0	0	0	May 2016	100	36	15	0	0	0	0
May 2017	100	30	12	0	0	0	0	May 2017	100	30	12	0	0	0	0
May 2018	100	25	9	0	0	0	0	May 2018	100	25	5	0	0	0	0
May 2019	100	21	3	0	0	0	0	May 2019	100	21	0	0	0	0	0
May 2020	100	18	0	0	0	0	0	May 2020	100	18	0	0	0	0	0
May 2021	100	15	0	0	0	0	0	May 2021	100	15	0	0	0	0	0
May 2022	100	12	0	0	0	0	0	May 2022	100	12	0	0	0	0	0
May 2023	100	10	0	0	0	0	0	May 2023	100	10	0	0	0	0	0
May 2024	100	8	0	0	0	0	0	May 2024	100	2	0	0	0	0	0
May 2025	100	3	0	0	0	0	0	May 2025	100	0	0	0	0	0	0
May 2026	100	0	0	0	0	0	0	May 2026	100	0	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	May 2027	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	May 2028	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	May 2029	100	0	0	0	0	0	0
May 2030	100	0	0	0	0	0	0	May 2030	100	0	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	May 2031	100	0	0	0	0	0	0
May 2032	92	0	0	0	0	0	0	May 2032	92	0	0	0	0	0	0
May 2033	80	0	0	0	0	0	0	May 2033	80	0	0	0	0	0	0
May 2034	66	0	0	0	0	0	0	May 2034	66	0	0	0	0	0	0
May 2035	50	0	0	0	0	0	0	May 2035	50	0	0	0	0	0	0
May 2036	3	0	0	0	0	0	0	May 2036	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	28.54	9.44	6.33	4.85	4.16	3.50	2.67	Maturity (Yrs.)	28.53	9.35	6.26	4.77	4.07	3.39	2.60
Optional Termination (Yrs.)	28.53	8.75	5.82	4.46	3.86	3.26	2.45	Optional Termination (Yrs.)	28.53	8.75	5.82	4.44	3.81	3.19	2.42

	Class B-3 Scenario								Class B-4 Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	Initial Percentage	100%	100%	100%	100%	100%	100%	100%
May 2007	100	100	100	100	100	100	100	May 2007	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	May 2008	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	34	20	May 2009	100	100	100	100	100	34	20
May 2010	100	100	73	49	32	19	4	May 2010	100	100	73	49	32	19	0
May 2011	100	87	56	34	20	8	0	May 2011	100	87	56	34	20	0	0
May 2012	100	73	43	24	13	0	0	May 2012	100	73	43	24	4	0	0
May 2013	100	61	33	17	0	0	0	May 2013	100	61	33	17	0	0	0
May 2014	100	51	25	12	0	0	0	May 2014	100	51	25	0	0	0	0
May 2015	100	43	19	0	0	0	0	May 2015	100	43	19	0	0	0	0
May 2016	100	36	15	0	0	0	0	May 2016	100	36	13	0	0	0	0
May 2017	100	30	10	0	0	0	0	May 2017	100	30	0	0	0	0	0
May 2018	100	25	0	0	0	0	0	May 2018	100	25	0	0	0	0	0
May 2019	100	21	0	0	0	0	0	May 2019	100	21	0	0	0	0	0
May 2020	100	18	0	0	0	0	0	May 2020	100	18	0	0	0	0	0
May 2021	100	15	0	0	0	0	0	May 2021	100	11	0	0	0	0	0
May 2022	100	12	0	0	0	0	0	May 2022	100	1	0	0	0	0	0
May 2023	100	1	0	0	0	0	0	May 2023	100	0	0	0	0	0	0
May 2024	100	0	0	0	0	0	0	May 2024	100	0	0	0	0	0	0
May 2025	100	0	0	0	0	0	0	May 2025	100	0	0	0	0	0	0
May 2026	100	0	0	0	0	0	0	May 2026	100	0	0	0	0	0	0
May 2027	100	0	0	0	0	0	0	May 2027	100	0	0	0	0	0	0
May 2028	100	0	0	0	0	0	0	May 2028	100	0	0	0	0	0	0
May 2029	100	0	0	0	0	0	0	May 2029	100	0	0	0	0	0	0
May 2030	100	0	0	0	0	0	0	May 2030	100	0	0	0	0	0	0
May 2031	100	0	0	0	0	0	0	May 2031	100	0	0	0	0	0	0
May 2032	92	0	0	0	0	0	0	May 2032	92	0	0	0	0	0	0
May 2033	80	0	0	0	0	0	0	May 2033	80	0	0	0	0	0	0
May 2034	66	0	0	0	0	0	0	May 2034	66	0	0	0	0	0	0
May 2035	50	0	0	0	0	0	0	May 2035	50	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	May 2036	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	May 2037	0	0	0	0	0	0	0
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)	28.53	9.24	6.18	4.71	3.98	3.31	2.53	Maturity (Yrs.)	28.53	9.09	6.07	4.62	3.90	3.23	2.47
Optional Termination (Yrs.)	28.53	8.75	5.82	4.43	3.76	3.14	2.38	Optional Termination (Yrs.)	28.53	8.75	5.82	4.43	3.74	3.12	2.36

*   Represents less than ½ of 1%, but is greater than 0%.

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The securities to be issued by the issuing entity will consist of:

·

the following senior certificates, all of which are offered by this prospectus supplement:

·

Class A-1 Certificates (the “group I senior certificates”);

·

Class A-2 Certificates (the “group II senior certificates”); and

·

Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates (collectively, the “group III senior certificates,” and together with the group I senior certificates and the group II senior certificates, the “senior certificates”).

·

the following subordinate certificates, all of which are offered by this prospectus supplement:

·

the Class M-1 Certificates;

·

the Class M-2 Certificates;

·

the Class M-3 Certificates;

·

the Class M-4 Certificates;

·

the Class M-5 Certificates;

·

the Class M-6 Certificates;

·

the Class B-1 Certificates;

·

the Class B-2 Certificates;

·

the Class B-3 Certificates; and

·

the Class B-4 Certificates; and

the Class C (divided into the Class C-1 and Class C-2 Certificates) and Class R Certificates, which are not offered by this prospectus supplement.

The offered certificates of each class will be initially issued in the respective approximate certificate principal balance specified in the table on page S-3.  The initial aggregate certificate principal balances of the offered certificates may be increased or decreased by up to five percent to the extent that the aggregate cut-off date balance of the initial mortgage loans is correspondingly increased or decreased as described under “The Mortgage Loan Pool” in this prospectus supplement.

The Class M-1 Certificates are subordinate in right of payment to the Class A Certificates; the Class M-2 Certificates are subordinate in right of payment to the Class A and Class M-1 Certificates; the Class M-3 Certificates are subordinate in the right of payment to the Class A, Class M-1 and Class M-2 Certificates; the Class M-4 Certificates are subordinate in right of payment to the Class A, Class M-1, Class M-2 and Class M-3 Certificates; the Class M-5 Certificates are subordinate in right of payment to the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates; the Class M-6 Certificates are subordinate in right of payment to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates; the Class B-1 Certificates are subordinate in right of payment to the Class A and Class M Certificates; the Class B-2 Certificates are subordinate in right of payment to the Class A, Class M and Class B-1 Certificates; the Class B-3 Certificates are subordinate in right of payment to the Class A, Class M, Class B-1 and Class B-2 Certificates; and the Class B-4 Certificates are subordinate in right of payment to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates, in each case to the extent described herein.  The Class A Certificates are sometimes referred to herein as the “senior certificates;” and the Class M and Class B Certificates are sometimes collectively referred to herein as the “subordinate certificates.”

Other significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

The offered certificates will be issued pursuant to the agreement as described in this prospectus supplement.

Persons in whose names offered certificates are registered in the certificate register maintained by the trustee are the holders of the offered certificates.  For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the agreement) will be Cede & Co., a nominee of DTC.  No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s interest in the trust fund of the issuing entity, except in the event that physical certificates are issued under limited circumstances set forth in the agreement.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the s agreement.  See “Description of the Offered Certificates—Book-Entry Registration of the Offered Certificates” herein.

The agreement requires that the trustee create a distribution account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  The trust fund of the Issuing Entity will not be entitled to receive earnings on such investments.   See “The Agreements—Administration of Accounts” in the prospectus.

One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the Interest Funds and the Principal Funds with respect to each Loan Group for that distribution date.

Distributions

General.  Distributions on the Senior Certificates and the Subordinate Certificates will be made on each distribution date to holders of record as of the business day immediately preceding that distribution date in an amount equal to the product of the holder’s percentage interest and the amount to be paid to that class on the distribution date.  The “percentage interest” represented by any offered certificate will be equal to the percentage obtained by dividing the principal balance of the offered certificate by the certificate principal balance of all offered certificates of the same class.

Distributions of Interest.  On each distribution date, interest due with respect to the Senior Certificates and the Subordinate Certificates is the interest which has accrued on the outstanding certificate principal balance of each such class at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  Each period referred to in the prior sentence relating to the accrual of interest is an “Accrual Period” for the related distribution date.

All calculations of interest on the Senior Certificates and the Subordinate Certificates will be made on the basis of the actual number of days in each monthly Accrual Period and a year of 360 days (actual/360).

On each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date), Interest Funds for each loan group for that date will be paid in the following order of priority:

·

first, for deposit into the Supplemental Interest Trust Account, the allocable portion of any Net Swap Payment or Swap Termination Payment for such group (based on the applicable Group Percentage) owed to the Counterparty (including amounts remaining unpaid from previous distribution dates) excluding any Swap Termination Payment resulting from a Counterparty Trigger Event; provided, however, that any Net Swap Payment or Swap Termination Payment not available in the current period will be paid from the unrelated loan groups (pro rata based on the Group Percentages of such unrelated groups, to the extent of available Interest Funds);

·

second, to each related class of Senior Certificates, the Current Interest and any Interest Carry Forward Amount for such class on that distribution date; provided, however, that with respect to the Group III Senior Certificates, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

·

third, pro rata on the basis of unpaid interest due thereon, to each class of Senior Certificates unrelated to such group, any unpaid interest due thereon (after application of Interest Funds for such unrelated group); and

·

fourth, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

·

to the Class M-1 Certificates, the Current Interest for that class and distribution date;

·

to the Class M-2 Certificates, the Current Interest for that class and distribution date;

·

to the Class M-3 Certificates, the Current Interest for that class and distribution date;

·

to the Class M-4 Certificates, the Current Interest for that class and distribution date;

·

to the Class M-5 Certificates, the Current Interest for that class and distribution date;

·

to the Class M-6 Certificates, the Current Interest for that class and distribution date;

·

to the Class B-1 Certificates, the Current Interest for that class and distribution  date;

·

to the Class B-2 Certificates, the Current Interest for that class and distribution date;

·

to the Class B-3 Certificates, the Current Interest for that class and distribution date;

·

to the Class B-4 Certificates, the Current Interest for that class and distribution date; and

·

any remainder will be treated as Excess Interest and distributed as described under “— Excess Interest and Pledged Prepayment Penalties” herein.

The pass-through rate for each class of offered certificates will be equal to the lesser of (i) the Formula Rate, and (ii) the Group I Net WAC Cap (in the case of the Class A-1 Certificates), the Group II Net WAC Cap (in the case of the Class A-2 Certificates), the Group III Net WAC Cap (in the case of the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates) and the Subordinate Net WAC Cap (in the case of the Class M and Class B Certificates).

·

The Formula Rate for each such class is the lesser of (i) one-month LIBOR plus the applicable margin set forth on page S-2, and (ii) the applicable Maximum Cap Rate.

After the Clean-Up Call Date, the margins over one-month LIBOR for the Class A-1,  Class A-2, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates increases to 0.260%, 0.260%, 0.060%, 0.180%, 0.300%, 0.480%, 0.435%, 0.450%, 0.480%, 0.525%, 0.585%, 0.690%, 1.350%, 1.725%, 2.850%, and 3.750%, respectively.

Distributions of Principal.  On each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date), the Principal Distribution Amount for that distribution date with respect to each mortgage loan group is required to be distributed as follows:

·

to the extent not paid previously or from Interest Funds in accordance with "—Distributions of Interest" above, the allocable portion with respect to each group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Counterparty excluding any Swap Termination Payment resulting from a Counterparty Trigger Event will be deposited into the Supplemental Interest Trust Account; provided however, that any Net Swap Payment or Swap Termination Payment not paid in the current period will be paid from the unrelated loan groups (pro rata based on the Group Percentages of such unrelated groups, to the extent of available Principal Funds).

·

An amount up to the Senior Principal Distribution Amount for group I will be distributed to the Class A-1 Certificates until the certificate principal balance of the Class A-1 Certificates has been reduced to zero.

·

An amount up to the Senior Principal Distribution Amount for group II will be distributed to the Class A-2 Certificates until the certificate principal balance of the Class A-2 Certificates has been reduced to zero.

·

An amount up to the Senior Principal Distribution Amount for group III will be distributed sequentially to the Class A-3A, Class A-3B, Class A-3C, and Class A-3D Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal distributions allocated to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates are required to be allocated pro rata among such classes of Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.  The sequence of principal distributions described in this subparagraph is referred to herein as the “Group III Senior Principal Priorities.”

·

Any Senior Principal Distribution Amount for a group of Senior Certificates remaining after application of amounts described above will be applied on a pro rata basis to the Senior Certificates related to the other groups based on any related shortfall in amounts due pursuant to the clauses above, until the certificate principal balances thereof has been reduced to zero; provided, however, that any such amounts distributable to the Group III Senior Certificates will be applied in accordance with the Group III Senior Principal Priorities.

·

The aggregate of the Principal Distribution Amounts for all groups remaining after distributions to the Senior Certificates described above will be distributed in the following order of priority:

·

pro rata, to each group of senior certificates, to the extent that the full Senior Principal Distribution Amount for such group for such date was not distributed to such certificates on such date, until the certificate principal balances thereof have been reduced to zero; provided, however, that any such amounts distributable to the Group III Senior Certificates will be applied in accordance with the Group III Senior Principal Priorities;

·

to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

·

to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed on each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date) in the following order of priority:

·

to the extent not paid previously or from Interest Funds in accordance with "—Distributions of Interest" above, the allocable portion with respect to each mortgage loan group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Counterparty excluding any Swap Termination Payment resulting from a Counterparty Trigger Event will be deposited into the Supplemental Interest Trust Account; provided, however, that any Net Swap Payment or Swap Termination Payment not paid in the current period will be paid from the unrelated loan groups (pro rata based on the Group Percentages of such unrelated groups, to the extent of available Principal Funds).

·

to the related classes of senior certificates (in accordance with applicable senior principal priorities designated above) until the certificate principal balance of the Class A Certificates has been reduced to zero;

·

pro rata, to the classes of senior certificates not relating to such group until the certificate principal balances thereof have been reduced to zero; provided, however, that any such amounts distributable to the Group III Senior Certificates will be applied in accordance with the Group III Senior Principal Priorities;

·

to the Class M-1 Certificates until the certificate principal balance of the Class M-1 Certificates has been reduced to zero;

·

to the Class M-2 Certificates until the certificate principal balance of the Class M-2 Certificates has been reduced to zero;

·

to the Class M-3 Certificates until the certificate principal balance of the Class M-3 Certificates has been reduced to zero;

·

to the Class M-4 Certificates, until the certificate principal balance of the Class M-4 Certificates has been reduced to zero;

·

to the Class M-5 Certificates, until the certificate principal balance of the Class M-5 Certificates has been reduced to zero;

·

to the Class M-6 Certificates, until the certificate principal balance of the Class M-6 Certificates has been reduced to zero;

·

to the Class B-1 Certificates, until the certificate principal balance of the Class B-1 Certificates has been reduced to zero;

·

to the Class B-2 Certificates, until the certificate principal balance of the Class B-2 Certificates has been reduced to zero;

·

to the Class B-3 Certificates, until the certificate principal balance of the Class B-3 Certificates has been reduced to zero; and

·

to the Class B-4 Certificates, until the certificate principal balance of the Class B-4 Certificates has been reduced to zero.

On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the Class C Certificates.

Excess Interest and Pledged Prepayment Penalties

On each distribution date (or, in the case of payments in respect of the Swap Agreement, the business day prior to each distribution date), Interest Funds from each group not otherwise required to be distributed as described under “—Distributions—Distributions of Interest” and Pledged Prepayment Penalties will be distributed in the following order of priority (after giving effect to the amounts distributable under “Cap Agreement Reserve Fund—Distributions from Cap Agreement Reserve Fund” below):

·

on each of the first two distribution dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

on each of the first two distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class A Certificates, pro rata, any Cap Carryover Amount applicable to the Class A Certificates;

·

on each of the first two distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Cap Carryover Amount applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

·

the Principal Percentage for Group I of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I;  the Principal Percentage for Group II of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II; and the Principal Percentage for Group III of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group III;

·

to the Class M-1 Certificates, any Interest Carry Forward Amount for that class;

·

to the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

·

to the Class M-2 Certificates, any Interest Carry Forward Amount for that class;

·

to the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

·

to the Class M-3 Certificates; any Interest Carry Forward Amount for that class;

·

to the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

·

to the Class M-4 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Class M-5 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Class M-6 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Class B-1 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Class B-2 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Class B-3 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Class B-4 Certificates, any Interest Carry Forward Amount for such class;

·

to the Class B-4 Certificates, any Unpaid Realized Loss Amount for such class;

·

to the Basis Risk Reserve Fund, from amounts otherwise distributable to the Class C Certificates, any Basis Risk Payment for such date;

·

from amounts in the Basis Risk Reserve Fund, to the Class A Certificates on a pro rata basis, any Cap Carryover Amounts on the Class A Certificates;

·

from amounts in the Basis Risk Reserve Fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Cap Carryover Amounts applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

·

to the Supplemental Interest Trust, for distribution pursuant to priority (9) under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below; and

·

to the Class C and Class R Certificates, the remaining amount as specified in the pooling and servicing agreement.

The level of Excess Interest will depend on, among other things:

·

the rate at which prepayment penalties are collected;

·

the overcollateralization level provided by the mortgage loans;

·

the loss experience of the mortgage loans;

·

the level of one month LIBOR and the indices for the adjustable rate mortgage loans;

·

the rate of prepayment on the mortgage loans;

·

the servicing fee at any time (which escalates over time as described herein);

·

the amount of net swap payments or swap termination payments received from or paid to the Counterparty; and

·

the extent to which the weighted average of the net rates of the mortgage loans exceeds the weighted average of the pass-through rates of the offered certificates (without giving effect to the applicable Net WAC Cap).

No assurance can be given as to the levels of Excess Interest (or Pledged Prepayment Penalties) at any time.  For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see “Prepayment and Yield Considerations—General.”

Realized Losses

Prior to each distribution date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans.  As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds.  As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the Assumed Principal Balance, the certificate principal balance of the subordinate certificates (but not the Class A Certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

·

first, to the Class B-4 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

second, to the Class B-3 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

third, to the Class B-2 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

fourth, to the Class B-1 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

fifth, to the Class M-6 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

sixth, to the Class M-5 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

seventh, to the Class M-4 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

eighth, to the Class M-3 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

·

ninth, to the Class M-2 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero; and

·

tenth, to the Class M-1 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero.

If the certificate principal balance of a class of Subordinate Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced.  The earlier the reduction of the certificate principal balance of a class of subordinate certificates (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class.  On subsequent distribution dates, however, as described above, Excess Interest remaining after certain other distributions, if any, will be applied as a principal distribution to reduce any Unpaid Realized Loss Amounts in direct order of seniority.

Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to certificateholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the certificate principal balance of the subordinate certificates) will be experienced by certificateholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation.  In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan (“Subsequent Recoveries”), such amounts will be applied:

·

first, to the most senior class of subordinate certificates then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the certificate principal balance of such class); and

·

second, to increase Interest Funds for the related group on such date.

Notwithstanding any application of a Subsequent Recovery to a class of subordinate certificates to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of certificates had such Unpaid Realized Loss Amount not been allocated thereto.

Although the certificate principal balance of Class A Certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class A Certificates as principal may be less than the certificate principal balances of the Class A Certificates.

Supplemental Interest Trust

Interest Rate Swap Agreement.    Under the Swap Agreement, one business day prior to each distribution date commencing in September 2006, the trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Counterparty a fixed amount equal to the product of (a) the Rate of Payment for the related distribution date, (b) the Scheduled Notional Amount for the related distribution date and (c) a fraction, the numerator of which is the actual number of days elapsed in each accrual period and the denominator of which is 360, and the Counterparty will be obligated to pay to the trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed in each accrual period and the denominator of which is 360. A Net Swap Payment will be required to be made for the related distribution date either (a) by the Supplemental Interest Trust to the Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

The Swap Agreement will terminate immediately following the distribution date in May 2010 unless terminated earlier upon the occurrence of an event of default or termination event (each as defined in the Swap Agreement) thereunder.

The Swap Agreement and any payments made by the Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The Trustee will establish the Supplemental Interest Trust Account, into which the seller shall make an initial deposit of $1,000 on the closing date. The trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the trustee, and the trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under "—Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

The respective obligations of the Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no event of default or event that with the giving of notice or lapse of time or both would become an event of default shall have occurred and be continuing with respect to the Swap Agreement and (2) no early termination date has occurred or been effectively designated with respect to the Swap Agreement.  Such events will include, without limitation, a failure to pay or deliver by, or bankruptcy of, either party and certain changes in law.

In addition, there will be additional termination events relating to the Supplemental Interest Trust, which are expected to include if the Supplemental Interest Trust or the trust fund should terminate, if the pooling and servicing agreement is amended in a manner adverse to the Counterparty without the prior written consent of the Counterparty where written consent is required or if, pursuant to the terms of the pooling and servicing agreement, the master servicer exercises its option to purchase the mortgage loans. With respect to the Counterparty, an additional termination event will occur if (x) the applicable short-term or long-term credit rating of the Counterparty is downgraded below the specified levels set forth in Swap Agreement and the Counterparty fails to either post collateral or obtain a guarantor or a substitute Counterparty or (y) if the significance percentage of the Swap Agreement exceeds 10% or 20%, as applicable, in the future, the Counterparty fails to (i) provide the depositor with certain financial data as set forth in Item 1115(b) of Regulation AB (the “Required Financial Data”), as applicable, with respect to the Counterparty, (ii) secure another entity to replace it as the counterparty, which entity is able to provide the Required Financial Data with respect to such entity, or (iii) obtain a guaranty from an affiliate of the Counterparty, which affiliate is able to provide the Required Financial Data.

Upon the occurrence of any event of default under the Swap Agreement, the non-defaulting party will have the right to designate an early termination date thereunder. With respect to termination events under the Swap Agreement, an early termination date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the termination event, all as set forth in the Swap Agreement.

Upon any early termination of the Swap Agreement, the Supplemental Interest Trust or the Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement  taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the trust fund on the business day prior to the related distribution date, and on the business day prior to any subsequent distribution date until paid in full, prior to distributions to Certificateholders.

If the Counterparty’s short-term or long-term credit rating by any rating agency falls below the applicable levels specified in the Swap Agreement, the Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement, (2) obtain a guarantor with respect to its obligations under the Swap Agreement meeting the ratings requirements specified in the Swap Agreement or (3) obtain a substitute counterparty acceptable to the rating agencies that will assume the obligations of the Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

The Counterparty is permitted to transfer its rights and obligations to another party, provided that such replacement counterparty assumes all the obligations of the Counterparty as set forth in the Swap Agreement and the rating agencies confirm in writing that as a result of such transfer the Offered Certificates will not be downgraded, all as provided in the Swap Agreement.

Certain Information Concerning the Counterparty.  The Counterparty is Credit Suisse International.  Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “A+ (positive outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter.

Application of Deposits and Payments Received by the Supplemental Interest Trust.    The Supplemental Interest Trust Amount will, on each distribution date (or, in the case of payments to the Counterparty, the business day prior to each distribution date), be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the Counterparty, any Net Swap Payment owed to the Counterparty pursuant to the Swap Agreement for the related Distribution Date;

(2)

to the Counterparty, any unpaid Swap Termination Payment not resulting from a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement;

(3)

to the Class A Certificates, any Cap Carryover Amount for each such class (on a pro rata basis) after giving effect to payments made under “— Excess Interest and Pledged Prepayment Penalties” above;

(4)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order (such order, the "Subordinate Priority"), any Cap Carryover Amount applicable to each such class after giving effect to payments made under “— Excess Interest and Pledged Prepayment Penalties” above;

(5)

to the Offered Certificates, any amount necessary to pay in full the Extra Principal Distribution Amount on such distribution date to the extent not paid in full after the applications described under "—Excess Interest and Pledged Prepayment Penalties" (pursuant to the priorities set forth in such clauses);

(6)

to the Class M and Class B Certificates, in accordance with the Subordinate Priority, any Unpaid Realized Loss Amount for each such class and such distribution date, to the extent unpaid after the applications described under "—Excess Interest and Pledged Prepayment Penalties";

(7)

to the Class M and Class B Certificates, in accordance with the Subordinate Priority, any Interest Carry Forward Amount for each such class and such distribution date, to the extent unpaid after the applications described under "—Excess Interest and Pledged Prepayment Penalties";

(8)

if applicable, for application to the purchase of a replacement interest rate swap agreement;

(9)

to the Counterparty, any unpaid Swap Termination Payment resulting from a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement; and

(10)

to the Class C Certificates, the remaining amount as specified in the agreement.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (5) and (6) above shall not exceed cumulative Realized Losses incurred.

Cap Agreement Reserve Fund

The agreement provides for the establishment of a Cap Agreement Reserve Fund, which will be held by the trustee on behalf of the holders of the Class A-3A Certificates and the Class A-3B Certificates.  No other class of offered certificates will be entitled to the benefits of an interest rate cap agreement.  The Cap Agreement Reserve Fund will not be an asset of any REMIC.  All amounts received under the Cap Agreement will be deposited in the Cap Agreement Reserve Fund.  The holders of the Class C Certificates will be the beneficial owner of the Cap Agreement Reserve Fund for tax purposes, and amounts on deposit therein will be invested at the direction of the holders of the Class C Certificates as provided in the agreement.

Distributions from Cap Agreement Reserve Fund.  On each of the second and third distribution dates (before giving effect to the distributions described under “—Excess Interest and Pledged Prepayment Penalties”) the trustee will apply amounts on deposit in the Cap Agreement Reserve Fund in the following order of priority:

·

first, to the Class A-3A and Class A-3B Certificates, on a pro rata basis, any Current Interest for such classes;

·

second, to the Class A-3A and Class A-3B Certificates, on a pro rata basis, any Cap Carryforward Amounts; and

·

third, any remainder to the Class C Certificates.

The Cap Agreement.  The trustee will enter into an interest rate cap agreement (the “Cap Agreement”) pursuant to which the Counterparty will, in exchange for an upfront payment equal to $5,000 (to be paid from the proceeds of the issuance of the offered certificates), agree to make a monthly payment with respect to each of the distribution dates described above in an amount equal to the product of:

(1)

the excess, if any, of LIBOR (as determined under the Cap Agreement) over the Specified Strike Rate;

(2)

the lesser of (x) the aggregate certificate principal balance of the Class A-3A Certificates and the Class A-3B Certificates on such date and (y) the scheduled notional amount for such date set forth in Annex 2 to this prospectus supplement; and

(3)

a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date, subject to the Following Business Day Convention (as defined in the Cap Agreement), and the denominator of which is 360.

The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreement.

The sole assets of the Cap Agreement Reserve Fund will be payments, if any, received under the Cap Agreement.

Significance Percentages

The significance percentage with respect to each of the Cap Agreement and the Swap Agreement, individually, and with respect to the Swap Agreement and the Cap Agreement, collectively, will be less than 10% as of the closing date.

Pre-Funding Subaccounts

On the closing date, the seller will deposit approximately $46,485,654 into an account (the “Group I Pre-Funding Subaccount”), approximately $46,485,351 into an account (the “Group II Pre-Funding Subaccount”) and approximately $92,970,948 into an account (the “Group III Pre-Funding Subaccount” and, together with the Group I Pre-Funding Subaccount and the Group II Pre-Funding Subaccount, the “Pre-Funding Subaccounts”) to be maintained in the name of the trustee for the benefit of the holders of the offered certificates.  These pre-funded amounts will be used to acquire subsequent mortgage loans with respect to Group I, Group II and Group III, respectively, during the period beginning on the closing date and generally terminating on the earlier to occur of:

·

the date on which the amount on deposit in the relevant pre-funding subaccount, excluding any interest or other investment earnings, is less than $100,000; and

·

August 7, 2006.

These original pre-funded amounts will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans for the applicable Loan Group in accordance with the agreement for the issuing entity.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the applicable offered certificates then entitled to distributions of principal on the distribution date in August 2006 as a prepayment of principal in reduction of the related principal balances.  This will result in an unscheduled distribution of principal in respect of such offered certificates on that date.

Amounts on deposit in the pre-funding subaccounts will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding subaccounts will be paid to the seller.  For federal income tax purposes, the pre-funding subaccounts will be owned by, and all interest and other investment earnings on amounts in the pre-funding subaccounts will be taxable to, the seller.

The pre-funded amounts may be increased or decreased by up to five percent of the aggregate cut-off date balance of the initial mortgage loans to the extent that the aggregate cut-off date balance of the initial mortgage loans is correspondingly increased or decreased as described under “The Mortgage Loan Pool” in this prospectus supplement.

Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each Accrual Period (or, in the case of the first Accrual Period, June 5, 2006), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of that Accrual Period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of that Accrual Period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

The offered certificates will be book-entry securities.  Beneficial owners may elect to hold their book-entry securities directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry securities will be issued in one or more certificates per class of offered certificates which in the aggregate equal the certificate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Registration of the Offered Securities—Book-Entry Registration” and “—Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The servicer, the Master Servicer, the trustee, the custodian and the depositor will have the following responsibilities with respect to the issuing entity:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the agreement, including, but not limited to:

·

collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the related Collection Account, and delivering all amounts on deposit in the Collection Accounts to the Master Servicer for deposit in the Master Servicer Custodial Account on the Servicer Deposit Date;

·

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

· making advances with respect to delinquent payments of principal and interest on the mortgage loans;

·

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

· providing monthly loan-level reports to the Master Servicer;
· maintaining certain insurance policies relating to the mortgage loans; and
· initiating foreclosure proceedings.
See “Servicing of Mortgage Loans” in the prospectus.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the agreement, including but not limited to:

·

monitoring each servicer’s performance and enforcing each servicer’s obligations under the agreement; provided, however, that the Master Servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of REO Property.

·

collecting monthly remittances from each servicer for deposit in the Master Servicer Custodial Account on the related Servicer Deposit Date and delivering amounts on deposit in the Master Servicer Custodial Account to the trustee on the Distribution Account Deposit Date, net of any amounts payable or reimbursable to the Master Servicer;

· gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the trustee with respect to the mortgage loans;

·

terminating the rights and obligations of any servicer, if in the Master Servicer’s judgment it determines that such Servicer should be terminated in accordance with the agreement, giving notice thereof to the depositor and the trustee and taking such other action as it deems appropriate;

· upon the termination of a servicer, appointing a successor servicer or servicing the related mortgage loans (itself or through an affiliate), as provided in the agreement; and
· upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances, to the extent provided in the agreement.
See “Servicing of Mortgage Loans” in the prospectus.
Trustee	Performing the trustee functions in accordance with the provisions of the agreement, including but not limited to:

·

preparing the offered certificates for issuance and transfer on the book entry records of the Depository Trust Company, preparing the Class C and Class R Certificates for issuance and transfer, and maintaining a certificate register;

·

receiving monthly remittances from the Master Servicer for deposit in the Distribution Account and, based solely on the information contained in the investor reports, paying all amounts on deposit in the Distribution Account to the certificateholders and as otherwise required under the agreement, in accordance with the priorities described under “Descriptions of the Offered Certificates — Distributions—General—Distributions of Interest,” “— Distributions of Principal” and “— Excess Interest and Pledged Prepayment Penalty Cashflow” on each distribution date;

·

receiving any payments received from the Counterparty and depositing such payments into the Supplemental Interest Trust Account and making payments to the Counterparty in accordance with the terms of the Swap Agreement;

·

receiving any payments received from the Counterparty and depositing such payments into the Cap Agreement Reserve Fund;

· providing to certificateholders the monthly distribution date statement based on information received from the Master Servicer and the Counterparty;
· determining LIBOR for each Accrual Period;
· preparing and distributing annual investor reports summarizing aggregate distributions to certificateholders necessary to enable certificateholders to prepare their tax returns;
· preparing and filing periodic reports with the SEC on behalf of the trust fund with respect to the offered certificates;
· enforcing the obligations of the Master Servicer under the agreement;

·

after an event of default by the Master Servicer under the agreement has occurred of which a responsible officer of the trustee has actual knowledge, giving written notice thereof to the Depositor, the Master Servicer, the rating agencies and each certificateholder; and

·

after an event of default by the Master Servicer under the agreement has occurred of which a responsible officer of the trustee has actual knowledge, until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the trustee.

See “Description of the Securities — Reports to Securityholders” and “The Agreements” in the prospectus.
Depositor	Performing the functions designated pursuant to the agreement, including but not limited to:
· preparing and filing annual federal and (if required) state tax returns on behalf of the issuing entity; and
· preparing periodic reports with the SEC on behalf of the trust fund with respect to the offered certificates.
See “The Agreements” in the prospectus.
Custodian	Performing the custodial functions in accordance with the provisions of the custody agreement and the agreement, including but not limited to:
· holding and maintaining the mortgage loan documents related to the mortgage loans in safekeeping for the benefit of the trustee.
See “The Agreement — Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before payment thereof to the certificateholders, or the Counterparty, be deposited in the Collection Account, the Master Servicer Custodial Account, the Distribution Account, the Supplemental Interest Trust Account, the Cap Agreement Reserve Fund and the Pre-Funding Subaccounts (together, the “Trust Accounts”), which are accounts established in the name of the trustee.  Funds on deposit in the Trust Accounts may be invested at the direction of the Master Servicer or the Depositor (in the case of the Pre-Funding Subaccounts) as described below.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Collection Accounts	Servicer	Any investment earnings will be paid as compensation to the servicer and will not be available for distribution to certificateholders.
Master Servicer Custodial Account	Master Servicer	Any investment earnings will be paid as compensation to the master servicer, and will not be available for distribution to certificateholders.
Distribution Account	Trustee	Any investment earnings will be paid as compensation to the master servicer, and will not be available for distribution to certificateholders.
Pre-Funding Subaccounts	Trustee	Any investment earnings will be paid to the seller, and will not be available for distribution to certificateholders.
Supplemental Interest Trust Account	Trustee

Any investment earnings will be paid to the certificateholders as described in “Description of the Offered Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” above.

Cap Agreement Reserve Fund	Trustee	Any investment earnings will be paid to the holders of the Class C-1 Certificates.

If funds deposited in the Collection Accounts, the Master Servicer Custodial Account, the Distribution Account or the Pre-Funding Subaccounts are invested as described in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by the party that would receive any investment earnings out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the Trust Accounts and distributions on the securities for the distribution date in August:

July 2 through August 1	Due Period:

Payments due during the related due period July 2 through August 1 from borrowers will be deposited in each servicer’s Collection Account as received and will include scheduled principal payments due during the related due period and interest accrued on the ending scheduled balance from the prior due period.

July 18 through August 17	Prepayment Period for partial and full prepayments received from borrowers

Partial principal prepayments received by the related servicer, principal prepayments in full and prepayment penalties received by any servicer during the related Prepayment Period (July 18 through August 17) will be deposited into such servicer’s Collection Account for remittance to the Master Servicer on the Servicer Deposit Date.

August 21	Servicer Deposit Date:

The related servicers will remit collections and recoveries in respect of the mortgage loans to the Master Servicer for deposit into the Master Servicer Custodial Account on or prior to the 21st day of each month, or if the 21st day is not a business day, on the next preceding business day (or in some cases, on the next succeeding business day), as specified in the agreement.

August 24	Master Servicer Remittance Date:

One business day immediately before the distribution date, the Master Servicer will remit to the trustee amounts on deposit in the Master Servicer Custodial Account for deposit into the Distribution Account, including any Advances made by the servicers or the Master Servicer for that distribution date, net of any amounts payable or reimbursable to the Master Servicer.

August 24	Record Date:	Distributions will be made to certificateholders of record for all classes as of the business day immediately before the related distribution date.
August 24	Any payment received from or paid to the Counterparty under the Swap Agreement:

One business day immediately before the distribution date, the Counterparty will pay to the trustee for deposit into the Supplemental Interest Trust Account any payments required to be paid by the Counterparty under the Swap Agreement and the trustee will make any payments due to the Counterparty under the Swap Agreement.

August 25	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the trustee will make distributions to certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

THE AGREEMENT

General

The following summary describes certain terms of the agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the agreement.  See also “The Agreements”  in the prospectus.

The certificates will be issued pursuant to the agreement.   Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the agreement and the offered certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent.

The Issuing Entity

On the Closing Date, and until the termination of the trust fund pursuant to the agreement, Saxon Asset Securities Trust 2006-2 (the “Issuing Entity”) will be a common law trust formed under the laws of the State of New York.  The Issuing Entity will be created under the agreement by the depositor and its assets will consist of the trust fund.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor, the Master Servicer and the servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the agreement as set forth in this prospectus supplement.  See “Servicing; The Master Servicer and the Servicer” and “The Agreement.”  These actions will include, among other actions more specifically described under the headings referred to in the preceding sentence, issuing the certificates, holding and managing the assets of the trust fund and causing the preparation and distribution of various reports and statements to Certificateholders and the SEC.

The trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the agreement.  Under the agreement, the trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the trust fund, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the agreement by Certificateholders and the other parties thereto.

If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—Potential Inadequacy of Credit Enhancement” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the seller, the depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee and custodian.  DBNTC is a national banking association which has an office in Santa Ana, California.  DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  DBNTC has also acted as custodian in numerous mortgage-backed transactions since 1991.  As custodian, DBNTC will cause the mortgage files to be maintained in secure, fire -resistant facilities.  The mortgage files will not be physically segregated, but the mortgage files will be kept in shared facilities. DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage files held by the trustee on behalf of the trust.  DBNTC has no legal proceedings that would materially affect its ability to perform its duties as trustee or custodian.  DBNTC may perform certain of its obligations through one or more affiliates and third party vendors.  However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purchases, which as of the closing date is located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration SX0602.  Certificateholders may access monthly statements from the trustee’s website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the trustee’s investor relations desk at (800) 735-7777.

DBNTC is providing the information in the preceding 2 paragraphs at the depositor’s request to assist the depositor in the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The trustee will perform the functions described in this section, and under “The Agreements” in the prospectus.  As compensation for its services as trustee and custodian, the trustee will be paid a monthly fee (the “Trustee Fee”) equal to 0.0036% per annum (the “Trustee Fee Rate”) multiplied by the aggregate principal balance of the mortgage loans as of the beginning of the related due period, and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to securityholders in accordance with the pooling and servicing agreement.  The monthly fees of the trustee will be paid by the master servicer.

The trustee may resign, or the holders of a majority in outstanding principal amount of the certificates may remove the trustee, at any time, in which event the owner trustee will be obligated to appoint a successor trustee, subject to the conditions set forth in the pooling and servicing agreement.  The issuing entity is obligated to remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement, becomes insolvent, or because of some conflict of interest, the trustee otherwise becomes incapable of acting as trustee under the pooling and servicing agreement.  Any resignation or removal of the trustee and appointment of a successor trustee for the certificates does not become effective until acceptance of the appointment by the successor trustee.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the issuing entity, the servicer(s), the master servicer, the trustee and the custodian will receive from the trust fund of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly

A monthly fee paid to each servicer, from amounts that would otherwise be paid to securityholders in respect of interest, calculated on the outstanding principal balance of each mortgage loan, at a rate of
(i) approximately 0.30% per annum for such of the first ten distribution dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth distribution dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth distribution dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth distribution date following the closing date and each distribution date thereafter, plus, all investment earnings on amounts on deposit in the related Collection Account.

Withdrawn from the related Collection Account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.
Master Servicer	Monthly

A monthly fee paid to the Master Servicer, from amounts that would otherwise be paid to securityholders in respect of interest, calculated at a rate of 0.05% per annum on the outstanding principal balance of the mortgage loans, plus, all investment earnings on amounts on deposit in the Master Servicer Custodial Account.

Retained by the Master Servicer.
Trustee	Monthly	A monthly fee paid to the trustee, calculated at a rate of 0.0036% per annum on the outstanding principal balance of the mortgage loans.	Paid by the Master Servicer from the Master Servicer Fee.
Custodian	Monthly	A monthly fee paid to the Custodian, from the Trustee Fee, calculated at a rate of 0.0021% per annum on the outstanding principal balance of the mortgage loans.	Paid by the trustee from the Trustee Fee.
PMI Provider	Monthly

A monthly fee paid to the MGIC, from amounts that would otherwise be paid to securityholders in respect of interest, calculated at a rate of 0.81% per annum on the outstanding principal balance of the covered mortgage loans.

Paid from Distribution Account prior to payments to securityholders

None of the fees set forth in the table above may be changed without amendment of the agreement.

Expenses of the Servicer, the Master Servicer, the Custodian and the Trustee will be reimbursed before payments are made on the Securities.

Reports to Holders

On each distribution date, the master servicer will report or cause to be reported to each certificateholder, by posting to the trustee’s website (https://www.tss.db.com/invr) or by other means of reporting described in the agreement the information described in the prospectus under the heading “Description of the Securities—Reports to Securityholders.”

Holders of offered certificates may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at (800) 735-7777.

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage loan pool, as set forth above.  See “The Trusts—The Mortgage Loans—General,” and “—Substitution of Mortgage Loans” in the prospectus.

Voting Rights

The voting rights of the trust will be allocated as follows:

·

1% to each of the Class C and Class R Certificates; and

·

the remainder to the classes of offered certificates in proportion to their respective outstanding certificate principal balances.

Termination

The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

·

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

·

the disposition of all property acquired in respect of any mortgage loan remaining in the trust fund.

By the Master Servicer.  At its option, the master servicer may, on any distribution date when the aggregate principal balance of the mortgage loans is an amount less than 10% of the Assumed Principal Balance as of the cut-off date, purchase from the trust fund all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust fund at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreement.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans (except for any MERS loans, which are described in the prospectus under “The Trusts—Assignment of Mortgage Assets”), the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

·

the original mortgage note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to have required the originator to endorse the original mortgage note directly to such custodian);

·

the original recorded security instrument or a certified copy, naming the originator or the servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the servicer, title company, closing/settlement-escrow agent or closing attorney;

·

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the servicer;

·

if an assignment of the security instrument to the servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

·

an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

·

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage note and provide certification regarding the existence of such mortgage notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include the representations and warranties described under “Origination of Mortgage Loans—Representations and Warranties” in the prospectus as well as a representation and warranty that no mortgage loan originated within six months of the cut-off date, and no other mortgage loan originated by the seller through its own retail or wholesale origination channels, was subject to the Home Ownership and Equity Protection Act of 1994 or is a “high cost” loan as defined by any comparable state law.

With respect to the Group I mortgage loans, such representations and warranties also include a representation and warranty that:

·

Each Group I mortgage loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

·

No Group I mortgage loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994, Regulation Z Section 226.32 (“HOEPA”);

·

No Group I mortgage loan, whether a covered or exempt transaction under HOEPA, has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Regulation Z Section 226.32(a)(1)(i) or (ii));

·

Each Group I mortgage loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

·

No Group I mortgage loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).   No Group I mortgage loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

·

No Group I mortgage loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

·

No Group I mortgage loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

·

No Group I mortgage loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

·

No Group I mortgage loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

·

No Group I mortgage loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

·

No Group I mortgage loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

·

No Group I mortgage loan is a “High-Cost Home mortgage loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

·

No Group I mortgage loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

·

No Group I mortgage loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

·

No Group I mortgage loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the mortgage loan or interest in the mortgage loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated.  The Company hereby covenants that the seller or servicer of the mortgage loan, as applicable, will notify the borrower in writing within 60 days of the sale or transfer of such mortgage loan to Fannie Mae that the terms of the arbitration are null and void;

·

No borrower was encouraged or required to select a mortgage loan product offered by the mortgage loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the mortgage loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the mortgage loan’s originator or any affiliate of the mortgage loan’s originator.  If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the mortgage loan’s originator, the mortgage loan’s originator referred the borrower’s application to such affiliate for underwriting consideration;

·

The methodology used in underwriting the extension of credit for each Group I mortgage loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the mortgage loan;

·

With respect to any Group I mortgage loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the borrower received a monetary benefit in exchange for such premium, including but not limited to a rate or fee reduction, (ii) the loan’s originator made available to the borrower, as evidenced by the originator’s rate sheet in effect when such mortgage loan was originated, a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period shall not exceed three (3) years from the date of the note, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

·

No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) or debt cancellation agreement in connection with the origination of the mortgage loan; No proceeds from any mortgage loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such mortgage loan;

·

All points and fees related to each Group I mortgage loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.  No borrower was charged “points and fees” (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of the Group I mortgage loan or (2) $1,000 (such 5% limitation is calculated in accordance with Fannie Mae’s requirements as set forth in the Fannie Mae Selling Guide).

·

All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I mortgage loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

·

The Servicer will transmit full-file credit reporting data for each Group I mortgage loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each mortgage loan, Servicer agrees it shall  report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

With respect to the Group II mortgage loans, such representations and warranties also include a representation and warranty that:

·

each Group II mortgage loan, at the time of origination, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

·

no Group II mortgage loan was subject to the Home Ownership and Equity Protection Act of 1994;

·

no Group II mortgage loan secured by property in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003, and no Group II mortgage loan that was originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act;

·

no Group II mortgage loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

·

no borrower of a Group II mortgage loan obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Group II mortgage loan;

·

with respect to any Group II mortgage loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the Group II mortgage loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the Group II mortgage loan’s originator had a written policy of offering the borrower, or requiring third-party brokers to offer the borrower, the option of obtaining a mortgage loan that did not require payment of such a penalty; (c) the prepayment penalty was adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no Group II subprime loan originated on or after October 1, 2002 will provide for prepayment penalties for a term in excess of three years and any Group II mortgage loans originated prior to such date, and any Group II nonsubprime loans, will not provide for prepayment penalties for a term in excess of five years; in each case unless the Group II loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) such prepayment penalty shall not be imposed in any instance where the Group II mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower’s default, notwithstanding that the terms of the Group II mortgage loan or state or federal law might permit the imposition of such penalty;

·

the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis for each Group II mortgage loan;

·

the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis for each Group II mortgage loan;

·

with respect to each Group II mortgage loan, the borrower was not encouraged or required to select a mortgage loan product offered by the mortgage loan’s originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the mortgage loan’s requirements and the borrower’s credit history, income, assets and liabilities.  For a borrower who seeks financing through a mortgage loan originator’s higher-priced subprime lending channel, the borrower should be directed towards or offered the mortgage loan originator’s standard mortgage line if the borrower is able to qualify for one of the standard products;

·

the methodology used in underwriting the extension of credit for each Group II mortgage loan did not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the borrower’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the mortgage loan’s originator made a reasonable determination that at the time of origination the borrower had the ability to make timely payments on the mortgage loan;

·

no borrower under a Group II mortgage loan was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater.  For purposes of this representation, “points and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount;

·

with respect to any Group II mortgage loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

·

no Group II mortgage loan is secured by manufactured housing; and

·

no Group II mortgage loan has an original principal balance that exceeds the applicable Freddie Mac loan limit.

  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the offered certificates (or, in the case of the additional representations and warranties with respect to the Group I mortgage loans and the Group II mortgage loans described above, any breach thereof regardless of its effect on the interests of the holders of the offered certificates), the discovering party will promptly notify the depositor and the seller.  The seller will have 90 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans—Representations and Warranties” in the prospectus.

Termination of the Servicer under Pooling and Servicing Agreement

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the pooling and servicing agreement.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the pooling and servicing agreement, including the obligation to make advances.  See “Servicing; the Master Servicer and the Servicer—Advances and Payment of Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to those provided to the predecessor servicer.

Governing Law

The agreement and each offered certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

FEDERAL INCOME TAX CONSEQUENCES

General

The agreement provides that a designated portion of the trust will comprise one or more lower tier REMICs (each, a “Lower Tier REMIC”) and a single upper tier REMIC (the “Upper Tier REMIC”) in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interest in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the offered certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (“the Code”). In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund, the Cap Agreement Reserve Fund and the supplemental interest trust is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class C Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that (i) any swap termination payment will be treated as being payable solely from Excess Interest and Pledged Prepayment Penalties and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Group I Net WAC Cap, the Group II Net WAC Cap and the Group III Net WAC Cap, weighted on the basis of the Assumed Principal Balance of each mortgage loan group computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to the Assumed Principal Balance.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder to the Supplemental Interest Trust pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—REMIC Certificates” in the Prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

Allocations

 A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the agreement, the Trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the agreement. The Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the offered certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

Original Issue Discount

 The REMIC regular interest component of an offered certificate may be issued with original issue discount (“OID”). A beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption for both the fixed rate mortgage loans and the adjustable rate mortgage loans.  See “Prepayment and Yield Considerations—Prepayments and Yields for Offered Certificates” above.  No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

The Cap Contract Components

The portion of the overall purchase price of an offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the offered certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

The REMIC regular interest components of offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the offered certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result of the obligations represented by the Cap Contract components, the offered certificates generally will not be a suitable investment for a REMIC.

ERISA CONSIDERATIONS

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption.  The U.S. Department of Labor has granted to Credit Suisse Securities (USA) LLC a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (Prohibited Transaction Exemption  89-90 (Exemption Application No. D-6555, 54 Fed. Reg. 42597 (1989), as amended and restated by Prohibited Transaction Exemption 2002-41)  (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus.  See “ERISA Considerations” in the prospectus.

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the offered certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter’s Exemption (other than those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the offered certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter’s Exemption.  See “ERISA Considerations” in the prospectus.  The rating of an offered certificate may change.  If the rating of a class of offered certificates declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a certificate of that class when the certificate had a permitted rating would not be required to dispose of it).  However, insurance company general accounts may be able to purchase an offered certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan.  The right to receive such payments could also result in a prohibited transaction if the Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available.  Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue.  Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any offered certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-3.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Cap Carryover Amount will be paid.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by Standard & Poor’s Rating Servicing, a division of the McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled.  S&P’s, Fitch and Moody’s ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.  S&P’s, Fitch’s and Moody’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates.  The ratings on the offered certificates do not address the ability of the issuing entity to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

Only the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

USE OF PROCEEDS

The depositor will sell the initial mortgage loans to the trustee for inclusion in the trust fund concurrently with the delivery of the offered certificates.  Net proceeds from the sale of the offered certificates less the original pre-funded amount will represent, together with the Class C and Class R Certificates, certain of which may be retained by the depositor, the seller or either of their affiliates, the purchase price to be paid by the trustee on behalf of the issuing entity to the depositor for the initial mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by Hunton & Williams LLP.

UNDERWRITING

Under the terms of and subject to the conditions contained in the underwriting agreement, the depositor has agreed to cause the trustee on behalf of the issuing entity to sell to the underwriters named below the following principal amounts of offered certificates:

Class	Credit Suisse Securities (USA) LLC	Banc of America Securities LLC	Greenwich Capital Markets, Inc.	J.P. Morgan Securities Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
A-1	$128,294,400	$17,270,400	$17,270,400	$17,270,400	$17,270,400
A-2	128,293,100	17,270,225	17,270,225	17,270,225	17,270,225
A-3A	134,012,450	18,040,138	18,040,138	18,040,138	18,040,138
A-3B	37,720,150	5,077,713	5,077,713	5,077,713	5,077,713
A-3C	66,006,850	8,885,538	8,885,538	8,885,538	8,885,538
A-3D	18,848,050	2,537,238	2,537,238	2,537,238	2,537,238
M-1	24,375,000	3,281,250	3,281,250	3,281,250	3,281,250
M-2	22,425,000	3,018,750	3,018,750	3,018,750	3,018,750
M-3	14,300,000	1,925,000	1,925,000	1,925,000	1,925,000
M-4	12,025,000	1,618,750	1,618,750	1,618,750	1,618,750
M-5	12,025,000	1,618,750	1,618,750	1,618,750	1,618,750
M-6	10,400,000	1,400,000	1,400,000	1,400,000	1,400,000
B-1	10,400,000	1,400,000	1,400,000	1,400,000	1,400,000
B-2	8,775,000	1,181,250	1,181,250	1,181,250	1,181,250
B-3	5,525,000	743,750	743,750	743,750	743,750
B-4	6,500,000	875,000	875,000	875,000	875,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

The underwriters will offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents.  In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the trust fund of the issuing entity in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds of approximately $981,059,805 before deducting expenses payable by it of approximately $750,000 (none of which were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the trust fund).

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in offered certificates offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

Certain of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

An “Accrual Period” means, with respect to any distribution date and any class of offered certificates, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.

The “agreement” or the “pooling and servicing agreement” referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer, the master servicer and the trustee.

“Applied Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class less any Excess Interest and Pledged Prepayment Penalties previously distributed in the form of principal in repayment thereof.

“Assumed Principal Balance” as of any distribution date is the aggregate principal balance of the mortgage loans plus applicable amounts on deposit in the pre-funding subaccounts, in each case as of the related determination date (or, in the case of any calculation made as of the cut-off date, amounts on deposit in the pre-funding subaccounts on the closing date) and when such term is used in reference to only one Loan Group, it shall include only the mortgage loans in such Loan Group and only the related pre-funding subaccount.

“Basis Risk Payment” means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such distribution date, provided however, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.

“Basis Risk Reserve Fund” means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for distributions of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $1,000.

“Cap Agreement Reserve Fund” means the reserve fund created under the agreement and held by the trustee, for the deposit of all amounts received under the Cap Agreement.

“Cap Carryover Amount” means with respect to any distribution date and any class of offered certificates the sum of (i) the excess of the interest calculated at such pass-through rate applicable to such class for such date determined without regard to the related Net WAC Cap over the amount of interest calculated at the related Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to any Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.

The “certificate principal balance” of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

·

all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

·

in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

The “Class A Certificates” are the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

The “Class B Certificates” are the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

“Class B-1 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M certificate principal balance (after giving effect to distributions on that date), and

·

the Class B-1 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

87.20% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class B-2 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M certificate principal balance (after giving effect to distributions on that date),

·

the Class B-1 certificate principal balance (after giving effect to distributions on that date), and

·

the Class B-2 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

89.90% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class B-3 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M certificate principal balance (after giving effect to distributions on that date),

·

the Class B-1 certificate principal balance (after giving effect to distributions on that date)

·

the Class B-2 certificate principal balance (after giving effect to distributions on that date), and

·

the Class B-3 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

91.60% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class B-4 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M certificate principal balance (after giving effect to distributions on that date),

·

the Class B-1 certificate principal balance (after giving effect to distributions on that date)

·

the Class B-2 certificate principal balance (after giving effect to distributions on that date),

·

the Class B-3 certificate principal balance (after giving effect to distributions on that date), and

·

the Class B-4 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

93.60% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

The “Class M Certificates” are the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date) and

·

the Class M-1 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

62.10% of the Assumed Principal Balance of the entire mortgage pool on the preceding determination date and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-2 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M-1 certificate principal balance (after giving effect to distributions on that date), and

·

the Class M-2 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

69.00% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-3 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M-1 certificate principal balance (after giving effect to the distributions on that date),

·

the Class M-2 certificate principal balance (after giving effect to the distributions on that date), and

·

the Class M-3 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

73.40% of the Assumed Principal Balance of the entire mortgage pool on the preceding determination date, and

·

the Assumed Principal Balance of the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance of the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-4 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M-1 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-2 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-3 certificate principal balance (after giving effect to distributions on that date),  and

·

the Class M-4 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

77.10% of the Assumed Principal Balance of the entire mortgage pool on the preceding determination date and

·

the Assumed Principal Balance for the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance for the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-5 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M-1 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-2 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-3 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-4 certificate principal balance (after giving effect to distributions on that date), and

·

the Class M-5 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

80.80% of the Assumed Principal Balance for the entire mortgage pool on the preceding determination date and

·

the Assumed Principal Balance for the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance for the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Class M-6 Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class A certificate principal balance (after giving effect to distributions on that date),

·

the Class M-1 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-2 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-3 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-4 certificate principal balance (after giving effect to distributions on that date),

·

the Class M-5 certificate principal balance (after giving effect to distributions on that date), and

·

the Class M-6 certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

84.00% of the Assumed Principal Balance for the entire mortgage pool on the preceding determination date and

·

the Assumed Principal Balance for the entire mortgage pool on the preceding determination date less 0.50% of the Assumed Principal Balance for the entire mortgage pool as of the cut-off date (but in no event less than zero).

“Clean-Up Call Date” has the meaning set forth in this prospectus supplement under the heading “The Agreement—Termination.”

The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any distribution date, payable by the servicer or the master servicer, as the case may be, equal to the lesser of:

·

Prepayment Interest Shortfalls for such date in respect of any prepayments in full, and

·

the servicing fee or master servicing fee, as applicable, for such date.

A “conforming balance” mortgage loan means a mortgage loan having a principal balance that conforms to the applicable Freddie Mac or Fannie Mae original loan amount limitations (although such mortgage loan may not otherwise have been underwritten in accordance with all such agency’s purchase requirements).

“Counterparty” means Credit Suisse International, as counterparty under the Swap Agreement and Cap Agreement, or any permitted successor thereto.

“Counterparty Trigger Event” means the occurrence of any of the following events: (i) an event of default under the Swap Agreement with respect to which the Counterparty is the sole "defaulting party", (ii) a termination event under the Swap Agreement with respect to which the Counterparty is the sole "affected party" or (iii) an "additional termination event" under the Swap Agreement with respect to which the Counterparty is the sole "affected party".

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans.  The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust fund.

“Current Interest,” with respect to each component or class of the certificates and each distribution date, is the interest accrued on the certificate principal balance thereof immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and shortfalls due to the application of the Servicemembers Civil Relief Act for such date.

The “cut-off date” means the close of business on May 1, 2006 in respect of the mortgage loans to be sold to the issuing entity on the closing date.

The “depositor” under the agreement is Saxon Asset Securities Company, a Virginia corporation.

The “determination date” for each distribution date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

The “distribution account” is an account maintained by the trustee from which distributions are made on the certificates.

A “due period” is the period from and including the second day of a month to and including the first day of the following month.

“Excess Interest” for any distribution date means, Interest Funds remaining after the distribution of all related interest distributions as described under “Description of the Offered Certificates—Distributions—General—Distributions of Interest” in this prospectus supplement.

“Extra Principal Distribution Amount” means with respect to any distribution date, the lesser of:

(i)

the sum of Pledged Prepayment Penalties and Interest Funds available after (x) Current Interest for such distribution date on all offered certificate classes has been paid and (y) any Interest Carry Forward Amounts for any Senior Certificates for such distribution date have been paid; and

(ii)

the excess of:

(A)

the Required Overcollateralization Amount for such date, over

(B)

the Overcollateralization Amount on such date (assuming that all Principal Funds are paid as principal on the offered certificates on such date).

“Group I Mortgage Loans” means the Mortgage Loans included in Loan Group I.

“Group I Net WAC Cap” as to any distribution date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the mortgage loans in group I multiplied by (ii) the quotient of 30 days divided by the actual numbers of days in the Accrual Period.

“Group I Senior Certificates” means the Class A-1 Certificates.

“Group II Mortgage Loans” means the Mortgage Loans included in Loan Group II.

“Group II Net WAC Cap” as to any distribution date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the mortgage loans in group II multiplied by (ii) the quotient of 30 days divided by the actual numbers of days in the Accrual Period.

“Group II Senior Certificates” means the Class A-2 Certificates.

“Group III Mortgage Loans” means the Mortgage Loans included in Loan Group III.

“Group III Net WAC Cap” as to any distribution date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the mortgage loans in group III multiplied by (ii) the quotient of 30 days divided by the actual numbers of days in the Accrual Period.

“Group III Senior Certificates” means the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

“Group Balance” means, for each of the group I, group II and group III mortgage loans and any date of determination, the Assumed Principal Balance of the mortgage loans in such group as of such date.

“Group Percentage” means, for each of the group I, group II and group III mortgage loans and any distribution date, a fraction (expressed as a percentage) the numerator of which is the Group Balance for such group for such distribution date and the denominator of which is the aggregate of the Group Balances for such distribution date.

“Group Subordinate Amount” means for any distribution date and any loan group, the excess of (i) the sum of (a) the aggregate principal balance of the mortgage loans in such loan group immediately before such distribution date plus (b) the amount on deposit in the pre-funding subaccounts with respect to such loan group immediately before such distribution date, over (ii) the aggregate of the certificate principal balances of the senior certificates related to such loan group immediately before such distribution date.

“Interest Carry Forward Amount” with respect to each class of the certificates and each distribution date, is the sum of

·

the excess of

·

Current Interest for the class with respect to prior distribution dates (excluding any Cap Carryover Amount) over

·

the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

·

interest on the excess at the applicable pass-through rate.

The “Interest Funds” with respect to any determination date are equal to the sum, without duplication of:

·

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less (1) the related servicing fee and master servicing fee, (2) any applicable PMI Insurance Premium and (3) any other fees or expenses payable from amounts on deposit in the collection account, the master servicer custodial account or the Distribution Account;

·

all advances relating to interest;

·

all Compensating Interest;

·

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

·

the interest component of any Subsequent Recoveries for such date.

“Loan Group” refers to any of Loan Group I, Loan Group II or Loan Group III.

“Loan Group I” refers to the group of mortgage loans designated as such on the mortgage loan schedule attached to the agreement.

“Loan Group II” refers to the group of mortgage loans designated as such on the mortgage loan schedule attached to the agreement.

“Loan Group III” refers to the group of mortgage loans designated as such on the mortgage loan schedule attached to the agreement.

“Maximum Cap Rate” as to any Distribution Date and any Class of Certificates is a per annum rate that would equal the applicable Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.

The “master servicer” under the agreement is Saxon Mortgage, Inc., a Virginia corporation.

The “mortgage loans” are the mortgage loans to be conveyed by the depositor to the issuing entity under the pooling and servicing agreement.

 “Net Mortgage Rate” means, as to any mortgage loan, the rate of interest borne thereby less (1) the servicing fee rate and master servicing fee rate and (2) any applicable PMI Insurance Premium.

“Net Prepayment Interest Shortfalls” for any distribution date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

“Net Swap Payment” means the net payment required to be made one business day prior to each distribution date either by (a) the Supplemental Interest Trust to the Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

 “Net WAC Cap” means, as applicable, the Group I Net WAC Cap, the Group II Net WAC Cap, the Group III Net WAC Cap and the Subordinate Net WAC Cap.

A “Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

The “Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

·

the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

·

interest accrued on such loan.

“Overcollateralization Amount” for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the offered certificates after giving effect to principal distributions on that distribution date.

“Pledged Prepayment Penalties” for any distribution date is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected during the related Prepayment Period and (y) 100% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreement for the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior distribution dates.

A “Prepayment Interest Shortfall” means, as to each distribution date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such distribution date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

“Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool—Characteristics of the Mortgage Loans.”

“Prepayment Period” with respect to each distribution date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut-off date) and ending on the determination date of the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each group and distribution date, is the excess of

·

the sum of

·

the Principal Funds for that distribution date and group and

·

the related Principal Percentage of any Extra Principal Distribution Amount for that distribution date over

·

the related Principal Percentage of the Released Principal Amount for that distribution date.

“Principal Funds” with respect to each Loan Group with respect to any determination date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

·

the scheduled principal collected by the servicer on the related mortgage loans during the related due period or advanced on or before the master servicer remittance date (not including principal distributions scheduled to be made following the end of the related due period);

·

prepayments of principal collected by the servicer on the related mortgage loans in the applicable prepayment period;

·

the scheduled principal balance of each mortgage loan in such Loan Group that was repurchased by the depositor;

·

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans;

·

the principal component of any Subsequent Recoveries;

·

all liquidation proceeds collected during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period; and

·

the allocable portion of any clean-up call proceeds.

“Principal Portion” with respect to each of the Group I Senior Certificates, the Group II Senior Certificates and the Group III Senior Certificates and any distribution date, the percentage equivalent of a fraction, the numerator of which is the Principal Funds for the related Loan Group on such date, and the denominator of which is the sum of the Principal Funds for all Loan Groups on such date.

“Rate of Payment” means 5.307% per annum.

“Realized Loss” means as to any distribution date and any

·

liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

·

Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

In addition, the amount of a Realized Loss for any PMI Mortgage Loan will be reduced by payments under the PMI Policy.

“Released Principal Amount” as to any distribution date will equal the amount, not to exceed Principal Funds collected on such distribution date, by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required Overcollateralization Amount for that distribution date.

The “Required Overcollateralization Amount” for each distribution date is

·

prior to the Stepdown Date, the product of (x) 3.20% and (y) the Assumed Principal Balance as of the cut-off date; and

·

on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

·

the lesser of

·

3.20% of the Assumed Principal Balance as of the cut-off date and

·

6.40% of the Assumed Principal Balance on the preceding determination date and

·

0.50% of the Assumed Principal Balance as of the cut-off date and

·

if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.

“Required Reserve Fund Deposit” means, for any distribution date on which the difference between (a) the Subordinate Net WAC Cap for such date, and (b) the weighted average of the rates on the offered certificates is less than 0.25%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal 0.50% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

“Scheduled Notional Amount” means for each distribution date and the Swap Agreement, the notional amount with respect to which distributions under the Swap Agreement will be calculated. The Scheduled Notional Amount for each distribution date is set forth in Annex 1 to this prospectus supplement.

The “seller” of the mortgage loans is Saxon Mortgage, Inc., a Virginia corporation.

“Senior Certificates” or “Class A Certificates” means any class of offered certificates including the letter “A” in its class designation.

“Senior Credit Enhancement Percentage” as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

“Senior Principal Distribution Amount” for each group of senior certificates is:

·

with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the related Principal Distribution Amount for the distribution date and

·

with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

·

the certificate principal balance of such group of senior certificates immediately prior to the distribution date over

·

the lesser of

·

54.60% of the Assumed Principal Balance for the related group of mortgage loans on the preceding determination date and

·

the Assumed Principal Balance for the related group of mortgage loans on the preceding determination date less 0.50% of the Assumed Principal Balance of such group as of the cut-off date (but in no event less than zero).

The “servicer” of the mortgage loans is Saxon Mortgage Services, Inc., a Texas corporation.

“Servicing Trigger Event” has the meaning set forth in this prospectus supplement under the heading “Servicing; the Master Servicer and the Servicer—Advances and Payment of Compensating Interest.”

 The “Specified Strike Rate” with respect to the Cap Agreement and each applicable distribution date is the applicable percentage set out under “Strike Rate” for such distribution date specified in Annex 2 to this prospectus supplement.

“Stepdown Date” is the earlier to occur of:

(i)

the later to occur of:

(A)

the distribution date in June 2009, and

(B)

the first distribution date on which  the certificate principal balance of the Senior Certificates immediately prior to such distribution date (less the Principal Funds for such distribution date) is less than or equal to 54.60%, of the Assumed Principal Balance on the related determination date, and

(ii)

the distribution date after which the certificate principal balance of the Senior Certificates has been reduced to zero.

“Subordinate Certificates” is any class of certificates including the letter “B” or the letter “M” in its class designation.

The “Subordinate Net WAC Cap” with respect to any distribution date is a per annum rate equal to the weighted average of the Group I Net WAC Cap, the Group II Net WAC Cap and the Group III Net WAC Cap, weighted on the basis of the Group Subordinate Amount for Group I, Group II and Group III, respectively.

“Subsequent Recovery” means as to any Nonrecoverable Mortgage Loan, the excess of (i) any net liquidation proceeds received in respect of such loan over (ii) the projected net liquidation value thereof.

“Supplemental Interest Trust” means a separate trust created under the agreement that will hold the Swap Agreement.

“Supplemental Interest Trust Account” means a trust account maintained on behalf of the Supplemental Interest Trust by the trustee.

“Supplemental Interest Trust Amount” means, for any distribution date, the sum of any Net Swap Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust as described under "Description of the Offered Certificates—Distributions— Distributions of Interest," "Description of the Offered Certificates—Distributions— Distributions of Principal" and "Description of the Offered Certificates—Distributions—Excess Interest and Pledged Prepayment Penalties" or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under "Description of the Offered Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement."

“Swap Agreement” means the interest rate swap agreement relating to the offered certificates dated June 7, 2006 between the trustee on behalf of the Supplemental Interest Trust and the Counterparty, including the confirmation and the 1992 ISDA Master Agreement, or any successor interest rate swap agreement entered into in compliance with the pooling and servicing agreement.

“Swap Termination Payment” means any termination payment that either the Supplemental Interest Trust or the Swap Counterparty may be liable to make to the other on any early termination date under the Swap Agreement.

“Swap Rate” for any distribution date and any Loan Group shall equal the quotient of (i) the product of (a) the allocable portion of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty with respect to such distribution date multiplied by (b) 12, divided by (ii) the Assumed Principal Balance for such Loan Group as of the related determination date.

“Trigger Event” with respect to any distribution date on or after the Stepdown Date, a Trigger Event exists if either (x) the quotient (expressed as a percentage) of:

(i)

the scheduled principal balance of all 60 or more days delinquent mortgage loans (including mortgage loans subject to bankruptcy or foreclosure proceedings and REO Property), divided by

(ii)

the Assumed Principal Balance of the mortgage loans as of the preceding determination date,

exceeds 35.25% of the Senior Credit Enhancement Percentage, or (y) Realized Losses occurring since the Closing Date as a percentage of the Assumed Principal Balance as of the cut-off date, for such distribution date, are greater than the following Cumulative Loss Percentages for the due periods indicated:

Distribution Date	Cumulative Loss Percentage
25 to 36	1.40% in the first month plus 1/12th of 1.80% for every month thereafter
37 to 48	3.20% in the first month plus 1/12th of 1.85% for every month thereafter
49 to 60	5.05% in the first month plus 1/12th of 1.50% for every month thereafter
61 to 72	6.55% in the first month plus 1/12th of 0.85% for every month thereafter
73 and thereafter	7.40%

The “trust fund” will consist of:

·

the mortgage loans;

·

prepayment penalties to the extent described in this prospectus supplement;

·

those assets that are held in any account held for the benefit of the certificateholders;

·

any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

·

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

·

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

“Unpaid Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, is the excess of

·

Applied Realized Loss Amounts with respect to the class over

·

the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

“Weighted Average Net Rate” for any Loan Group and any distribution date is (a) the weighted average of the mortgage interest rates of the related mortgage loans as of the first day of the related due period (adjusted to reflect any prepayments of principal that were distributed on the preceding distribution date) less the sum of the servicing fee rate and master servicing fee rate, as applicable, the premiums payable to MGIC applicable to such mortgage loan group (expressed as a percentage of the entire aggregate principal balance of the related mortgage loans) and the applicable Swap Rate multiplied by (b) during the pre-funding period, a fraction the numerator of which is the aggregate principal balance of the mortgage loans having a scheduled interest payment that will be included in Interest Funds for the first Distribution Date and the denominator of which is the Assumed Principal Balance computed solely with respect to such mortgage loan group as of the cut-off date.

The following Annexes and Appendices are explicitly incorporated into, and constitute a part of, this prospectus supplement and the prospectus dated April 26, 2006.

Annex 1

Scheduled Notional Amounts
for the Swap Agreement

Distribution Date	Notional Balance ($)
September 2006	962,246,838
October 2006	943,586,817
November 2006	922,273,930
December 2006	898,385,790
January 2007	872,022,640
February 2007	843,308,036
March 2007	812,407,336
April 2007	780,134,917
May 2007	746,719,152
June 2007	714,128,682
July 2007	682,553,317
August 2007	651,937,949
September 2007	622,727,691
October 2007	594,852,042
November 2007	568,253,703
December 2007	542,872,829
January 2008	518,657,350
February 2008	495,410,683
March 2008	472,549,523
April 2008	429,409,001
May 2008	390,643,197
June 2008	356,409,370
July 2008	320,970,694
August 2008	290,188,656
September 2008	272,114,621
October 2008	255,802,545
November 2008	240,751,553
December 2008	229,035,912
January 2009	217,931,936
February 2009	207,405,909
March 2009	197,156,295
April 2009	186,163,155
May 2009	134,624,014
June 2009	127,498,149
July 2009	122,014,405
August 2009	106,455,558
September 2009	102,096,586
October 2009	97,933,297
November 2009	93,953,347
December 2009	90,148,035
January 2010	86,508,963
February 2010	83,019,342
March 2010	79,620,313
April 2010	76,137,786
May 2010	61,016,798

Annex 2

Scheduled Notional Amounts and Strike Rates
for the Cap Agreement

Distribution Date	Notional Balance ($)	Strike Rate (%)
July 2006	259,505,659.04	6.30
August 2006	254,939,376.67	7.52

Appendix A:
Mortgage Loan Pool Information

Group I, Group II and Group III Initial Mortgage Loans

Total Outstanding Principal Balance:	$814,058,046.59
Number of Loans:	4,367

	Average	Minimum	Maximum

Original Loan Amount:	$186,515.62	$45,432.00	$1,325,000.00
Outstanding Principal Balance:	$186,411.28	$45,432.00	$1,325,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.357%	5.650%	12.700%

Gross Margin:	6.237%	2.820%	10.500%
Initial Periodic Rate Cap:	2.989%	1.000%	5.000%
Periodic Rate Cap:	1.003%	1.000%	1.500%
Life Floor:	6.563%	2.000%	12.700%
Life Cap:	14.425%	10.920%	18.700%
Months to Roll:	27	5	60
Original LTV(1):	78.47%	14.68%	100.00%
Credit Score(2):	606	455	801

Original Term (months):	358	120	360
Remaining Term (months):	357	119	360
Seasoning (months):	1	0	79

Top Property State Concentrations:	MD (15.27%), CA (13.06%), FL (10.93%)
Maximum Zip Code Concentrations:	20735 (0.69%), 20772 (0.41%), 21207 (0.40%)

Adjustable Rate:	75.52%
Fixed Rate:	24.48%

		Earliest	Latest

First Payment Date:		November 1, 1999	July 1, 2006
Maturity Date:		April 1, 2016	June 1, 2036

First Lien:	100.00%
Second Lien:	0.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 99.92% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Original Scheduled Principal Balance of the Initial Mortgage Loans*
Original Scheduled Principal Balance ($)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	43	$ 2,138,082.00	0.26%	9.314%	596	$ 49,662.04	61.26%
50,000.01 to 100,000.00	1,001	77,294,799.00	9.49	9.088	599	77,151.32	77.16
100,000.01 to 150,000.00	1,054	131,956,619.45	16.20	8.632	599	125,125.37	77.64
150,000.01 to 200,000.00	812	141,480,607.00	17.37	8.422	601	174,119.65	77.93
200,000.01 to 250,000.00	485	109,497,103.00	13.44	8.318	601	225,670.31	78.74
250,000.01 to 300,000.00	340	93,482,587.00	11.48	8.178	605	274,797.49	78.74
300,000.01 to 350,000.00	229	74,498,488.91	9.15	8.018	613	325,221.64	79.95
350,000.01 to 400,000.00	148	55,500,310.00	6.81	8.014	613	374,777.36	80.33
400,000.01 to 450,000.00	101	42,736,466.80	5.25	8.083	611	422,870.26	81.26
450,000.01 to 500,000.00	69	33,014,660.00	4.05	8.037	621	478,251.12	77.79
500,000.01 to 550,000.00	31	16,364,280.00	2.01	8.156	610	527,607.77	80.20
550,000.01 to 600,000.00	29	16,682,426.99	2.05	7.962	625	575,051.88	79.46
600,000.01 to 650,000.00	3	1,877,500.00	0.23	8.909	568	625,722.78	75.55
650,000.01 to 700,000.00	6	4,043,650.00	0.50	7.867	639	673,941.67	85.95
700,000.01 to 750,000.00	5	3,646,260.00	0.45	8.212	619	729,061.42	81.49
750,000.01 to 800,000.00	3	2,305,000.00	0.28	8.011	629	767,500.62	68.67
800,000.01 to 850,000.00	1	850,000.00	0.10	8.650	686	849,268.61	94.34
900,000.01 to 950,000.00	2	1,853,000.00	0.23	8.089	679	925,703.81	74.90
950,000.01 to 1,000,000.00	4	3,966,880.00	0.49	7.752	665	991,720.00	58.91
Greater than or equal to 1,000,000.01	1	1,325,000.00	0.16	7.200	602	1,325,000.00	57.61
Total:	4,367	$814,513,720.15	100.00%	8.357%	606	$ 186,411.28	78.47%

*This table reflects, generally, the range of principal balances of the mortgage loans at origination or, if the mortgage loan has been modified, as of the date of the modification.

As of the cut-off date, the average original balance of the initial mortgage loans is approximately $186,515.62.

Current Scheduled Principal Balance of the Initial Mortgage Loans

Current Scheduled Principal Balance ($)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	47	$ 2,334,692.17	0.29%	9.356%	596	$ 49,674.30	62.49%
50,000.01 to 100,000.00	997	77,029,247.63	9.46	9.087	599	77,261.03	77.16
100,000.01 to 150,000.00	1,054	131,882,142.43	16.20	8.632	599	125,125.37	77.64
150,000.01 to 200,000.00	812	141,385,158.86	17.37	8.422	601	174,119.65	77.93
200,000.01 to 250,000.00	485	109,450,102.76	13.44	8.318	601	225,670.31	78.74
250,000.01 to 300,000.00	340	93,431,145.62	11.48	8.178	605	274,797.49	78.74
300,000.01 to 350,000.00	231	75,171,885.62	9.23	8.020	613	325,419.42	79.84
350,000.01 to 400,000.00	146	54,770,918.87	6.73	8.011	614	375,143.28	80.48
400,000.01 to 450,000.00	101	42,709,896.46	5.25	8.083	611	422,870.26	81.26
450,000.01 to 500,000.00	69	32,999,327.08	4.05	8.037	621	478,251.12	77.79
500,000.01 to 550,000.00	31	16,355,840.97	2.01	8.156	610	527,607.77	80.20
550,000.01 to 600,000.00	29	16,676,504.59	2.05	7.962	625	575,051.88	79.46
600,000.01 to 650,000.00	3	1,877,168.33	0.23	8.909	568	625,722.78	75.55
650,000.01 to 700,000.00	6	4,043,650.00	0.50	7.867	639	673,941.67	85.95
700,000.01 to 750,000.00	5	3,645,307.11	0.45	8.212	619	729,061.42	81.49
750,000.01 to 800,000.00	3	2,302,501.87	0.28	8.011	629	767,500.62	68.67
800,000.01 to 850,000.00	1	849,268.61	0.10	8.650	686	849,268.61	94.34
900,000.01 to 950,000.00	2	1,851,407.61	0.23	8.089	679	925,703.81	74.90
950,000.01 to 1,000,000.00	4	3,966,880.00	0.49	7.752	665	991,720.00	58.91
1,300,000.01 to 1,350,000.00	1	1,325,000.00	0.16	7.200	602	1,325,000.00	57.61
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$ 186,411.28	78.47%

As of the cut-off date, the average current balance of the initial mortgage loans is approximately $186,411.28.

Current Mortgage Interest Rates of the Initial Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001 to 6.000%	7	$ 2,156,179.00	0.26%	5.876%	664	$308,025.57	73.50%
6.001 to 7.000%	281	72,226,901.69	8.87	6.777	637	257,035.24	72.60
7.001 to 8.000%	1,288	280,630,281.40	34.47	7.613	617	217,880.65	75.69
8.001 to 9.000%	1,469	268,809,327.46	33.02	8.551	602	182,987.97	80.16
9.001 to 10.000%	912	139,224,161.07	17.10	9.501	584	152,658.07	81.86
10.001 to 11.000%	345	42,938,590.97	5.27	10.486	576	124,459.68	83.91
11.001 to 12.000%	62	7,734,973.61	0.95	11.480	566	124,757.64	85.34
12.001 to 13.000%	3	337,631.39	0.04	12.365	543	112,543.80	84.94
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

As of the cut-off date, the weighted average mortgage rate of the initial mortgage loans is approximately 8.357%.

Seasoning of the Initial Mortgage Loans*

Seasoning (in months)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	1,546	$294,588,092.31	36.19%	8.286%	607	$190,548.57	77.61%
1	1,438	268,776,073.33	33.02	8.352	607	186,909.65	78.81
2	1,067	197,378,894.97	24.25	8.420	604	184,984.91	79.07
3	266	45,815,940.23	5.63	8.591	603	172,240.38	79.45
4	24	3,357,662.48	0.41	8.545	600	139,902.60	77.08
5	11	1,750,963.99	0.22	8.179	583	159,178.54	75.84
6	1	179,689.92	0.02	8.050	632	179,689.92	80.00
7	11	1,520,870.88	0.19	8.242	563	138,260.99	81.63
8 or greater	3	689,858.48	0.08	6.983	609	229,952.83	84.25
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*     With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the cut-off date, the weighted average seasoning of the initial mortgage loans is approximately 1 month.

Original Loan-to-Value Ratio of the Initial Mortgage Loans(1)

Original Loan-to-Value Ratio (%) (1)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.01 to 15.00	1	$ 351,459.99	0.04%	7.350%	671	$351,459.99	14.68%
15.01 to 20.00	3	239,938.75	0.03	8.954	579	79,979.58	18.23
20.01 to 25.00	11	1,219,404.67	0.15	8.146	618	110,854.97	22.92
25.01 to 30.00	13	1,318,130.23	0.16	8.151	609	101,394.63	26.93
30.01 to 35.00	25	2,869,539.37	0.35	8.193	590	114,781.57	32.59
35.01 to 40.00	35	5,145,989.97	0.63	8.165	631	147,028.28	37.89
40.01 to 45.00	45	5,644,976.90	0.69	8.199	591	125,443.93	42.74
45.01 to 50.00	84	13,301,978.76	1.63	8.191	580	158,356.89	47.82
50.01 to 55.00	79	13,256,932.62	1.63	8.088	589	167,809.27	52.79
55.01 to 60.00	142	26,374,196.10	3.24	7.980	587	185,733.78	57.86
60.01 to 65.00	253	43,892,763.55	5.39	8.091	586	173,489.18	63.45
65.01 to 70.00	303	60,125,031.15	7.39	8.038	597	198,432.45	68.68
70.01 to 75.00	432	86,642,373.21	10.64	8.162	590	200,561.05	73.78
75.01 to 80.00	1,364	257,046,119.70	31.58	8.207	616	188,450.23	79.53
80.01 to 85.00	477	87,121,714.72	10.70	8.466	594	182,645.10	84.44
85.01 to 90.00	651	129,050,917.15	15.85	8.559	613	198,234.90	89.49
90.01 to 95.00	269	52,600,143.90	6.46	8.768	617	195,539.57	94.57
95.01 to 100.00	180	27,856,435.85	3.42	10.087	626	154,757.98	99.97
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

(1)  The original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

The minimum and maximum Original Loan-to-Value Ratios of the initial mortgage loans are approximately 14.68% and 100.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the initial mortgage loans is approximately 78.47%.

Original Scheduled Term to Maturity of the Initial Mortgage Loans*

Original Term (months)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 to 120	1	$ 59,627.81	0.01%	7.750%	766	$ 59,627.81	68.09%
133 to 144	1	130,399.08	0.02	6.550	687	130,399.08	59.90
169 to 180	59	5,465,570.01	0.67	8.416	605	92,636.78	68.92
229 to 240	44	5,667,357.05	0.70	8.523	614	128,803.57	67.22
289 to 300	34	4,900,208.15	0.60	8.167	616	144,123.77	71.95
349 to 360	4,228	797,834,884.49	98.01	8.357	606	188,702.67	78.66
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*

With respect to mortgage loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average original term to maturity of the initial mortgage loans is approximately 358 months.

Remaining Scheduled Term to Maturity of the Initial Mortgage Loans*

Remaining Term (months)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 to 120	1	$ 59,627.81	0.01%	7.750%	766	$59,627.81	68.09%
133 to 144	1	130,399.08	0.02	6.550	687	130,399.08	59.90
169 to 180	59	5,465,570.01	0.67	8.416	605	92,636.78	68.92
229 to 240	44	5,667,357.05	0.70	8.523	614	128,803.57	67.22
277 to 288	1	49,770.56	0.01	10.375	491	49,770.56	80.00
289 to 300	34	4,900,208.15	0.60	8.167	616	144,123.77	71.95
337 to 348	1	79,087.92	0.01	8.275	516	79,087.92	81.63
349 to 360	4,226	797,706,026.01	97.99	8.357	606	188,761.48	78.66
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*

With respect to mortgage loans that have been modified, the remaining term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average remaining term to maturity of the initial mortgage loans is approximately 357 months.

Gross Margin (%) of the Initial Mortgage Loans

Gross Margin (%) (ARMs Only)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2.501 to 3.000	2	$ 223,479.63	0.04%	6.942%	605	$111,739.82	66.50%
3.001 to 3.500	4	805,597.67	0.13	8.248	672	201,399.42	88.19
3.501 to 4.000	7	1,667,197.07	0.27	7.082	653	238,171.01	70.52
4.001 to 4.500	38	9,515,510.11	1.55	7.053	655	250,408.16	73.51
4.501 to 5.000	168	42,152,067.91	6.86	7.309	636	250,905.17	73.91
5.001 to 5.500	410	92,977,662.36	15.12	7.729	624	226,774.79	77.32
5.501 to 6.000	562	120,582,693.49	19.61	7.998	611	214,559.95	78.07
6.001 to 6.500	597	124,346,965.39	20.23	8.363	600	208,286.37	80.39
6.501 to 7.000	531	100,309,301.56	16.32	8.853	588	188,906.41	81.18
7.001 to 7.500	416	68,990,829.47	11.22	9.284	577	165,843.34	81.41
7.501 to 8.000	217	34,946,145.84	5.68	9.675	583	161,042.15	82.79
8.001 to 8.500	65	8,834,326.27	1.44	9.928	607	135,912.71	88.71
8.501 to 9.000	38	6,329,473.52	1.03	10.493	630	166,565.09	87.01
9.001 to 9.500	13	2,212,867.44	0.36	10.817	603	170,220.57	93.88
9.501 to 10.000	6	576,365.45	0.09	11.211	589	96,060.91	89.04
10.001 to 10.500	2	314,000.00	0.05	11.163	584	157,000.00	100.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

As of the Cut–off date, the weighted average Gross Margin of the initial adjustable rate mortgage loans is approximately 6.237% per annum.

Maximum Lifetime Mortgage Interest Rates of the Initial Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.501 to 11.000	1	$ 193,175.19	0.03%	8.920%	560	$193,175.19	90.00%
11.501 to 12.000	7	2,156,179.00	0.35	5.876	664	308,025.57	73.50
12.001 to 12.500	29	7,888,599.44	1.28	6.374	649	272,020.67	73.02
12.501 to 13.000	144	37,863,747.63	6.16	6.839	635	262,942.69	73.92
13.001 to 13.500	323	75,950,693.27	12.35	7.314	620	235,141.47	76.69
13.501 to 14.000	542	126,024,950.26	20.50	7.804	612	232,518.36	77.56
14.001 to 14.500	454	97,321,132.42	15.83	8.289	610	214,363.73	80.63
14.501 to 15.000	579	111,415,768.45	18.12	8.777	595	192,427.92	80.63
15.001 to 15.500	364	64,224,652.69	10.45	9.281	585	176,441.35	81.79
15.501 to 16.000	310	47,663,543.74	7.75	9.732	584	153,753.37	82.74
16.001 to 16.500	146	20,550,029.94	3.34	10.174	570	140,753.63	81.20
16.501 to 17.000	129	17,023,124.57	2.77	10.707	588	131,962.21	87.37
17.001 to 18.000	28	3,562,185.66	0.58	11.288	598	127,220.92	90.28
17.501 to 18.000	18	2,748,951.05	0.45	11.560	538	152,719.50	80.69
18.001 to 18.500	1	93,775.31	0.02	12.375	585	93,775.31	100.00
18.501 to 19.000	1	103,974.56	0.02	12.700	594	103,974.56	100.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

As of the Cut–off date, the weighted average Maximum Lifetime Mortgage Interest Rate of the initial adjustable rate mortgage loans is approximately 14.425% per annum.

Minimum Lifetime Mortgage Interest Rates of the Initial Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
1.501 to 2.000	1	$ 235,924.15	0.04%	7.600%	629	$235,924.15	80.00%
3.001 to 3.500	2	382,293.76	0.06	8.570	668	191,146.88	87.11
3.501 to 4.000	4	833,673.36	0.14	7.696	604	208,418.34	73.38
4.001 to 4.500	23	6,351,271.01	1.03	6.998	662	276,142.22	75.02
4.501 to 5.000	121	31,362,145.12	5.10	7.247	639	259,191.28	73.17
5.001 to 5.500	320	76,310,707.29	12.41	7.660	623	238,470.96	77.16
5.501 to 6.000	480	107,937,341.50	17.56	7.929	612	224,869.46	77.84
6.001 to 6.500	535	113,770,829.43	18.51	8.211	603	212,655.76	79.94
6.501 to 7.000	483	97,410,231.52	15.84	8.598	593	201,677.50	80.58
7.001 to 7.500	391	66,925,613.23	10.89	9.105	580	171,165.25	81.07
7.501 to 8.000	273	47,711,298.31	7.76	9.156	590	174,766.66	82.07
8.001 to 8.500	134	20,923,064.67	3.40	9.236	605	156,142.27	83.49
8.501 to 9.000	113	18,806,573.44	3.06	9.478	614	166,429.85	82.39
9.001 to 9.500	67	10,213,935.95	1.66	9.797	588	152,446.81	82.63
9.501 to 10.000	69	9,109,591.50	1.48	9.981	590	132,023.07	84.68
10.001 to 10.500	35	4,033,737.57	0.66	10.379	560	115,249.64	79.39
10.501 to 11.000	20	1,955,684.80	0.32	10.750	612	97,784.24	81.87
11.001 to 11.500	2	137,774.89	0.02	11.350	747	68,887.45	80.00
11.501 to 12.000	2	268,817.12	0.04	11.778	544	134,408.56	84.27
12.501 to 13.000	1	103,974.56	0.02	12.700	594	103,974.56	100.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

As of the Cut–off date, the weighted average Minimum Lifetime Mortgage Interest Rate of the initial adjustable rate mortgage loans is approximately 6.563% per annum.

Next Interest Rate Adjustment Date of the Initial Mortgage Loans

Next Interest Rate Adjustment Date (ARMs Only)	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
October 2006	1	$ 49,770.56	0.01%	10.375%	491	$ 49,770.56	80.00%
October 2007	4	729,790.16	0.12	8.152	570	182,447.54	84.10
November 2007	3	513,016.12	0.08	8.360	624	171,005.37	79.49
December 2007	7	1,082,965.71	0.18	7.597	576	154,709.39	79.21
January 2008	16	2,402,521.46	0.39	8.484	607	150,157.59	78.67
February 2008	159	28,240,904.04	4.59	8.601	599	177,615.75	79.15
March 2008	473	91,607,241.96	14.90	8.586	600	193,672.82	79.82
April 2008	672	131,805,747.83	21.44	8.516	603	196,139.51	79.37
May 2008	514	101,524,134.50	16.51	8.599	601	197,517.77	79.61
June 2008	134	27,116,617.00	4.41	8.369	605	202,362.81	80.85
October 2008	1	122,737.42	0.02	8.700	544	122,737.42	85.00
December 2008	1	189,470.14	0.03	10.650	506	189,470.14	65.00
January 2009	5	628,688.96	0.10	9.325	549	125,737.79	70.89
February 2009	74	13,582,639.71	2.21	8.609	607	183,549.19	83.23
March 2009	256	55,458,714.18	9.02	8.234	609	216,635.60	80.84
April 2009	347	70,168,044.32	11.41	8.182	608	202,213.38	80.04
May 2009	304	63,506,571.78	10.33	8.072	611	208,903.20	77.05
June 2009	100	24,619,984.80	4.00	8.187	601	246,199.85	78.13
August 2010	1	561,000.00	0.09	6.500	633	561,000.00	85.00
February 2011	1	130,940.77	0.02	8.125	691	130,940.77	80.00
March 2011	1	161,381.76	0.03	10.900	526	161,381.76	85.00
April 2011	1	438,400.00	0.07	7.400	751	438,400.00	80.00
May 2011	1	143,200.00	0.02	7.950	649	143,200.00	80.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

The weighted average remaining months to next Adjustment Date for the initial adjustable rate mortgage loans is approximately 27 months.

Occupancy Type of Mortgage Premises of the Initial Mortgage Loans

Occupancy Type	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	4,040	$766,320,844.73	94.14%	8.306%	603	$189,683.38	78.59%
Investment	302	41,309,169.96	5.07	9.171	646	136,785.33	77.38
Second Home	25	6,428,031.90	0.79	9.249	655	257,121.28	71.91
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Origination Program of the Initial Mortgage Loans

Origination Program	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	2,999	$514,230,245.59	63.17%	8.257%	600	$171,467.24	79.20%
Stated Documentation	1,076	228,202,656.59	28.03	8.594	619	212,084.25	76.73
12 Months Bank Statements	212	48,215,628.22	5.92	8.520	599	227,432.21	81.11
Limited Documentation	80	23,409,516.19	2.88	7.912	620	292,618.95	73.97
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Mortgage Loan Purpose of the Initial Mortgage Loans

Mortgage Loan Purpose	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Cash Out Refinance	3,371	$647,417,287.82	79.53%	8.277%	601	$192,054.97	77.28%
Purchase	774	131,584,361.75	16.16	8.758	626	170,005.64	84.10
Rate/Term Refinance	222	35,056,397.02	4.31	8.327	617	157,911.70	79.43
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Index Type of the Initial Mortgage Loans

Index Type	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	3,076	$614,784,483.18	75.52%	8.414%	604	$199,864.92	79.53%
Fixed Rate	1,291	199,273,563.41	24.48	8.181	611	154,355.97	75.20
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Property Type of the Initial Mortgage Loans

Property Type	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	3,390	$597,602,420.72	73.41%	8.392%	603	$176,283.90	78.18%
Planned Unit Development	469	121,760,509.43	14.96	8.153	610	259,617.29	80.47
Two to Four Family	159	33,028,171.84	4.06	8.556	633	207,724.35	77.19
Condominium Low-Rise	160	26,511,157.95	3.26	8.345	612	165,694.74	78.00
Single Family Attached	87	16,288,958.60	2.00	8.173	605	187,229.41	78.01
Townhouse	74	14,113,259.66	1.73	8.185	604	190,719.73	77.90
Condominium High-Rise	11	2,786,152.36	0.34	9.291	593	253,286.58	82.12
Deminimus PUD	6	1,186,707.97	0.15	8.598	595	197,784.66	80.77
Manufactured Housing	11	780,708.06	0.10	8.395	635	70,973.46	62.88
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Loan Types of the Initial Mortgage Loans

Loan Types	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 6 Mo LIBOR ARM	1,094	$177,837,150.88	21.85%	8.794%	598	$162,556.81	79.09%
Fixed Rate 30 Year	985	150,657,890.08	18.51	8.174	612	152,952.17	75.66
Balloon 40/30 2/28 6 Mo LIBOR ARM	480	106,376,614.01	13.07	8.541	592	221,617.95	79.64
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	404	99,732,020.73	12.25	8.122	619	246,861.44	80.56
3/27 6 Mo LIBOR 5 Year Interest-Only ARM	315	81,637,863.80	10.03	7.816	622	259,167.82	80.56
3/27 ARM	466	76,329,709.10	9.38	8.547	603	163,797.66	78.61
Balloon 40/30 3/27 6 Mo LIBOR ARM	308	70,388,366.33	8.65	8.254	597	228,533.66	78.76
Balloon 40/30 Fixed 30 Year	148	28,506,243.10	3.50	8.133	600	192,609.75	76.21
Fixed Rate 20 Year	44	5,667,357.05	0.70	8.523	614	128,803.57	67.22
Fixed Rate 15 Year	59	5,465,570.01	0.67	8.416	605	92,636.78	68.92
Fixed Rate 25 Year	34	4,900,208.15	0.60	8.167	616	144,123.77	71.95
Fixed Rate 30/5 Interest-Only	19	3,886,268.13	0.48	8.062	633	204,540.43	74.92
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	4	1,047,835.80	0.13	7.661	630	261,958.95	82.59
5/25 6 Mo LIBOR 5 Year Interest-Only ARM	2	999,400.00	0.12	6.895	685	499,700.00	82.81
5/25 6 Mo LIBOR ARM	3	435,522.53	0.05	9.096	616	145,174.18	81.85
Fixed Rate 12 Year	1	130,399.08	0.02	6.550	687	130,399.08	59.90
Fixed Rate 10 Year	1	59,627.81	0.01	7.750	766	59,627.81	68.09
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Geographic Distributions of Mortgaged Premises of the Initial Mortgage Loans

State	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	15	$ 2,283,923.97	0.28%	9.176%	584	$152,261.60	83.05%
Alaska	15	2,481,933.70	0.30	8.310	619	165,462.25	72.46
Arizona	198	34,888,761.73	4.29	8.339	598	176,205.87	76.58
Arkansas	18	2,139,830.60	0.26	8.695	604	118,879.48	83.70
California	372	106,279,520.66	13.06	7.940	607	285,697.64	75.11
Colorado	21	5,270,777.26	0.65	8.801	597	250,989.39	85.83
Connecticut	52	9,427,228.13	1.16	8.316	599	181,292.85	79.12
Delaware	19	3,246,611.48	0.40	8.545	591	170,874.29	77.46
Florida	465	88,995,090.99	10.93	8.311	608	191,387.29	77.40
Georgia	268	41,530,636.81	5.10	8.651	616	154,965.06	82.58
Hawaii	7	2,285,446.59	0.28	8.595	610	326,492.37	62.12
Idaho	8	1,136,066.55	0.14	8.090	623	142,008.32	84.52
Illinois	96	15,782,223.89	1.94	8.788	613	164,398.17	81.14
Indiana	99	10,807,608.06	1.33	9.250	613	109,167.76	84.41
Iowa	25	2,734,357.97	0.34	8.967	586	109,374.32	84.09
Kansas	11	987,968.86	0.12	9.518	585	89,815.35	79.27
Kentucky	50	5,252,142.49	0.65	9.139	591	105,042.85	79.48
Louisiana	7	798,713.77	0.10	9.448	595	114,101.97	90.45
Maine	5	671,013.59	0.08	8.380	606	134,202.72	66.97
Maryland	506	124,289,343.41	15.27	7.930	602	245,631.11	78.06
Massachusetts	35	7,433,738.89	0.91	8.408	587	212,392.54	74.45
Michigan	260	29,644,702.46	3.64	9.200	609	114,018.09	80.39
Minnesota	46	7,908,059.96	0.97	8.479	616	171,914.35	78.23
Mississippi	21	2,012,011.80	0.25	9.426	600	95,810.09	82.36
Missouri	50	5,714,045.29	0.70	8.807	602	114,280.91	83.80
Montana	12	2,100,232.88	0.26	8.891	650	175,019.41	62.63
Nebraska	5	399,551.57	0.05	8.827	613	79,910.31	83.75
Nevada	46	10,541,379.24	1.29	8.370	605	229,160.42	79.58
New Hampshire	2	308,673.13	0.04	7.756	594	154,336.57	85.62
New Jersey	24	4,994,554.08	0.61	9.199	570	208,106.42	72.34
New Mexico	9	1,512,119.78	0.19	8.946	580	168,013.31	79.95
New York	255	74,510,285.93	9.15	7.981	619	292,197.20	76.26
North Carolina	75	9,823,962.00	1.21	8.885	601	130,986.16	81.97
North Dakota	5	428,841.80	0.05	8.635	622	85,768.36	85.41
Ohio	216	25,007,103.94	3.07	8.861	599	115,773.63	85.03
Oklahoma	21	2,124,058.27	0.26	9.029	598	101,145.63	83.39
Oregon	39	6,766,555.91	0.83	8.546	602	173,501.43	75.98
Pennsylvania	92	13,181,977.53	1.62	8.536	598	143,282.36	81.17
Rhode Island	27	5,380,666.14	0.66	8.036	592	199,283.93	75.84
South Carolina	81	10,121,648.34	1.24	8.763	602	124,958.62	82.98
South Dakota	1	50,691.00	0.01	9.150	679	50,691.00	81.76
Tennessee	73	8,832,158.99	1.08	8.940	601	120,988.48	83.39
Texas	109	12,770,425.15	1.57	9.159	604	117,159.86	81.13
Utah	13	1,991,617.19	0.24	8.089	624	153,201.32	83.01
Vermont	6	644,711.87	0.08	9.338	587	107,451.98	67.22
Washington	72	15,052,832.56	1.85	8.633	599	209,067.12	79.27
Virginia	315	63,142,568.46	7.76	8.175	604	200,452.60	77.85
West Virginia	19	2,495,728.27	0.31	9.576	584	131,354.12	78.56
Wisconsin	151	21,158,178.07	2.60	9.098	608	140,120.38	83.64
Wyoming	5	590,360.00	0.07	8.292	600	118,072.00	81.16
Washington DC	25	6,125,405.58	0.75	8.185	601	245,016.22	74.05
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%
No more than approximately 0.69% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Initial Mortgage Loans

Credit Score	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Not Available	5	$ 640,804.95	0.08%	9.783%	0	$128,160.99	54.78%
451 to 475	3	703,743.42	0.09	11.443	460	234,581.14	62.01
476 to 500	15	2,234,607.58	0.27	10.632	493	148,973.84	66.66
501 to 525	216	33,636,172.71	4.13	9.651	512	155,723.02	71.52
526 to 550	390	64,960,285.65	7.98	9.043	538	166,564.84	74.14
551 to 575	681	117,215,548.98	14.40	8.653	563	172,122.69	76.72
576 to 600	898	171,465,094.48	21.06	8.348	587	190,941.09	78.76
601 to 625	822	152,730,302.49	18.76	8.152	612	185,803.29	79.97
626 to 650	657	130,056,757.43	15.98	8.046	638	197,955.49	81.17
651 to 675	346	71,208,088.88	8.75	7.762	662	205,803.73	79.39
676 to 700	186	38,618,151.19	4.74	8.113	686	207,624.47	80.47
701 to 725	68	16,353,543.50	2.01	8.177	712	240,493.29	77.94
726 to 750	47	7,966,366.25	0.98	8.100	736	169,497.15	77.76
751 to 775	25	4,108,238.78	0.50	8.373	759	164,329.55	80.22
776 to 800	7	2,026,040.85	0.25	7.814	787	289,434.41	82.84
801 to 825	1	134,299.45	0.02	10.800	801	134,299.45	80.00
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

As of the cut-off date, the weighted average credit score of the initial mortgage loan with credit scores is approximately 606.

Credit Grade of the Initial Mortgage Loans*

Credit Grade	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	497	$ 95,366,934.53	11.72%	8.449%	597	$191,885.18	78.24%
A-	449	81,233,838.88	9.98	8.548	581	180,921.69	75.68
A+	2,899	546,003,941.42	67.07	8.249	617	188,342.17	80.10
B	217	38,342,056.85	4.71	8.779	566	176,691.51	71.00
B+	82	14,090,670.68	1.73	8.808	562	171,837.45	77.85
C	170	28,427,802.37	3.49	8.940	556	167,222.37	67.54
Score Direct	53	10,592,801.86	1.30	7.968	605	199,864.19	75.12
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

* The credit grade of the initial mortgage loans is determined in accordance with Saxon Mortgage’s underwriting guidelines as set forth in “The Mortgage Loan Pool—Underwriting Standards.”

Amortization Type of the Initial Mortgage Loans

Amortization Type	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	936	$205,271,223.44	25.22%	8.386%	595	$219,306.86	78.86%
Interest Only	744	187,303,388.46	23.01	7.978	621	251,751.87	80.46
Fully Amortizing	2,687	421,483,434.69	51.78	8.512	604	156,860.23	77.40
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Prepayment Penalty of the Initial Mortgage Loans

Prepayment Penalty Type	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	1,559	$310,891,935.68	38.19%	8.396%	605	$199,417.53	78.90%
12 Months	128	31,695,145.52	3.89	7.992	612	247,618.32	75.65
24 Months	1,282	242,379,197.69	29.77	8.479	602	189,063.34	79.38
30 Months	11	2,432,775.73	0.30	8.571	602	221,161.43	81.39
36 Months	1,383	226,341,041.02	27.80	8.223	610	163,659.47	77.27
60 Months	4	317,950.95	0.04	8.479	559	79,487.74	85.57
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Delinquency of the Initial Mortgage Loans

Delinquency*	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	4,336	$807,915,079.21	99.25%	8.351%	606	$186,327.28	78.42%
Delinquent 30 Days	31	6,142,967.38	0.75	9.139	591	198,160.24	84.64
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*  Determined as of May 17, 2006.

30-Day Delinquencies of the Initial Mortgage Loans

Number of 30-Day Delinquencies in the Preceding 12 Months*	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	4,296	$803,506,003.61	98.70%	8.349%	606	$187,035.85	78.46%
1	65	9,702,980.42	1.19	8.959	589	149,276.62	79.24
2	4	604,552.42	0.07	8.703	590	151,138.11	82.97
3	2	244,510.14	0.03	10.065	523	122,255.07	69.50
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*  Determined as of May 17, 2006.

60-Day Delinquencies of the Initial Mortgage Loans

Number of 60-Day Delinquencies in the Preceding 12 Months*	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	4,364	$813,493,494.54	99.93%	8.356%	606	$186,410.06	78.47%
1	3	564,552.05	0.07	9.496	556	188,184.02	78.28
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*  Determined as of May 17, 2006.

90-Day Delinquencies of the Initial Mortgage Loans

Number of 90-Day Delinquencies in the Preceding 12 Months*	Number of Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

*  Determined as of May 17, 2006.

Group I Initial Mortgage Loans

Total Outstanding Principal Balance:	$ 203,515,235.66
Number of Loans:	1,147

	Average	Minimum	Maximum

Original Loan Amount:	$177,513.70	$50,000.00	$467,500.00
Outstanding Principal Balance:	$177,432.64	$49,935.19	$467,380.80

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.280%	5.650%	11.800%

Gross Margin:	6.131%	2.820%	7.990%
Initial Periodic Rate Cap:	2.981%	1.000%	3.000%
Periodic Rate Cap:	1.004%	1.000%	1.500%
Life Floor:	6.508%	3.450%	11.750%
Life Cap:	14.299%	10.920%	17.750%
Months to Roll:	28	17	58
Original LTV(1):	78.30%	14.68%	100.00%
Credit Score(2):	601	481	798

Original Term (months):	358	180	360
Remaining Term (months):	357	177	360
Seasoning (months):	1	0	7

Top Property State Concentrations:	MD (18.82%), FL (10.68%), NY (9.42%)
Maximum Zip Code Concentrations:	20735 (1.16%), 20743 (0.77%), 11221 (0.60%)

Adjustable Rate:	75.16%
Fixed Rate:	24.84%

		Earliest	Latest

First Payment Date:		November 1, 2005	July 1, 2006
Maturity Date:		February 1, 2021	June 1, 2036

First Lien:	100.00%
Second Lien:	0.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on 100.00% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Original Scheduled Principal Balance of the Group I Initial Mortgage Loans*

Original Scheduled Principal Balance ($)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	8	$ 400,000.00	0.20%	9.569%	594	$ 49,971.98	62.60%
50,000.01 to 100,000.00	223	17,828,433.00	8.76	8.899	594	79,884.87	76.62
100,000.01 to 150,000.00	299	37,441,869.45	18.39	8.550	604	125,149.87	78.63
150,000.01 to 200,000.00	231	40,553,071.00	19.92	8.300	596	175,460.61	76.27
200,000.01 to 250,000.00	168	37,937,419.00	18.63	8.227	597	225,740.29	78.77
250,000.01 to 300,000.00	98	26,952,203.00	13.24	8.085	596	274,913.18	77.49
300,000.01 to 350,000.00	63	20,600,445.00	10.12	7.990	608	326,923.72	80.89
350,000.01 to 400,000.00	43	16,048,350.00	7.88	7.862	620	373,099.87	81.79
400,000.01 to 450,000.00	12	4,916,919.00	2.41	7.896	606	409,599.35	78.45
450,000.01 to 500,000.00	2	929,500.00	0.46	7.580	630	464,690.40	77.54
Total:	1,147	$203,608,209.45	100.00%	8.280%	601	$177,432.64	78.30%

*

This table reflects, generally, the range of principal balances of the group I initial mortgage loans at origination or, if the mortgage loan has been modified, as of the date of the modification.

As of the cut-off date, the average original balance of the Group I initial mortgage loans is approximately $177,513.70.

Current Scheduled Principal Balance of the Group I Initial Mortgage Loans

Current Scheduled Principal Balance ($)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	8	$ 399,775.87	0.20%	9.569%	594	$ 49,971.98	62.60%
50,000.01 to 100,000.00	223	17,814,325.41	8.75	8.899	594	79,884.87	76.62
100,000.01 to 150,000.00	299	37,419,811.59	18.39	8.550	604	125,149.87	78.63
150,000.01 to 200,000.00	231	40,531,401.20	19.92	8.300	596	175,460.61	76.27
200,000.01 to 250,000.00	168	37,924,368.04	18.63	8.227	597	225,740.29	78.77
250,000.01 to 300,000.00	98	26,941,492.12	13.24	8.085	596	274,913.18	77.49
300,000.01 to 350,000.00	64	20,945,816.05	10.29	8.007	607	327,278.38	80.96
350,000.01 to 400,000.00	42	15,693,672.44	7.71	7.837	621	373,658.87	81.72
400,000.01 to 450,000.00	12	4,915,192.14	2.42	7.896	606	409,599.35	78.45
450,000.01 to 500,000.00	2	929,380.80	0.46	7.580	630	464,690.40	77.54
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

As of the cut-off date, the average principal balance of the group I initial mortgage loans is approximately $177,432.64.

Current Mortgage Interest Rates of the Group I Initial Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001 to 6.000%	3	$ 642,000.00	0.32%	5.825%	673	$214,000.00	68.49%
6.001 to 7.000%	87	19,934,741.55	9.80	6.771	629	229,134.96	72.91
7.001 to 8.000%	356	71,605,270.40	35.18	7.572	617	201,138.40	75.33
8.001 to 9.000%	398	68,424,700.12	33.62	8.568	594	171,921.36	80.79
9.001 to 10.000%	232	34,464,235.78	16.93	9.509	576	148,552.74	82.12
10.001 to 11.000%	60	6,866,081.87	3.37	10.486	562	114,434.70	82.58
11.001 to 12.000%	11	1,578,205.94	0.78	11.526	526	143,473.27	74.86
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

As of the cut-off date, the weighted average mortgage rate of the group I initial mortgage loans is approximately 8.280%.

Seasoning of the Group I Initial Mortgage Loans*

Seasoning (in months)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	441	$ 81,053,477.00	39.83%	8.274%	601	$183,794.73	77.74%
1	350	63,344,147.14	31.13	8.267	602	180,983.28	78.79
2	273	46,359,680.55	22.78	8.301	601	169,815.68	79.06
3	71	10,997,528.64	5.40	8.295	603	154,894.77	76.64
4	6	702,878.23	0.35	8.614	595	117,146.37	70.51
5	3	495,185.20	0.24	7.751	589	165,061.73	76.28
6	1	179,689.92	0.09	8.050	632	179,689.92	80.00
7	2	382,648.98	0.19	8.851	527	191,324.49	85.00
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*     With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the cut-off date, the weighted average seasoning of the group I initial mortgage loans is approximately 1 month.

Original Loan-to-Value Ratio of the Group I Initial Mortgage Loans(1)

Original Loan-to-Value Ratio (%) (1)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.01 to 15.00	1	$ 351,459.99	0.17%	7.350%	671	$351,459.99	14.68%
15.01 to 20.00	2	189,938.75	0.09	8.797	578	94,969.38	18.55
20.01 to 25.00	2	294,855.28	0.14	7.534	672	147,427.64	21.93
25.01 to 30.00	3	355,539.80	0.17	8.432	608	118,513.27	26.21
30.01 to 35.00	11	1,388,600.54	0.68	8.223	590	126,236.41	32.09
35.01 to 40.00	6	640,288.51	0.31	7.808	609	106,714.75	37.65
40.01 to 45.00	11	1,400,513.35	0.69	7.801	596	127,319.40	43.17
45.01 to 50.00	20	2,964,854.99	1.46	8.332	582	148,242.75	47.90
50.01 to 55.00	18	3,166,185.25	1.56	8.278	576	175,899.18	52.97
55.01 to 60.00	39	6,684,633.60	3.28	7.727	597	171,400.86	57.53
60.01 to 65.00	75	12,619,040.29	6.20	8.054	584	168,253.87	63.52
65.01 to 70.00	81	15,965,214.46	7.84	7.915	603	197,101.41	68.74
70.01 to 75.00	118	22,175,052.19	10.90	8.114	591	187,924.17	73.91
75.01 to 80.00	333	57,521,971.36	28.26	8.194	600	172,738.65	79.46
80.01 to 85.00	123	22,278,433.52	10.95	8.268	603	181,125.48	84.41
85.01 to 90.00	195	35,932,175.67	17.66	8.485	608	184,267.57	89.43
90.01 to 95.00	72	13,956,037.63	6.86	8.799	607	193,833.86	94.69
95.01 to 100.00	37	5,630,440.48	2.77	9.690	642	152,174.07	99.94
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

(1)

The original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

The minimum and maximum Original Loan-to-Value Ratios of the group I initial mortgage loans are approximately 14.68% and 100.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the group I initial mortgage loans is approximately 78.30%.

Original Scheduled Term to Maturity of the Group I Initial Mortgage Loans*

Original Term (months)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 to 180	12	$ 1,126,276.16	0.55%	8.573%	585	$ 93,856.35	69.24%
229 to 240	15	1,686,523.64	0.83	9.078	605	112,434.91	70.41
289 to 300	10	1,640,774.43	0.81	7.705	648	164,077.44	71.47
349 to 360	1,110	199,061,661.43	97.81	8.276	601	179,334.83	78.47
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*

With respect to mortgage loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average original term to maturity of the group I initial mortgage loans is approximately 358 months.

Remaining Scheduled Term to Maturity of the Group I Initial Mortgage Loans*

Remaining Term (months)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 to 180	12	$ 1,126,276.16	0.55%	8.573%	585	$ 93,856.35	69.24%
229 to 240	15	1,686,523.64	0.83	9.078	605	112,434.91	70.41
289 to 300	10	1,640,774.43	0.81	7.705	648	164,077.44	71.47
349 to 360	1,110	199,061,661.43	97.81	8.276	601	179,334.83	78.47
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*

With respect to mortgage loans that have been modified, the remaining term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average remaining term to maturity of the group I initial mortgage loans is approximately 357 months.

Gross Margin (%) of the Group I Initial Mortgage Loans

Gross Margin (%) (ARMs Only)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2.501 to 3.000	1	$ 66,265.17	0.04%	7.990%	680	$ 66,265.17	80.00%
3.001 to 3.500	1	246,400.00	0.16	7.450	718	246,400.00	80.00
3.501 to 4.000	2	542,000.00	0.35	6.475	664	271,000.00	61.66
4.001 to 4.500	8	1,655,932.43	1.08	7.094	654	206,991.55	67.83
4.501 to 5.000	59	13,049,422.48	8.53	7.235	629	221,176.65	73.37
5.001 to 5.500	117	23,343,291.72	15.26	7.663	613	199,515.31	78.05
5.501 to 6.000	158	32,321,413.86	21.13	7.946	607	204,565.91	77.94
6.001 to 6.500	168	33,243,921.32	21.73	8.381	594	197,880.48	81.54
6.501 to 7.000	127	20,934,447.58	13.69	8.903	580	164,838.17	81.68
7.001 to 7.500	115	18,939,207.95	12.38	9.158	569	164,688.76	82.35
7.501 to 8.000	50	8,625,930.01	5.64	9.555	576	172,518.60	84.22
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

As of the cut–off date, the weighted average Gross Margin of the group I initial adjustable rate mortgage loans is approximately 6.131% per annum.

Maximum Lifetime Mortgage Interest Rates of the Group I Initial Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.501 to 11.000	1	$ 193,175.19	0.13%	8.920%	560	$193,175.19	90.00%
11.501 to 12.000	3	642,000.00	0.42	5.825	673	214,000.00	68.49
12.001 to 12.500	12	2,984,627.66	1.95	6.392	660	248,718.97	74.01
12.501 to 13.000	47	10,440,818.57	6.83	6.871	616	222,145.08	73.55
13.001 to 13.500	106	23,205,075.58	15.17	7.295	618	218,915.81	76.69
13.501 to 14.000	140	29,885,573.48	19.54	7.808	605	213,468.38	78.26
14.001 to 14.500	126	23,396,433.59	15.29	8.306	600	185,685.98	81.09
14.501 to 15.000	157	29,292,168.07	19.15	8.782	589	186,574.32	81.61
15.001 to 15.500	105	16,079,266.68	10.51	9.298	573	153,135.87	81.73
15.501 to 16.000	65	11,121,483.04	7.27	9.735	579	171,099.74	84.13
16.001 to 16.500	22	2,753,728.43	1.80	10.164	554	125,169.47	78.77
16.501 to 17.000	17	2,146,644.38	1.40	10.705	566	126,273.20	88.34
17.001 to 18.000	2	334,992.54	0.22	11.345	535	167,496.27	84.48
17.501 to 17.800	3	492,245.31	0.32	11.302	522	164,081.77	70.98
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

As of the cut–off date, the weighted average Maximum Lifetime Mortgage Interest Rate of the group I initial adjustable rate mortgage loans is approximately 14.299% per annum.

Minimum Lifetime Mortgage Interest Rates of the Group I Initial Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
3.001 to 3.500	1	$246,400.00	0.16%	7.450%	718	$246,400.00	80.00%
3.501 to 4.000	1	244,000.00	0.16	6.750	589	244,000.00	56.09
4.001 to 4.500	4	882,854.77	0.58	7.195	673	220,713.69	67.65
4.501 to 5.000	38	8,788,857.05	5.75	7.142	640	231,285.71	72.63
5.001 to 5.500	88	18,124,309.48	11.85	7.548	612	205,958.06	77.81
5.501 to 6.000	137	28,989,323.66	18.95	7.884	609	211,600.90	77.95
6.001 to 6.500	151	31,370,143.34	20.51	8.191	599	207,749.29	80.58
6.501 to 7.000	113	19,696,963.95	12.88	8.610	585	174,309.42	80.58
7.001 to 7.500	118	19,807,201.64	12.95	8.904	574	167,857.64	81.62
7.501 to 8.000	68	11,850,333.93	7.75	8.920	583	174,269.62	81.60
8.001 to 8.500	23	3,337,787.10	2.18	9.161	585	145,121.18	83.03
8.501 to 9.000	24	4,146,306.30	2.71	9.000	609	172,762.76	82.19
9.001 to 9.500	15	1,923,404.92	1.26	9.444	572	128,226.99	80.26
9.501 to 10.000	16	2,634,776.47	1.72	9.931	579	164,673.53	87.39
10.001 to 10.500	5	532,723.30	0.35	10.335	569	106,544.66	84.29
10.501 to 11.000	3	272,020.11	0.18	10.581	560	90,673.37	75.59
11.501 to 12.000	1	120,826.50	0.08	11.750	507	120,826.50	65.00
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

As of the Cut–off date, the weighted average Minimum Lifetime Mortgage Interest Rate of the group I initial adjustable rate mortgage loans is approximately 6.508% per annum.

Next Interest Rate Adjustment Date of the Group I Initial Mortgage Loans

Next Interest Rate Adjustment Date (ARMs Only)	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
October 2007	2	$ 382,648.98	0.25%	8.851%	527	$191,324.49	85.00%
November 2007	1	179,689.92	0.12	8.050	632	179,689.92	80.00
December 2007	1	270,895.34	0.18	7.200	579	270,895.34	85.00
January 2008	5	645,753.13	0.42	8.507	595	129,150.63	69.22
February 2008	41	7,025,205.19	4.59	8.203	601	171,346.47	76.52
March 2008	101	17,494,927.18	11.44	8.437	593	173,217.10	80.49
April 2008	145	26,659,142.19	17.43	8.429	594	183,856.15	79.50
May 2008	130	25,114,250.00	16.42	8.511	591	193,186.54	79.49
June 2008	34	7,042,245.00	4.60	8.226	597	207,124.85	78.00
January 2009	1	57,125.10	0.04	9.817	595	57,125.10	85.00
February 2009	22	3,210,926.57	2.10	8.751	596	145,951.21	79.43
March 2009	74	15,222,800.08	9.95	8.043	609	205,713.51	82.89
April 2009	109	22,694,523.29	14.84	8.076	605	208,206.64	80.54
May 2009	110	20,985,543.79	13.72	8.193	599	190,777.67	78.27
June 2009	29	5,821,175.00	3.81	8.008	604	200,730.17	76.38
March 2011	1	161,381.76	0.11	10.900	526	161,381.76	85.00
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

The weighted average remaining months to next Adjustment Date for the group I initial adjustable rate mortgage loans is approximately 28 months.

Occupancy Type of Mortgage Premises of the Group I Initial Mortgage Loans

Occupancy Type	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,079	$193,880,394.38	95.27%	8.258%	599	$179,685.26	78.58%
Investment	64	8,955,079.37	4.40	8.767	637	139,923.12	74.03
Second Home	4	679,761.91	0.33	7.985	634	169,940.48	54.47
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Origination Program of the Group I Initial Mortgage Loans

Origination Program	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	861	$148,492,900.68	72.96%	8.186%	598	$172,465.62	78.76%
Stated Documentation	231	43,341,449.99	21.30	8.647	611	187,625.32	77.69
12 Months Bank Statements	43	8,744,775.26	4.30	8.206	596	203,366.87	77.63
Limited Documentation	12	2,936,109.73	1.44	7.805	637	244,675.81	65.72
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Mortgage Loan Purpose of the Group I Initial Mortgage Loans

Mortgage Loan Purpose	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Cash Out Refinance	1,006	$185,105,891.39	90.95%	8.264%	600	$184,001.88	77.92%
Rate/Term Refinance	72	11,473,316.09	5.64	8.117	618	159,351.61	81.15
Purchase	69	6,936,028.18	3.41	8.962	607	100,522.15	83.59
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Index Type of the Group I Initial Mortgage Loans

Index Type	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	806	$152,968,232.52	75.16%	8.293%	598	$189,786.89	79.60%
Fixed Rate	341	50,547,003.14	24.84	8.240	610	148,231.68	74.36
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Property Type of the Group I Initial Mortgage Loans

Property Type	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	898	$153,032,169.65	75.19%	8.302%	600	$170,414.44	78.24%
Planned Unit Development	116	26,363,384.77	12.95	8.119	603	227,270.56	79.45
Two to Four Family	42	8,019,216.74	3.94	8.607	614	190,933.73	75.15
Condominium Low-Rise	46	7,037,243.60	3.46	8.205	607	152,983.56	77.16
Single Family Attached	25	4,892,994.23	2.40	8.147	611	195,719.77	81.76
Townhouse	18	3,623,486.80	1.78	8.135	591	201,304.82	75.45
Deminimus PUD	2	546,739.87	0.27	8.275	620	273,369.94	88.26
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Loan Types of the Group I Initial Mortgage Loans

Loan Types	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 6 Mo LIBOR ARM	245	$ 40,166,049.28	19.74%	8.547%	591	$163,943.06	78.40%
Fixed Rate 30 Year	260	38,446,307.90	18.89	8.222	612	147,870.42	74.70
3/27 6 Mo LIBOR ARM 5 Year Interest Only	114	26,096,861.61	12.82	7.602	614	228,919.84	81.94
3/27 6 Mo LIBOR ARM	141	22,716,743.74	11.16	8.621	597	161,111.66	78.74
2/28 6 Mo LIBOR 5 Year Interest-Only ARM	108	22,558,251.12	11.08	7.953	610	208,872.70	80.67
Balloon 40/30 2/28 6 Mo LIBOR ARM	106	21,900,560.53	10.76	8.663	581	206,609.06	79.43
Balloon 40/30 3/27 6 Mo LIBOR ARM	90	19,178,488.48	9.42	8.274	597	213,094.32	78.71
Balloon 40/30 Fixed 30 Year	44	7,647,121.01	3.76	8.209	599	173,798.20	74.87
Fixed Rate 20 Year	15	1,686,523.64	0.83	9.078	605	112,434.91	70.41
Fixed Rate 25 Year	10	1,640,774.43	0.81	7.705	648	164,077.44	71.47
Fixed Rate 15 Year	12	1,126,276.16	0.55	8.573	585	93,856.35	69.24
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	1	189,896.00	0.09	7.750	600	189,896.00	91.35
5/25 6 Mo LIBOR ARM	1	161,381.76	0.08	10.900	526	161,381.76	85.00
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Geographic Distributions of Mortgaged Premises of the Group I Initial Mortgage Loans

State	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$ 423,815.94	0.21%	9.960%	564	$105,953.99	86.58%
Alaska	4	644,453.98	0.32	8.539	626	161,113.50	62.37
Arizona	46	8,314,957.36	4.09	8.494	588	180,759.94	76.30
Arkansas	7	810,441.03	0.40	8.244	631	115,777.29	78.14
California	66	16,794,218.34	8.25	7.851	601	254,457.85	70.89
Colorado	5	1,268,639.87	0.62	8.699	574	253,727.97	86.35
Connecticut	21	3,956,759.07	1.94	8.288	595	188,417.10	80.46
Delaware	3	702,700.90	0.35	8.467	592	234,233.63	76.34
Florida	126	21,739,792.68	10.68	8.278	597	172,538.04	76.94
Georgia	84	11,923,874.02	5.86	8.825	606	141,950.88	82.97
Idaho	1	368,600.00	0.18	8.450	628	368,600.00	94.03
Illinois	32	4,861,678.64	2.39	8.699	619	151,927.46	80.13
Indiana	27	3,495,973.50	1.72	9.384	592	129,480.50	86.95
Iowa	4	676,550.12	0.33	8.540	575	169,137.53	84.89
Kansas	5	334,466.17	0.16	9.175	582	66,893.23	68.52
Kentucky	11	1,161,428.85	0.57	8.551	594	105,584.44	70.57
Louisiana	4	491,900.35	0.24	8.645	610	122,975.09	88.75
Maine	2	327,973.22	0.16	7.285	635	163,986.61	56.58
Maryland	163	38,308,488.83	18.82	7.806	604	235,021.40	79.16
Massachusetts	13	2,421,058.02	1.19	8.781	587	186,235.23	78.14
Michigan	48	5,606,845.67	2.76	8.937	597	116,809.28	81.30
Minnesota	13	2,417,277.76	1.19	8.486	612	185,944.44	77.81
Mississippi	2	159,684.00	0.08	9.474	537	79,842.00	84.38
Missouri	12	1,378,581.70	0.68	9.164	612	114,881.81	86.38
Montana	1	116,450.00	0.06	7.750	668	116,450.00	85.00
Nebraska	1	49,985.26	0.02	7.900	738	49,985.26	71.43
Nevada	9	1,803,875.20	0.89	8.331	603	200,430.58	72.05
New Hampshire	1	135,200.00	0.07	7.250	638	135,200.00	80.00
New Jersey	9	1,427,620.35	0.70	9.601	556	158,624.48	69.21
New Mexico	2	317,716.48	0.16	9.991	555	158,858.24	81.94
New York	76	19,172,209.36	9.42	7.897	603	252,265.91	74.82
North Carolina	23	3,077,458.75	1.51	8.683	591	133,802.55	82.09
Ohio	56	7,020,721.31	3.45	8.551	601	125,370.02	83.24
Oklahoma	8	950,826.29	0.47	8.706	596	118,853.29	83.06
Oregon	7	1,151,905.47	0.57	7.897	609	164,557.92	74.09
Pennsylvania	20	2,937,321.34	1.44	8.634	580	146,866.07	80.35
Rhode Island	8	1,606,873.82	0.79	7.882	590	200,859.23	77.25
South Carolina	18	2,426,972.53	1.19	8.504	611	134,831.81	80.02
Tennessee	14	1,884,662.97	0.93	8.495	593	134,618.78	81.53
Texas	28	2,836,060.46	1.39	9.169	596	101,287.87	80.50
Utah	4	591,329.92	0.29	8.060	607	147,832.48	81.39
Vermont	3	258,917.93	0.13	9.337	569	86,305.98	68.74
Washington	12	2,254,808.32	1.11	7.964	616	187,900.69	79.26
Virginia	84	16,285,896.77	8.00	8.082	608	193,879.72	78.37
West Virginia	5	744,093.00	0.37	8.317	585	148,818.60	73.28
Wisconsin	48	6,634,965.51	3.26	8.988	610	138,228.45	84.77
Wyoming	2	183,954.60	0.09	9.164	566	91,977.30	76.27
Washington DC	5	1,055,250.00	0.52	7.477	598	211,050.00	67.97
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%
No more than approximately 1.16% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Group I Initial Mortgage Loans

Credit Score	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
476 to 500	4	$ 692,419.17	0.34%	10.094%	489	$173,104.79	60.11%
501 to 525	68	11,431,222.97	5.62	9.583	513	168,106.22	71.32
526 to 550	96	16,030,707.97	7.88	9.011	538	166,986.54	72.39
551 to 575	180	28,737,964.77	14.12	8.600	563	159,655.36	77.07
576 to 600	256	48,157,933.72	23.66	8.225	587	188,116.93	79.73
601 to 625	221	38,932,028.12	19.13	8.049	613	176,163.02	80.42
626 to 650	171	31,514,161.39	15.48	7.938	637	184,293.34	81.39
651 to 675	78	14,383,692.71	7.07	7.708	663	184,406.32	77.77
676 to 700	45	8,610,013.61	4.23	7.857	686	191,333.64	79.47
701 to 725	13	2,644,416.87	1.30	8.236	708	203,416.68	79.99
726 to 750	10	1,588,026.04	0.78	6.931	733	158,802.60	64.27
751 to 775	4	617,648.32	0.30	7.726	762	154,412.08	64.78
776 to 880	1	175,000.00	0.09	7.150	798	175,000.00	59.32
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

As of the cut-off date, the weighted average credit score of the Group I initial mortgage loans is approximately 601.

Credit Grade of the Group I Initial Mortgage Loans*

Credit Grade	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	144	$ 27,054,269.81	13.29%	8.386%	596	$187,876.87	78.61%
A-	131	24,517,403.67	12.05	8.385	579	187,155.75	75.67
A+	741	129,357,930.60	63.56	8.154	612	174,572.11	79.67
B	62	10,123,792.24	4.97	8.834	561	163,286.97	72.60
B+	19	2,764,615.03	1.36	9.101	563	145,506.05	80.80
C	33	5,810,030.43	2.85	9.110	554	176,061.53	67.85
Score Direct	17	3,887,193.88	1.91	7.804	601	228,658.46	75.78
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

* The credit grade of the initial mortgage loans is determined in accordance with Saxon Mortgage’s underwriting guidelines as set forth in “The Mortgage Loan Pool—Underwriting Standards.”

Amortization Type of the Group I Initial Mortgage Loans

Amortization Type	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	240	$ 48,726,170.02	23.94%	8.439%	590	$203,025.71	78.43%
Interest Only	223	48,845,008.73	24.00	7.765	612	219,035.91	81.39
Fully Amortizing	684	105,944,056.91	52.06	8.444	601	154,888.97	76.81
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Prepayment Penalty of the Group I Initial Mortgage Loans

Prepayment Penalty Type	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	475	$ 88,758,099.44	43.61%	8.284%	602	$186,859.16	79.32%
12 Months	34	7,601,662.00	3.74	8.068	605	223,578.29	69.76
24 Months	283	52,538,319.09	25.82	8.371	590	185,647.77	78.75
30 Months	3	669,597.74	0.33	8.794	571	223,199.25	83.16
36 Months	352	53,947,557.39	26.51	8.208	610	153,260.11	77.33
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Delinquency of the Group I Initial Mortgage Loans

Delinquency*	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	1,140	$202,231,979.74	99.37%	8.279%	601	$177,396.47	78.29%
Delinquent 30 Days	7	1,283,255.92	0.63	8.380	577	183,322.27	79.91
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*  Determined as of May 17, 2006

30-Day Delinquencies of the Group I Initial Mortgage Loans

Number of 30-Day Delinquencies in the Preceding 12 Months*	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	1,130	$200,669,593.20	98.60%	8.277%	601	$177,583.71	78.27%
1	15	2,625,839.07	1.29	8.468	578	175,055.94	80.23
2	2	219,803.39	0.11	8.568	596	109,901.70	80.94
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*  Determined as of May 17, 2006.

60-Day Delinquencies of the Group I Initial Mortgage Loans

Number of 60-Day Delinquencies in the Preceding 12 Months*	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	1,146	$203,458,110.56	99.97%	8.279%	601	$177,537.62	78.30%
1	1	57,125.10	0.03	9.817	595	57,125.10	85.00
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*  Determined as of May 17, 2006.

90-Day Delinquencies of the Group I Initial Mortgage Loans

Number of 90-Day Delinquencies in the Preceding 12 Months*	Number of Group I Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group I Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

*  Determined as of May 17, 2006.

Group II Initial Mortgage Loans

Total Outstanding Principal Balance:	$203,513,912.28
Number of Loans:	1,145

	Average	Minimum	Maximum

Original Loan Amount:	$177,836.26	$50,000.00	$528,000.00
Outstanding Principal Balance:	$177,741.41	$49,757.73	$528,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.424%	5.990%	12.700%

Gross Margin:	6.297%	3.000%	10.150%
Initial Periodic Rate Cap:	2.989%	1.000%	3.000%
Periodic Rate Cap:	1.004%	1.000%	1.500%
Life Floor:	6.733%	2.000%	12.700%
Life Cap:	14.498%	11.990%	18.700%
Months to Roll:	28	19	57
Original LTV(1):	78.66%	22.12%	100.00%
Credit Score(2):	606	476	784

Original Term (months):	357	120	360
Remaining Term (months):	356	119	360
Seasoning (months):	1	0	7

Top Property State Concentrations:	MD (15.89%), FL (12.26%), NY (9.83%)
Maximum Zip Code Concentrations:	11208 (0.88%), 21061 (0.79%), 20735 (0.67%)

Adjustable Rate:	75.22%
Fixed Rate:	24.78%

		Earliest	Latest

First Payment Date:		November 1, 2005	July 1, 2006
Maturity Date:		April 1, 2016	June 1, 2036

First Lien:	100.00%
Second Lien:	0.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 99.93% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Original Scheduled Principal Balance of the Group II Initial Mortgage Loans*
Original Scheduled Principal Balance ($)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	6	$ 300,000.00	0.15%	9.512%	573	$ 49,949.61	61.35%
50,000.01 to 100,000.00	237	18,400,140.00	9.04	9.145	601	77,567.01	79.90
100,000.01 to 150,000.00	290	36,454,686.00	17.90	8.673	600	125,631.99	77.94
150,000.01 to 200,000.00	247	43,352,751.00	21.29	8.459	602	175,435.04	78.87
200,000.01 to 250,000.00	132	29,821,481.00	14.65	8.373	602	225,839.50	78.25
250,000.01 to 300,000.00	101	27,747,655.00	13.63	8.270	608	274,476.23	78.69
300,000.01 to 350,000.00	69	22,520,390.00	11.06	8.052	611	326,266.73	78.26
350,000.01 to 400,000.00	39	14,680,495.00	7.21	8.035	605	376,339.15	76.80
400,000.01 to 450,000.00	18	7,387,424.00	3.63	8.049	626	410,287.64	84.06
450,000.01 to 500,000.00	4	1,912,000.00	0.94	7.892	681	477,969.50	79.07
500,000.01 to 550,000.00	2	1,045,500.00	0.51	8.003	698	522,750.00	84.95
Total:	1,145	$203,622,522.00	100.00%	8.424%	606	$177,741.41	78.66%

*

This table reflects, generally, the range of principal balances of the mortgage loans at origination or, if the mortgage loan has been modified, as of the date of the modification.

As of the cut-off date, the average original balance of the group II initial mortgage loans is approximately $177,836.26.

Current Scheduled Principal Balance of the Group II Initial Mortgage Loans

Current Scheduled Principal Balance ($)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	7	$ 349,697.61	0.17%	9.652%	583	$ 49,956.80	65.45%
50,000.01 to 100,000.00	236	18,333,382.39	9.01	9.142	601	77,683.82	79.88
100,000.01 to 150,000.00	290	36,433,276.80	17.90	8.673	600	125,631.99	77.94
150,000.01 to 200,000.00	247	43,332,455.29	21.29	8.459	602	175,435.04	78.87
200,000.01 to 250,000.00	132	29,810,814.36	14.65	8.373	602	225,839.50	78.25
250,000.01 to 300,000.00	101	27,722,099.13	13.62	8.270	608	274,476.23	78.69
300,000.01 to 350,000.00	69	22,512,404.18	11.06	8.052	611	326,266.73	78.26
350,000.01 to 400,000.00	39	14,677,226.93	7.21	8.035	605	376,339.15	76.80
400,000.01 to 450,000.00	18	7,385,177.59	3.63	8.049	626	410,287.64	84.06
450,000.01 to 500,000.00	4	1,911,878.00	0.94	7.892	681	477,969.50	79.07
500,000.01 to 550,000.00	2	1,045,500.00	0.51	8.003	698	522,750.00	84.95
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

As of the cut-off date, the average current balance of the group II initial mortgage loans is approximately $177,741.41.

Current Mortgage Interest Rates of the Group II Initial Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001 to 6.000%	1	$ 234,737.47	0.12%	5.990%	673	$234,737.47	63.51%
6.001 to 7.000%	65	15,636,162.49	7.68	6.767	635	240,556.35	70.61
7.001 to 8.000%	350	70,582,673.54	34.68	7.636	615	201,664.78	75.29
8.001 to 9.000%	381	67,058,091.73	32.95	8.568	604	176,005.49	80.75
9.001 to 10.000%	225	33,810,935.87	16.61	9.531	587	150,270.83	82.59
10.00 to 11.000%	101	13,970,495.68	6.86	10.438	582	138,321.74	84.17
11.00 to 12.000%	19	1,883,184.11	0.93	11.424	577	99,114.95	86.80
12.00 to 13.000%	3	337,631.39	0.17	12.365	543	112,543.80	84.94
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

As of the cut-off date, the weighted average mortgage rate of the group II initial mortgage loans is approximately 8.424%.

Seasoning of the Group II Initial Mortgage Loans*

Seasoning (in months)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	402	$ 74,926,231.00	36.82%	8.291%	606	$186,383.66	77.76%
1	373	65,492,902.32	32.18	8.441	609	175,584.19	79.09
2	269	45,195,710.18	22.21	8.552	600	168,013.79	79.25
3	89	15,930,328.54	7.83	8.626	604	178,992.46	79.87
4	8	1,216,539.30	0.60	8.668	598	152,067.41	75.06
5	3	629,463.52	0.31	7.690	580	209,821.17	74.23
7	1	122,737.42	0.06	8.700	544	122,737.42	85.00
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*     With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the cut-off date, the weighted average seasoning of the group II initial mortgage loans is approximately 1 month.

Original Loan-to-Value Ratio of the Group II Initial Mortgage Loans(1)

Original Loan-to-Value Ratio (%) (1)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
20.01 to 25.00	1	$ 230,000.00	0.11%	7.450%	657	$230,000.00	22.12%
25.01 to 30.00	2	157,854.58	0.08	8.143	623	78,927.29	27.01
30.01 to 35.00	4	445,373.03	0.22	8.509	565	111,343.26	33.38
35.01 to 40.00	9	1,399,325.79	0.69	7.794	590	155,480.64	37.74
40.01 to 45.00	10	1,283,134.62	0.63	8.358	591	128,313.46	42.27
45.01 to 50.00	29	4,526,465.98	2.22	8.187	588	156,085.03	48.24
50.01 to 55.00	21	3,648,913.29	1.79	7.929	587	173,757.78	52.43
55.01 to 60.00	42	7,812,257.52	3.84	8.038	589	186,006.13	57.83
60.01 to 65.00	60	9,857,955.31	4.84	8.235	572	164,299.26	63.58
65.01 to 70.00	82	15,905,339.82	7.82	7.991	596	193,967.56	68.61
70.01 to 75.00	121	22,952,561.09	11.28	8.151	594	189,690.59	73.89
75.01 to 80.00	309	56,043,367.83	27.54	8.287	619	181,370.12	79.60
80.01 to 85.00	135	24,141,302.33	11.86	8.571	591	178,824.46	84.38
85.01 to 90.00	166	30,195,411.63	14.84	8.613	618	181,900.07	89.52
90.01 to 95.00	92	16,204,405.01	7.96	8.814	614	176,134.84	94.42
95.01 to 100.00	62	8,710,244.45	4.28	10.062	618	140,487.81	99.97
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

(1) The original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

The minimum and maximum Original Loan-to-Value Ratios of the group II initial mortgage loans are approximately 22.12% and 100.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the group II initial mortgage loans is approximately 78.66%.

Original Scheduled Term to Maturity of the Group II Initial Mortgage Loans*

Original Term (months)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 to 120	1	$ 59,627.81	0.03%	7.750%	766	$ 59,627.81	68.09%
133 to 144	1	130,399.08	0.06	6.550	687	130,399.08	59.90
169 to 180	22	1,920,898.91	0.94	8.607	584	87,313.59	67.48
229 to 240	9	938,697.34	0.46	8.173	614	104,299.70	65.14
289 to 300	11	1,616,007.05	0.79	8.448	586	146,909.73	71.24
349 to 360	1,101	198,848,282.09	97.71	8.425	606	180,606.98	78.91
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*

With respect to mortgage loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average original term to maturity of the group II initial mortgage loans is approximately 357 months.

Remaining Scheduled Term to Maturity of the Group II Initial Mortgage Loans*

Remaining Term (months)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 to 120	1	$ 59,627.81	0.03%	7.750%	766	$ 59,627.81	68.09%
133 to 144	1	130,399.08	0.06	6.550	687	130,399.08	59.90
169 to 180	22	1,920,898.91	0.94	8.607	584	87,313.59	67.48
229 to 240	9	938,697.34	0.46	8.173	614	104,299.70	65.14
289 to 300	11	1,616,007.05	0.79	8.448	586	146,909.73	71.24
349 to 360	1,101	198,848,282.09	97.71	8.425	606	180,606.98	78.91
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*

With respect to mortgage loans that have been modified, the remaining term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average remaining term to maturity of the group II initial mortgage loans is approximately 356 months.

Gross Margin (%) of the Group II Initial Mortgage Loans

Gross Margin (%) (ARMs Only)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2.501 to 3.000	1	$ 157,214.46	0.10%	6.500%	574	$157,214.46	60.81%
3.001 to 3.500	2	387,753.05	0.25	8.976	645	193,876.53	93.50
3.501 to 4.000	2	595,426.73	0.39	7.663	632	297,713.37	80.30
4.001 to 4.500	17	4,254,903.29	2.78	7.268	646	250,288.43	73.92
4.501 to 5.000	36	8,028,102.33	5.24	7.331	632	223,002.84	72.33
5.001 to 5.500	99	19,165,181.37	12.52	7.770	625	193,587.69	76.24
5.501 to 6.000	157	32,872,466.58	21.47	7.993	613	209,378.77	77.86
6.001 to 6.500	155	31,766,144.70	20.75	8.418	598	204,942.87	79.89
6.501 to 7.000	114	21,357,329.46	13.95	8.954	592	187,345.00	82.22
7.001 to 7.500	97	16,005,637.25	10.46	9.210	579	165,006.57	81.56
7.501 to 8.000	69	10,770,805.24	7.04	9.544	586	156,098.63	81.37
8.001 to 8.500	28	4,152,791.17	2.71	9.730	606	148,313.97	88.58
8.501 to 9.000	16	2,883,738.65	1.88	10.475	630	180,233.67	83.06
9.001 to 9.500	2	210,835.00	0.14	10.650	576	105,417.50	100.00
9.501 to 10.000	3	333,461.36	0.22	11.285	567	111,153.79	88.73
10.001 to 10.500	1	134,000.00	0.09	11.650	575	134,000.00	100.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

As of the Cut–off date, the weighted average Gross Margin of the group II initial adjustable rate mortgage loans is approximately 6.297% per annum.

Maximum Lifetime Mortgage Interest Rates of the Group II Initial Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
11.501 to 12.000	1	$ 234,737.47	0.15%	5.990%	673	$234,737.47	63.51%
12.001 to 12.500	10	2,929,463.05	1.91	6.386	652	292,946.31	71.84
12.501 to 13.000	33	7,980,071.59	5.21	6.874	628	241,820.35	71.10
13.001 to 13.500	82	18,206,691.40	11.89	7.337	613	222,032.82	74.18
13.501 to 14.000	143	31,547,683.39	20.61	7.812	615	220,613.17	77.19
14.001 to 14.500	110	21,885,736.05	14.30	8.297	615	198,961.24	81.40
14.501 to 15.000	152	28,467,289.24	18.60	8.773	593	187,284.80	81.11
15.001 to 15.500	82	13,916,936.42	9.09	9.269	598	169,718.74	83.38
15.501 to 16.000	82	13,130,892.00	8.58	9.677	587	160,132.83	82.25
16.001 to 16.500	48	8,174,577.22	5.34	10.189	567	170,303.69	83.17
16.501 to 17.000	39	4,802,230.96	3.14	10.658	608	123,134.13	84.67
17.001 to 17.500	10	994,399.31	0.65	11.138	592	99,439.93	82.45
17.501 to 18.000	5	607,332.67	0.40	11.749	571	121,466.53	97.12
18.001 to 18.500	1	93,775.31	0.06	12.375	585	93,775.31	100.00
18.501 to 19.000	1	103,974.56	0.07	12.700	594	103,974.56	100.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

As of the Cut–off date, the weighted average Maximum Lifetime Mortgage Interest Rate of the group II initial adjustable rate mortgage loans is approximately 14.498% per annum.

Minimum Lifetime Mortgage Interest Rates of the Group II Initial Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
1.501 to 2.000	1	$ 235,924.15	0.15%	7.600%	629	$235,924.15	80.00%
3.001 to 3.500	1	135,893.76	0.09	10.600	578	135,893.76	100.00
3.501 to 4.000	1	251,737.71	0.16	9.250	551	251,737.71	90.00
4.001 to 4.500	11	2,796,288.27	1.83	7.111	647	254,208.02	75.62
4.501 to 5.000	27	6,412,556.05	4.19	7.357	633	237,502.08	70.87
5.001 to 5.500	70	14,506,600.55	9.48	7.671	625	207,237.15	75.26
5.501 to 6.000	130	28,558,135.77	18.66	7.903	616	219,677.97	77.35
6.001 to 6.500	127	26,087,877.93	17.04	8.148	602	205,416.36	78.62
6.501 to 7.000	102	19,710,462.31	12.88	8.629	597	193,239.83	81.47
7.001 to 7.500	88	14,682,987.85	9.59	8.988	585	166,852.13	81.55
7.501 to 8.000	88	15,888,980.00	10.38	8.967	594	180,556.59	82.14
8.001 to 8.500	47	7,335,051.61	4.79	9.214	604	156,064.93	83.56
8.501 to 9.000	41	7,074,202.08	4.62	9.637	610	172,541.51	81.97
9.001 to 9.500	21	3,349,197.47	2.19	9.691	592	159,485.59	84.56
9.501 to 10.000	19	2,842,381.60	1.86	10.060	584	149,599.03	83.80
10.001 to 10.500	14	2,165,896.94	1.41	10.391	554	154,706.92	77.77
10.501 to 11.000	9	789,651.41	0.52	10.750	647	87,739.05	85.73
11.501 to 12.000	1	147,990.62	0.10	11.800	575	147,990.62	100.00
12.501 to 13.000	1	103,974.56	0.07	12.700	594	103,974.56	100.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

As of the Cut–off date, the weighted average Minimum Lifetime Mortgage Interest Rate of the group II initial adjustable rate mortgage loans is approximately 6.733% per annum.

Next Interest Rate Adjustment Date of the Group II Initial Mortgage Loans

Next Interest Rate Adjustment Date (ARMs Only)	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
November 2007	1	$ 161,881.58	0.11%	9.350%	569	$161,881.58	69.96%
December 2007	2	467,581.94	0.31	7.116	583	233,790.97	75.70
January 2008	5	719,592.23	0.47	8.167	645	143,918.45	80.00
February 2008	55	9,743,986.79	6.37	8.790	599	177,163.40	81.16
March 2008	108	20,451,036.16	13.36	8.695	597	189,361.45	80.25
April 2008	161	29,894,974.24	19.53	8.597	609	185,683.07	79.00
May 2008	139	27,371,288.00	17.88	8.580	602	196,915.74	78.75
June 2008	27	4,757,706.00	3.11	8.466	607	176,211.33	82.46
October 2008	1	122,737.42	0.08	8.700	544	122,737.42	85.00
January 2009	3	496,947.07	0.32	9.392	530	165,649.02	67.90
February 2009	23	4,752,911.50	3.10	8.239	624	206,648.33	80.27
March 2009	64	11,224,886.66	7.33	8.525	607	175,388.85	79.74
April 2009	98	19,164,189.28	12.52	8.231	612	195,552.95	80.60
May 2009	76	15,124,292.00	9.88	8.075	609	199,003.84	77.88
June 2009	35	8,490,839.00	5.55	8.210	594	242,595.40	77.40
February 2011	1	130,940.77	0.09	8.125	691	130,940.77	80.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

The weighted average remaining months to next Adjustment Date for the group II initial adjustable rate mortgage loans is approximately 28 months.

Occupancy Type of Mortgage Premises of the Group II Initial Mortgage Loans

Occupancy Type	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,052	$188,562,615.41	92.65%	8.350%	602	$179,242.03	78.53%
Investment	85	13,110,295.23	6.44	9.329	656	154,238.77	80.60
Second Home	8	1,841,001.64	0.90	9.569	598	230,125.21	78.35
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Origination Program of the Group II Initial Mortgage Loans

Origination Program	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	773	$126,431,202.81	62.12%	8.321%	601	$163,559.12	80.01%
Stated Documentation	296	61,186,251.65	30.06	8.601	618	206,710.31	75.42
12 Months Bank Statements	60	12,473,577.82	6.13	8.695	591	207,892.96	81.38
Limited Documentation	16	3,422,880.00	1.68	8.086	598	213,930.00	76.94
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Mortgage Loan Purpose of the Group II Initial Mortgage Loans

Mortgage Loan Purpose	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Cash Out Refinance	917	$170,937,708.30	83.99%	8.324%	601	$186,409.71	77.70%
Purchase	140	19,120,618.83	9.40	9.277	636	136,575.85	85.99
Rate/Term Refinance	88	13,455,585.15	6.61	8.491	616	152,904.38	80.44
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Index Type of the Group II Initial Mortgage Loans

Index Type	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	799	$153,075,790.64	75.22%	8.477%	605	$191,584.22	79.42%
Fixed Rate	346	50,438,121.64	24.78	8.265	607	145,774.92	76.37
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Property Type of the Group II Initial Mortgage Loans

Property Type	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	890	$149,754,787.14	73.58%	8.479%	601	$168,263.81	78.32%
Planned Unit Development	107	25,185,137.15	12.38	8.095	612	235,375.11	80.76
Two to Four Family	49	11,244,331.99	5.53	8.471	645	229,476.16	78.77
Condominium Low-Rise	42	6,529,186.63	3.21	8.435	617	155,456.82	76.70
Townhouse	22	4,669,555.69	2.29	8.142	616	212,252.53	83.82
Single Family Attached	24	4,435,203.05	2.18	8.351	601	184,800.13	77.46
Condominium High-Rise	4	1,104,730.61	0.54	9.562	584	276,182.65	76.60
Manufactured Housing	6	393,680.02	0.19	8.389	645	65,613.34	64.78
Deminimus PUD	1	197,300.00	0.10	8.142	528	197,300.00	71.75
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Loan Types of the Group II Initial Mortgage Loans

Loan Types	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 6 Mo LIBOR ARM	282	$ 47,031,325.06	23.11%	8.854%	603	$166,777.75	79.63%
Fixed 30 Year	244	34,465,653.19	16.94	8.236	609	141,252.68	77.35
Balloon 40/30 2/28 6 Mo LIBOR ARM	113	23,865,741.90	11.73	8.471	588	211,201.26	78.70
3/27 6 Mo LIBOR ARM 5 Year Interest-Only	90	22,711,624.39	11.16	7.970	626	252,351.38	80.03
2/28 6 Mo LIBOR ARM 5 Year Interest-Only	102	22,499,840.18	11.06	8.281	619	220,586.67	80.40
Balloon 40/30 3/27 6 Mo LIBOR ARM	84	18,363,198.32	9.02	8.124	598	218,609.50	78.50
3/27 6 Mo LIBOR ARM	126	18,301,980.22	8.99	8.741	596	145,253.81	78.75
Balloon 40/30 30 Year Fixed	41	7,845,104.13	3.85	8.374	594	191,344.00	77.64
Fixed Rate 30 Year 5 Interest-Only	17	3,461,734.13	1.70	8.132	631	203,631.42	74.87
Fixed Rate 15 Year	22	1,920,898.91	0.94	8.607	584	87,313.59	67.48
Fixed Rate 25 Year	11	1,616,007.05	0.79	8.448	586	146,909.73	71.24
Fixed Rate 20 Year	9	938,697.34	0.46	8.173	614	104,299.70	65.14
2/28 6 Mo LIBOR 2 Year Interest-Only ARM	1	171,139.80	0.08	8.440	587	171,139.80	80.00
5/25 6 Mo LIBOR ARM	1	130,940.77	0.06	8.125	691	130,940.77	80.00
Fixed Rate 12 Year	1	130,399.08	0.06	6.550	687	130,399.08	59.90
Fixed Rate 10 Year	1	59,627.81	0.03	7.750	766	59,627.81	68.09
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Geographic Distributions of Mortgaged Premises of the Group II Initial Mortgage Loans

State	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$ 631,193.10	0.31%	9.456%	559	$157,798.28	85.89%
Alaska	3	415,749.69	0.20	7.581	612	138,583.23	68.84
Arizona	32	5,555,941.39	2.73	8.345	592	173,623.17	74.56
Arkansas	4	433,206.57	0.21	8.405	588	108,301.64	81.33
California	57	14,512,700.74	7.13	7.814	608	254,608.78	72.82
Colorado	8	1,703,282.78	0.84	9.105	604	212,910.35	81.49
Connecticut	15	2,938,559.25	1.44	8.295	596	195,903.95	76.28
Delaware	10	1,672,022.50	0.82	8.800	598	167,202.25	79.42
Florida	134	24,942,045.81	12.26	8.219	602	186,134.67	77.19
Georgia	81	12,744,462.31	6.26	8.513	623	157,339.04	82.92
Hawaii	2	538,633.19	0.26	8.373	551	269,316.60	68.37
Idaho	3	380,486.15	0.19	7.859	623	126,828.72	76.28
Illinois	32	5,320,900.63	2.61	8.832	613	166,278.14	82.08
Indiana	36	3,474,572.64	1.71	9.225	619	96,515.91	84.23
Iowa	4	456,067.04	0.22	9.489	596	114,016.76	89.91
Kansas	3	343,253.97	0.17	9.499	612	114,417.99	92.89
Kentucky	10	1,295,341.96	0.64	9.169	588	129,534.20	81.34
Louisiana	1	129,823.37	0.06	11.950	575	129,823.37	100.00
Maine	1	114,445.73	0.06	9.675	554	114,445.73	70.68
Maryland	139	32,348,238.20	15.89	7.952	604	232,721.14	76.84
Massachusetts	10	1,723,389.81	0.85	8.811	570	172,338.98	75.81
Michigan	65	8,254,660.91	4.06	9.323	609	126,994.78	81.86
Minnesota	14	2,491,386.87	1.22	8.471	612	177,956.21	79.75
Mississippi	7	667,000.09	0.33	9.740	592	95,285.73	84.21
Missouri	18	2,141,510.11	1.05	8.375	609	118,972.78	83.13
Nebraska	2	225,007.92	0.11	8.965	586	112,503.96	84.62
Nevada	6	1,272,947.11	0.63	8.290	626	212,157.85	82.83
New Jersey	6	1,020,452.33	0.50	9.304	554	170,075.39	68.23
New Mexico	5	957,987.59	0.47	8.610	581	191,597.52	78.67
New York	77	20,011,011.60	9.83	8.213	618	259,883.27	77.49
North Carolina	24	2,848,485.20	1.40	9.212	595	118,686.88	86.29
North Dakota	1	143,948.00	0.07	7.900	630	143,948.00	80.00
Ohio	46	5,692,287.63	2.80	8.762	603	123,745.38	86.33
Oklahoma	8	771,035.46	0.38	9.429	613	96,379.43	83.52
Oregon	9	1,490,534.01	0.73	8.560	620	165,614.89	69.09
Pennsylvania	22	3,349,852.83	1.65	8.781	598	152,266.04	84.49
Rhode Island	7	1,459,789.08	0.72	8.164	588	208,541.30	78.50
South Carolina	24	3,021,294.93	1.48	8.750	597	125,887.29	79.71
South Dakota	1	50,691.00	0.02	9.150	679	50,691.00	81.76
Tennessee	20	2,513,650.55	1.24	9.227	604	125,682.53	84.82
Texas	27	2,668,145.16	1.31	9.232	585	98,820.19	80.04
Utah	3	455,883.76	0.22	7.781	702	151,961.25	80.00
Vermont	2	223,293.94	0.11	8.131	658	111,646.97	74.82
Washington	14	3,000,568.82	1.47	8.715	612	214,326.34	78.65
Virginia	89	17,277,116.95	8.49	8.182	600	194,124.91	76.28
West Virginia	9	937,638.13	0.46	10.315	581	104,182.01	83.44
Wisconsin	43	7,367,211.17	3.62	9.151	611	171,330.49	83.99
Washington DC	7	1,526,204.30	0.75	8.059	597	218,029.19	73.97
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

No more than approximately 0.88% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Group II Initial Mortgage Loans

Credit Score	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Not Available	1	$ 134,935.32	0.07%	9.625%	0	$134,935.32	49.27%
476 to 500	4	647,248.54	0.32	10.808	494	161,812.14	66.43
501 to 525	54	8,419,483.23	4.14	9.713	513	155,916.36	72.58
526 to 550	105	17,029,169.26	8.37	9.058	538	162,182.56	72.56
551 to 575	185	32,218,864.02	15.83	8.666	565	174,156.02	76.50
576 to 600	224	40,894,819.48	20.09	8.378	588	182,566.16	79.58
601 to 625	221	38,191,943.75	18.77	8.186	612	172,814.23	79.90
626 to 650	170	31,589,692.83	15.52	8.149	639	185,821.72	82.35
651 to 675	85	16,188,695.38	7.95	7.852	663	190,455.24	78.65
676 to 700	54	10,392,600.30	5.11	8.061	686	192,455.56	78.97
701 to 725	19	4,044,519.17	1.99	8.466	713	212,869.43	84.16
726 to 750	12	1,976,496.28	0.97	9.172	732	164,708.02	78.87
751 to 775	8	1,044,514.87	0.51	8.805	761	130,564.36	83.31
776 to 800	3	740,929.85	0.36	7.838	783	246,976.62	85.10
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

As of the cut-off date, the weighted average credit score of the Group II initial mortgage loan with credit scores is approximately 606.

Credit Grade of the Group II Initial Mortgage Loans*

Credit Grade	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	126	$ 22,298,881.77	10.96%	8.567%	597	$176,975.25	78.54%
A-	105	19,387,362.13	9.53	8.620	582	184,641.54	75.59
A+	771	137,683,316.48	67.65	8.305	617	178,577.58	80.51
B	58	10,602,758.30	5.21	8.689	570	182,806.18	71.18
B+-	30	4,584,799.23	2.25	9.095	559	152,826.64	78.27
C	43	7,563,021.22	3.72	8.897	556	175,884.21	64.03
Score Direct	12	1,393,773.15	0.68	8.387	596	116,147.76	78.51
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

* The credit grade of the initial mortgage loans is determined in accordance with Saxon Mortgage’s underwriting guidelines as set forth in “The Mortgage Loan Pool—Underwriting Standards.”

Amortization Type of the Group II Initial Mortgage Loans

Amortization Type	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	238	$ 50,074,044.35	24.60%	8.329%	593	$210,395.14	78.46%
Interest Only	210	48,844,338.50	24.00	8.126	623	232,592.09	79.84
Fully Amortizing	697	104,595,529.43	51.39	8.609	604	150,065.32	78.21
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Prepayment Penalty of the Group II Initial Mortgage Loans

Prepayment Penalty Type	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	466	$ 89,343,913.34	43.90%	8.483%	608	$191,725.14	78.76%
12 Months	27	4,959,294.40	2.44	8.404	608	183,677.57	78.51
24 Months	291	53,689,802.58	26.38	8.489	604	184,501.04	79.26
30 Months	2	383,400.00	0.19	8.529	588	191,700.00	90.00
36 Months	359	55,137,501.96	27.09	8.268	603	153,586.36	77.86
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Delinquency of the Group II Initial Mortgage Loans

Delinquency*	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	1,137	$201,812,713.87	99.16%	8.419%	606	$177,495.79	78.59%
Delinquent 30 Days	8	1,701,198.41	0.84	9.087	604	212,649.80	86.92
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*  Determined as of May 17, 2006.

30-Day Delinquencies of the Group II Initial Mortgage Loans

Number of 30-Day Delinquencies in the Preceding 12 Months*	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	1,125	$200,408,361.45	98.47%	8.415%	606	$178,140.77	78.63%
1	20	3,105,550.83	1.53	9.043	588	155,277.54	80.74
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*  Determined as of May 17, 2006.

60-Day Delinquencies of the Group II Initial Mortgage Loans

Number of 60-Day Delinquencies in the Preceding 12 Months*	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*  Determined as of May 17, 2006.

90-Day Delinquencies of the Group II Initial Mortgage Loans

Number of 90-Day Delinquencies in the Preceding 12 Months*	Number of Group II Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group II Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

*  Determined as of May 17, 2006.

Group III Initial Mortgage Loans

Total Outstanding Principal Balance:	$407,028,898.65
Number of Loans:	2,075

	Average	Minimum	Maximum

Original Loan Amount:	$196,280.96	$45,432.00	$1,325,000.00
Outstanding Principal Balance:	$196,158.51	$45,432.00	$1,325,000.00

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.362%	5.850%	11.950%

Gross Margin:	6.260%	3.500%	10.500%
Initial Periodic Rate Cap:	2.993%	1.000%	5.000%
Periodic Rate Cap:	1.003%	1.000%	1.500%
Life Floor:	6.507%	3.750%	11.350%
Life Cap:	14.452%	11.850%	17.990%
Months to Roll:	27	5	60
Original LTV(1):	78.46%	17.01%	100.00%
Credit Score(2):	608	455	801

Original Term (months):	358	180	360
Remaining Term (months):	357	176	360
Seasoning (months):	1	0	79

Top Property State Concentrations:	CA (18.42%), MD (13.18%), FL (10.40%)
Maximum Zip Code Concentrations:	20772 (0.56%), 20735 (0.47%), 21207 (0.45%)

Adjustable Rate:	75.85%
Fixed Rate:	24.15%

		Earliest	Latest

First Payment Date:		November 1, 1999	July 1, 2006
Maturity Date:		January 1, 2021	June 1, 2036

First Lien:	100.00%
Second Lien:	0.00%

(1)

The loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)

The weighted average credit score is calculated based on approximately 99.88% of the initial mortgage loans (by scheduled principal balance) that have valid FICO scores.

Original Scheduled Principal Balance of the Group III Initial Mortgage Loans*
Original Scheduled Principal Balance ($)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	29	$ 1,438,082.00	0.35%	9.201%	602	$ 49,517.05	60.87%
50,000.01 to 100,000.00	541	41,066,226.00	10.08	9.145	600	75,842.45	76.16
100,000.01 to 150,000.00	465	58,060,064.00	14.26	8.660	596	124,793.66	76.82
150,000.01 to 200,000.00	334	57,574,785.00	14.14	8.480	604	172,219.47	78.39
200,000.01 to 250,000.00	185	41,738,203.00	10.25	8.360	605	225,486.06	79.06
250,000.01 to 300,000.00	141	38,782,729.00	9.52	8.176	607	274,947.19	79.64
300,000.01 to 350,000.00	97	31,377,653.91	7.70	8.013	618	323,372.76	80.54
350,000.01 to 400,000.00	66	24,771,465.00	6.08	8.100	614	374,947.39	81.47
400,000.01 to 450,000.00	71	30,432,123.80	7.47	8.121	608	428,303.19	81.04
450,000.01 to 500,000.00	63	30,173,160.00	7.41	8.061	616	478,699.50	77.72
500,000.01 to 550,000.00	29	15,318,780.00	3.76	8.166	604	527,942.79	79.88
550,000.01 to 600,000.00	29	16,682,426.99	4.10	7.962	625	575,051.88	79.46
600,000.01 to 650,000.00	3	1,877,500.00	0.46	8.909	568	625,722.78	75.55
650,000.01 to 700,000.00	6	4,043,650.00	0.99	7.867	639	673,941.67	85.95
700,000.01 to 750,000.00	5	3,646,260.00	0.90	8.212	619	729,061.42	81.49
800,000.01 to 850,000.00	3	2,305,000.00	0.57	8.011	629	767,500.62	68.67
850,000.01 to 900,000.00	1	850,000.00	0.21	8.650	686	849,268.61	94.34
900,000.01 to 950,000.00	2	1,853,000.00	0.45	8.089	679	925,703.81	74.90
950,000.01 to 1,000,000.00	4	3,966,880.00	0.97	7.752	665	991,720.00	58.91
Greater than or equal to 1,000,000.01	1	1,325,000.00	0.33	7.200	602	1,325,000.00	57.61
Total:	2,075	$407,282,988.70	100.00%	8.362%	608	$ 196,158.51	78.46%

*

This table reflects, generally, the range of principal balances of the mortgage loans at origination or, if the mortgage loan has been modified, as of the date of the modification.

As of the cut-off date, the average original balance of the group III initial mortgage loans is approximately $196,280.96.

Current Scheduled Principal Balance of the Group III Initial Mortgage Loans

Current Scheduled Principal Balance ($)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0.01 to 50,000.00	32	$ 1,585,218.69	0.39%	9.237%	600	$ 49,538.08	61.81%
50,000.01 to 100,000.00	538	40,881,539.83	10.04	9.144	600	75,987.99	76.18
100,000.01 to 150,000.00	465	58,029,054.04	14.26	8.660	596	124,793.66	76.82
150,000.01 to 200,000.00	334	57,521,302.37	14.13	8.480	604	172,219.47	78.39
200,000.01 to 250,000.00	185	41,714,920.36	10.25	8.360	605	225,486.06	79.06
250,000.01 to 300,000.00	141	38,767,554.37	9.52	8.176	607	274,947.19	79.64
300,000.01 to 350,000.00	98	31,713,665.39	7.79	8.006	618	323,608.83	80.23
350,000.01 to 400,000.00	65	24,400,019.50	5.99	8.110	614	375,384.92	81.90
400,000.01 to 450,000.00	71	30,409,526.73	7.47	8.121	608	428,303.19	81.04
450,000.01 to 500,000.00	63	30,158,068.28	7.41	8.061	616	478,699.50	77.72
500,000.01 to 550,000.00	29	15,310,340.97	3.76	8.166	604	527,942.79	79.88
550,000.01 to 600,000.00	29	16,676,504.59	4.10	7.962	625	575,051.88	79.46
600,000.01 to 650,000.00	3	1,877,168.33	0.46	8.909	568	625,722.78	75.55
650,000.01 to 700,000.00	6	4,043,650.00	0.99	7.867	639	673,941.67	85.95
700,000.01 to 750,000.00	5	3,645,307.11	0.90	8.212	619	729,061.42	81.49
750,000.01 to 800,000.00	3	2,302,501.87	0.57	8.011	629	767,500.62	68.67
800,000.01 to 850,000.00	1	849,268.61	0.21	8.650	686	849,268.61	94.34
900,000.01 to 950,000.00	2	1,851,407.61	0.45	8.089	679	925,703.81	74.90
950,000.01 to 1,000,000.00	4	3,966,880.00	0.97	7.752	665	991,720.00	58.91
1,300,000.01 to 1,350,000.00	1	1,325,000.00	0.33	7.200	602	1,325,000.00	57.61
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$ 196,158.51	78.46%

As of the cut-off date, the average current balance of the group III initial mortgage loans is approximately $196,158.51.

Current Mortgage Interest Rates of the Group III Initial Mortgage Loans

Current Mortgage Interest Rates (%)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001 to 6.000%	3	$ 1,279,441.53	0.31%	5.880%	658	$426,480.51	77.85%
6.001 to 7.000%	129	36,655,997.65	9.01	6.785	643	284,155.02	73.29
7.001 to 8.000%	582	138,442,337.46	34.01	7.623	619	237,873.43	76.08
8.001 to 9.000%	690	133,326,535.61	32.76	8.534	604	193,226.86	79.54
9.001 to 10.000%	455	70,948,989.42	17.43	9.483	587	155,931.84	81.38
10.001 to 11.000%	184	22,102,013.42	5.43	10.516	577	120,119.64	84.16
11.001 to 12.000%	32	4,273,583.56	1.05	11.487	575	133,549.49	88.57
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

As of the cut-off date, the weighted average mortgage rate of the group III initial mortgage loans is approximately 8.362%.

Seasoning of the Group III Initial Mortgage Loans*

Seasoning (in months)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	703	$138,608,384.31	34.05%	8.291%	612	$197,166.98	77.45%
1	715	139,939,023.87	34.38	8.348	608	195,718.91	78.69
2	525	105,823,504.24	26.00	8.416	606	201,568.58	79.00
3	106	18,888,083.05	4.64	8.734	602	178,189.46	80.73
4	10	1,438,244.95	0.35	8.409	604	143,824.50	82.01
5	5	626,315.27	0.15	9.008	581	125,263.05	77.11
7	8	1,015,484.48	0.25	7.957	579	126,935.56	79.95
8 or greater	3	689,858.48	0.17	6.983	609	229,952.83	84.25
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*     With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the cut-off date, the weighted average seasoning of the group III initial mortgage loans is approximately 1 month.

Original Loan-to-Value Ratio of the Group III Initial Mortgage Loans(1)

Original Loan-to-Value Ratio (%) (1)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
15.01 to 20.00	1	$50,000.00	0.01%	9.550%	582	$50,000.00	17.01%
20.01 to 25.00	8	694,549.39	0.17	8.636	577	86,818.67	23.61
25.01 to 30.00	8	804,735.85	0.20	8.028	605	100,591.98	27.23
30.01 to 35.00	10	1,035,565.80	0.25	8.017	599	103,556.58	32.93
35.01 to 40.00	20	3,106,375.67	0.76	8.405	654	155,318.78	38.00
40.01 to 45.00	24	2,961,328.93	0.73	8.318	588	123,388.71	42.74
45.01 to 50.00	35	5,810,657.79	1.43	8.121	573	166,018.79	47.46
50.01 to 55.00	40	6,441,834.08	1.58	8.083	597	161,045.85	52.90
55.01 to 60.00	61	11,877,304.98	2.92	8.083	580	194,709.92	58.05
60.01 to 65.00	118	21,415,767.95	5.26	8.046	594	181,489.56	63.35
65.01 to 70.00	140	28,254,476.87	6.94	8.133	594	201,817.69	68.68
70.01 to 75.00	193	41,514,759.93	10.20	8.193	586	215,102.38	73.66
75.01 to 80.00	722	143,480,780.51	35.25	8.181	621	198,726.84	79.54
80.01 to 85.00	219	40,701,978.87	10.00	8.512	592	185,853.78	84.49
85.01 to 90.00	290	62,923,329.85	15.46	8.575	614	216,977.00	89.52
90.01 to 95.00	105	22,439,701.26	5.51	8.714	625	213,711.44	94.61
95.01 to 100.00	81	13,515,750.92	3.32	10.267	624	166,861.12	99.97
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

(1)  The original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

The minimum and maximum Original Loan-to-Value Ratios of the group III initial mortgage loans are approximately 17.01% and 100.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the group III initial mortgage loans is approximately 78.46%.

Original Scheduled Term to Maturity of the Group III Initial Mortgage Loans*

Original Term (months)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 to 180	25	$ 2,418,394.94	0.59%	8.192%	630	$96,735.80	69.90%
229 to 240	20	3,042,136.07	0.75	8.323	619	152,106.80	66.09
289 to 300	13	1,643,426.67	0.40	8.351	612	126,417.44	73.13
349 to 360	2,017	399,924,940.97	98.25	8.364	608	198,277.12	78.63
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*

With respect to mortgage loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average original term to maturity of the group III initial mortgage loans is approximately 358 months.

Remaining Scheduled Term to Maturity of the Group III Initial Mortgage Loans*

Remaining Term (months)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 to 180	25	$ 2,418,394.94	0.59%	8.192%	630	$ 96,735.80	69.90%
229 to 240	20	3,042,136.07	0.75	8.323	619	152,106.80	66.09
277 to 288	1	49,770.56	0.01	10.375	491	49,770.56	80.00
289 to 300	13	1,643,426.67	0.40	8.351	612	126,417.44	73.13
337 to 348	1	79,087.92	0.02	8.275	516	79,087.92	81.63
349 to 360	2,015	399,796,082.49	98.22	8.363	608	198,409.97	78.63
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*

With respect to mortgage loans that have been modified, the remaining term to maturity is, generally, deemed to be from the date of modification.

As of the cut-off date, the weighted average remaining term to maturity of the group III initial mortgage loans is approximately 357 months.

Gross Margin (%) of the Group III Initial Mortgage Loans

Gross Margin (%) (ARMs Only)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
3.001 to 3.500	1	$171,444.62	0.06%	7.750%	669	$171,444.62	87.95%
3.501 to 4.000	3	529,770.34	0.17	7.051	665	176,590.11	68.61
4.001 to 4.500	13	3,604,674.39	1.17	6.781	666	277,282.65	75.65
4.501 to 5.000	73	21,074,543.10	6.83	7.346	641	288,692.37	74.85
5.001 to 5.500	194	50,469,189.27	16.35	7.744	628	260,150.46	77.40
5.501 to 6.000	247	55,388,813.05	17.94	8.032	612	224,246.21	78.27
6.001 to 6.500	274	59,336,899.37	19.22	8.323	604	216,558.03	80.02
6.501 to 7.000	290	58,017,524.52	18.79	8.797	589	200,060.43	80.61
7.001 to 7.500	204	34,045,984.27	11.03	9.389	581	166,892.08	80.82
7.501 to 8.000	98	15,549,410.59	5.04	9.831	585	158,667.46	82.97
8.001 to 8.500	37	4,681,535.10	1.52	10.104	607	126,527.98	88.83
8.501 to 9.000	22	3,445,734.87	1.12	10.509	629	156,624.31	90.33
9.001 to 9.500	11	2,002,032.44	0.65	10.835	605	182,002.95	93.24
9.501 to 10.000	3	242,904.09	0.08	11.109	618	80,968.03	89.47
10.001 to 10.500	1	180,000.00	0.06	10.800	590	180,000.00	100.00
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

As of the Cut–off date, the weighted average Gross Margin of the group III initial adjustable rate mortgage loans is approximately 6.260% per annum.

Maximum Lifetime Mortgage Interest Rates of the Group III Initial Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
11.501 to 12.000	3	$1,279,441.53	0.41%	5.880%	658	$426,480.51	77.85%
12.001 to 12.500	7	1,974,508.73	0.64	6.330	626	282,072.68	73.28
12.501 to 13.000	64	19,442,857.47	6.30	6.808	648	303,794.65	75.27
13.001 to 13.500	135	34,538,926.29	11.19	7.315	625	255,843.90	78.02
13.501 to 14.000	259	64,591,693.39	20.92	7.798	614	249,388.78	77.41
14.001 to 14.500	218	52,038,962.78	16.86	8.277	612	238,710.84	80.10
14.501 to 15.000	270	53,656,311.14	17.38	8.776	599	198,727.08	79.83
15.001 to 15.500	177	34,228,449.59	11.09	9.277	586	193,381.07	81.17
15.501 to 16.000	163	23,411,168.70	7.58	9.760	585	143,626.80	82.35
16.001 to 16.500	76	9,621,724.29	3.12	10.164	577	126,601.64	80.21
16.501 to 17.000	73	10,074,249.23	3.26	10.730	584	138,003.41	88.46
17.001 to 18.000	16	2,232,793.81	0.72	11.347	610	139,549.61	94.63
17.501 to 18.000	10	1,649,373.07	0.53	11.568	530	164,937.31	77.54
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

As of the Cut–off date, the weighted average Maximum Lifetime Mortgage Interest Rate of the group III initial adjustable rate mortgage loans is approximately 14.452% per annum.

Minimum Lifetime Mortgage Interest Rates of the Group III Initial Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (%) (ARMs Only)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
3.001 to 3.500	2	$337,935.65	0.11%	7.221%	655	$168,967.83	73.49%
4.001 to 4.500	8	2,672,127.97	0.87	6.815	674	334,016.00	76.83
4.501 to 5.000	56	16,160,732.02	5.23	7.261	641	288,584.50	74.38
5.001 to 5.500	162	43,679,797.26	14.15	7.702	626	269,628.38	77.52
5.501 to 6.000	213	50,389,882.07	16.32	7.969	612	236,572.22	78.05
6.001 to 6.500	257	56,312,808.16	18.24	8.251	606	219,115.99	80.20
6.501 to 7.000	268	58,002,805.26	18.79	8.584	594	216,428.38	80.27
7.001 to 7.500	185	32,435,423.74	10.51	9.280	582	175,326.61	80.51
7.501 to 8.000	117	19,971,984.38	6.47	9.446	591	170,700.72	82.28
8.001 to 8.500	64	10,250,225.96	3.32	9.276	613	160,159.78	83.59
8.501 to 9.000	48	7,586,065.06	2.46	9.591	622	158,043.02	82.88
9.001 to 9.500	31	4,941,333.56	1.60	10.006	591	159,397.86	82.24
9.501 to 10.000	34	3,632,433.43	1.18	9.955	604	106,836.28	83.41
10.001 to 10.500	16	1,335,117.33	0.43	10.378	566	83,444.83	80.05
10.501 to 11.000	8	894,013.28	0.29	10.802	598	111,751.66	80.36
11.001 to 11.500	2	137,774.89	0.04	11.350	747	68,887.45	80.00
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

As of the Cut–off date, the weighted average Minimum Lifetime Mortgage Interest Rate of the group III initial adjustable rate mortgage loans is approximately 6.507% per annum.

Next Interest Rate Adjustment Date of the Group III Initial Mortgage Loans

Next Interest Rate Adjustment Date (ARMs Only)	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
October 2006	1	$ 49,770.56	0.02%	10.375%	491	$ 49,770.56	80.00%
October 2007	2	347,141.18	0.11	7.381	617	173,570.59	83.11
November 2007	1	171,444.62	0.06	7.750	669	171,444.62	87.95
December 2007	4	344,488.43	0.11	8.562	564	86,122.11	79.42
January 2008	6	1,037,176.10	0.34	8.689	589	172,862.68	83.62
February 2008	63	11,471,712.06	3.72	8.685	599	182,090.67	79.06
March 2008	264	53,661,278.62	17.38	8.593	603	203,262.42	79.43
April 2008	366	75,251,631.40	24.37	8.515	605	205,605.55	79.46
May 2008	245	49,038,596.50	15.88	8.654	606	200,157.54	80.15
June 2008	73	15,316,666.00	4.96	8.405	608	209,817.34	81.65
December 2008	1	189,470.14	0.06	10.650	506	189,470.14	65.00
January 2009	1	74,616.79	0.02	8.500	640	74,616.79	80.00
February 2009	29	5,618,801.64	1.82	8.841	599	193,751.78	87.90
March 2009	118	29,011,027.44	9.40	8.222	611	245,856.16	80.19
April 2009	140	28,309,331.75	9.17	8.232	606	202,209.51	79.25
May 2009	118	27,396,735.99	8.87	7.977	621	232,175.73	75.66
June 2009	36	10,307,970.80	3.34	8.270	605	286,332.52	79.72
August 2010	1	561,000.00	0.18	6.500	633	561,000.00	85.00
April 2011	1	438,400.00	0.14	7.400	751	438,400.00	80.00
May 2011	1	143,200.00	0.05	7.950	649	143,200.00	80.00
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

The weighted average remaining months to next Adjustment Date for the group III initial adjustable rate mortgage loans is approximately 27 months.

Occupancy Type of Mortgage Premises of the Group III Initial Mortgage Loans

Occupancy Type	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,909	$383,877,834.94	94.31%	8.308%	606	$201,088.44	78.62%
Investment	153	19,243,795.36	4.73	9.252	643	125,776.44	76.74
Second Home	13	3,907,268.35	0.96	9.319	685	300,559.10	71.91
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Origination Program of the Group III Initial Mortgage Loans

Origination Program	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	1,365	$239,306,142.10	58.79%	8.267%	600	$175,315.86	79.05%
Stated Documentation	549	123,674,954.95	30.38	8.572	623	225,273.14	77.04
12 Months Bank Statements	109	26,997,275.14	6.63	8.540	604	247,681.42	82.12
Limited Documentation	52	17,050,526.46	4.19	7.895	622	327,894.74	74.80
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Mortgage Loan Purpose of the Group III Initial Mortgage Loans

Mortgage Loan Purpose	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Cash Out Refinance	1,448	$291,373,688.13	71.59%	8.258%	602	$201,224.92	76.61%
Purchase	565	105,527,714.74	25.93	8.650	626	186,774.72	83.79
Rate/Term Refinance	62	10,127,495.78	2.49	8.346	617	163,346.71	76.14
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Index Type of the Group III Initial Mortgage Loans

Index Type	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	1,471	$308,740,460.02	75.85%	8.443%	607	$209,884.75	79.56%
Fixed Rate	604	98,288,438.63	24.15	8.108	613	162,729.20	75.02
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Property Type of the Group III Initial Mortgage Loans

Property Type	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	1,602	$294,815,463.93	72.43%	8.396%	606	$184,029.63	78.08%
Planned Unit Development	246	70,211,987.51	17.25	8.186	611	285,414.58	80.74
Two to Four Family	68	13,764,623.11	3.38	8.597	635	202,420.93	77.10
Condominium Low-Rise	72	12,944,727.72	3.18	8.377	613	179,787.89	79.10
Single Family Attached	38	6,960,761.32	1.71	8.078	605	183,177.93	75.73
Townhouse	34	5,820,217.17	1.43	8.251	602	171,182.86	74.68
Condominium High-Rise	7	1,681,421.75	0.41	9.113	599	240,203.11	85.74
Deminimus PUD	3	442,668.10	0.11	9.199	595	147,556.03	75.54
Manufactured Housing	5	387,028.04	0.10	8.401	624	77,405.61	60.95
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Loan Types of the Group III Initial Mortgage Loans

Loan Types	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 6 Mo LIBOR ARM	567	$ 90,639,776.54	22.27%	8.873%	598	$159,858.51	79.11%
Fixed Rate 30 Year	481	77,745,928.99	19.10	8.123	613	161,633.95	75.39
40/30 Balloon 2/28 6 Mo LIBOR ARM	261	60,610,311.58	14.89	8.525	597	232,223.42	80.09
2/28 6 Mo LIBOR ARM 5 Year Interest-Only	194	54,673,929.43	13.43	8.126	623	281,824.38	80.57
3/27 6 Mo LIBOR ARM	199	35,310,985.14	8.68	8.398	610	177,442.14	78.45
40/30 Balloon 3/27 6 Mo LIBOR ARM	134	32,846,679.53	8.07	8.315	597	245,124.47	78.94
3/27 6 Mo LIBOR ARM 5 Year Interest-Only	111	32,829,377.80	8.07	7.879	626	295,760.16	79.81
Balloon 40/30 Fixed 30 Year	63	13,014,017.96	3.20	7.942	604	206,571.71	76.13
Fixed Rate 20 Year	20	3,042,136.07	0.75	8.323	619	152,106.80	66.09
Fixed Rate 15 Year	25	2,418,394.94	0.59	8.192	630	96,735.80	69.90
Fixed Rate 25 Year	13	1,643,426.67	0.40	8.351	612	126,417.44	73.13
5/25 6 Mo LIBOR ARM 5 Year Interest-Only	2	999,400.00	0.25	6.895	685	499,700.00	82.81
2/28 6 Mo LIBOR ARM 2 Year Interest-Only	2	686,800.00	0.17	7.442	649	343,400.00	80.82
Fixed Rate 30 Year 5 Year Interest-Only	2	424,534.00	0.10	7.495	648	212,267.00	75.31
5/25 6 Mo LIBOR ARM	1	143,200.00	0.04	7.950	649	143,200.00	80.00
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Geographic Distributions of Mortgaged Premises of the Group III Initial Mortgage Loans

State	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	7	$1,228,914.93	0.30%	8.762%	604	$175,559.28	80.37%
Alaska	8	1,421,730.03	0.35	8.420	617	177,716.25	78.09
Arizona	120	21,017,862.98	5.16	8.276	604	175,148.86	77.22
Arkansas	7	896,183.00	0.22	9.243	588	128,026.14	89.87
California	249	74,972,601.58	18.42	7.984	608	301,094.79	76.49
Colorado	8	2,298,854.61	0.56	8.632	604	287,356.83	88.77
Connecticut	16	2,531,909.81	0.62	8.387	609	158,244.36	80.33
Delaware	6	871,888.08	0.21	8.118	576	145,314.68	74.62
Florida	205	42,313,252.50	10.40	8.382	617	206,406.11	77.77
Georgia	103	16,862,300.48	4.14	8.631	617	163,711.66	82.05
Hawaii	5	1,746,813.40	0.43	8.663	628	349,362.68	60.20
Idaho	4	386,980.40	0.10	7.974	619	96,745.10	83.57
Illinois	32	5,599,644.62	1.38	8.823	608	174,988.89	81.13
Indiana	36	3,837,061.92	0.94	9.151	628	106,585.05	82.25
Iowa	17	1,601,740.81	0.39	9.000	589	94,220.05	82.10
Kansas	3	310,248.72	0.08	9.908	558	103,416.24	75.81
Kentucky	29	2,795,371.68	0.69	9.370	591	96,392.13	82.32
Louisiana	2	176,990.05	0.04	9.842	569	88,495.03	88.18
Maine	2	228,594.64	0.06	9.304	591	114,297.32	80.00
Maryland	204	53,632,616.38	13.18	8.005	600	262,904.98	78.02
Massachusetts	12	3,289,291.06	0.81	7.921	595	274,107.59	71.01
Michigan	147	15,783,195.88	3.88	9.229	613	107,368.68	79.29
Minnesota	19	2,999,395.33	0.74	8.481	621	157,862.91	77.31
Mississippi	12	1,185,327.71	0.29	9.243	612	98,777.31	81.05
Missouri	20	2,193,953.48	0.54	9.005	589	109,697.67	82.83
Montana	11	1,983,782.88	0.49	8.958	649	180,343.90	61.32
Nebraska	2	124,558.39	0.03	8.950	612	62,279.20	87.12
Nevada	31	7,464,556.93	1.83	8.393	602	240,792.16	80.85
New Hampshire	1	173,473.13	0.04	8.150	559	173,473.13	90.00
New Jersey	9	2,546,481.40	0.63	8.931	585	282,942.38	75.73
New Mexico	2	236,415.71	0.06	8.902	605	118,207.86	82.44
New York	102	35,327,064.97	8.68	7.895	629	346,343.77	76.36
North Carolina	28	3,898,018.05	0.96	8.806	614	139,214.93	78.71
North Dakota	4	284,893.80	0.07	9.006	618	71,223.45	88.14
Ohio	114	12,294,095.00	3.02	9.083	597	107,842.94	85.45
Oklahoma	5	402,196.52	0.10	9.025	575	80,439.30	83.93
Oregon	23	4,124,116.43	1.01	8.723	594	179,309.41	79.00
Pennsylvania	50	6,894,803.36	1.69	8.375	606	137,896.07	79.90
Rhode Island	12	2,314,003.24	0.57	8.062	596	192,833.60	73.18
South Carolina	39	4,673,380.88	1.15	8.905	600	119,830.28	86.63
Tennessee	39	4,433,845.47	1.09	8.966	603	113,688.35	83.36
Texas	54	7,266,219.53	1.79	9.129	614	134,559.62	81.78
Utah	6	944,403.51	0.23	8.256	596	157,400.59	85.47
Vermont	1	162,500.00	0.04	11.000	518	162,500.00	54.35
Washington	46	9,797,455.42	2.41	8.761	591	212,988.16	79.46
Virginia	142	29,579,554.74	7.27	8.222	603	208,306.72	78.49
West Virginia	5	813,997.14	0.20	9.875	586	162,799.43	77.77
Wisconsin	60	7,156,001.39	1.76	9.147	605	119,266.69	82.24
Wyoming	3	406,405.40	0.10	7.897	616	135,468.47	83.37
Washington DC	13	3,543,951.28	0.87	8.451	604	272,611.64	75.90
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

No more than approximately 0.56% of the related mortgaged properties are located in any one postal zip code.

Credit Score of the Group III Initial Mortgage Loans

Credit Score	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Not Available	4	$ 505,869.63	0.12%	9.825%	0	$126,467.41	56.24%
451 to 475	3	703,743.42	0.17	11.443	460	234,581.14	62.01
476 to 500	7	894,939.87	0.22	10.921	494	127,848.55	71.89
501 to 525	94	13,785,466.51	3.39	9.669	511	146,653.90	71.02
526 to 550	189	31,900,408.42	7.84	9.051	539	168,785.23	75.86
551 to 575	316	56,258,720.19	13.82	8.672	563	178,033.92	76.67
576 to 600	418	82,412,341.28	20.25	8.406	587	197,158.71	77.78
601 to 625	380	75,606,330.62	18.58	8.188	612	198,964.03	79.77
626 to 650	316	66,952,903.21	16.45	8.048	637	211,876.28	80.51
651 to 675	183	40,635,700.79	9.98	7.744	662	222,053.01	80.26
676 to 700	87	19,615,537.28	4.82	8.252	685	225,465.95	81.70
701 to 725	36	9,664,607.46	2.37	8.040	712	268,461.32	74.77
726 to 750	25	4,401,843.93	1.08	8.040	739	176,073.76	82.13
751 to 775	13	2,446,075.59	0.60	8.351	758	188,159.66	82.80
776 to 800	3	1,110,111.00	0.27	7.903	788	370,037.00	85.03
801 to 825	1	134,299.45	0.03	10.800	801	134,299.45	80.00
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

As of the cut-off date, the weighted average credit score of the Group III initial mortgage loans with credit scores is approximately 608.

Credit Grade of the Group III Initial Mortgage Loans*

Credit Grade	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	227	$46,013,782.95	11.30%	8.429%	598	$202,703.89	77.88%
A-	213	37,329,073.08	9.17	8.616	582	175,253.86	75.74
A+	1,387	278,962,694.34	68.54	8.265	620	201,126.67	80.10
B	97	17,615,506.31	4.33	8.802	566	181,603.16	69.98
B+	33	6,741,256.42	1.66	8.493	564	204,280.50	76.34
C	94	15,054,750.72	3.70	8.895	557	160,156.92	69.18
Score Direct	24	5,311,834.83	1.31	7.978	609	221,326.45	73.75
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

* The credit grade of the initial mortgage loans is determined in accordance with Saxon Mortgage’s underwriting guidelines as set forth in “The Mortgage Loan Pool—Underwriting Standards.”

Amortization Type of the Group III Initial Mortgage Loans

Amortization Type	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	458	$106,471,009.07	26.16%	8.389%	598	$232,469.45	79.25%
Interest Only	311	89,614,041.23	22.02	8.013	625	288,148.04	80.30
Fully Amortizing	1,306	210,943,848.35	51.83	8.497	606	161,519.03	77.29
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%
Prepayment Penalty of the Group III Initial Mortgage Loans

Prepayment Penalty Type	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	618	$132,789,922.90	32.62%	8.412%	606	$214,870.43	78.71%
12 Months	67	19,134,189.12	4.70	7.855	616	285,584.91	77.25
24 Months	708	136,151,076.02	33.45	8.516	606	192,303.78	79.68
30 Months	6	1,379,777.99	0.34	8.474	621	229,963.00	78.14
36 Months	672	117,255,981.67	28.81	8.208	613	174,488.07	76.96
60 Months	4	317,950.95	0.08	8.479	559	79,487.74	85.57
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Delinquency of the Group III Initial Mortgage Loans

Delinquency*	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	2,059	$403,870,385.60	99.22%	8.353%	608	$196,148.80	78.41%
Delinquent 30 Days	16	3,158,513.05	0.78	9.476	590	197,407.07	85.33
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*  Determined as of as of May 17, 2006.

30-Day Delinquencies of the Group III Initial Mortgage Loans

Number of 30-Day Delinquencies in the Preceding 12 Months*	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	2,041	$402,428,048.96	98.87%	8.352%	608	$197,172.00	78.47%
1	30	3,971,590.52	0.98	9.219	597	132,386.35	77.40
2	2	384,749.03	0.09	8.780	586	192,374.52	84.12
3	2	244,510.14	0.06	10.065	523	122,255.07	69.50
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*  Determined as of May 17, 2006.

60-Day Delinquencies of the Group III Initial Mortgage Loans

Number of 60-Day Delinquencies in the Preceding 12 Months*	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	2,073	$406,521,471.70	99.88%	8.361%	608	$196,102.98	78.47%
1	2	507,426.95	0.12	9.459	552	253,713.48	77.53
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*  Determined as of May 17, 2006.

90-Day Delinquencies of the Group III Initial Mortgage Loans

Number of 90-Day Delinquencies in the Preceding 12 Months*	Number of Group III Initial Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Group III Initial Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
0	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

*  Determined as of May 17, 2006.

Prospectus

SAXON ASSET SECURITIES COMPANY

(Depositor)

MORTGAGE LOAN ASSET BACKED CERTIFICATES

MORTGAGE LOAN ASSET BACKED NOTES

(Issuable in series by separate trusts)

______________________

Each series of securities:

·

will consist of one or more classes of mortgage pass through certificates or mortgaged-backed notes representing interests in, or obligations secured by, the assets of a trust; and

·

will receive principal and interest from payments collected on the assets of the related trust.

·

will represent obligations of the issuing entity only and will not represent interests in or obligations of any sponsor, the depositor or any of their affiliates or any other party.

The assets of each trust:

·

will be mortgage loans or mortgage backed securities sold to the trust by Saxon Asset Securities Company and various forms of credit enhancement of the types described in this prospectus; and

·

in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

Mortgage loans included in any trust will be secured by first or second liens on:

·

one- to four-family residential properties,

·

condominium units,

·

manufactured housing, or

·

units in planned unit developments.

You should carefully consider the risk factors beginning on page 3 of this prospectus and under “Risk Factors” in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2006.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to your particular series of securities, and (2) the accompanying prospectus supplement, which will describe the specific terms of your securities, including:

·

the principal balance and interest rate of each class,

·

the timing and priority of interest and principal payments,

·

statistical and other information about the mortgage assets,

·

information about credit enhancement, if any, for each class,

·

the ratings for each class, and

·

the method for selling the securities.

The information presented in this prospectus is intended to enhance the more specific terms of the accompanying prospectus supplement.  If the specific terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  No one has been authorized to provide you with different information.  The securities are not being offered in any state where the offer is not permitted.  Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

RISK FACTORS

Prospective investors should consider the following factors, as well as the factors identified under “Risk Factors” in the related prospectus supplement, in connection with a purchase of the securities of any series.

The mortgage loan underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans

All or a portion of the mortgage assets may consist of mortgage loans underwritten in accordance with underwriting standards that do not comply with Fannie Mae or Freddie Mac guidelines.  These types of mortgage loans are referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans.  Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects.  The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristic, such as loan-to-value ratio, or attributes of the property that may cause a loan to carry elevated risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making downpayments and the propensity of these borrowers to extract equity during financing.  Historically, subprime borrowers pay higher rates of interest, go into delinquency more often and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.  A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.  These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans that provide for negative amortization.

See “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

See “Origination of Mortgage Loans” in this prospectus and see the related prospectus supplement for a description of the underwriting guidelines applied in originating the related mortgage loans.
Mortgage loans may be delinquent, resulting in greater defaults, prepayments and losses

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.  These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses

A portion of the mortgage assets may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a specified period of several years following the origination of the mortgage loan.  Following the interest-only period, the monthly payment with respect to each of these mortgage loans will change, and most likely increase, to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage assets will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund.  The extension of weighted average lives could result in a lower yield on securities purchased at a discount than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only period of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

See also “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Mortgage loans secured by junior liens may experience higher rates of delinquencies and losses

All or a portion of the mortgage assets included in a trust may be loans secured by second or more junior liens on residential properties.  If a borrower defaults, there may be no, or an insufficient amount of, liquidation or other proceeds to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.  Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks related to simultaneous second liens and other borrower debt

At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust.  In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the applicable servicer nor the related master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

The rate of delinquency on mortgage loans secured by non-owner occupied mortgage premises could be higher

A portion of the mortgage assets included in a trust may be secured by liens on mortgaged premises that are not owner-occupied.  Mortgage loans secured by properties acquired by investors for the purpose of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Mortgage loans with balloon payment features may have a greater default risk

A portion of the mortgage assets included in a trust may be balloon loans that provide for the payment of the unamortized principal balance of the mortgage loans in a single payment at maturity.  Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination.  Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments.  Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans.  The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower’s ability to refinance the loan.  Neither the depositor nor the trustee is obligated to obtain refinancing.  Securityholders will bear any loss on a balloon loan resulting from a default caused by the borrower’s inability to obtain refinancing.

Mortgage loans that provide for negative amortization may have a greater default risk

If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.”  Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

See “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Geographic concentration of mortgage loans may increase risk of loss

The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•

Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•

Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.
Default risk on high balance mortgage loans •

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Mortgage loan interest rates may limit interest rates on the securities

The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments.  The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Maturity, Prepayment and Yield Considerations” in this prospectus and see the related prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans,

Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types

Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features.  Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index; “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.  As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates.  A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance.  In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above.  As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased  and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

See “—The mortgage loan underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime” or “non-conforming” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses” and “—Mortgage loans that provide for negative amortization may have a greater default risk” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Unpredictability and effect of prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the related seller and its affiliates, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, the related seller or the party from which such seller acquired a particular mortgage loan may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

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If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

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If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and junior lien residential or commercial mortgage loans.

See “Maturity, Prepayment and Yield Considerations” in this prospectus and in the related prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Modification of mortgage loans may delay or reduce payments on securities

With respect to a mortgage loan on which a default has occurred or is imminent, the related servicer may enter into a forbearance or modification agreement with the borrower.  The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of securities.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate or interest rate of any related class of securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Risks related to defaults or resignation of a master servicer or a servicer

If a master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the related seller may attempt to terminate the defaulting party.  However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the related sponsor and seller on the one hand, and the applicable master servicer or the applicable servicer, as applicable, on the other.  As a consequence, if the trustee or the related seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination.  While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If a master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If any master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies may be higher due to servicing transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the related seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See the related prospectus supplement for a description of any servicing transfers.
Potential inadequacy of credit enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments.  You should consider that:

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if specified in the related prospectus supplement, if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your subordinate securities will be reduced proportionately with the principal amounts of the other subordinate securities of your class by the amount of that excess; and

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if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization.  If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty.  If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities.  This excess is referred to as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

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Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

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Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.  Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization.  The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement.  Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance.  If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies.  The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 80%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 80%.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions.  In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower.  As a result, coverage may be rescinded or denied on some mortgage loans.  Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance — Primary Mortgage Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.
Effect of creditworthiness of primary mortgage insurers on ratings of securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time.  In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Enhancement — Mortgage Pool Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.
Risks related to any interest rate swap agreement

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings of securities

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special risks for certain classes of securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
Re: in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and
Re: in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the related seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Bankruptcy or insolvency proceedings could delay or reduce payments on the securities

Each transfer of a mortgage loan to the related seller, from such seller to the depositor and, in turn, to the related trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.
Violation of various federal, state and local laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:
the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Risks related to predatory lending laws/high cost loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans.  Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower.  This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The related seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the related seller will represent that these mortgage loans are in compliance with applicable requirements.  If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the related seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the related seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Military action and terrorist attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Risks related to delay in receipt of liquidation proceeds; liquidation proceeds may be less than mortgage balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Limited obligations

The assets of the trust are the sole source of payments on the related securities.  The securities are not the obligations of any other entity.  None of the sponsors, the related seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.  If credit enhancement is not available, holders of securities may suffer losses on their investments.

Limited ability to resell securities

The underwriter will not be required to assist in resales of the securities, although it may do so.  A secondary market for any class of securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Particular classes of securities may not constitute mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA securities.  In addition, if so specified in the related prospectus supplement, transferability of some classes of securities to particular types of entities may be restricted.

Any restrictions on the purchase or transferability of the securities of a series may have a negative effect on the development of a secondary market for the securities.
Issuance of securities in book-entry form may reduce the liquidity of the securities

If so specified in the related prospectus supplement, a trust may issue securities of a series in book-entry form. Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  In addition, because transfers of book-entry securities will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry securities to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry security, may be impaired because physical certificates representing the securities will generally not be available. You may experience some delay in receipt of distributions of interest on and principal of the book-entry securities because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the securities, whether directly or indirectly through financial intermediaries.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect the value of your securities and your ability to sell them

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the related master servicer to service the loans.  The ratings of the securities by the rating agencies:

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only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

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do not take into consideration any of the tax aspects associated with the securities;

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do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

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do not address the payment of any basis risk shortfalls with respect to the securities; and

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do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities.  A rating may be changed or withdrawn at any time by the assigning rating agency

Securities not be a suitable investment

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date.  Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Any original issue discount must be included in income for tax purposes

Compound interest securities and some classes of securities that are entitled only to interest distributions will be, and particular classes of securities may be, issued with original issue discount for federal income tax purposes.  The holder of a security issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

DESCRIPTION OF THE SECURITIES

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement (the “Agreement” for such Certificates).  A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related issuing entity and will be issued pursuant to an indenture (together with the related sale and servicing agreement, the “Agreement” for such Notes).  In the case of a series of Notes, the issuing entity and the depositor will also enter into a sale and servicing agreement with the trustee and the issuing entity. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued and the nature of the related trust.  The following summaries describe the material provisions common to each series of Securities.  The summaries do not purport to be complete and the specific terms of your series of securities will be described in the applicable prospectus supplement and the related Agreement.  The material terms of the Agreement with respect to a series of Securities will be further described in the related prospectus supplement and a copy of the Agreement will be filed with the Securities and Exchange Commission on Form 8-K.

The Securities of a series will be entitled to payment only from the assets of the related trust.  The Securities do not represent an interest in or obligation of the depositor, the related seller, any servicer, any master servicer, any trustee or any of their affiliates, except as described in this prospectus and specified in the related prospectus supplement.  Neither the Securities nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the related seller, any servicer, any master servicer, any trustee or any of their affiliates, except as described in this prospectus and specified in the related prospectus supplement.  To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Securities and those losses may be allocated to the holders of one or more classes of Securities.

The Securities of each series will be issued as fully registered securities in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement.  The Securities of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  If so specified in the prospectus supplement for a series, distributions of principal and interest on each Security in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a Security at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a Security having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a Security of a series in certificated form will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee.  Distributions of principal and of interest on each class of Securities in book-entry form will be made as set forth below.

Classes of Securities

Each series of Securities will be issued in one or more classes as specified in the related prospectus supplement.  The Securities of any class of any series:

·

may be entitled to receive:

·

only principal, only interest (or other specified collections) or any combination thereof,

·

prepayments of principal throughout the life of the Securities or only during specified periods,

·

amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

·

may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the series, and

·

which are interest bearing Securities may be entitled to receive:

·

interest at a rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of Securities of the series are entitled to receive interest, and

·

distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

The prospectus supplement for a series may specify that the Securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company.  Unless and until the Securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a Certificate or a Note.  All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC’s procedures.  The beneficial owners of the Securities will not be recognized by the trustee as “Certificateholders” or “Noteholders” as those terms are used in the related agreement, and the beneficial owners of the Securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations.  The beneficial owners of the Securities may hold Securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC.  See “— Clearstream and Euroclear” in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the Securities, banks, trust companies, clearing corporations and other organizations.  Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly.  Transfers between organizations participating in DTC will occur in accordance with DTC rules.  The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers’ securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries.  The depositaries will in turn hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day.  Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the Securities on DTC’s records.  The ownership interests of the beneficial owners of the Securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant.  The beneficial owners of the Securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction.  Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the Securities.

To facilitate subsequent transfers, all Securities deposited with DTC by its participating organizations are registered in the name of Cede.  The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership.  DTC has no knowledge of the identity of the beneficial owners of the Securities.  DTC’s records reflect only the identity of the organizations participating in DTC to whose accounts the Securities are credited, which may or may not be the beneficial owners of the Securities.  Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the Securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the Securities, may be limited due to lack of a physical certificate for the Securities.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Neither DTC nor Cede will consent r vote with respect to the Securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns Cede’s consenting or voting rights to those organizations participating in DTC to whose accounts the Securities are credited on the record date as identified in a listing attached to the omnibus proxy.  Principal and interest payments on the Securities will be made to DTC.  DTC’s practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the distribution date.  Payments by organizations participating in DTC to the beneficial owners of the Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the Securities is the responsibility of those organizations or indirect participants in DTC.  Accordingly, the beneficial owners of the Securities may experience some delay in their receipt of principal and interest payments.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier.  Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Securities.  Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly.  Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment.  The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

The Euroclear system is operated by Euroclear Bank S.A./NV, under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation.  All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C.  Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system.  Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Securities.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securities among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally-offered Securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered Securities may hold those Securities through any of DTC, Clearstream or Euroclear.  The globally-offered Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered Securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

Initial Settlement. All globally-offered Securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC.  Investors’ interests in the globally-offered Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.  Investors electing to hold globally-offered Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.  Investors electing to hold globally-offered Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period.  All globally-offered Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Establishing Place of Delivery.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading Between Clearstream and/or Euroclear Participants.  Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When globally-offered Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered Securities against payment.  Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered Securities.  After settlement has been completed, the globally-offered Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant.  The globally-offered Securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Securities were credited to their accounts.  However, interest on the globally-offered Securities would accrue from the value date.  Therefore, in many cases the investment income on the globally-offered Securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered Securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC.  The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered Securities to the account of the DTC participant against payment.  Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

·

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

·

borrowing the globally-offered Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

·

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.  The Settlement procedures described in this Section are subject to change at any time.  The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

Material U.S. Federal Income Tax Documentation Requirements

A holder that is not a U.S. Person (as defined under “Material Federal Income Tax Consequences”) holding a book-entry security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement –

(a)

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

(i)

is signed by the holder under penalty of perjury,

(ii)

certifies that such owner is not a U.S. Person, and

(iii)

provides the name and address of the holder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that-

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the holder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; you are encouraged to consult with their tax advisors when purchasing the certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form   W-8IMY(or any successor forms) if that person is not a U.S. Person;

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons.  If you are not a U.S. Person, we encourage you to consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

Definitive Securities

Book-entry Securities will be issued in fully registered, certificated form to the beneficial owners of the certificates or the notes, as the case may be, or their respective nominees, rather than to DTC or its nominee, only if:

·

DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

·

the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

·

DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry Securities, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the Securities.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the Securities, through organizations participating in DTC, of the availability of fully registered certificates.  Upon surrender by DTC of the certificates representing the Securities and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the Securities.

Allocation of Distributions

The prospectus supplement for each series of Securities will specify:

·

whether distributions on the Securities will be made monthly, quarterly, semiannually or at other intervals,

·

the distribution date for each distribution, and

·

the amount of each distribution allocable to principal and interest.

All distributions with respect to each Security of a series will be made to the person in whose name the Security is registered as of the close of business on the record date specified in the related prospectus supplement.

The amount available to be distributed on each distribution date with respect to each series of Securities will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement.  The amount distributed will be allocated among the classes of Securities in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement.  If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

A prepayment period is, with respect to any distribution date, the time period or periods specified in the related agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay securityholders of such series on the distribution date.

The prospectus supplement for each series of Securities will specify the pass through rate or interest rate, or the method for determining the pass through rate or interest rate, for each applicable class of Securities.  One or more classes of Securities may be represented by a notional principal amount.  The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of Securities and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust.  One or more classes of Securities, known as compound interest Securities, may provide for interest that accrues but is not currently payable.  Any interest that has accrued but is not paid with respect to a compound interest Security on any distribution date will be added to the principal balance of the compound interest Security on such distribution date.

The prospectus supplement for each series of Securities will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of Securities of the series entitled to distributions of principal.  The aggregate original principal balance of the Securities of each series will equal the aggregate distributions allocable to principal that the Securities will be entitled to receive.  One or more classes of Securities may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts.  One or more classes of Securities may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

The prospectus supplement for each series of Securities will specify the method by which realized losses or interest shortfalls will be allocated.  A loss may be realized with respect to a mortgage loan as a result of:

·

the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

·

the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

·

the reduction (in some cases to zero) of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures, as a result of insufficient recoverable collateral value; loan originator error or violation of law; fraud, dishonesty or misrepresentation in the origination of the mortgage loan; or other cause; or

·

physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies.

An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the related servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment.  An interest shortfall may also occur as a result of the application of the Servicemembers Civil Relief Act.  Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting from application of the Servicemembers Civil Relief Act.

Mortgage Assets

The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of Securities (including amounts held in any prefunding account for the series) will generally equal or exceed the aggregate original principal balance of the Securities of the series.

Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

·

the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

·

all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

·

without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

To the extent and under the circumstances specified in the prospectus supplement for a series, the Securities of the series may be terminated at the option of the depositor or the master servicer, as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement.  Upon termination of the Securities, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the Securities may be held or resold by the redeeming party.  If so specified in the prospectus supplement for a series, the right to redeem the Securities of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of Securities at the time of purchase aggregating less than a percentage, specified in such prospectus supplement.  Notice will be given to securityholders as provided in the related agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience of the mortgage loans will affect (1) the average life of each class of Securities issued by the related trust and (2) for Securities purchased at a price other than par, the effective yield on the Securities.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model.  The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of Securities of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model.  It is unlikely that the actual rate of prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

·

the age of the mortgage loans,

·

the geographic distribution of the mortgaged premises,

·

the payment terms of the mortgage loans,

·

the characteristics of the borrowers,

·

homeowner mobility,

·

economic conditions generally and in the geographic area in which the mortgaged premises are located,

·

enforceability of due-on-sale clauses,

·

servicing decisions,

·

prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

·

the availability of mortgage funds,

·

the use of second or home equity loans by borrowers,

·

the availability of refinancing opportunities,

·

the use of the mortgaged premises as second or vacation homes,

·

the net equity of the borrowers in the mortgaged premises, and

·

if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years.  In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans.  Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans.  In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing.  Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

Distributions on the Securities of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date.  Because interest generally will not be distributed to the securityholders of the series until the distribution date, the effective yield to the securityholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the Securities.

The yield to maturity of any Security will be affected by the rate of interest and, in the case of Securities purchased at a price other than par, timing of payments of principal on the mortgage loans.  If the purchaser of a Security offered at a discount calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.  The amount of excess interest required so to be applied may affect the weighted average life of the related series of Securities.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments.  Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of Securities, prospective investors are encouraged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Securities to their investment objectives.

Under some circumstances, the depositor or the master servicer, as specified in the related prospectus supplement, may have the option to effect earlier retirement of the related series of Securities.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities.  The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal at any time or over the lives of the securities.

THE TRUSTS

Assignment of Mortgage Assets

The Notes will be secured by a pledge of the assets of the issuing entity, or an individual asset group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual asset group, each as specified in the prospectus supplement.  The Securities will be non-recourse obligations of the trust fund.  Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.  In the case of a series of Notes, the trust fund will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.

With respect to each series of Notes, the depositor will purchase the mortgage assets from the related seller pursuant to the sales agreement, together with (generally) all principal and interest received on or with respect to the related mortgage assets after the applicable cut-off date, but not including any principal and interest due on or before such cut-off date.  Pursuant to the sale and servicing agreement, among the issuing entity, the related master servicer and servicer, the depositor, and the trustee, the depositor will, in turn, sell the mortgage loans to the trust, and the issuing entity will pledge to the trustee all the issuing entity’s right, title and interest in the mortgage assets.  Concurrently with such transfers of the mortgage assets from the related seller to the depositor and from the depositor to the issuing entity and such pledge to the trustee to secure the Notes, the trustee will deliver the securities to the depositor in exchange for the mortgage assets.  Each mortgage asset will be identified in a schedule appearing as an exhibit to the sale and servicing Agreement.  Such schedule will include information as to the principal balance of each mortgage asset as of the related cut-off date, as well as information with respect to the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage asset and the original loan-to-value ratio at origination or modification.

Each transfer of the mortgage assets from the related seller to the depositor and from the depositor to the issuing entity will be intended to be a sale of the mortgage assets and will be reflected as such in the sales agreement and the sale and servicing agreement, respectively. However, in the event of insolvency of either the related seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage assets by the insolvent party as a financing secured by a pledge of the mortgage assets. In the event that a court were to recharacterize the sale of the mortgage assets by either the related seller or the depositor as a financing, each of the depositor, as transferee of the mortgage assets from the related seller, and the issuing entity will have a perfected security interest in the mortgage assets transferred to it.  Upon the pledge of the trust estate to the trustee pursuant to the indenture, the trustee will have a first priority perfected security interest in the mortgage assets.  The sale and servicing agreement will require that the mortgage loan documents referred to above be delivered to the trustee or its custodian.  In addition, the depositor will file an initial financing statement to perfect the interest of the trustee in the trust estate.  Under the terms of the sale and servicing agreement, each of the depositor and the issuing entity will agree to prepare and file or cause to be prepared and filed all filings necessary to maintain such perfection.

Except any mortgage loans (such as the MERS loans, as described below) in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage or deed of trust securing a mortgage loan, and each mortgage backed security transferred to the trustee will be assigned either in blank (with such assignment in blank in recordable form delivered to the trustee or a document custodian acting on its behalf) or assigned of record to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee.  As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed either in blank, or to the order of the trustee or a document custodian acting on its behalf.  In some instances, loans may be assigned, and the related mortgage note endorsed, directly from the related seller or from the originator that transferred the loan to the related seller, directly to the custodian, in accordance with such seller’s loan purchase guidelines.  The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan.  To the extent not required in any jurisdiction to protect the interest of securityholders, the assignments of the mortgages may not be recorded.  The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the related servicer or master servicer from time to time in connection with servicing the mortgage loans.

Certain of the mortgage loans may be registered with the Mortgage Electronic Registration System (“MERS”).  For these mortgage loans, the custodian will not have original documentation.  Instead, the trustee or a document custodian on behalf of the trustee will be registered with MERS as the beneficial owner of such mortgage loans.

In the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor, the related seller of mortgage assets will make customary representations and warranties with respect to the mortgage assets, including, unless otherwise specified in the related prospectus supplement, representations and warranties to the effect that:

·

The seller is the sole owner of, and has good and marketable title to, the mortgage assets, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by the depositor of the mortgage assets.

·

The information set forth on the closing schedule is true and correct in all material respects as of the related cut off date or such other date as may be indicated on such schedule.

·

The seller did not use adverse selection procedures in selecting the mortgage assets to be sold to the depositor.  All information regarding the mortgage assets that could reasonably be expected to adversely affect the value or the marketability of any mortgaged property or mortgage asset and of which the seller is aware has been provided by the seller to the depositor.

·

Each mortgage asset at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

·

None of the mortgage assets are (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, (B)(i) “High-Cost Home Loans” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) “High-Cost Home Loans” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) secured by property located in Illinois and in violation of the Illinois Interest Act (815 111 Comp. Stat. 205/1 et seq. or “High-Risk Home Loans” as defined in the Illinois High-Risk Home Loan Act (815 111 Comp. Stat 137/1 et seq.), (iv) “High Cost Loans” or “Covered Loans,” as applicable (as such terms are defined in the  then current S&P’s LEVELS® Glossary which is now Version 5.6b revised, Appendix E), (v) governed by the Georgia Fair Lending Act, if such mortgage asset was originated on or after October 1, 2002 through March 6, 2003, (vi) “High Cost Home Loans” as defined in the Arkansas Home Loan Protection Act (Act 1340 of 2003) or (vii) “High Cost Home Loans” as defined in the Kentucky high-cost home loan statute (Ky, Rev. Stat. Section 360.100) or (C) classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law where such law expressly exposes an assignee to civil or criminal liability or damages, or to regulatory action or enforcement proceedings or penalties or materially impairs the enforceability of the mortgage asset.  Each mortgage asset at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage asset.

·

As of the related closing date, each mortgaged property is free of material damage and is in good repair.

·

Each security instrument securing a mortgage asset has been duly executed and delivered by the borrower and constitutes a legal, valid and binding obligation of the borrower, enforceable against the borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

·

With respect to a deed of trust, the trustee named in the mortgage loan documents is authorized to serve as such in the applicable jurisdiction.  No fees or expenses are payable by the seller or the depositor to such trustee pursuant to a deed of trust other than any applicable trustee’s expenses incurred after a default.

·

There are no mechanic’s or other liens against the mortgaged property that are superior to or equal to the lien of the mortgage asset, except such liens as are expressly insured against by a title insurance policy.

·

No payment due on any mortgage asset was more than fifty-nine (59) days past due as of the applicable date set forth on the closing schedule.

·

The seller has not acted (1) to modify the mortgage asset in any material respect, (2) to satisfy, cancel or subordinate the mortgage asset in whole or in part, (3) to release the related mortgaged property in whole or in part from the lien of the related mortgage or (4) to execute any instrument of release, cancellation, modification or satisfaction of the mortgage asset, except to the extent reflected in the mortgage loan file.

·

There is no offset, defense or counterclaim to any mortgage note or security instrument, including any offset, defense or counterclaim that would excuse or lessen the obligation of the borrower to pay the unpaid principal or interest on such mortgage note.

·

A title insurance policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of Title Insurance Policy) with respect to each mortgage asset (other than a junior mortgage loan), is valid and binding and remains in full force and effect and insures the seller, its successors or assigns as holding a lien for the full principal amount of such mortgage asset.

·

All mortgage loan documentation, mortgage loan submission documentation and purchase documentation that have been submitted are, to the best of the seller’s knowledge, complete and accurate and have been completed, executed and delivered in the form and manner as specified in the applicable underwriting guidelines.  Each mortgage note delivered to the depositor or its custodian is the original mortgage note and is the only mortgage note evidencing the related mortgage asset that has been manually signed by the borrower except in those instances where a lost note affidavit has been delivered to the depositor or its custodian.

·

Each of the mortgage assets was underwritten in accordance with the standards described in the related prospectus supplement.

·

With respect to any mortgage asset that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable laws. Each adjustable rate mortgage asset has been serviced pursuant to prudent servicing standards.

·

With respect to each adjustable rate mortgage asset, such mortgage asset has a gross margin of not less than the specified percentage.

·

In connection with the origination and servicing of each mortgage asset, all applicable federal, state and local laws and regulations including but not limited to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury, have been complied with by the seller and the entity from whom the seller purchased such mortgage assets.  All levied assessments not part of the general tax bill have been paid in full before or at closing of each mortgage assets.

·

All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage asset have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

·

The seller has no knowledge of any default, breach, violation or event of acceleration existing under any of the mortgage loan documents transferred to the depositor or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration.  The seller has not waived any event of default or breach, violation or event of acceleration.

·

As of the related cut-off date, the seller has no knowledge of any relief requested and allowed to any borrower under the Servicemembers Civil Relief Act.

·

As of the related cut-off date, no borrower is subject to bankruptcy or insolvency proceedings, and no property securing a mortgage asset is subject to foreclosure proceedings, and, to the best of the seller’s knowledge, the commencement of foreclosure proceedings, with respect to property securing a mortgage asset, is not imminent.

·

As of the closing date, a hazard insurance policy is in full force and effect as required by the applicable underwriting guidelines, and flood insurance coverage is in effect if required by the applicable underwriting guidelines.  Such insurance policies contain a mortgagee clause insuring the seller, its successors and assigns.  If mortgage insurance is required, all conditions necessary for the effectiveness thereof have been satisfied, and the mortgage insurance is valid and in full force and effect and meets the requirements of the applicable underwriting guidelines.  Such mortgage insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments.  To the best of the seller’s knowledge, no events have occurred since the mortgage insurance was issued that would reduce the stated coverage of the mortgage insurance.

·

No mortgage note is secured by any collateral except the lien of the corresponding security instrument.

·

Upon default by a borrower on a mortgage asset and the subsequent foreclosure on the mortgaged property pursuant to proper procedures, the holder of the mortgage asset will be able to deliver “good and merchantable title” to the mortgaged property underlying that mortgage asset, except to the extent that the enforceability of remedies against such borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.  There is no homestead exemption or other defense available to the borrower that would prevent the sale of the mortgaged property at a trustee’s sale or impair the right of foreclosure.

·

All improvements located on each mortgaged property lie within the boundary lines of the related mortgaged property.  There are no violations of applicable zoning laws or regulations.

·

The lien position of each mortgage asset is as stated in the related closing schedule.

·

No mortgage asset is a graduated payment mortgage loan and no mortgage asset has a shared appreciation or other contingent interest feature.

·

None of the mortgage assets is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either “consumer credit contracts” or “purchase money loans” as such terms are defined in 16 CFR 433.1.

·

Each mortgage asset securing a series of Certificates is an “obligation principally secured by an interest in real property” within the meaning of Treasury Regulation Section 1.860G-2(a).

·

The full principal amount of the mortgage assets has been advanced to the borrowers or advanced according to the direction of the borrowers.  The borrowers have no option under the security instruments to borrow additional funds secured by the security instruments.  The stated principal balances of the mortgage assets are as represented by the seller to the depositor and are fully secured by the related security instruments.

·

No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit for such mortgage asset.  No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance  policy in connection with the origination of the mortgage asset; No proceeds from any mortgage asset were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage asset.

·

All taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof in the future.

·

With respect to an appraisal of a mortgaged property, each was made by an appraiser who either (1) met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers, and each appraisal was completed on a form satisfactory to Fannie Mae and Freddie Mac and includes information concerning comparable property values or (2) at the time that the appraisal was made, was certified in the state in which the mortgaged property are located.

·

No mortgage asset is secured by a leasehold estate except such leasehold estates as are permitted pursuant to the applicable underwriting guidelines.

·

The amount of the servicing fee with respect to the mortgage assets constitutes fair compensation for the services of the applicable servicer.

·

The security instrument with respect to certain of the mortgage assets contains a provision for the acceleration of the payment of the unpaid principal balance of such mortgage assets if the related mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee.  To the best of the seller’s knowledge, such provisions are enforceable.

·

Each prepayment penalty is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure).

·

With respect to any junior lien mortgage loan, no funds provided to a borrower from a junior mortgage loan were concurrently used as a downpayment for a first mortgage loan.

·

With respect to any junior lien mortgage loan: (a) the indebtedness secured by the related prior lien requires equal monthly payments and does not provide for a balloon payment; (b) at the time of origination, the related prior lien was not more than 30 days delinquent; (c) either (i) no consent for the making of such junior mortgage loan was required by the holder of the related prior lien or (ii) such consent was obtained and has been delivered to the trustee; and (d) the related seller has not received, and is not aware of, a notice of default of any senior mortgage loan which has not been cured.

·

Each junior mortgage loan has a combined loan-to-value ratio not greater than 100%.

The prospectus supplement with respect to a series of Securities will specify any material differences between the foregoing representations and warranties and the representations and warranties applicable to the related mortgage assets.  Any additional mortgage loan representations and warranties with respect to the mortgage assets, or one or more groups of mortgage assets, will be specified in the prospectus supplement.

At the time of issuance of the Securities of a series, the depositor will assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the related seller in respect of the mortgage assets and the remedies provided for breach of such representations and warranties.

The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement.  If any representation or warranty is breached, and the breach materially and adversely affects the interest of the securityholders, the depositor or the related seller will be required, subject to the terms imposed under the related agreement or sales agreement:

·

to cure the breach,

·

to substitute other mortgage assets for the affected mortgage assets, or

·

to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

Neither the depositor nor the related master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the related seller will perform its obligations with respect to the repurchase or substitution of mortgage assets.

The following is a brief description of the mortgage assets expected to be included in the trusts.  If specific information respecting the mortgage assets is not known at the time the related series of securities is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Securities.  A copy of the agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans-General

The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to any cooperative loans, the shares issued by the related cooperative.

If specified in the prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors.  A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the borrower has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate.  Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends no earlier than the maturity date of the mortgage loan.

The related seller will not use adverse selection procedures in selecting the mortgage assets to be sold to the depositor.  Generally, unless otherwise specified in the related prospectus supplement, mortgage assets are selected for inclusion in the trust for a series of securities based on certain factors, which may include from time to time:

·

the type of property related to the loan;

·

the outstanding principal balance of the loan;

·

the related loan-to-value ratio;

·

the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the related sponsor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

·

the related borrower’s credit score;

·

the related borrower’s debt-to-income ratio;

·

whether it is discovered that there are any material documentation defects related to the loan;

·

whether it is discovered that the loan would be a “high cost” loan under applicable laws;

·

whether the loan is secured by a senior or a junior lien; and

·

the delinquency status of such loan, including whether such loan is in foreclosure or if the related borrower is in bankruptcy proceedings.

The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

·

Interest may be payable at a fixed rate or may be payable at a rate that is adjustable on specified adjustment dates.  Types of adjustable rate mortgage loans that may be included in a trust fund include the following:

·

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter on specified adjustment dates by adding a specified fixed percentage to the index, subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations;

·

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

·

“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

·

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

·

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

·

The mortgage rate may be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate , in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances.

·

Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan (such loans are referred to as “balloon” mortgage loans) or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due at maturity.  Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

·

Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period.  Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

·

Prepayments of principal may be subject to a prepayment penalty or fee, which may decline in amount over time and which will be eliminated after a specified period.  Other mortgage loans may permit prepayments without payment of a prepayment fee.  The mortgage loans may include due-on-sale clauses that, subject to certain legal limitations, permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan.  Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

·

An adjustable rate mortgage loan may adjust in accordance with:

·

“LIBOR” which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in U.S. dollar wholesale or interbank money markets for a specified duration; or

·

“Constant Maturity Treasury (“CMT”) indices, which is an average yield on United States Treasury Securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico.  The property or interest securing the related mortgage loan will generally be covered by standard hazard insurance policies insuring against losses due to fire and various other causes, excluding earthquake, earth movement, acts of war, and a number of other excluded hazards more fully described below in this prospectus under “Credit Enhancement — Standard Hazard Insurance Policies”.  The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

The prospectus supplement for each series of Securities will contain information with respect to the mortgage loans expected to be included in the related trust.  This information may include:

·

the original aggregate outstanding principal balance of the mortgage loans;

·

the expected aggregate outstanding principal balance as of the applicable cut-off date;

·

the range of outstanding principal balances and average outstanding principal balance of the mortgage loans;

·

the types and percentages of mortgaged properties securing the mortgage loans;

·

the range of original terms to maturity of the mortgage loans;

·

the expected weighted average term to maturity of the mortgage loans as of the applicable cut-off date and the expected range of the terms to maturity;

·

the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%;

·

the expected mortgage interest rates and the range of mortgage interest rates;

·

the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the applicable cut-off date;

·

the expected aggregate outstanding principal balance, if any, of graduated payment mortgage (“GPM”) loans as of the applicable cut-off date;

·

the amount and type of credit enhancement to be maintained with respect to all or a material portion of the mortgage loans;

·

the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative;

·

the percentage of mortgage loans having loan-to-value ratios at origination exceeding 80%;

·

the interest rate or range of interest rates borne by the mortgage loans;

·

the total principal balance of buydown loans or GPM loans, if applicable;

·

the delinquency status of the mortgage loans as of the applicable cut-off date;

·

with respect to adjustable rate mortgage loans (“ARMs”), the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

·

whether the mortgage loan provides for an interest only period and whether the principal balance of that loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the loan;

·

if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the mortgage loans;

·

the range of ages or seasoning of the mortgage loans, including the weighted average thereof;

·

the servicer distribution, if different servicers are servicing the mortgage loans;

·

the amortization period;

·

the purpose of the mortgage loans (e.g. whether a purchase or refinance);

·

the range of loan-to-value ratios for the mortgage loans and if applicable, combined loan-to-value ratios;

·

the intended use of the mortgage loans;

·

the percentage of mortgage loans (by outstanding principal balance as of the applicable cut-off date) that are not covered by primary mortgage insurance policies;

·

any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loan;

·

the number and range of any prepayment premiums or any other similar fees;

·

the originator distribution, if more than one originator originated the mortgage loans in the trust;

·

the level and type of origination documentation provided for the mortgage loans; and

·

the range of credit scores applicable to the borrowers of the related mortgage loans.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

If specific information respecting the mortgage loans is not known to the depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

Buy-down loans are mortgage loans as to which funds have been provided by the party selling the property to the borrower or other source, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years.  GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry generally, or by the sellers, the depositor or the servicer.

If specified in the related prospectus supplement, a trust may contain “re-performing loans,” which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage assets that are one month or more delinquent at the time of offering of the related series of Securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage assets or mortgage assets with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.  The inclusion of such loans in the trust for a series may cause the rate of prepayments on the mortgage assets to increase.  In addition, if the overall rates of loss resulting from including delinquent loans that are not subsequently cured, combined with losses related to delinquencies that occur subsequently to the issuance of the related Securities, exceed the available credit enhancement for the series, the yield on the Securities of the series may be adversely affected.

Single Family Loans

Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties.  The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units.  The properties may include vacation and second homes or investment properties.  A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

Cooperative loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives.  A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative.  The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance.  A cooperative’s ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control.  Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property.  To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate.

Home Equity Lines of Credit

Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties.  The home equity lines of credit may be subordinated to other mortgages on the properties.

As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan.  Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time.  If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series.  As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement.  Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.  An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The properties or interests securing mortgage loans relating to home equity lines of credit may include any of the types of properties that may secure any other types of mortgage loans.  The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement.

If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes, and the method or extent of verification that the premises are owner-occupied, and the extent to which the borrower may be required to use the premises for occupancy, may be more limited than the comparable underwriting procedures for other types of loans.

Repurchase of Converted Mortgage Loans

Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions.  If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate.  If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the related master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement.  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

If so specified in the prospectus supplement for a series, the related master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a “nonrecoverable mortgage loan” under the agreement, at a purchase price determined to reflect the fair market value of such loan).  The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.  Alternatively, if the servicer or related master servicer determines such a sale to be in the best interests of the securityholders, the servicer may cause the trust to sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

Substitution of Mortgage Loans

If so specified in the prospectus supplement for a series, the depositor or the related seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series.  In general, any substitute mortgage loan must, on the date of the substitution:

·

have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

·

with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

·

with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not more than 1% lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not more than 1% less than the gross margin of the deleted mortgage loan,

·

have a net rate that is not more than 1% less than the net rate of the deleted mortgage loan, and

·

comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, have been  underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities representing either debt or equity, or certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA.  Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor.  Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

The related prospectus supplement for a series of Securities that evidence interests in, or debt secured by, mortgage-backed securities will specify:

·

the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

·

to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

·

the payment features of the mortgage loans,

·

the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

·

the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

·

the minimum and maximum stated maturities of the underlying mortgage loans at origination,

·

the maximum original term-to-stated maturity of the mortgage-backed securities,

·

the weighted average term-to-stated maturity of the mortgage-backed securities,

·

the pass through or certificate rate of the mortgage-backed securities,

·

the weighted average pass through or certificate rate of the mortgage-backed securities,

·

the issuing entity, servicer and trustee of the mortgage- backed securities,

·

characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

·

the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

·

the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets (“Subsequent Assets”) to the trust following the closing date.  If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of Securities of the related series.  The Subsequent Assets will thereafter be transferred to the related trust in exchange for amounts released to the depositor from the related pre-funding account.  If all amounts originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining amounts will be applied as a mandatory prepayment of one or more class of Securities as specified in the related prospectus supplement.

Although the specific parameters of a pre-funding arrangement with respect to any issuance of Securities will be specified in the related prospectus supplement, it is anticipated that:

·

the period during which Subsequent Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

·

the Subsequent Assets to be acquired by the related trust will be subject to the same representations and warranties as the mortgage assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which Subsequent Assets may be purchased exceed one year.  In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

Conveyance of Subsequent Assets

With respect to a series of Securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Assets to the trust after the issuance of the related Securities, the related agreement will require the related seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

·

each Subsequent Asset purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the related seller and the trustee and in the related agreement;

·

the related seller will not select the Subsequent Assets in a manner that it believes is adverse to the interests of the securityholders;

·

as of the related cut-off date, all of the mortgage assets in the loan pool at that time, including the Subsequent Assets purchased after the closing date, will satisfy the criteria set forth in the related agreement;

·

the Subsequent Assets will have been approved by any third party provider of credit enhancement, if applicable; and

·

before the purchase of each Subsequent Asset, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Asset.

The Subsequent Assets, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of mortgage assets as described in the related prospectus supplement. Each acquisition of any Subsequent Assets will be subject to the review of the aggregate statistical characteristics of the related mortgage pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the related seller’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Distribution Accounts

Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series.  All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account.  All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the securityholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to Securities of the series in accordance with the respective allocations set forth in the related prospectus supplement.

Investment of Funds

Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the related master servicer, in certain eligible investments, which may include:

·

obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

·

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency,

·

within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

·

commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

·

demand or time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

·

demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

·

guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the securities of the series at the time of issuance of the series,

·

specified repurchase agreements with respect to United States government securities,

·

units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

·

such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either rating agency, as evidenced by a signed writing delivered by each rating agency.

Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the Securities of the series.  Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series.  In general, reinvestment income from permitted investments will not accrue for the benefit of the securityholders of the series.

Funds held in a reserve fund may be invested as described below under “Credit Enhancement — Reserve Funds.”

Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for the related series are required to be remitted to the trustee, the related master servicer, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, the related master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders.

CREDIT ENHANCEMENT

General

If so specified in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the Securities, including reserve accounts, insurance policies, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements.  One or more classes of Securities of a series of securities may be entitled to the benefits of other credit enhancement arrangements described in this prospectus, including subordination, overcollateralization or cross support, to the extent specified in the related prospectus supplement.  The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon.  If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of Securities will bear their allocable share of any resulting losses.  If a form of credit enhancement applies to several classes of Securities, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of Securities are distributed prior to the distributions to other classes of Securities, the classes of Securities which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.  In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related Securities.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of Securities that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of Securities of the series.  If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated Securities of a series may instead be payable to one or more classes of senior Securities of the series under the circumstances and to the extent specified in the prospectus supplement.  If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated Securities and thereafter by one or more classes of senior Securities, under the circumstances and subject to the limitations specified in such prospectus supplement.  The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the Securities or at any time, the aggregate losses which must be borne by the subordinated Securities by virtue of subordination and the amount of the distributions otherwise payable to the subordinated Securities that will be payable to the senior Securities on any distribution date may be limited as specified in the prospectus supplement.  If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated Securities or, if applicable, were to exceed a specified maximum amount, holders of senior Securities could experience losses on the Securities.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated Securities on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior Securities or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels.  If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the related seller or the holders of any class of Securities at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of Securities may bear the risk of losses not covered by credit enhancement prior to other classes of Securities.  Subordination might be effected by reducing the principal balance of the subordinated Securities on account of the losses, thereby decreasing the proportionate share of distributions allocable to the Securities, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior Securities and subordinated Securities may themselves be subordinate in their right to receive distributions to other classes of senior Securities and subordinated Securities, respectively, through a cross-support mechanism or otherwise.  If so set forth in the prospectus supplement, the same class of Securities may constitute senior Securities with respect to specified types of payments or losses and subordinated Securities with respect to other types of payments or losses.

Distributions may be allocated among classes of senior Securities and classes of subordinated Securities

·

in the order of their scheduled final distribution dates,

·

in accordance with a schedule or formula,

·

in relation to the occurrence of events, or

·

otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated Securities, payments to holders of senior Securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Financial Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of Securities.  The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement.  In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Securities are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders.  The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related Securities.  In addition, if so provided in the related prospectus supplement, specified classes of Securities may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the Securities relative to the amortization of the related mortgage assets.  This acceleration feature may continue for the life of the applicable classes of Securities or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of Securities.  In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified Securities evidencing interests in one or more trusts or asset groups prior to distributions to other Securities evidencing interests in other trusts or asset groups.  If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted.  If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement.  A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement.  A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.  The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement.  The issuer of any special hazard insurance policy will be named in the related prospectus supplement.  The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more borrower bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement.  The issuer of any bankruptcy bond will be named in the related prospectus supplement.  Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee.  In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions.  Cash and the principal and interest payments on other investments will generally be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement.

DERIVATIVES

If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section.  Derivate instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options, (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below and (4) credit default swaps that protect against defaults and losses on loans or other assets included in the trust or allocated to a class of offered securities as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into.  A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.  The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans.  Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

Derivative instruments may include credit default swaps pursuant to which credit enhancement is provided in the form of a swap agreement. Credit default swaps will only be used to protect against defaults and losses on loans or other assets included in a trust or allocated to a class of offered securities. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

THE SPONSORS AND THE MASTER SERVICERS

Saxon Funding Management, Inc. (“SFMI”) is expected to act as sponsor and master servicer with respect to each series of Notes, and Saxon Mortgage, Inc. (“SMI,” and together with SFMI, the “sponsors”) is expected to act as sponsor and master servicer with respect to each series of Certificates.  In addition, any other qualified entity may act as sponsor and/or a master servicer with respect to a series of Securities if such entity is an institution experienced in originating and servicing loans of the type contained in the mortgage pool, in accordance with accepted practices and prudent guidelines, and maintains satisfactory facilities to originate and service the related mortgage assets.  The sponsor and master servicer with respect to each series of Securities will be identified in the related prospectus supplement.

The sponsors are direct or indirect wholly owned subsidiaries of Saxon Capital, Inc., a Maryland corporation and a publicly held mortgage REIT (NYSE:  SAX).  The sponsors are mortgage lenders specializing in the origination and acquisition of non-prime residential and multifamily mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans.  The sponsors produce loans through both direct and indirect methods.  The sponsors originate or purchase loans indirectly from a network of independent brokers and lenders throughout the country through the wholesale and correspondent channels, and originate loans directly to borrowers through the retail channel.

SFMI was organized as a Delaware corporation on March 12, 2004 and is an affiliate of the depositor, SMI and Saxon Mortgage Services, Inc.  SFMI has been originating or acquiring residential mortgage loans directly and indirectly from originators since its inception.  SFMI is headquartered in Glen Allen, Virginia.  There have been no material changes in SFMI’s servicing policies and procedures since its inception.

SMI was organized as a Virginia corporation on August 24, 1995 and is an affiliate of the depositor, SFMI and Saxon Mortgage Services, Inc.  In December 2005, SMI was the surviving entity in a merger with its affiliate America’s MoneyLine, Inc., a retail lender, and SMI began conducting retail lending operations under the trade name of Saxon Home Mortgage.  SMI is headquartered in Glen Allen, Virginia.  There have been no material changes in SMI’s lending policies and procedures since December 31, 2002.

Each of SMI (directly) and SFMI (indirectly through an agency relationship with SMI) originates mortgage loans through wholesale and retail channels.  The wholesale channel produces loans through non-exclusive relationships with mortgage companies and mortgage brokers nationwide.  The consolidated loan production volume for loans originated by SFMI and SMI through the wholesale channel was $1.2 billion for the year ended 2003, $1.5 billion for the year ended 2004 and $1.1 billion for the nine-months ended September 30, 2005.  The retail channel operates under the trade name of Saxon Home Mortgage and originates non-conforming mortgages directly to consumers through its regional lending centers and its centralized lending facilities in Foothill Ranch, California, Glen Allen, Virginia and Fort Worth, Texas.  The consolidated loan production volume for loans originated by SFMI and SMI through the retail channel was $762.7 million for the year ended 2003, $964.8 million for the year ended 2004 and $550.6 million for the nine-months ended September 30, 2005.

The sponsors purchase mortgage loans that were procured by the correspondent channel.  The correspondent channel purchases non-conforming mortgage loans from mortgage bankers, banks, thrifts and credit unions, on either a flow (one-by-one) or bulk basis.  Generally, all mortgage loans have been re-underwritten pursuant to underwriting guidelines used by both sponsors prior to purchase by such sponsor and prior to sale to such sponsor.  The consolidated loan production volume for loans purchased by SFMI and SMI through the correspondent channel was $905.7 million for the year ended 2003, $1,029.5 million for the year ended 2004 and $766.2 million for the nine-months ended September 30, 2005.

See “Origination of Mortgage Loans” below.

Securitization Program.  The sponsors have been engaged in the securitization of assets since their inception.  In connection with these activities, the sponsors use special purpose entities, such as the depositor, primarily for the securitization of residential mortgage loans.  Each sponsor also acts as master servicer for securitizations it sponsors, and Saxon Mortgage Services, Inc., an affiliate of the sponsors, acts as servicer of the related mortgage loans.  Since it was organized in 2004, SFMI has sponsored the securitization of approximately $3.8 billion of residential mortgage loans ($0.9 billion in 2004 and $2.9 billion in 2005) in 4 transactions and has master serviced the related mortgage loans.  Since it was organized in 1995, SMI has sponsored the securitization of approximately $16.4 billion of residential mortgage loans (including $2.3 billion in 2003, $2.3 billion in 2004 and $0.6 billion in 2005) in 25 transactions and has master serviced the related mortgage loans.

Employees of the sponsors or their affiliates structure securitization transactions in which mortgage assets originated or acquired by the sponsors are sold to the depositor, serviced by Saxon Mortgage Services, Inc., and master serviced by the related sponsor.  The depositor causes the issuance of the securities supported by the cash flows generated by the mortgage assets and secured by the mortgage assets.  If specified in the prospectus supplement and as described under “— Assignment of Mortgage Assets” above, the related sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage assets.  If it is later determined that the mortgage assets fail to conform to the specified representations and warranties, the related sponsor may be obligated to repurchase such mortgage assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the mortgage assets.  To mitigate these risks, however, to the extent the mortgage assets being securitized have been originated by third parties, the sponsors will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage assets.  See “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

If so provided in the related prospectus supplement, a series of Securities will include mortgage loans originated by third parties through channels that differ from the loan production methods used by the sponsors and described above.

THE DEPOSITOR

Saxon Asset Securities Company, a Virginia corporation, was organized on May 6, 1996 for the limited purposes of facilitating the financing and sale of mortgage assets and other related assets.  It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets.  The depositor’s Articles of Incorporation limit the depositor’s business to the foregoing and place certain other restrictions on the depositor’s activities.  Neither the depositor nor any of the depositor’s affiliates will insure or guarantee payments on any securities.

The depositor is a wholly owned, limited-purpose indirect financing subsidiary of Saxon Capital, Inc., a Maryland corporation and a publicly held mortgage REIT (NYSE:  SAX) and is an affiliate of SFMI, SMI and Saxon Mortgage Services, Inc.  The principal executive offices of the depositor are located at 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060.  Its telephone number is (804) 967-7400.

After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

·

to cause to be made all initial filings establishing or creating a security interest over the mortgage assets and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the mortgage assets and any such related assets;

·

to appoint a successor owner trustee, securities registrar or paying agent in the event such party resigns, is removed or becomes ineligible to continue serving in such capacity under the trust agreement;

·

to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

·

to notify the rating agencies and any other relevant parties of any termination or redemption event or the occurrence of any event of default or other event specified in the related agreements;

·

to prepare and file, or cause the preparation and filing, of tax returns and investor reports on behalf of the trust and to collect or cause to be collected any withholding tax as described in the agreements;

·

to obtain and preserve the trust’s licenses and qualification to do business in each jurisdiction in which such licenses or qualification are or shall be necessary to protect the validity and enforceability of the trust assets;

·

to pay certain organizational expenses of the trust, to indemnify the trustee and the administrator and to reimburse certain expenses of such parties;

·

to monitor the performance of the issuing entity and to deliver to the trustee and the rating agencies notice of any event of default;

·

to obtain opinions of counsel, and prepare and file, or cause to be prepared and filed, instruments, certificates and documents required for the release of collateral or the amendment or waiver of any provision of the agreements;

·

to prepare or cause to be prepared, any annual officers’ certificates required to be delivered pursuant to the agreements;

·

to comply with any directive of the trustee in connection with a sale of the collateral upon the occurrence of an event of default;

SAXON MORTGAGE SERVICES, INC. – THE SERVICER

Saxon Mortgage Services, Inc. (“SMSI”) is a Texas corporation and, unless otherwise specified in the related prospectus supplement, will act as servicer of the mortgage assets. SMSI is an indirect subsidiary of Saxon Capital, Inc., and an affiliate of SMFI and the depositor.  SMSI began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to the current name in May 2002.  SMSI services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

In 2001, SMSI began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates, and as of December 31, 2005 a substantial majority of the loans in SMSI’s servicing portfolio are serviced for third parties, including mortgage loans owned by approximately 50 securitization trusts.  As of December 31, 2005, substantially all of SMSI’s servicing portfolio consists of non-prime mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans.

SMSI’s servicing portfolio as of December 31, 2003, December 31, 2004 and September 30, 2005 for mortgage loans owned by affiliates consisted of approximately $4.665 billion, $5.950 billion and $6.186 billion, respectively; and SMSI’s servicing portfolio as of December 31, 2003, December 31, 2004 and September 30, 2005 for mortgage loans owned by third parties consisted of approximately $5.232 billion, $14.214 billion and $20.171, respectively.  There have been no material changes in SMSI’s servicing policies and procedures since December 31, 2002.

THE ISSUING ENTITY

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a statutory trust created under the related trust agreement and formed under the laws of the State of Delaware (or other specified state) or as a common law trust created under the related pooling and servicing agreement and formed under the laws of the State of New York (or other specified state) (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor, the related master servicer, the servicer, and any of an administrator, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As more fully described under “The Sponsors and the Master Servicers,” “The Depositor” and “Saxon Mortgage Services, Inc. – The Servicer,” above, each of the depositor, SFMI, SMI and SMSI is a wholly owned, direct or indirect subsidiary of Saxon Capital, Inc.  Unless otherwise specified in the related prospectus supplement, either SFMI or SMI will act as sponsor and master servicer and will be the originator of the mortgage loans, and SMSI will act as servicer.  Any such affiliations, and any affiliations, material relationships and related transactions, if any, among the related sponsor, the depositor, an issuing entity, the related master servicer, the servicer or any other entity involved in the servicing function, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, or an affiliate of any of the related sponsor, the depositor, an issuing entity, the related master servicer, the servicer or any other entity involved in the servicing function, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

ORIGINATION OF MORTGAGE LOANS

General

With respect to each series of Securities, the applicable mortgage loan underwriting criteria will be set forth in the related prospectus supplement.  The originators with respect to a series of Securities will be specified in the related prospectus supplement, and may include SFMI, SMI, or other affiliates of the Depositor or any other third-party mortgage loan originator.  The following discussion applies to originations by the Depositor and its affiliates and any material differences in the underwriting standards and guidelines of any other originator will be described in the related prospectus supplement.

Generally, in originating a mortgage loan, the originator will follow appraisal and underwriting standards and guidelines approved by the depositor, which, except to the extent specified in the prospectus supplement for a series, are not required to conform to Fannie Mae or Freddie Mac guidelines.  The originator may, from time to time, apply underwriting criteria that are either more stringent or more flexible than its general underwriting guidelines.

The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac.  For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac.  These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits.  A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac general underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies.  Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information.  The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower’s credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In general, the underwriting guidelines may permit the use of a credit score as the primary factor in determining the borrower’s creditworthiness.  Under these circumstances, some additional factors that may be considered are mortgage history, bankruptcy history and foreclosure history.

In determining the adequacy of the mortgaged premises as collateral for a loan, the underwriting standards may permit the use of an automated valuation model (“AVM”), an appraisal or both.  Automated valuation models are data only models that consider property values and comparable sales of similar properties in the area before returning an estimate of value.  Appraisals are conducted by qualified independent appraisers.  The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home.  All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses.  The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is generally required to provide information related to income, expenses and liabilities, existing or prior.  An employment verification is obtained from an independent source, typically the prospective borrower’s employer, which verification generally reports the length of employment with that organization, the prospective borrower’s current salary and whether it is expected that the prospective borrower will continue being employed in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is generally waived in appropriate circumstances pursuant to the applicable program.  Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

The depositor generally will acquire the mortgage loans from the seller identified in the prospectus supplement or one or more affiliates of such seller (each, a “seller”).  The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor.  The seller will make the representations and warranties set forth under “The Trusts — Assignment of Mortgage Assets.”

In general, the seller will deliver with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of $50,000 or less, the seller will generally not obtain a mortgagee title insurance policy.

If the seller breaches a representation or warranty made with respect to a mortgage loan or fails to deliver any principal document executed by the borrower relating to a mortgage loan as required by the related agreement, the seller or depositor may be required to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs.  In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan.  The seller’s obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

SERVICING OF MORTGAGE LOANS

Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the related master servicer.  The depositor expects that most or all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., an affiliate of the depositor, SFMI and SMI.  See “Saxon Mortgage Services, Inc. – The Servicer” in this prospectus.

In determining whether to approve a servicer, the related master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations.  In addition, the related master servicer will review the servicer’s and, if necessary, the sub-servicer’s servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures.  Generally, the related master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

·

has serviced conventional mortgage loans for a minimum of two years,

·

maintains a loan servicing portfolio of at least $300,000,000, and

·

has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will be set forth in the agreement pertaining to the series that will be described in the prospectus supplement for the series.  Generally the agreement will provide for the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers or from other proceeds of the liquidation of the mortgage loans.  Each servicer also will provide accounting and reporting services as necessary to enable the related master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans.  Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees.  Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement.  The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

See “The Agreements — Events of Default and Remedies” for a description of the events of default applicable to a master servicer and the consequences of such default.

Payments on Mortgage Loans

The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series.  To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series.  The amount on deposit in any account will be invested in or collateralized as described herein.

The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations.  However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement.  On or before each distribution date, the related master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date.  In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer generally will be obligated to advance funds to cover, to the extent that the amounts are determined by the servicer to be recoverable from any subsequent payments on or proceeds of the related mortgage loans:

·

delinquent payments of principal or interest on the mortgage loans,

·

delinquent payments of taxes, insurance premiums or other escrowed items, and

·

foreclosure costs, including reasonable attorney’s fees.

The servicer’s obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified.  The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated.  Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain Securities, provided that such party deems such amounts to be recoverable.

As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the Securities of the series.  Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates.  Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the Securities of the series.  Neither the servicer or the master servicer will insure or guarantee the Securities of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or anticipated liquidation proceeds of the mortgage loans for which the amounts were advanced.  The servicer’s obligation to make advances with respect to principal and interest payments, property taxes, costs of foreclosure proceedings, or other expenses associated with any mortgage loan generally will terminate under the agreement upon the good faith determination of the servicer that any advance will not be recoverable from subsequent payments on or liquidation or insurance proceeds related to such mortgage loan.

Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced.  In addition, if an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined by the servicer to be unrecoverable from proceeds of the mortgage loans for which the amounts were advanced, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account representing payments on or proceeds of other mortgage loans prior to the distribution of payments to the securityholders.

The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer’s obligations to fund such advances.

Collection and Other Servicing Procedures

The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account.  Generally, the agreement will authorize the servicer to forebear collection of or modify the unpaid balance of terms of any mortgage loans that is delinquent or with respect to which the servicer believes default to be imminent.  Such forbearance or modification may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payment on one or more classes of the related series of Securities.  For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of Securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.  In addition, the agreement generally will authorize the servicer to sell, instead of foreclosing, delinquent mortgage loans if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust.  Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause.  The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby.  In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law.  If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon.  In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan.  Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

Some or all mortgage loans, if so specified in the related prospectus supplement, will be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to certain percentages of the original fair market value of the related mortgaged premises, or for certain periods of time, as specified in the related prospectus supplement.

The prospectus supplement for a series with respect to which a primary mortgage insurance policy applies will describe the terms and conditions of coverage of such policy, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Generally, the amount of a claim for benefits under a primary mortgage insurance policy will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

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all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

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hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

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amounts expended but not approved by the mortgage insurer,

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claim payments previously made by the mortgage insurer, and

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unpaid premiums.

If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale.  Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement.  The prospectus supplement for each series will describe the terms and conditions of coverage of the standard hazard insurance policies covering the related mortgaged premises, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers.  Currently, each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurable value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums.  All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

Currently, the standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions.  The basic terms of the policies, however, generally will be determined by state law and generally will be similar.  Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism.  The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive.  If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises.

Currently, the standard hazard insurance policies typically contain a coinsurance clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause provides that the insurer’s liability in the event of partial loss will not exceed the greater of:

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the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

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that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A servicer may satisfy its obligation to provide a standard hazard insurance policy by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance.  If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer’s own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series and could affect distributions to holders of the Securities of the series, except to any extent that may be otherwise provided in the prospectus supplement for such series.

Evidence as to Servicing Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage assets or any pool of mortgage assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement,  a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Master Servicer Duties

Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

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administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

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calculate amounts payable to securityholders on each distribution date, and

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prepare periodic reports to the trustee or the securityholders with respect to the foregoing matters.

In addition, the master servicer will receive, review and evaluate reports, information and other data provided by each servicer pursuant to the related agreement, to monitor each servicer’s servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate.  The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities.  However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement.  Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.  The master servicer’s obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

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purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

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purchase from the trust any converted mortgage loan, or

·

advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer’s independent advance obligation under the related agreement.

The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement.  The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and servicing agreement, the indenture and the deposit trust agreement.  Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Special Servicing Agreement

The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series.  The special servicer may engage various independent contractors to perform certain of its responsibilities.  However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement.  As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

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an engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period,

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a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or

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a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

THE AGREEMENTS

General

Mortgage assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller to the depositor pursuant to a sales agreement.  The Certificates of each series will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement for such Certificates.  The Notes of each series will represent indebtedness of the related trust fund and will be issued pursuant to an indenture.  In the case of a series of Notes, the depositor will also enter into a sale and servicing agreement with the indenture trustee, the related master servicer and servicer and the issuing entity.

The sales agreement, pooling and servicing agreement, trust agreement, indenture and sale and servicing agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series. In addition, except as otherwise indicated, the pooling and servicing agreement and sale and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series. In the case of a series of Notes, the issuing entity will be established as a statutory trust under the law of the state specified in the prospectus supplement, pursuant to a trust agreement among the depositor and an owner trustee and administrator specified in the prospectus supplement relating to that series of Notes. The mortgage assets of a trust will be serviced in accordance with the agreements.  The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this section to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

The Pooling and Servicing Agreement

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement and sale and servicing agreement.

General

If the Securities of a series consist of Certificates, the Certificates will be issued pursuant to the pooling and servicing agreement. If the Securities of a series consist of Notes and certificates, the Notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities will provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of any servicer.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will generally  consist of: (1) any failure by the master servicer to make a timely payment to the trustee within five days of the due date therefor (or, in the case of an advance, on the due date therefor); (2) any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which failure continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; and (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing at least 51% of the voting rights, the trustee will, by written notification to the master servicer, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination); provided, however, that in the case of the sale and servicing agreement, if the rights and obligations of the master servicer are terminated due to a failure to make advances, and the master servicer pays such advances (plus interest) within five business days, the master servicer will be reinstated with the approval of each rating agency and the trustee.  Upon termination of the master servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 25% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.  However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action.  Also, the trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the pooling and servicing agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions of the pooling and servicing agreement to conform to or be consistent with any disclosure document relating to the Securities, (iii) to correct any defective provision or supplement any provision that is inconsistent with another provision, (iv) to add any other provision with respect to matters or questions arising under the pooling and servicing agreement; (v) in the case of the sale and servicing agreement, to modify the servicing fee and the master servicing fee (without increasing the aggregate amount of the fees); (vi) to modify, alter, amend, add to or rescind any terms or provisions of the agreement, provided that the amendment may not adversely affect in any material respects the interests of any Securityholder, provided that in the case of amendments described in (iv), (v) and (vi), the trustee receives an opinion of counsel to the effect that such action will not adversely affect in any material respect the interests of any securityholder.

The pooling and servicing agreement may also be amended by the parties with the consent of the majority holders of securities of each class affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, distributions that are required to be made on a security of any class without the consent of the holder of such security, (ii) adversely affect in any material respects the interests of the holders of any class of securities in a manner other than described in (i) without the consent of holders of securities of such class evidencing percentage interests aggregating 66% of such class or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

In addition, the pooling and servicing agreement may also be amended by the parties without the consent of the securityholders to modify, eliminate or add to any of its provisions to the extent necessary or helpful to (i) maintain the qualification of each REMIC created under the agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Securities or (iii) comply with any other requirements of the Code, provided that the trustee receives an opinion of counsel to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement,  a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage assets or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 25% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (2) the trustee, for 60 days after its receipt of such notice, request and offer of indemnity has neglected or refused to institute any such action, suit or proceeding.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee

The trustee will serve as paying agent and certificate registrar. The trustee will make payments to Certificateholders based solely on the payment date statements prepared by or on behalf of the master servicer.  The trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under “The Pooling and Servicing Agreement — Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct or bad faith; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default.  See “The Pooling and Servicing Agreement — Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage asset under the pooling and servicing agreement. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities, (b) the payment of any insurance related to the securities or the mortgage assets or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

Expenses and Indemnities of the Trustee.

The trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The trustee will also be entitled to indemnification from the issuing entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement and the sales agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to securityholders.

Resignation of Trustee.

The trustee may, upon 60 days’ advance written notice to the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent.  The trustee may also be removed at any time by the holders of outstanding Securities of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series.  Financial guarantee insurers may obtain the right to exercise all voting rights of holders of securities.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Indenture

Modification of Indenture

If a trust has issued Notes pursuant to an indenture, the issuing entity and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding Notes of the related series (or of one or more specified classes of Notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

Without the consent of the securityholders, but with prior written notice to the rating agencies and with the prior written consent of the issuing entity (which requires the consent of the holder of the trust certificate), the indenture trustee, when authorized by an issuer order, may enter into one or more indentures supplemental hereto for any of the following purposes:

·

to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

·

to evidence the succession of a successor to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity;

·

to add to the covenants of the issuing entity for the benefit of the securityholders, or to surrender any right or power herein conferred upon the issuing entity;

·

to (1) cure any ambiguity, (2) correct or supplement any provision in the indenture that may be inconsistent with any other provisions of the indenture, or to conform the provisions of the indenture to those of any offering document relating to the Securities, (3) obtain a rating for a class of securities from a nationally recognized statistical rating organization, or (4) make any other provisions with respect to matters or questions arising under the indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (4) will adversely affect in any material respect the interests of any securityholder not consenting thereto as evidenced by an opinion of counsel (or, in lieu thereof, written confirmation from each rating agency that the supplemental indenture will not cause it to reduce or withdraw its then-current ratings on any class of Securities);

·

to evidence and provide for the acceptance of the appointment of a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the indenture to the extent necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee; or

·

to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act (as evidenced by an opinion of counsel furnished to the indenture trustee).

provided, however, that no such supplemental indenture may be entered into unless the indenture trustee receives a tax opinion stating that entering into the supplemental indenture will not cause the issuing entity to be subject to federal income tax as long as certain conditions are satisfied relating to the REIT status of the holder of the trust certificate.

The issuing entity and the indenture trustee  may also, without the consent of any Securityholder, but with prior written notice to the rating agencies, enter into a supplement to the indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the securityholders under the indenture; provided, however, that such action will not, as evidenced by either an opinion of counsel or satisfaction of certain rating agency conditions, adversely affect in any material respect the interests of any securityholder.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

·

a default in the payment of current interest in respect of any class of Notes when the same becomes due and payable, and the continuance of such default for a period of thirty (30) days; or

·

a default in the payment of the entire class principal balance of any Note on the applicable maturity date; or

·

either the issuing entity or the pool of collateral becomes an “investment company” required to be registered under the Investment Company Act of 1940, as amended; or

·

default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture, or any representation or warranty of the issuing entity in the agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to have been incorrect in any material respect as of the time it was made, and such default continues or is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect is not eliminated or otherwise cured, for a period of 60 days after written notice is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

·

the receipt of notice from the holder of a certificate issued by the issuing entity, to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary; or

·

a transfer of a certificate issued by the issuing entity that causes such certificate not to be beneficially owned (directly or indirectly through qualified REIT subsidiaries) by the same REIT.

·

certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee may, and shall at the written direction of holders of a majority by percentage interest of the highest priority class notes then outstanding may declare all the Notes to be immediately due and payable, by a notice in writing to the issuing entity, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. The “highest priority class notes” is the class of Notes then outstanding that has the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the mortgage assets and other assets of the trust pledged to secure the Notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the indenture trustee may not sell or otherwise liquidate the collateral following an indenture default, unless (A) the holders of at least 66 2/3% of the outstanding amount of the highest priority class notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the indenture trustee determines that the collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of the highest priority class notes.

If the collateral securing the Notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all Notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an indenture default, no holder of a Note will have the right to institute any proceeding with respect to the indenture, unless:

·

such holder previously has given to the indenture trustee written notice of a continuing indenture default;

·

the holders of a majority in outstanding amount of the highest priority class notes  have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

·

such holder or holders have offered the indenture trustee reasonable indemnity;

·

the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

·

no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in outstanding amount of the highest priority class notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

·

except as expressly permitted by the agreements, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity, including those included in the collateral, unless directed to do so by the indenture trustee;

·

claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes of the related series (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

·

engage in any business or activity other than as permitted by the agreements or other than in connection with, or relating to, the issuance of Notes pursuant to the indenture, or take any action under the trust agreement that requires prior written consent of the Noteholders without such consent;

·

issue debt obligations under any other indenture;

·

incur or assume any indebtedness or guarantee any indebtedness of any person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to the indenture;

·

dissolve or liquidate in whole or in part or merge or consolidate with any other person;

·

(A) permit the validity or effectiveness of the indenture to be impaired, or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the indenture) to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than any junior liens or tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the mortgaged properties and arising solely as a result of an action or omission of the related borrowers), or (C) permit the lien of the indenture not to constitute a valid first priority (other than with respect to any such tax, mechanic’s or other lien) security interest in the collateral;

·

remove the administrator without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

·

take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

With respect to each series of securities that constitute Notes, each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.  To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related Noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related Notes and that has not been previously reported.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related Noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the indenture trustee for cancellation of all of those Notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the Notes.

Redemption.

The Notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes.  Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the securityholders pursuant to the sale and servicing agreement.

The Indenture Trustee

In the case of Notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee

If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. An administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuing entity, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See “— The Indenture — Events of Default under the Indenture” above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may resign at any time, in which event the issuing entity will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture.  The indenture trustee may also be removed at any time by the issuing entity if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting.  If the indenture trustee is removed the issuing entity will promptly appoint a successor indenture trustee.  If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of a majority of the aggregate class principal amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all securityholders.  The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

General.

Each trust that is an obligor on Notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

·

issuing Notes pursuant to an indenture and to conducting an offering of the Notes;

·

issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

·

acquiring mortgage assets and other property from the depositor and, pursuant to an indenture, pledging the mortgage assets to the indenture trustee as security for the trust’s obligations under the Notes;

·

entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

·

entering into any applicable interest rate cap or swap agreements;

·

such other purposes as are described in the applicable prospectus supplement;

·

engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

·

engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuing entity or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement.  If provided in the related prospectus supplement, a securities or trust administrator, the trustee and the depositor may perform on behalf of the owner trustee and the trust certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate.  The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.  The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement.  Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor and the trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement.  The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property.  If the owner trustee is removed the depositor will promptly appoint a successor owner trustee.  If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the trustee will provide notice (or cause notice to be provided) of such resignation and appointment to the holder of the ownership certificate, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

Agents

To the extent specified in the applicable prospectus supplement, an administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Reports to Securityholders

Concurrently with each distribution on the Securities of any series, there will be made available to the holders of the Securities, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

·

any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

·

the amount of cashflows received and the sources thereof for distributions, fees and expenses;

·

the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

·

the aggregate amount of the distribution allocable to each class of Securities;

·

the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of Securities;

·

the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of Securities,

·

the aggregate principal balance (or notional balance) of each class of Securities after giving effect to distributions on the related distribution date,

·

if applicable, the amount otherwise distributable to any class of Securities that was distributed to any other class of Securities,

·

if any class of Securities has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets,

·

if applicable, the level of LIBOR and the interest rates applicable to any LIBOR securities;

·

the amount, terms and general purpose of any monthly advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding monthly advances remaining after such distribution date;

·

the purchase price deposited into the collection account with respect to any mortgage asset;

·

the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

·

the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

·

with respect to any Subsequent Asset, if applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the pre-funding account;

·

the pool balance as of such distribution;

·

any applied loss amount for any class of securities;

·

the amount of any basis risk shortfall with respect to any class of securities;

·

the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

·

the overcollateralization amount for such distribution date;

·

the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

·

any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

·

delinquency and loss information for the distribution period with respect to the mortgage assets in the pool;

·

the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

·

the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

·

any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

·

information with respect to material breaches of pool asset representations or warranties or transaction covenants;

·

information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

·

information regarding any changes to the mortgage assets in the pool, including any additions or removals in connection with a pre-funding, repurchases or substitutions;

·

the amounts on deposit in any pre-funding account;

·

information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage assets acquired during a pre-funding or revolving period or in connection with a substitution; and

·

such other information as is required under the applicable agreement.

Customary information considered necessary for securityholders to prepare their tax returns will be furnished annually.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an Internet website, provided that access to such website is limited as provided in the pooling and servicing agreement. In the event that an Internet website is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature.  Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on any order of recording with a state or county office.  There are two parties to a mortgage: the borrower, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender.  The borrower delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the borrower; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Condominiums.  Particular mortgage loans may be loans secured by condominium units.  The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership.  Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units.  The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperative Loans.  Particular mortgage loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units.  In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit.  Foreclosure of a mortgage is generally accomplished by judicial action.  A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises.  In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust.  In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.  When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  In general, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law.  The purchaser’s title is, however, subject to all senior liens, encumbrances and mortgages.  Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims.  A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale.  Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale.  Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure.  Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises.  Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender’s investment therein.  Any loss may be reduced by the receipt of insurance proceeds.  Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.  Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner.  Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust.  The rights of the trustee, and therefore the securityholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust.  As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages.  In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens.  Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the borrower or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the borrower or trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale.  Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a nonjudicial power of sale.  In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation.  In some states, the right to redeem is a statutory right and in others it is a contractual right.  The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding.  The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.  The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale.  Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment.  For example, if a borrower is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of Securities and possible reductions in the aggregate amount of the payments.  Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans.  These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of mortgage loans.  In some instances, any violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

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are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

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may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the Securities of the series.  Unless otherwise specified in the prospectus supplement for a series of Certificates, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of Certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of Certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred.  In the case of a series of Notes, such shortfalls will not be allocated among the Notes of such services.

Environmental Considerations

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.  A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances.  Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure.  Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995).  These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation.  The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA.  However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property.  It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the securityholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred.  Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs.  Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction.  In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the related seller to the trustee or securityholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises.  In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the Securities.

Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances.  For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer’s managers directly responsible for servicing the related mortgage loan.  If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the Securities may be reduced.  A servicer will not be liable to the holders of the Securities if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected.  In addition, a servicer will not be liable to the holders of the Securities if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises.  The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

By virtue of the Garn-St Germain Depository Institutions Act, a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises.  With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

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the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

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a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

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a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

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the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

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a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

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other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.  The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises.  In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations.  Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction.  The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and countries.  The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.  Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability, loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

USE OF PROCEEDS

Substantially all the net proceeds from the sale of the Securities of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in a security;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following three types of securities:

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REMIC securities,

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust certificates issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “-Special Tax Attributes” and “-Backup Withholding” below address all types of securities.

REMIC Securities Generally.  With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally.  For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the deposit trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT“).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally.  With respect to each series of trust certificates for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID.  Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.  However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday that is treated as Qualified Stated Interest under the OID Regulations, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the Debt Security.

Variable Rate Securities.  Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium.  If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount.  If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium.  A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities.  A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID.  The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses.  Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition.  If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons.  Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “ – Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.  Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.  A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates – Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.  Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.  In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.  A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.  If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees.  The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations.  If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass-through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.  A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor:

·

the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

·

the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

·

the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

·

either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons.  Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “--Taxation of Securities Treated as Debt Instruments – Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “--Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.  The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.    Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “--Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rules.  Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates.  There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the related seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates.  Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “--Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments – Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments – Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates.  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates.  For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses.  Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over a threshold amount, adjusted annually for inflation, and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates.  If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments – Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains

Trust Reporting.  Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons.  The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments –Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  In the discussion that follows, the term “trust” refers to either a trust, or a portion thereof, as the context indicates.  Pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share.  The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates – Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions.  A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate.  If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations.  Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book-entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election.  If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons.  Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting.  Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters.  Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities.  REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities – REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities.  Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates.  Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates.  For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuing entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts.  Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in Securities may cause the assets included in a related trust to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined in the Plan Asset Regulations.  For this purpose, in general, equity participation by benefit plan investors will be “significant” if 25% or more of the value of any class in the entity is held by benefit plan investors, as calculated under such Regulations.  Securities which are treated as equity interests for purposes of the Plan Asset Regulations.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code with respect to the investing Plan.  In addition, if the assets included in a trust constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve prohibited transactions under Section 406 of ERISA and Section 4975 of the Code.

The Underwriter Exemptions

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (collectively, the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that either (1) represent either a beneficial ownership interest in the assets of an issuer and entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of the issuer or (2) are denominated as a debt instrument and are issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities, or (d) any entity with an Exemption which acts as a placement or selling agent with respect to the Securities.

Among the several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption are:

·

The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

·

Securities eligible for exemptive relief may only be subordinated to the rights and interests evidenced by the other Securities of the issuing entity if all the mortgage loans are fully-secured;

·

The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) (each, a “Rating Agency”);

·

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

·

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

·

The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

·

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan’s investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the related sponsor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

The rating of a Security may change.  If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it).  However, in such circumstances Certificate (but not Notes) may be eligible for purchase by a Plan investor which is an insurance company general account pursuant to Prohibited Transaction Class Exemption 95-60 Sections I and III.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust.  The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed Securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption.  Generally, obligations in an investment pool supporting payments to Securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust within pre-funding period (which must end no later than the later of three months or ninety days after the closing date) instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of Securities to be assets of a trust if certain conditions are satisfied.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under an agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan Securityholders must be notified in the immediately following periodic report which is provided to Securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Considerations Applicable to Notes

The underwriter, or any holder of Certificates or other equity interest, because of their activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to a Plan.  In the event that Plan purchases a Note issued by the trust in such circumstances, without regard to whether the Notes are considered an “equity interest” in, or debt issued by, the trust, the acquisition or holding of such Note by or on behalf of that Plan could be considered to give rise to a direct or an indirect prohibited transaction within the meaning of ERISA and the Code unless one or more statutory, regulatory or administrative exemptions are applicable.  These exemptions include the Exemption or Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee, or the underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code.  Accordingly, Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or the underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction  exemption is available to cover such purchase.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase Certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby (or with respect to Certificates only, PTCE 83-1).

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the Plan Asset Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT MATTERS

If so specified in the prospectus supplement for a series, the Securities of such series will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA.  Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Securities of a series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.  Federal credit unions should review National Credit Union Administration (the “NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of Securities, except under limited circumstances.  The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities and Derivative Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

If specified in the prospectus supplement for a series, one or more classes of Securities of the series will not constitute “mortgage related securities” for purposes of SMMEA.  In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Securities.

All depository institutions considering an investment in the Securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “Policy Statement”) of the Federal Financial Institution Examination Council.  The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes.  In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Securities.  Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities of a series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing Securities, since some Securities may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not “interest-bearing” or “income-paying,” and, with regard to any book-entry Securities, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

PLAN OF DISTRIBUTION

The depositor may sell the Securities offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates.  The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

The Securities of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the related prospectus supplement if any are purchased.  If Securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the Securities of the series.

The place and time of delivery for the Securities of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the related sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool information related to a trust will include information, to the extent material, relating to:

·

payment delinquencies of the mortgage loans;

·

cumulative losses with respect to the mortgage loans; and

·

prepayments of the mortgage loans;

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006  or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-131712). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. These documents include the following:

·

current reports on Form 8-K;

·

periodic distribution reports on Form 10-D;

·

annual reports on Form 10-K (including reports on assessment of compliance, attestation reports and statements of compliance as described under “Servicing of Mortgage Loans—Evidence as to Compliance”); and

·

amendments to any of the reports listed above.

The submission of the documents and reports identified above will be accomplished by the party specified in the applicable agreement, as described in the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, Saxon Asset Securities Company, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 ((804) 967-7400).

REPORTS TO SECURITYHOLDERS AND TO THE SEC

Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “The Agreements — Reports to Securityholders.”

Additionally, periodic and annual reports will be filed with the SEC as described above under “Incorporation of Certain Information by Reference” and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.”  In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading “Additional Information.”

$984,500,000 (Approximate)

Saxon Asset Securities Company,

as Depositor

Mortgage Loan Asset Backed Certificates

Series 2006-2

CREDIT SUISSE
BANC OF AMERICA SECURITIES LLC
JPMORGAN
MERRILL LYNCH & CO.
RBS GREENWICH CAPITAL

Prospectus Supplement

June 5, 2006